EXHIBIT 10.85



                                                                 EXECUTION COPY


                               $84,573,934.83


                              CREDIT AGREEMENT

                         Dated as of July 25, 2002

                                   Among

                          ICG COMMUNICATIONS, INC.


                                as Borrower

                                    and

                            THE INITIAL LENDERS

                             as Initial Lenders

                                    and

                            ROYAL BANK OF CANADA

                as Administrative Agent and Collateral Agent

                                    and

                    WACHOVIA BANK, NATIONAL ASSOCIATION


                           as Documentation Agent


                                  T A B L E   O F   C O N T E N T S
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   Section                                                                                        Page
                                 ARTICLE I

1.01.  Certain Defined Terms........................................................................2

         1.02.  Computation of Time Periods; Other Definitional Provisions.........................19

         1.03.  Accounting Terms...................................................................19

                                 ARTICLE II

         2.01.  The Term Advances..................................................................19

         2.02.  Repayment of Term Advances.........................................................19

         2.03.  Prepayments........................................................................19

         2.04.  Interest...........................................................................20

         2.05.  Fees...............................................................................21

         2.06.  Conversion of Term Advances........................................................21

         2.07.  Increased Costs, Etc...............................................................22

         2.08.  Payments and Computations..........................................................23

         2.09.  Taxes..............................................................................24

         2.10.  Sharing of Payments, Etc...........................................................26

         2.11.  Defaulting Lenders.................................................................27

                                ARTICLE III

         3.01.  Conditions Precedent to Effective Date.............................................28

         3.02.  Determinations Under Section 3.01..................................................31

         3.01.  Conditions Subsequent..............................................................31

                                 ARTICLE IV

         4.01.  Representations and Warranties of the Borrower.....................................33

                                 ARTICLE V

         5.01.  Affirmative Covenants..............................................................39

         5.02.  Negative Covenants.................................................................46

         5.03.  Reporting Requirements.............................................................52

         5.04.  Financial Covenants................................................................56

                                 ARTICLE VI

         6.01.  Events of Default..................................................................57

                                ARTICLE VII

         7.01.  Authorization and Action...........................................................60

         7.02.  Agents' Reliance, Etc..............................................................60

         7.03.  Agents and Affiliates..............................................................60

         7.04.  Lender Credit Decision.............................................................61

         7.05.  Indemnification....................................................................61

         7.06.  Successor Agents...................................................................61

                                ARTICLE VIII

         8.01.  Amendments, Etc....................................................................62

         8.02.  Notices, Etc.......................................................................62

         8.03.  No Waiver; Remedies................................................................63

         8.04.  Costs and Expenses.................................................................63

         8.05.  Right of Set-off...................................................................64

         8.06.  Binding Effect.....................................................................65

         8.07.  Assignments and Participations.....................................................65

         8.08.  Execution in Counterparts..........................................................67

         8.09.  Confidentiality....................................................................67

         8.10.  Release of Collateral..............................................................67

         8.11.  Jurisdiction, Etc..................................................................67

         8.12.  Governing Law......................................................................68

         8.13.  Waiver of Jury Trial...............................................................68

         8.14.  Non-U.S. Subsidiaries..............................................................68

         8.15.  Existing Credit Agreement..........................................................68


SCHEDULES

Schedule I          -    Term Advances and Applicable Lending Offices
Schedule II         -    Subsidiary Guarantors
Schedule 4.01(b)    -    Subsidiaries
Schedule 4.01(d)    -    Authorizations, Approvals, Actions, Notices and Filings
Schedule 4.01(p)    -    Environmental Matters
Schedule 4.01(q)    -    Tax Matters
Schedule 4.01(s)    -    Existing Debt
Schedule 4.01(t)    -    Liens
Schedule 4.01(u)    -    Owned and Leased Real Property to be Mortgaged
Schedule 4.01(v)    -    Leased Real Property (Lessee)
Schedule 4.01(w)    -    Investments
Schedule 4.01(x)    -    Intellectual Property
Schedule 4.01(y)    -    Material Contracts
Schedule 4.01(z)    -    Identified Assets
Schedule 5.01(e)    -    Preservation of Corporation Existence

EXHIBITS

Exhibit A      -     Form of Term Note
Exhibit B      -     Form of Assignment and Acceptance
Exhibit C      -     Form of Security Agreement
Exhibit D      -     Form of Subsidiary Guaranty
Exhibit E      -     Form of Escrow Agreement
Exhibit F-1    -     Form of Opinion of, Skadden, Arps, Slate, Meagher &
                     Flom LLP, Counsel to the Loan Parties
Exhibit F-2    -     Form of Opinion of Hogan & Hartson L.L.P, Colorado Counsel
                     to the Loan Parties
Exhibit G      -     Form of Opinion of Local Counsel
Exhibit H      -     Form of Subordination Agreement
Exhibit I      -     Form of Mortgage
Exhibit J      -     Form of Estoppel Certificate and Consent
Exhibit K      -     Form of Disclosure Statement
Exhibit L      -     Form of Confirmation Order
Exhibit M      -     Form of Plan Modification


            CREDIT AGREEMENT dated as of July 25, 2002 (as amended, restated, supplemented or otherwise modified from time to time, this "Agreement"), among ICG Communications, Inc., a Delaware corporation (the "Borrower") which is in the process of being reorganized under Chapter 11 of the United States Bankruptcy Code (11 U.S.C. ss. 101 et seq.; the "Bankruptcy Code"), the banks, financial institutions and other institutional lenders listed on the signature pages hereof as the Initial Lenders (the "Initial Lenders"), Royal Bank of Canada, as collateral agent (together with any successor collateral agent appointed pursuant to Article VII, the "Collateral Agent") and as administrative agent (together with any successor administrative agent appointed pursuant to Article VII, the "Administrative Agent") for the Lenders (as hereinafter defined)) and Wachovia Bank, National Association, as documentation agent (the "Documentation Agent" and, together with the Administrative Agent and the Collateral Agent, the "Agents").

PRELIMINARY STATEMENTS:

            (1) The Borrower is in the process of obtaining an order of the Bankruptcy Court (the "Confirmation Order") confirming an amended plan of reorganization (the "Plan Modification") under the Bankruptcy Code in the form attached hereto as Exhibit M which amends and restates the Second Amended Joint Plan of Reorganization filed by the Borrower with the Bankruptcy Court, dated as of April 3, 2002, and in connection therewith intends to substantially consummate the Plan of Reorganization (as defined herein) prior to the Deadline Date (as hereinafter defined).

            (2) Pursuant to the credit agreement dated as of August 12, 1999 among ICG Equipment, Inc. and ICG Netahead, Inc. as the borrowers thereunder, ICG Services, Inc. as the parent, Royal Bank of Canada, as administrative agent and the lenders and other parties party thereto (as amended, restated, supplemented or otherwise modified, the "Existing Credit Agreement"), there is an aggregate principal amount of term advances outstanding equal to $84,573,934.83 (the "Existing Advances").

            (3) The Borrower and the Lenders have agreed to enter into this Agreement pursuant to which the Existing Advances, less $25,000,000 paid as set forth herein on the Effective Date ($59,573,934.83 being the "Initial Principal Amount"), will become "Term Advances" for all purposes hereunder.

            (4) The Lenders are entering into the transactions contemplated hereby subject to, and in reliance upon, among other things, the funding into escrow of $25,000,000 (plus such fees and other amounts payable hereunder) for the account of the Agents and the Lenders as set forth herein, the entry of the Confirmation Order and substantial consummation of the Plan of Reorganization described above.

            (5) The Lenders have indicated their willingness to enter into this Agreement on the terms and conditions set forth herein.

            NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                 ARTICLE I

                      DEFINITIONS AND ACCOUNTING TERMS

            SECTION 1.01. CERTAIN DEFINED TERMS.

            As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

            "Administrative Agent" has the meaning specified in the recital of parties to this Agreement.

            "Administrative Agent's Account" means the account of the Administrative Agent as the Administrative Agent shall specify in writing to the Borrower and the Lenders.

            "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 10% or more of the Voting Interests of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Interests, by contract or otherwise.

            "Agents" has the meaning specified in the recital of parties to this Agreement.

            "Agreement Value" means, for each Hedge Agreement, on any date of determination, an amount determined by the Administrative Agent equal to: (a) in the case of a Hedge Agreement documented pursuant to the Master Agreement (Multicurrency-Cross Border) published by the International Swap and Derivatives Association, Inc. (the "Master Agreement"), the amount, if any, that would be payable by any Loan Party or any of its Subsidiaries to its counterparty to such Hedge Agreement, as if (i) such Hedge Agreement was being terminated early on such date of determination, (ii) such Loan Party or Subsidiary was the sole "Affected Party", and (iii) the Administrative Agent was the sole party determining such payment amount (with the Administrative Agent making such determination pursuant to the provisions of the form of Master Agreement); or (b) in the case of a Hedge Agreement traded on an exchange, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement to the Loan Party or Subsidiary of a Loan Party party to such Hedge Agreement determined by the Administrative Agent based on the settlement price of such Hedge Agreement on such date of determination, or (c) in all other cases, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement to the Loan Party or Subsidiary of a Loan Party party to such Hedge Agreement determined by the Administrative Agent as the amount, if any, by which (i) the present value of the future cash flows to be paid by such Loan Party or Subsidiary exceeds (ii) the present value of the future cash flows to be received by such Loan Party or Subsidiary pursuant to such Hedge Agreement; capitalized terms used and not otherwise defined in this definition shall have the respective meanings set forth in the above described Master Agreement.

            "Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance and such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

            "Applicable Margin" means, at any time, 6.00% per annum in the case of Eurodollar Rate Advances, and 4.75% per annum in the case of Base Rate Advances, subject to reduction as set forth in the grid below.

        ----------------------------------------------------------------------
       |                                  |         Applicable Margin         |
       |     Cumulative Prepayment of     |         -----------------         |
       |          Term Advances           |   Base+         Eurodollar Rate+  |
       | ---------------------------------|-----------------------------------|
       |            $0 - $  9,999,999     |   475 bps          600 bps        |
       |   $10,000,000 - $14,999,999      |   425 bps          550 bps        |
       |   $15,000,000 - $19,999,999      |   375 bps          500 bps        |
       |   $20,000,000 - $24,999,999      |   325 bps          450 bps        |
       |   $25,000,000 - $29,999,999      |   275 bps          400 bps        |
       |   $30,000,000                    |   225 bps          350 bps        |
        ----------------------------------------------------------------------

      As used in the above grid, the term "Cumulative Prepayment of Term Advances" means the aggregate of all payments in excess of scheduled amortization payments to the extent applied to prepay principal of Term Advances outstanding hereunder in inverse order of maturity (excluding for all purposes the $25,000,000 payment on the Effective
      Date).

            "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in accordance with Section 8.07 and in substantially the form of Exhibit B hereto.

            "Bankruptcy Code" has the meaning specified in the recital of parties to this Agreement.

            "Bankruptcy Court" means the United States Bankruptcy Court for the District of Delaware.

            "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of:

                     (a) the rate of interest announced publicly by Royal Bank
            of Canada in New York, New York, from time to time, as its base or prime rate; and

                     (b) 1/2 of 1% per annum above the Federal Funds Rate.

            "Base Rate Advance" means a Term Advance that bears interest as provided in Section 2.04(a)(i).

            "Borrower" has the meaning specified in the recital of parties to this Agreement.

            "Business Day" means a day of the year on which banks are not required or authorized by law to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

            "Capital Expenditures" means, for any Person for any period, the sum of, without duplication, (a) all cash expenditures made, directly or indirectly, by such Person or any of its Subsidiaries on a Consolidated basis during such period for equipment, fixed assets, real property, improvements or other assets, or for replacements or substitutions therefor or additions thereto and other tangible and intangible assets that may be capitalized under GAAP, that have been or should be, in accordance with GAAP, reflected as additions to property, plant or equipment on a Consolidated balance sheet of such Person or have a useful life of more than one year plus, without duplication, (b) the aggregate principal amount of all Debt (including Obligations under Capitalized Leases) assumed or incurred on a Consolidated basis in connection with any such expenditures. For purposes of this definition, the purchase price of equipment that is purchased with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount of such purchase price less the amount of such proceeds, as the case may be.

            "Capital Stock" of any Person means any and all shares, interests, partnership interests, participations, rights in or other equivalents (however designated) of such Person's equity (however designated).

            "Capitalized Leases" means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

            "Cases" shall mean the Chapter 11 cases of certain Loan Parties before the Bankruptcy Court.

            "Cash Equivalents" means any of the following, to the extent owned by the Borrower or any of its respective Subsidiaries free and clear of all Liens other than Liens created under the Collateral Documents and having a maturity of not greater than 365 days (except with respect to clause (d) below) from the date of the acquisition thereof: (a) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States, (b) insured certificates of deposit of or time deposits with any commercial bank that is a Lender or a member of the Federal Reserve System, issues (or the parent of which issues) commercial paper rated as described in clause (c) below, is organized under the laws of the United States or any State thereof and has combined capital and surplus of at least $1 billion,
      (c) commercial paper in an aggregate amount of no more than $25,000,000 per issuer outstanding at any time, issued by any corporation organized under the laws of any State of the United States and rated at least "Prime-1" (or the then equivalent grade) by Moody's Investors Service, Inc. or "A-1" (or the then equivalent grade) by Standard & Poor's, a division of The McGraw-Hill Companies, Inc., (d) commercial paper in an aggregate amount of no more than $25,000,000 per issuer outstanding at any time, issued by any corporation organized under the laws of any State of the United States and rated at least "Prime-2" (or the then equivalent grade) by Moody's Investors Service, Inc. or "A-2" (or the then equivalent grade) by Standard & Poor's, a division of The McGraw-Hill Companies, Inc., so long as the maturity date of such commercial paper is not greater than 180 days from the date of the acquisition thereof, (e) investments in repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause
      (a) above entered into with any office of a bank or trust company meeting the qualifications specified in clause (b) above, or (f) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses
      (a) through (e) above.

            "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time.

            "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

            "CFC" means any Person that is a "controlled foreign corporation" pursuant to Section 957 of the Internal Revenue Code.

            "Change of Control" means the occurrence of any of the following (other than as the result of consummation of the Plan of Reorganization): (a) any Person or two or more Persons acting in concert, other than any Permitted Holders, shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Voting Interests of the Borrower (or other securities convertible into such Voting Interests), other than Excluded Interests, representing the greater of (i) 35% or more of the combined voting power of all Voting Interests of the Borrower, or (ii) more than the aggregate Voting Interests of the Permitted Holders; or (b) (i) any Person or two or more Persons acting in concert, other than any Permitted Holders, shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Voting Interests of the Borrower (or other securities convertible into such Voting Interests), other than Excluded Interests, representing the greater of (A) 20% or more of the combined voting power of all Voting Interests of the Borrower, or (B) more than the aggregate Voting Interests of the Permitted Holders, and (ii) during any period of up to 24 consecutive months, commencing before or after the date of this Agreement, individuals who at the beginning of such 24-month period were members of the board of directors of the Borrower (together with any Continuing Directors) shall cease for any reason to constitute a majority of the board of directors of the Borrower then in office; provided that the acquisition of beneficial ownership by Morgan Stanley & Co., Incorporated and W.R. Huff Asset Management Co., L.L.C. and their respective affiliates in the aggregate of 20% or more of the combined voting power of all Voting Interests of the Borrower shall not constitute a Change of Control under the foregoing provision
      (b)(i)(A).

            "Closing Date" has the meaning set forth in Section 3.01.

            "Collateral" means all "Collateral" referred to in the Collateral Documents and all other property that is or is intended to be subject to any Lien in favor of the Collateral Agent for the benefit of the Secured Parties.

            "Collateral Agent" has the meaning specified in the recital of parties to this Agreement.

            "Collateral Account" has the meaning specified in the Security Agreement.

            "Collateral Documents" means Mortgages, the Security Agreement and any other agreement that creates or purports to create a Lien in favor of the Collateral Agent for the benefit of the Secured Parties.

            "Confidential Information" means information that any Loan Party furnishes to any Agent or any Lender on a confidential basis, but does not include any such information that is or becomes generally available to the public other than as a result of a breach by such Agent or any Lender of its obligations hereunder or that is or becomes available to such Agent or such Lender from a source other than the Loan Parties that is not, to the best of such Agent's or such Lender's knowledge, acting in violation of a confidentiality agreement directly or indirectly with a Loan Party.

            "Confirmation Order" has the meaning specified in the Preliminary Statements hereto.

            "Consolidated" refers to the consolidation of accounts in accordance with GAAP.

            "Contingent Obligation" means, with respect to any Person, any Obligation or arrangement of such Person to guarantee or intended to guarantee any Debt, Capitalized Leases, dividends or other payment Obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, (a) the direct or indirect guarantee, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the Obligation of a primary obligor, (b) the Obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement or (c) any Obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

            "Continuing Directors" means each member of the board of directors of the Borrower who (a) was or becomes a member of the board of directors of the Borrower on the Effective Date, or (b) is at any time nominated for election by the Borrower's stockholders or elected to fill a vacancy in the board of directors of the Borrower, in either case, with the approval of a majority of the other Continuing Directors who were members of the board of directors at the time of such nomination or election.

            "Conversion", "Convert" and "Converted" each refer to a conversion of Term Advances of one Type into Term Advances of the other Type pursuant to Section 2.06 or 2.07.

            "Deadline Date" has the meaning specified in Section 3.03.

            "Debt" of any Person at any date of determination means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all Obligations of such Person for the deferred and unpaid purchase price of property or services which is due more than 6 months after the date of placing such property in service or taking delivery of title thereto or the completion of such services (other than trade payables and accrued current liabilities incurred in the ordinary course of such Person's business), (c) all Obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all Obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Obligations of such Person as lessee under Capitalized Leases, (f) all Obligations of such Person under acceptance, letter of credit or similar facilities, (g) all Obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests in such Person or any other Person or any warrants, rights or options to acquire such capital stock (in each case, pursuant to the terms of such Equity Interests or capital stock) if the failure to pay such monetary obligations allows the holders of such Equity Interests or capital stock to exercise remedies or additional rights against such Person, valued, in the case of Redeemable Preferred Interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) all Obligations of such Person in respect of Hedge Agreements, valued at the Agreement Value thereof,
      (i) all Contingent Obligations of such Person and (j) all indebtedness and other payment Obligations referred to in clauses (a) through (i) above of another Person secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness or other payment Obligations.

            "Debt for Borrowed Money" of any Person means all items that, in accordance with GAAP, would be classified as indebtedness on a Consolidated balance sheet of such Person.

            "Default" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

            "Defaulted Amount" means, with respect to any Lender at any time, any amount required to be paid by such Lender to any Agent or any other Lender hereunder or under any other Loan Document at or prior to such time that has not been so paid as of such time, including, without limitation, any amount required to be paid by such Lender to (a) any other Lender pursuant to Section 2.10 to purchase any participation in Term Advances owing to such other Lender and (b) any Agent pursuant to Section 7.05 to reimburse such Agent for such Lender's ratable share of any amount required to be paid by the Lenders to such Agent as provided therein. In the event that a portion of a Defaulted Amount shall be deemed paid pursuant to
      Section 2.11(a), the remaining portion of such Defaulted Amount shall be considered a Defaulted Amount originally required to be paid hereunder or under any other Loan Document on the same date as the Defaulted Amount so deemed paid in part.

            "Defaulting Lender" means, at any time, any Lender that, at such time, (a) owes a Defaulted Amount or (b) shall take any action or be the subject of any action or proceeding of a type described in
      Section 6.01(f).

            "Disclosure Statement" means the disclosure statement with respect to the Plan Modification, which shall be substantially in the form attached hereto as Exhibit K, as modified solely to reflect the terms of this Agreement and the Related Documents.

            "Documentation Agent" has the meaning specified in the recital of parties to this Agreement.

            "Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender, as the case may be, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

            "EBITDA" means, with respect to any Person for any period, the sum of the following, determined on a Consolidated basis without duplication, in accordance with GAAP: (a) net income (or net loss) of such Person and its Subsidiaries for such period plus (b) the sum of the following (in each case, to the extent deducted in determining such net income) (i) income and franchise tax expenses of such Person and its Subsidiaries for such period, (ii) interest expense of such Person and its Subsidiaries for such period, (iii) amortization, depreciation and other non-cash charges for such period and (iv) any non-recurring extraordinary losses for such period, less (c) interest income of such Person and its Subsidiaries for such period and any non-recurring extraordinary gains for such period.

            "Effective Date" has the meaning set forth in Section 3.03.

            "Eligible Assignee" means any commercial bank or financial institution (including, without limitation, any fund that regularly invests in loans similar to the Term Advances) as approved by the Administrative Agent and (so long as no Event of Default has occurred and is continuing at the time of such assignment) by the Borrower (such approvals not to be unreasonably withheld); provided, however, that neither any Loan Party nor any Affiliate of a Loan Party nor any Shareholder of the Borrower nor any holder of the Subordinated Cerberus Notes unless any such holder is an assignee of the entire principal amount of Term Advances outstanding hereunder shall qualify as an Eligible Assignee under this definition.

            "Environmental Action" means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, any Environmental Permit or Hazardous Material or arising from alleged injury or threat to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

            "Environmental Law" means any Federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

            "Environmental Permit" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

            "Equity Interests" means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

            "ERISA Affiliate" means any Person that for purposes of Title IV of ERISA is a member of the controlled group of any Loan Party, or under common control with any Loan Party, within the meaning of
      Section 414 of the Internal Revenue Code.

            "ERISA Event" means (a)(i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC or (ii) the requirements of Section 4043(b) of ERISA apply with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of any Loan Party or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by any Loan Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan.

            "Escrow Agreement" means the escrow agreement among the Borrower, Madeleine L.L.C., a Delaware limited liability company, Morgan Stanley & Co., Incorporated, a Delaware corporation and JPMorgan Chase Bank, as escrow agent, dated as of July 25, 2002 in the form attached as Exhibit E hereto.

            "Escrowed Property" has the meaning set forth in the Escrow
      Agreement.

            "Eurocurrency Liabilities" has the meaning specified in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

            "Eurodollar Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

            "Eurodollar Rate" means, for any Interest Period for all Eurodollar Rate Advances, an interest rate per annum equal to the rate per annum obtained by dividing (a) the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in U.S. Dollars at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period for a period equal to such Interest Period (provided that, if for any reason such rate is not available, the term "Eurodollar Rate" shall mean, for any Interest Period for all Eurodollar Rate Advances, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in U.S. Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates) by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period.

            "Eurodollar Rate Advance" means a Term Advance that bears interest as provided in Section 2.04(a)(ii).

            "Eurodollar Rate Reserve Percentage" for any Interest Period for all Eurodollar Rate Advances means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances is determined) having a term equal to such Interest Period.

            "Events of Default" has the meaning specified in Section 6.01.

            "Exchangeable Capital Stock" means any Capital Stock which is exchangeable or convertible into another security.

            "Excluded Interests" means any Voting Interests of the Borrower (or other securities convertible into such Voting Interests) beneficially owned by any Person as the result of the effects of the anti dilution provisions of any of the Warrants issued in connection with the Subordinated Cerberus Notes.

            "Existing Advances" has the meaning specified in the Preliminary Statements.

            "Existing Credit Agreement" has the meaning specified in the Preliminary Statements.

            "Existing Debt" means Debt of each Loan Party and its Subsidiaries outstanding immediately after giving effect to the consummation of the Transaction and the Plan of Reorganization, other than Debt pursuant to the Loan Documents and the Subordinated Cerberus Notes.

            "Extraordinary Receipt" means any cash received by or paid to or for the account of any Person not in the ordinary course of business, including, without limitation, tax refunds (excluding amounts applied to pay taxes within 18 months of receipt thereof), pension plan reversions, proceeds of insurance (including, without limitation, any key man life insurance but excluding proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings), condemnation awards (and payments in lieu thereof), indemnity payments, any purchase price adjustment received in connection with any purchase agreement and any proceeds from the sale of receivables; provided, however, that an Extraordinary Receipt shall not include (i) non-ordinary course IRU's referred to in Section 2.03(b), (ii) payments made to a Loan Party by another Loan Party (it being understood that any cash received that otherwise falls within the definition of "Extraordinary Receipt" as defined herein shall not cease to be an Extraordinary Receipt because a subsequent payment is made with such cash to a Loan Party by another Loan Party) or (iii) cash receipts received from proceeds of insurance, condemnation awards (or payments in lieu thereof) or indemnity payments to the extent that such proceeds, awards or payments (A) are in respect of loss or damage to equipment, fixed assets or real property are applied (or in respect of which expenditures were previously incurred) to replace or repair the equipment, fixed assets or real property in respect of which such proceeds were received in accordance with the terms of the Loan Documents, so long as such application is made within six months after the occurrence of such damage or loss or (B) are received by any Person in respect of any third party claim against such Person and applied to pay (or to reimburse such Person for its prior payment of) such claim and the costs and expenses of such Person with respect thereto.

            "FCC" means the Federal Communications Commission or any successor commission or agency of the United States of America having jurisdiction over the Borrower or any System.

            "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

            "Fee Letters" means (i) the fee letter dated July 25, 2002 between the Borrower and the Administrative Agent, as amended and
      (ii) the fee letter dated July 25, 2002 between the Borrower and the Documentation Agent, as amended.

            "Fiscal Year" means a fiscal year of the Borrower and its Consolidated Subsidiaries ending on December 31 in any calendar year.

            "GAAP" has the meaning specified in Section 1.03.

            "Grantors" has the meaning specified in the Security Agreement. "Hazardous Materials" means (a) petroleum or petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

            "Hedge Agreements" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other hedging agreements.

            "Hedge Bank" means any Lender or an Affiliate of a Lender in its capacity as a party to a Secured Hedge Agreement, it being understood that upon the assignment by any Lender of all of its interests under this Agreement pursuant to Section 8.07, such Lender or any Affiliate of such Lender shall no longer be a "Hedge Bank" and any Hedge Agreement between such Lender or its Affiliate and the Borrower shall no longer be a "Secured Hedge Agreement".

            "Identified Assets" means the assets listed on Schedule 4.01(z) attached hereto.

            "Indemnified Party" has the meaning specified in Section 8.04(b).

            "Initial Lenders" has the meaning specified in the recital of parties to this Agreement.

            "Initial Principal Amount" has the meaning specified in the Preliminary Statements.

            "Insufficiency" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

            "Interest Period" means, for each Eurodollar Rate Advance, the period commencing on the Closing Date or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance, and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, as the Borrower may, upon notice received by the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

                  (a) the Borrower may not select any Interest Period with
            respect to any Eurodollar Rate Advance that ends after any principal repayment installment date unless, after giving effect to such selection, the aggregate principal amount of Base Rate Advances and of Eurodollar Rate Advances having Interest Periods that end on or prior to such principal repayment installment date shall be at least equal to the aggregate amount of principal repayment installments due and payable hereunder on or prior to such date;

                  (b) whenever the last day of any Interest Period would
            otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day;

                  (c) whenever the first day of any Interest Period occurs
            on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month; and

                  (d) subject to clause (a) above, if the Borrower has
            failed to notify the Administrative Agent with respect to the duration of any Interest Period, the duration of such Interest Period shall be one month.

            "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

            "Inventory" means all Inventory referred to in Section 1(b) of the Security Agreement.

            "Investment" in any Person means any loan or advance to such Person, any purchase or other acquisition of any Equity Interests or Debt or the assets comprising a division or business unit or a substantial part or all of the business of such Person, any capital contribution to such Person or any other direct or indirect investment in such Person, including, without limitation, any acquisition by way of a merger or consolidation and any arrangement pursuant to which the investor incurs Debt of the types referred to in clause (i) or (j) of the definition of "Debt" in respect of such Person.

            "IRU" means an indefeasible right of use of an identified portion of one or more of the Loan Parties' telecommunication equipment and/or network.

            "Lenders" means the Initial Lenders and each Person that shall become a Lender hereunder pursuant to Section 8.07 for so long as such Initial Lender or Person, as the case may be, shall be a party to this Agreement.

            "Lien" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

            "Loan Documents" means (a) for purposes of this Agreement and the Term Notes and any amendment, supplement or modification hereof or thereof, (i) this Agreement, (ii) the Term Notes, (iii) the Subsidiary Guaranties, (iv) the Collateral Documents, (v) the Fee Letters, and (vi) the Subordination Agreement, and (b) for purposes of the Subsidiary Guaranties and the Collateral Documents and for all other purposes other than for purposes of this Agreement and the Term Notes, (i) this Agreement, (ii) the Term Notes, (iii) the Subsidiary Guaranties, (iv) the Collateral Documents, (v) the Fee Letters, (vi) each Secured Hedge Agreement, and (vii) the Subordination Agreement.

            "Loan Parties" means the Borrower and the Subsidiary Guarantors.

            "Margin Stock" has the meaning specified in Regulation U.

            "Material Adverse Change" means any material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower and its Subsidiaries taken as a whole.

            "Material Adverse Effect" means a material adverse effect on
      (a) the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower and its Subsidiaries taken as a whole, (b) the rights and remedies of any Agent or any Lender under any Transaction Document or (c) the ability of any Loan Party to perform its Obligations under any Transaction Document to which it is or is to be a party.

            "Material Contract" means (i) any material lease agreement to which the Borrower or any of its Subsidiaries is a party as lessor (and the lessee is not a Loan Party) and (ii) each other contract to which either the Borrower or any of its Subsidiaries is a party involving aggregate consideration payable to or by such Person of $2,000,000 or more in any year or otherwise material to the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower and its Subsidiaries (taken as a whole); provided that no contract rejected or to be rejected in the Cases shall be a Material Contract.

            "Mortgages" has the meaning specified in Section 5.01(u).

            "Mortgage Policies" has the meaning specified in Section 5.01(u)(B).

            "Multiemployer Plan" means a multiemployer plan, as defined in
      Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

            "Multiple Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and at least one Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

            "Net Cash Proceeds" means, with respect to any sale, lease, transfer or other disposition of any asset other than in the ordinary course of business, or any Extraordinary Receipt received by or paid to or for the account of any Person or the incurrence or issuance of any Debt or the sale or issuance of any Equity Interests (including, without limitation, any capital contribution by any Person) (except in each case for transactions solely between Loan Parties), the aggregate amount of cash received from time to time (whether as initial consideration or through payment or disposition of deferred consideration) by or on behalf of such Person in connection with such transaction after deducting therefrom only (without duplication) (a) brokerage commissions, underwriting or placement agent fees and discounts, legal fees, accountant's and consultant's fees, finder's fees and other similar fees and commissions, (b) provision for the amount of taxes payable within one year in connection with or as a result of such transaction, (c) the amount of any Debt secured by a Lien on such asset that, by the terms of the agreement or instrument governing such Debt, is required to be repaid upon such disposition, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid to a Person that is not an Affiliate of such Person or any Loan Party or any Affiliate of any Loan Party and are properly attributable to such transaction or to the asset that is the subject thereof and (d) such other reserves as are required by GAAP; provided, however, that in the case of taxes that are deductible under clause (b) above but for the fact that, at the time of receipt of such cash, such taxes have not been actually paid or are not then payable, such Loan Party or such Subsidiary may deduct an amount (the "Reserved Amount") equal to the amount reserved in accordance with GAAP for such Loan Party's or such Subsidiary's reasonable estimate of such taxes, other than taxes for which such Loan Party or such Subsidiary is indemnified, provided further, however, that, at the time such taxes are paid, an amount equal to the amount, if any, by which the Reserved Amount for such taxes exceeds the amount of such taxes actually paid shall constitute "Net Cash Proceeds" of the type for which such taxes were reserved for all purposes hereunder. For purposes of this definition, proceeds of ordinary course sales of equipment in an amount not to exceed $250,000 in the aggregate in any Fiscal Year shall not be Net Cash Proceeds to the extent that such proceeds are invested in replacement equipment within 90 days.

            "NPL" means the National Priorities List under CERCLA.

            "Obligation" means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 6.01(f). Without limiting the generality of the foregoing, the Obligations of any Loan Party under the Loan Documents include (a) the obligation to pay principal, interest, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by such Loan Party under any Loan Document and (b) the obligation of such Loan Party to reimburse any amount in respect of any of the foregoing that any Lender, in its reasonable discretion, may elect to pay or advance on behalf of such Loan Party.

            "Open Year" has the meaning specified in Section 4.01(q)(iii).

            "Other Taxes" has the meaning specified in Section 2.09(b).

            "PBGC" means the Pension Benefit Guaranty Corporation (or any successor).

            "Permitted Holders" means Cerberus Capital Management, L.P. and any of its Affiliates, any investment fund or account managed by Cerberus Capital Management L.P. or any Affiliate thereof and Morgan Stanley & Co., Incorporated, jointly and severally.

            "Permitted Liens" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (i) Liens for taxes, assessments, governmental charges or claims that are not yet due and payable or are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and in each case, for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; (ii) statutory and common law Liens of landlords and carriers, warehousemen, mechanics, attorneys, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business, unexercised rights of set off, in each case with respect to amounts not yet delinquent or that are bonded or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (iv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, licenses, statutory or regulatory obligations, bankers' acceptances, surety, indemnity, performance and appeal bonds, trade or government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money); (v) easements (including reciprocal easement agreements), rights-of-way, municipal, building and zoning ordinances and similar charges, utility agreements, covenants, reservations, restrictions, encroachments, charges, encumbrances, title defects or other irregularities that were not incurred in connection with and do not secure Debt and do not materially interfere with the ordinary course of business of any Loan Party or any of its Subsidiaries; (vi) leases, subleases, licenses and rights-of-use granted to others;
      (vii) any interest or title of a lessor in property subject to any Capitalized Lease or operating lease; (viii) Liens arising from filing Uniform Commercial Code financing statements regarding leases or installment sales; (ix) Liens on property of, or on shares of capital stock or Debt, any Person existing at the time such Person becomes, or becomes a part of, any Subsidiary of any Loan Party; provided that such Liens do not extend to or cover any property or assets of any Loan Party or any Subsidiary of any Loan Party of other than the property or assets acquired; (x) Liens in favor of any Loan Party or any Subsidiary of any Loan Party; (xi) Liens arising from the rendering of a final judgment or order against any Loan Party or any Subsidiary of any Loan Party that does not give rise to an Event of Default; (xii) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof; (xiii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (xiv) Liens arising out of conditional sale, installment sales, title retention, consignment or similar arrangements for the sale of goods entered into by any Loan Party or any of its Subsidiaries in the ordinary course of business; (xv) Liens securing the Subordinated Cerberus Notes; (xvi) Liens specified as in existence on the effective date of the Plan of Reorganization as set forth on Schedule 4.01(t) hereto; and (xvii) any escrow, holdback, earn-out or similar arrangement not otherwise prohibited under this Agreement in connection with any sale, lease, transfer or other disposition of any asset not otherwise prohibited hereunder.

            "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

            "Plan" means a Single Employer Plan or a Multiple Employer Plan.

            "Plan Modification" has the meaning specified in the Preliminary Statements hereto.

            "Plan of Reorganization" means the Second Amended Joint Plan of Reorganization filed by the Borrower with the Bankruptcy Court, dated April 3, 2002, and as modified by the Plan Modification.

            "Pledged Debt" has the meaning specified in the Security
      Agreement.

            "Pledged Equity" has the meaning specified in the Security
      Agreement.

            "Preferred Interests" means, with respect to any Person, Equity Interests issued by such Person that are entitled to a preference or priority over any other Equity Interests issued by such Person upon any distribution of such Person's property and assets, whether by dividend or upon liquidation.

            "Prepayment Amount" has the meaning specified in Section 5.03(a).

            "Prepayment Date" has the meaning specified in Section 5.03(a).

            "Prepayment Notice" has the meaning specified in Section 5.03(a).

            "Properties" shall mean those properties listed on Schedule 4.01(u) hereto.

            "PUC" means any state governmental authority having utility or telecommunications authority over any Borrower or any System.

            "Redeemable" means, with respect to any Equity Interest, any Debt or any other right or Obligation, any such Equity Interest, Debt, right or Obligation that (a) the issuer has undertaken to redeem at a fixed or determinable date or dates, whether by operation of a sinking fund or otherwise, or upon the occurrence of a condition not solely within the control of the issuer or (b) is redeemable at the option of the holder.

            "Register" has the meaning specified in Section 8.07(d).

            "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

            "Related Documents" means the Subordinated Cerberus Notes.

            "Required Lenders" means, at any time, Lenders owed or holding at least a majority in interest of the aggregate principal amount of the Term Advances outstanding at such time; provided, however, that if any Lender shall be a Defaulting Lender at such time, there shall be excluded from the determination of Required Lenders at such time the aggregate principal amount of the Term Advances owing to such Lender (in its capacity as a Lender) and outstanding at such time.

            "Responsible Officer" means any officer of any Loan Party or any of its Subsidiaries.

            "Restructuring Transactions" has the meaning specified in the Plan Modification.

            "Revenue" means, for any period, Consolidated revenues of the Borrower and its Subsidiaries for such period.

            "Secured Hedge Agreement " means any Hedge Agreement required or permitted under Article V that is entered into between the Borrower and any Hedge Bank.

            "Secured Obligations" has the meaning specified in Section 2 of the Security Agreement.

            "Secured Parties" means the Agents, the Lenders and the Hedge
      Banks.

            "Security Agreement" has the meaning specified in Section
      3.01(a)(ii).

            "Single Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and no Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

            "Solvent" and "Solvency" mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature (assuming and believing that such Person is able to refinance its long term indebtedness on acceptable terms as such indebtedness matures) and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances known to such Person at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

            "Subordinated Cerberus Notes" means the $25 million secured subordinated notes and other securities issued pursuant to the terms thereof (including any guarantees of each thereof) issued by the Borrower to Madeleine L.L.C. and Morgan Stanley & Co., Incorporated evidenced by documentation in form and substance satisfactory to the Administrative Agent.

            "Subordinated Debt" means any Debt of any Loan Party that (i) is unsecured, (ii) subordinated in all respects to the Obligations of such Loan Party under the Loan Documents on, and that otherwise contains, terms and conditions satisfactory to the Required Lenders,
      (iii) has no principal payments scheduled or otherwise payable prior to the final maturity of the Term Advances and (iv) requires the consent of the Required Lenders for any cash payments of interest.

            "Subordination Agreement" has the meaning specified in Section 3.01(l).

            "Subsidiary" of any Person means any corporation, partnership, joint venture, limited liability company trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency),
      (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

            "Subsidiary Guarantors" means the Subsidiaries of the Borrower listed on Schedule II hereto and each other Subsidiary of the Borrower that shall be required to execute and deliver a guaranty pursuant to Section 5.01(j).

            "Subsidiary Guaranty" has the meaning specified in Section 3.01(a)(iii).

            "System" means each data communications, telecommunications or information system (including, without limitation, any voice, video transmission, data or Internet services), and any related, ancillary or complementary services, owned by the Borrower or its Subsidiaries and all replacements, enhancements or additions thereto.

            "Tax Sharing Agreement" means the Tax Sharing Agreement between the Borrower, ICG Services, Inc., ICG NetAhead, Inc. and ICG Equipment, Inc. dated as of August 9, 1999.

            "Taxes" has the meaning specified in Section 2.09(a).

            "Term Advance" has the meaning specified in Section 2.01.

            "Term Note" means a promissory note of the Borrower payable to the order of any Lender in substantially the form of Exhibit A hereto, evidencing the indebtedness of the Borrower to such Lender resulting from the Term Advance owing to such Lender, as amended.

            "Transaction" means the substantial consummation of the Plan of Reorganization.

            "Transaction Documents" means, collectively, the Loan Documents and the Related Documents.

            "Type" refers to the distinction between Term Advances bearing interest at the Base Rate and Term Advances bearing interest at the Eurodollar Rate.

            "Voting Interests" means shares of capital stock issued by a corporation, or equivalent Equity Interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

            "Welfare Plan" means a welfare plan, as defined in Section 3(1) of ERISA, that is maintained for employees of any Loan Party or in respect of which any Loan Party could have liability.

            "Withdrawal Liability" has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

            SECTION 1.02. COMPUTATION OF TIME PERIODS; OTHER DEFINITIONAL PROVISIONS. In this Agreement and the other Loan Documents in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding". References in the Loan Documents to any agreement or contract "as amended" shall mean and be a reference to such agreement or contract as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms.

            SECTION 1.03. ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(g)("GAAP").

                                 ARTICLE II

                   AMOUNTS AND TERMS OF THE TERM ADVANCES

            SECTION 2.01. THE TERM ADVANCES. Upon the Closing Date and subject to the satisfaction of the conditions set forth in Section 3.03, each Existing Advance owing to a Lender shall become a "Term Advance" for all purposes hereunder and under the other Loan Documents. The Term Advance owing to each Initial Lender shall be in a principal amount equal to the dollar amount set forth opposite such Initial Lender's name on Schedule I hereto.

            SECTION 2.02. REPAYMENT OF TERM ADVANCES. On each payment date specified below, the Borrower shall repay to the Administrative Agent for the ratable account of the Lenders an aggregate outstanding principal amount of the Term Advances (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.03), equal to the amount set forth below for such payment date:

              Payment Date                   Principal Payment
              ------------                   -----------------
              Effective Date                      $25,000,000
              8/31/02                                      $0
              11/30/02                                     $0
              2/28/03                                      $0
              5/31/03                                      $0
              8/31/03                              $1,489,000
              11/30/03                             $1,489,000
              2/28/04                              $1,489,000
              5/31/04                              $1,489,000
              8/31/04                              $2,234,000
              11/30/04                             $2,234,000
              2/28/05                              $2,234,000
              5/31/05                              $2,234,000
              5/31/05                          $44,681,934.83

provided, however, that in the event the Borrower does not prepay $7.2 million of the Term Advances from the sale of Identified Assets by the first anniversary of the Effective Date, the Borrower shall pre-pay the principal amount of the Term Advances by an additional $375,000 on each of 8/31/03, 11/30/03, 2/28/04 and 5/31/04.

            SECTION 2.03. PREPAYMENTS. (a) Optional. The Borrower may, upon at least three Business Days' notice to the Administrative Agent as set forth in Section 5.03(a)(ii) stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding aggregate principal amount of the Term Advances in whole or ratably in part, together with accrued interest to the date of such prepayment on the aggregate principal amount prepaid; provided, however, that (x) each partial prepayment shall be in an aggregate principal amount of $500,000 or an integral multiple of $500,000 in excess thereof; and (y) if any prepayment of a Eurodollar Rate Advance is made on a date other than the last day of an Interest Period for such Term Advance, the Borrower shall also pay any amounts owing pursuant to
Section 8.04(c).

            (b) Mandatory. (i) The Borrower shall, within three Business Days of the date of receipt of Net Cash Proceeds by the Borrower or any of its Subsidiaries, prepay an aggregate principal amount of the Term Advances in the percentage of the amount of such Net Cash Proceeds as hereinafter set forth: (A) 100% of the Net Cash Proceeds from the sale of the Identified Assets up to a maximum amount of $7.2 million, (B) 100% of the Net Cash Proceeds from the sale of other assets of the Borrower and its Subsidiaries (excluding sales of Inventory or services in the ordinary course of business but including any non-ordinary course IRUs), (C) 100% of the Net Cash Proceeds from Extraordinary Receipts, (D) 100% of the Net Cash Proceeds from the issuance of additional Debt (other than Subordinated
Debt) permitted under the Loan Documents (other than Debt pursuant to
Section 5.02(b)), (E) 50% of the Net Cash Proceeds from the issuance of Subordinated Debt in excess of $25,000,000 (other than the Subordinated Cerberus Notes), and (F) 50% of the Net Cash Proceeds from the issuance of equity. Any such prepayment (other than one-half of the Net Cash Proceeds described in clause (B) above) shall be applied to prepay the Term Advances in inverse order of maturity and any prepayments made with the remaining one-half of the Net Cash Proceeds described in clause (B) above shall be applied to ratably prepay the remaining scheduled amortization payments for the Term Advances. For purposes hereof, non-ordinary course IRUs shall include IRUs for a term in excess of 10 years for which 75% or more of the aggregate dollar amount of lease payments are to be paid within the first 35% of such lease term.

            (ii) All prepayments under this subsection (b) shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid. If any payment of Eurodollar Rate Advances otherwise required to be made under this Section 2.03(b) would be made on a day other than the last day of the applicable Interest Period therefor, the Borrower may direct the Administrative Agent to (and if so directed, the Administrative Agent shall) deposit such payment in the Collateral Account until the last day of the applicable Interest Period at which time the Administrative Agent shall apply the amount of such payment to the prepayment of such Term Advances; provided, however, that such Term Advances shall continue to bear interest as set forth in Section 2.04 until the last day of the applicable Interest Period therefor. Notwithstanding the foregoing, to the extent any such prepayments are required to be made prior to the Effective Date, such prepayments shall be made on the Effective Date, together with interest, as more fully set forth in the Plan of Reorganization.

            SECTION 2.04. INTEREST. (a) Scheduled Interest. The Borrower shall pay interest on the unpaid principal amount of each Term Advance owing to each Lender from the date of such Term Advance until such principal amount shall be paid in full, at the following rates per annum:

                  (i) Base Rate Advances. During such periods as such Term Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (A) the Base Rate in effect from time to time plus (B) the Applicable Margin in effect from time to time, payable in arrears quarterly on the last day of each quarter during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

                  (ii) Eurodollar Rate Advances. During such periods as such Term Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Term Advance to the sum of (A) the Eurodollar Rate for such Interest Period for such Term Advance plus (B) the Applicable Margin in effect from time to time, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full.

            (b) Default Interest. Upon the occurrence and during the continuance of a payment or bankruptcy Default or any Event of Default, the Borrower shall pay interest on (i) the unpaid principal amount of each Term Advance owing to each Lender, payable in arrears monthly on the last day of each month and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Term Advance pursuant to clause (a)(i) or (a)(ii) above and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable under the Loan Documents that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid, in the case of interest, on the Type of Term Advance on which such interest has accrued pursuant to clause (a)(i) or (a)(ii) above and, in all other cases, on Base Rate Advances pursuant to clause
(a)(i) above.

            (c) Notice of Interest Period and Interest Rate. Promptly after receipt of a notice of Conversion pursuant to Section 2.06 or a notice of selection of an Interest Period pursuant to the terms of the definition of "Interest Period", the Administrative Agent shall give notice to the Borrower and each Lender of the applicable Interest Period and the applicable interest rate determined by the Administrative Agent for purposes of clause (a)(i) or (a)(ii) above.

            (d) Interest Prior to Effective Date. Interest accruing hereunder during the period commencing on the Closing Date until the Effective Date shall be payable net of interest payable under the Existing Credit Agreement and shall be paid by the Borrower to the Administrative Agent on the Effective Date as more fully set forth in the Plan of Reorganization.

            SECTION 2.05. FEES (a) Facility Fee. The Borrower shall pay on the Effective Date to the Administrative Agent for the account of the Lenders a facility fee equal to 2.5% of the Initial Principal Amount.

            (b) Agents' Fees. The Borrower shall pay to each Agent for its own account such fees as may from time to time be agreed between the Borrower and such Agent in the Fee Letters.

            (c) Payment of Fees on the Effective Date. Fees due and payable under this Section 2.05 shall be paid by the Borrower on the Effective Date, but shall accrue interest as if payable on the Closing Date, as more fully set forth in the Plan of Reorganization.

            SECTION 2.06. CONVERSION OF TERM ADVANCES. (a) Optional. The Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Section 2.04 and Section 2.07, Convert all or any portion of the Term Advances of one Type into Term Advances of the other Type; provided, however, that any Conversion of Eurodollar Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances, and each Conversion of Term Advances shall be made ratably among the Lenders in accordance with their pro rata share of the Term Advances. Each such notice of Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion,
(ii) the Term Advances to be Converted and (iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for such Term Advances. Each notice of Conversion shall be irrevocable and binding on the Borrower.

                  (b) Mandatory. (i) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances with respect to any Interest Period shall be reduced, by payment or prepayment or otherwise, to less than $1,000,000, such Term Advances shall automatically Convert into Base Rate Advances.

                  (ii) If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Administrative Agent will forthwith so notify the Borrower and the Lenders, whereupon each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a one month Eurodollar Rate Advance.

                  (iii) Upon the occurrence and during the continuance of any Default, (x) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (y) the obligation of the Lenders to make, or to Convert Term Advances into, Eurodollar Rate Advances shall be suspended.

            SECTION 2.07. INCREASED COSTS, ETC. (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or of making, funding or maintaining Eurodollar Rate Advances (excluding, for purposes of this Section 2.07, any such increased costs resulting from (x) Taxes or Other Taxes (as to which Section 2.09 shall govern) and (y) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Lender is organized or has its Applicable Lending Office or is otherwise doing business (or any political subdivision thereof)), then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost; provided, however, that a Lender claiming additional amounts under this Section 2.07(a) agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost that may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender. A certificate as to the amount of such increased cost, and the details of the computation thereof, submitted to the Borrower by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

            (b) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the amount of capital required or expected to be maintained by any Lender or any corporation controlling such Lender as a result of or based upon the existence of such Lender's pro rata share of the Term Advances, then, upon demand by such Lender or such corporation (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's pro rata share of the Term Advances hereunder. A certificate as to such amounts, and the details of the computation thereof, submitted to the Borrower by such Lender shall be conclusive and binding for all purposes, absent manifest error.

            (c) If, with respect to any Eurodollar Rate Advances, Lenders owed at least 50% of the then aggregate unpaid principal amount thereof notify the Administrative Agent that the Eurodollar Rate for any Interest Period for such Term Advances will not adequately reflect the cost to such Lenders of making, funding or maintaining their Eurodollar Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Lenders, whereupon (i) each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (ii) the obligation of the Lenders to make, or to Convert Term Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lenders have determined that the circumstances causing such suspension no longer exist.

            (d) Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances hereunder, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent, (i) each Eurodollar Rate Advance of such Lender will automatically, upon such demand, Convert into a Base Rate Advance and (ii) the obligation of the Lenders to make, or to Convert Term Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lender has determined that the circumstances causing such suspension no longer exist; provided, however, that, before making any such demand, such Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Eurodollar Lending Office if the making of such a designation would allow such Lender or its Eurodollar Lending Office to continue to perform its obligations to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances and would not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

            SECTION 2.08. PAYMENTS AND COMPUTATIONS. (a) The Borrower shall make each payment hereunder and under the Term Notes, irrespective of any right of counterclaim or set-off (except as otherwise provided in Section 2.11), not later than 11:00 A.M. (New York City time) on the day when due in U.S. dollars to the Administrative Agent at the Administrative Agent's Account in same day funds, with payments being received by the Administrative Agent after such time being deemed to have been received on the next succeeding Business Day. The Administrative Agent will promptly thereafter cause like funds to be distributed (i) if such payment by the Borrower is in respect of principal, interest, fees or any other Obligation then payable hereunder and under the Term Notes to more than one Lender, to such Lenders for the account of their respective Applicable Lending Offices ratably in accordance with the amounts of such respective Obligations then payable to such Lenders and (ii) if such payment by the Borrower is in respect of any Obligation then payable hereunder to one Lender, to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 8.07(d), from and after the effective date of such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Term Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

            (b) The Borrower hereby authorizes each Lender and each of its Affiliates, if and to the extent payment owed to such Lender is not made when due hereunder or, in the case of a Lender, under the Term Note held by such Lender, to charge from time to time, to the fullest extent permitted by law, against any or all of the Borrower's accounts with such Lender or such Affiliate any amount so due.

            (c) All computations of interest and of fees shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable. Each determination by the Administrative Agent of an interest rate, fee or commission hereunder shall be conclusive and binding for all purposes, absent manifest error.

            (d) Whenever any payment hereunder or under the Term Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

            (e) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to any Lender hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each such Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each such Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

            (f) If the Administrative Agent receives funds for application to the Obligations under the Loan Documents under circumstances for which the Loan Documents do not specify the Term Advances to which, or the manner in which, such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each Lender ratably in accordance with such Lender's proportionate share of the principal amount of all outstanding Term Advances, in repayment or prepayment of such of the outstanding Term Advances or other Obligations owed to such Lender, and for application to such principal installments, as the Administrative Agent shall direct.

            (g) Notwithstanding anything contained herein to the contrary, to the extent any payment would otherwise be required to be made under this Agreement (including, without limitation, this Section 2.08, Section 2.07 or Section 2.09) prior to the Effective Date, any such payment shall be made on the Effective Date, with interest, as more fully set forth in the Plan of Reorganization.

            SECTION 2.09. TAXES. (a) Except as otherwise provided in this
Section 2.09, any and all payments by the Borrower hereunder or under the Term Notes shall be made, in accordance with Section 2.08, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, (i) in the case of each Lender and each Agent, taxes that are imposed on its overall net income by the United States and taxes that are imposed on its overall net income (and any franchise taxes) by the state or foreign jurisdiction under the laws of which such Lender or such Agent, as the case may be, is organized or is otherwise doing business or any political subdivision thereof and, (ii) in the case of each Lender, taxes that are imposed on its overall net income (and any franchise taxes) by the state or foreign jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Term Notes being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Term Note to any Lender or any Agent, (i) the sum payable by the Borrower shall, except as otherwise provided in this Section 2.09, be increased as may be necessary so that after the Borrower and the Administrative Agent have made all required deductions (including deductions applicable to additional sums payable under this Section 2.09) such Lender or such Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make all such deductions and
(iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

            (b) In addition, the Borrower shall pay any present or future stamp, documentary, excise, property, intangible, mortgage recording or similar taxes, charges or levies that arise from any payment made hereunder or under the Term Notes or from the execution, delivery or registration of, performance under, or otherwise with respect to, this Agreement, or the Term Notes or the Mortgages (hereinafter referred to as "Other Taxes").

            (c) The Borrower shall indemnify each Lender and each Agent for and hold them harmless against the full amount of Taxes and Other Taxes, and for the full amount of taxes of any kind imposed by any jurisdiction on amounts payable under this Section 2.09, imposed on or paid by such Lender or such Agent (as the case may be) and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender or such Agent (as the case may be) makes written demand therefor. Any such demand shall show in reasonable detail the amount payable and the calculations used to determine such amount.

            (d) Within 30 days after the date of any payment of Taxes, the Borrower shall use its best efforts to furnish to the Administrative Agent, at its address referred to in Section 8.02, the original or a certified copy of a receipt evidencing such payment or other evidence of payment reasonably satisfactory to the Administrative Agent. In the case of any payment hereunder or under the Term Notes by or on behalf of the Borrower through an account or branch outside the United States or by or on behalf of the Borrower by a payor that is not a United States person, if the Borrower determines that no Taxes are payable in respect thereof, the Borrower shall furnish, or shall cause such payor to furnish, to the Administrative Agent, at such address, an opinion of counsel acceptable to the Administrative Agent stating that such payment is exempt from Taxes. For purposes of subsections (d) and (e) of this Section 2.09, the terms "United States" and "United States person" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

            (e) Each Lender and Agent organized under the laws of a jurisdiction outside the United States shall, on or prior to the date on which it becomes a Lender or Agent and from time to time thereafter as requested in writing by the Borrower (but only so long thereafter as such Lender or Agent remains lawfully able to do so), provide each of the Administrative Agent and the Borrower with two original Internal Revenue Service forms W-8ECI, W-8IMY (together with a withholding statement satisfying the requirements of Treasury Regulation ss. 1.1441-1(e) (3)(iv)(C)) or W-8BEN (and, if eligible to do so, a certificate representing that such Lender is not a "bank" for purposes of Section 881(c) of the Internal
Revenue Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Internal Revenue Code)), as appropriate, or any successor or other form prescribed by the Internal
Revenue Service, certifying that such Lender or Agent is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or the Term Notes. If the forms provided by a Lender or Agent at the time such Lender or Agent first becomes a party to this Agreement indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender or Agent provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes; provided, however, that if a change in applicable law increases such rate, the increase only shall not be excluded from Taxes; and provided further, however that if, at the effective date of the Assignment and Acceptance pursuant to which a Lender becomes a party to this Agreement, the Lender assignor was entitled to payments under subsection (a) of this Section 2.09 in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender assignee on such date. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form W-8ECI, W-8IMY or W-8BEN (or the related certificate described above) or W-9, that the applicable Lender or Agent reasonably considers to be confidential, such Person shall give notice thereof to the Borrower and shall not be obligated to include in such form or document such confidential information. Solely for purposes of complying with information reporting and backup withholding requirements under the Internal Revenue
Code, each Lender and Agent that is a "United States person" as defined under the Internal Revenue Code, other than a corporation, shall provide each of the Administrative Agent and the Borrower with two original
Internal Revenue Service forms W-9 at the times and in the manner described above with respect to the other Internal Revenue Service forms.

            (f) For any period with respect to which a Lender or Agent has failed to provide the Borrower with the appropriate form described in subsection (e) above (other than if such failure is due to a change in law occurring after the date on which a form originally was required to be provided or if such form otherwise is not required under subsection (e) above), such Lender or Agent shall not be entitled to increased payment or indemnification under subsection (a) or (c) of this Section 2.09 with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Lender or Agent become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

            (g) Any Lender claiming any additional amounts payable pursuant to this Section 2.09 agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Eurodollar Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender, be disadvantageous to such Lender.

            SECTION 2.10. SHARING OF PAYMENTS, ETC. If any Lender shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise, other than as a result of an assignment pursuant to Section 8.07) (a) on account of Obligations due and payable to such Lender hereunder and under the Term Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to
(ii) the aggregate amount of the Obligations due and payable to all Lenders hereunder and under the Term Notes at such time) of payments on account of the Obligations due and payable to all Lenders hereunder and under the Term Notes at such time obtained by all the Lenders at such time or (b) on account of Obligations owing (but not due and payable) to such Lender hereunder and under the Term Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing to such Lender at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lenders hereunder and under the Term Notes at such time) of payments on account of the Obligations owing (but not due and payable) to all Lenders hereunder and under the Term Notes at such time obtained by all of the Lenders at such time, such Lender shall forthwith purchase from the other Lenders such interests or participating interests in the Obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each other Lender shall be rescinded and such other Lender shall repay to the purchasing Lender the purchase price to the extent of such Lender's ratable share (according to the proportion of (i) the purchase price paid to such Lender to (ii) the aggregate purchase price paid to all Lenders) of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such other Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing an interest or participating interest from another Lender pursuant to this Section 2.10 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such interest or participating interest, as the case may be, as fully as if such Lender were the direct creditor of the Borrower in the amount of such interest or participating interest, as the case may be.

            SECTION 2.11. DEFAULTING LENDERS. (a) In the event that, at any one time, (i) any Lender shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Amount and (iii) the Borrower shall make any payment hereunder or under any other Loan Document to the Administrative Agent for the account of such Defaulting Lender, then the Administrative Agent may, on its behalf or on behalf of such other Agents or such other Lenders and to the fullest extent permitted by applicable law, apply at such time the amount so paid by the Borrower to or for the account of such Defaulting Lender to the payment of each such Defaulted Amount to the extent required to pay such Defaulted Amount. In the event that the Administrative Agent shall so apply any such amount to the payment of any such Defaulted Amount on any date, the amount so applied by the Administrative Agent shall constitute for all purposes of this Agreement and the other Loan Documents payment, to such extent, of such Defaulted Amount on such date. Any such amount so applied by the Administrative Agent shall be retained by the Administrative Agent or distributed by the Administrative Agent to such other Agents or such other Lenders, ratably in accordance with the respective portions of such Defaulted Amounts payable at such time to the Administrative Agent, such other Agents and such other Lenders and, if the amount of such payment made by the Borrower shall at such time be insufficient to pay all Defaulted Amounts owing at such time to the Administrative Agent, such other Agents and such other Lenders, in the following order of priority:

                  (i) first, to the Agents for any Defaulted Amounts then owing to the Agents, ratably in accordance with such respective Defaulted Amounts then owing to the Agents; and

                  (ii) second, to any other Lenders for any Defaulted Amounts then owing to such other Lenders, ratably in accordance with such respective Defaulted Amounts then owing to such other Lenders.

Any portion of such amount paid by the Borrower for the account of such Defaulting Lender remaining, after giving effect to the amount applied by the Administrative Agent pursuant to this subsection (a), shall be applied by the Administrative Agent as specified in subsection (b) of this Section 2.11.

            (b) In the event that, at any one time, (i) any Lender shall be a Defaulting Lender, (ii) such Defaulting Lender shall not owe a Defaulted Amount and (iii) the Borrower, any Agent or any other Lender shall be required to pay or distribute any amount hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then the Borrower or such Agent or such other Lender shall pay such amount to the Administrative Agent to be held by the Administrative Agent, to the fullest extent permitted by applicable law, in escrow or the Administrative Agent shall, to the fullest extent permitted by applicable law, hold in escrow such amount otherwise held by it. Any funds held by the Administrative Agent in escrow under this subsection (b) shall be deposited by the Administrative Agent in such account as the Administrative Agent shall designate in writing to the Borrower and the Defaulting Lender, in the name and under the control of the Administrative Agent, but subject to the provisions of this subsection (b). The terms applicable to such account, including the rate of interest payable with respect to the credit balance of such account from time to time, shall be the Administrative Agent's standard terms applicable to escrow accounts maintained with it. Any interest credited to such account from time to time shall be held by the Administrative Agent in escrow under, and applied by the Administrative Agent from time to time in accordance with the provisions of, this subsection (b). The Administrative Agent shall, to the fullest extent permitted by applicable law, apply all funds so held in escrow from time to time to the extent necessary to pay any amount payable by such Defaulting Lender hereunder and under the other Loan Documents to the Administrative Agent or any other Lender, as and when such Term Advances or amounts are required to be made or paid and, if the amount so held in escrow shall at any time be insufficient to make and pay all such amounts required to be made or paid at such time, in the following order of priority:

                  (i) first, to the Agents for any amounts then due and payable by such Defaulting Lender to the Agents hereunder, ratably in accordance with such amounts then due and payable to the Agents; and

                  (ii) second, to any other Lenders for any amount then due and payable by such Defaulting Lender to such other Lenders hereunder, ratably in accordance with such respective amounts then due and payable to such other Lenders.

In the event that any Lender that is a Defaulting Lender shall, at any time, cease to be a Defaulting Lender, any funds held by the Administrative Agent in escrow at such time with respect to such Lender shall be distributed by the Administrative Agent to such Lender and applied by such Lender to the Obligations owing to such Lender at such time under this Agreement and the other Loan Documents ratably in accordance with the respective amounts of such Obligations outstanding at such time.

            (c) The rights and remedies against a Defaulting Lender under this Section 2.11 are in addition to other rights and remedies that any Agent or any Lender may have against such Defaulting Lender with respect to any Defaulted Amount.

            (d) Notwithstanding anything in this Section 2.11 to the contrary, upon any payment by the Borrower hereunder or under any other Loan Documents for the account of a Defaulting Lender, the Administrative Agent and the Defaulting Lender shall treat such payment as having been applied in the manner in which the Borrower intended for purposes of calculating interest owed by the Borrower.

                                ARTICLE III

               CONDITIONS OF CLOSING DATE AND EFFECTIVE DATE

            SECTION 3.01. CONDITIONS PRECEDENT TO CLOSING DATE. Subject to the satisfaction of the conditions set forth in Section 3.03, this Agreement shall be deemed to be effective as of the date (the "Closing Date") on which the following conditions precedent shall have been satisfied:

            (a) The Administrative Agent shall have received on or before the Closing Date the following, each dated the Effective Date (unless otherwise specified), in form and substance satisfactory to the Lenders (unless otherwise specified) and (except for the Term Notes) in sufficient copies for each Lender:

                  (i) The Term Notes payable to each Lender or its
            registered assigns which requests a Term Note .

                  (ii) A security agreement in substantially the form of
            Exhibit C hereto (together with each other security agreement and security agreement supplement delivered pursuant to Section 5.01(j), in each case as amended, the "Security Agreement"), duly executed by each Loan Party thereto, together with;

                        (A) proper financing statements to be duly filed on
                  or before the Effective Date under the Uniform Commercial Code of all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Security Agreement, covering the Collateral described in the Security Agreement,

                        (B) evidence of the insurance required by the terms
                  of the Security Agreement,

                        (C) the Intellectual Property Security Agreement
                  referred to in the Security Agreement, in substantially the form of Exhibit F to the Security Agreement, duly executed by each Grantor, and

                        (D) the Consents to Assignment of Letter of Credit
                  Rights referred to in the Security Agreement, in substantially the form of Exhibit G to the Security Agreement, duly executed by the issuing bank and nominated person party thereto and acknowledged and agreed to by the Grantor beneficiary.

                  (iii) A guaranty in substantially the form of Exhibit D
            hereto (together with each other guaranty and guaranty supplement delivered pursuant to Section 5.01(j), in each case as amended, the "Subsidiary Guaranty"), duly executed by each Subsidiary Guarantor.

                  (iv) Certified copies of the resolutions of the Board of
            Directors of each Loan Party approving the Transaction and each Transaction Document to which it is or is to be a party, and of all documents evidencing other necessary corporate action and governmental and other third party approvals and consents, if any, with respect to the Transaction and each Transaction Document to which it is or is to be a party (except for the Plan Modification).

                  (v) To the extent such Secretary of State customarily
            provides such certificates, a copy of a certificate of the Secretary of State of the jurisdiction of incorporation of each Loan Party, dated reasonably near the Closing Date, certifying
            (A) as to a true and correct copy of the charter of such Loan Party and each amendment thereto on file in such Secretary's office and (B) that (1) such amendments are the only amendments to such Loan Party's charter on file in such Secretary's office and (2) such Loan Party has paid all franchise taxes, if any, to the date of such certificate and (C) such Loan Party is duly incorporated and in good standing or presently subsisting under the laws of the State of the jurisdiction of its incorporation.

                  (vi) To the extent such Secretary of State customarily
            provides such certificates, a copy of a certificate of the Secretary of State of each of California, Georgia, North Carolina and Ohio for ICG Telecom Group, Inc. and Texas for ICG ChoiceCom Management, LLC and ICG ChoiceCom, L.P., dated reasonably near the Closing Date, stating that each Loan Party is duly qualified and in good standing as a foreign corporation in such State and has filed all annual reports required to be filed to the date of such certificate.

                  (vii) A certificate of each Loan Party, signed on behalf
            of such Loan Party by its President or a Vice President (the statements made in which certificate shall be true on and as of the Closing Date), certifying as to (A) the truth of the representations and warranties contained in the Loan Documents as though made on and as of the Closing Date (except for the representations and warranties set forth in Section 4.01(m))and
            (B) the absence of any event occurring and continuing, or resulting from the transactions contemplated by this Agreement, that constitutes a Default.

                  (viii) A certificate of the Secretary or an Assistant
            Secretary of each Loan Party certifying the names and true signatures of the officers of such Loan Party authorized to sign each Transaction Document to which it is or is to be a party and the other documents to be delivered hereunder and thereunder (the statements made in which certificate shall be true on and as of the Closing Date) (A) the absence of any amendments to the charter of such Loan Party since the date of the Secretary of State's certificate referred to in Section 3.01(a)(v), (B) a true and correct copy of the bylaws of such Loan Party as in effect on the date on which the resolutions referred to in Section 3.01(a)(iv) were adopted and on the Closing Date and (C) the due incorporation and good standing or valid existence of such Loan Party as a corporation organized under the laws of the jurisdiction of its incorporation, and the absence of any proceeding for the dissolution or liquidation of such Loan Party.

                  (ix) Certified copies of each of the Related Documents,
            duly executed by the parties thereto and in form and substance satisfactory to the Lenders, together with all agreements, instruments and other documents delivered in connection therewith as the Administrative Agent shall request.

                  (x) Evidence of insurance naming the Collateral Agent as
            additional insured and loss payee with such responsible and reputable insurance companies or associations, and in such amounts and covering such risks, as is satisfactory to the Collateral Agent.

                  (xi) Certified copies of all Material Contracts of each
            Loan Party and its Subsidiaries as the Administrative Agent shall request except where prohibited by applicable confidentiality agreements.

            (b) The Lenders shall be satisfied with the corporate and legal structure and capitalization of each Loan Party and each of its Subsidiaries the Equity Interests in which Subsidiaries is being pledged pursuant to the Loan Documents, including the terms and conditions of the charter, bylaws and each class of Equity Interest in each Loan Party and each such Subsidiary and of each agreement or instrument relating to such structure or capitalization.

            (c) There shall exist no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries pending or threatened before any court, governmental agency or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of any Transaction Document or the consummation of the transactions contemplated thereby, other than the Cases and the Confirmation Order (including the Plan Modification and the approval thereof by the Bankruptcy Court).

            (d) All governmental and third party consents and approvals necessary in connection with the Transaction Documents (except for the Plan Modification) shall have been obtained (without the imposition of any conditions that are not acceptable to the Lenders) and shall remain in effect; all applicable waiting (except with respect to approval of the Plan Modification and the Confirmation Order) periods in connection with the transactions contemplated by the Transaction Documents shall have expired without any action being taken by any competent authority, and no law or regulation shall be applicable in the judgment of the Lenders, in each case that restrains, prevents or imposes materially adverse conditions upon the Transaction or the rights of the Loan Parties or their Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them.

            (e) The Related Documents shall be in full force and effect subject only to the conditions contained in Section 3A of the Note and Warrant Purchase Agreement as provided to the Administrative Agent pursuant to Section 3.01(a)(ix) hereof.

            (f) The Administrative Agent shall have received copies of the Escrow Agreement duly executed by the parties thereto in form and substance satisfactory to the Administrative Agent and the Escrowed Property, (including $25,000,000 in cash) shall have been deposited into the escrow account provided for therein.

            (g) The holders of the Subordinated Cerberus Notes (and any other Subordinated Debt) shall have entered into a subordination agreement (the "Subordination Agreement") in substantially the form of Exhibit H hereto with respect to any Debt relating to the Subordinated Cerberus Notes.

            SECTION 3.02. DETERMINATIONS UNDER SECTION 3.01. (a) For purposes of determining compliance with the conditions specified in Section 3.01, each Lender and each Agent shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders and the Agents upon delivery by each such Lender or Agent of its signature pages into escrow as provided in Section 3.02(b).

            (b) Each of the Lenders and the Agents hereby appoints the Administrative Agent as escrow agent to hold the signature page to this Agreement of each such Lender and Agent in trust and the Administrative Agent hereby accepts such appointment. The Administrative Agent agrees to hold such signature pages in escrow until the conditions set forth in
Section 3.03 have been satisfied. Upon the satisfaction of the conditions set forth in Section 3.03, the Administrative Agent shall release such signature pages to the Borrower and agrees to provide prompt notice thereof to the Lenders and Agents. If the conditions set forth in Section 3.03 are not satisfied by the Deadline Date, the Administrative Agent shall return each signature page to the appropriate Lender or Agent.

            (c) The Borrower hereby appoints the Administrative Agent as escrow agent to hold the items delivered pursuant to Section 3.01 or, prior to the Effective Date, Section 3.03 (other than any items that need to be filed to establish perfection) in trust and the Administrative Agent hereby accepts such appointment. The Administrative Agent agrees to hold such items in escrow until the conditions set forth in Section 3.03 are satisfied. Upon the satisfaction of the conditions set forth in Section 3.03, the items held in escrow shall be deemed automatically released. If the conditions set forth in Section 3.03 are not satisfied by the Deadline Date, the Administrative Agent shall return each of the items held in escrow to the Borrower.

            SECTION 3.03. CONDITIONS TO EFFECTIVE DATE. This Agreement shall become effective (and shall be deemed effective as of the Closing
Date) on the date all the following conditions have been satisfied (the "Effective Date") on or before 4 p.m. prevailing Eastern Time on October 31, 2002 or such later date as shall be agreed to in writing by the Borrower, Madeleine L.L.C., Morgan Stanley & Co., Incorporated, the Administrative Agent and the Creditors' Committee (such date being the "Deadline Date") and shall terminate and the Existing Credit Agreement, the other "Loan Documents" (as defined therein) and the Existing Advances shall remain in existence if the following conditions have not been satisfied by the Deadline Date:

            (a) The Administrative Agent shall have received a certified copy of the Confirmation Order certified on behalf of the Borrower by its President or Vice President as being a true and complete copy, in substantially the form of Exhibit L hereto, with a determination of solvency to be included in such Confirmation Order.

            (b) The occurrence of the Effective Date of the Plan of Reorganization in accordance with its terms (such terms not to be modified without the consent of the Administrative Agent).

            (c) The Administrative Agent shall have received a certificate, signed on behalf of the Borrower by its President or a Vice President certifying that as of the Effective Date the Confirmation Order shall not have been reversed, vacated, modified or stayed except with respect to the Plan Modification and the Plan of Reorganization shall not have been amended, supplemented or otherwise modified without the prior written consent of the Administrative Agent.

            (d) The conditions in the Escrow Agreement to the release of the Escrowed Property shall have been satisfied and the Subordinated Cerberus Notes shall have been issued and made fully effective.

            (e) The Borrower shall have paid (i) the principal payment of $25,000,000 referred to in Section 2.02 in immediately available funds, (ii) all accrued fees of the Agents and the Lenders payable hereunder and all reasonable accrued expenses of the Agents (including the fees under the Fee Letters, the facility fee referred to in Section 2.05 and the reasonable accrued fees and expenses of counsel, accountants and financial advisors to the Administrative Agent) in connection with this Agreement and (iii) all reasonable accrued and unpaid fees, interest and expenses of the Agents and Lenders (including, without limitation, the accrued facility fee and the reasonable accrued fees and expenses of counsel, accountants and financial advisors to the Administrative Agent) in connection with the Existing Credit Agreement, in each case, together with interest accrued as of the Closing Date as more fully set forth in the Plan of Reorganization.

            (f) The Borrower shall have complied at all times with the minimum cash balance requirement set forth in the stipulation filed with the Bankruptcy Court on July 23, 2002.

            (g) The Administrative Agent shall have received (i) Account Control Agreements, duly executed by each Pledged Account Bank referred to in the Security Agreement and (ii) certificates representing the Pledged Equity referred to in the Security Agreement accompanied by undated stock powers executed in blank and instruments evidencing the Pledged Debt indorsed in blank.

            (h) The Administrative Agent shall have received a certificate of the Borrower, signed on behalf of the Borrower by its President or a Vice President, dated the Effective Date (the statements made in which certificate shall be true on and as of the Effective Date), certifying as to (i) the truth of the representations and warranties contained in Section 4.01(m) hereof and (ii) the compliance by the Borrower with each of the covenants contained in Article V hereof (other than Section 5.04(a) hereof) during the period from the Closing Date to the Effective Date.

            (i) The Administrative Agent shall have received a copy of the certificate of incorporation of the Borrower, as amended and restated pursuant to the Plan of Reorganization, in substantially the form of Exhibit A-1 to the Plan of Reorganization, certified as of the Effective Date by the appropriate official of the state of such Person's incorporation as being a true and complete copy thereof, and a copy of the by-laws of the Borrower, as amended and restated pursuant to the Plan of Reorganization, in substantially the form of Exhibit B-1 to the Plan of Reorganization, together with a certificate of the Secretary or Assistant Secretary of the Borrower, dated as of the Effective Date, certifying as to such by-laws being a true and complete copy thereof, with no amendments thereto.

            (j) The Disclosure Statement shall have been approved by final order of the Bankruptcy Court and the Confirmation Order (a) shall have been entered by the Bankruptcy Court, (b) shall be in full force and effect, (c) shall not have been reversed, stayed, modified or amended, except with respect to the Plan Modification (unless the order providing for such reversal, stay, modification or amendment shall no longer be in effect) and (d) shall not have been the subject of a timely filed appeal unless the effectiveness of the Confirmation Order shall not have been stayed in accordance with the Federal Rules of Bankruptcy Procedure or, in the event such order was stayed pending appeal, such stay shall have been terminated by a subsequent court order.

            (k) The Administrative Agent shall have received a favorable opinion of Skadden, Arps, Slate, Meagher & Flom LLP or its affiliate law practices, counsel for the Loan Parties, in substantially the form of Exhibit F-1 hereto subject to such changes as may be necessary to account for any intervening changes in fact or law.

            (l) The Administrative Agent shall have received a favorable opinion of Hogan & Hartson L.L.P., Colorado counsel for the Loan Parties in substantially the form of Exhibit F-2, subject to such changes as may be necessary to account for any intervening changes in fact or law.

                                 ARTICLE IV

                       REPRESENTATIONS AND WARRANTIES

            SECTION 4.01. REPRESENTATIONS AND WARRANTIES OF THE BORROWER. The Borrower represents and warrants, after giving effect to the transactions contemplated by the Loan Documents and the Plan of Reorganization, as though such transactions and the Plan of Reorganization were consummated on and as of the Closing Date and subject to entry of the Confirmation Order, as follows:

            (a) Each Loan Party and each of its Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed could not be reasonably likely to have a Material Adverse Effect and (iii) has all requisite corporate power and authority (including, without limitation, all governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

            (b) Set forth on Schedule 4.01(b) hereto is a complete and accurate list of all Subsidiaries of each Loan Party, showing as of the date hereof (as to each such Subsidiary) the jurisdiction of its incorporation, the number of shares of each class of its Equity Interests authorized, and the number outstanding, on the date hereof and the percentage of each such class of its Equity Interests owned (directly or indirectly) by such Loan Party and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the date hereof. Except as set forth on Schedule 4.01(b), all of the outstanding Equity Interests in each Loan Party's Subsidiaries has been validly issued, are fully paid and non-assessable and are owned by such Loan Party or one or more of other Subsidiaries of the Borrower free and clear of all Liens, except those created under the Loan Documents or permitted under clauses (i) or (xv) of the definition of "Permitted Liens".

            (c) The execution, delivery and performance by each Loan Party of each Transaction Document to which it is or is to be a party, and the consummation of the Transaction, are within such Loan Party's corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene such Loan Party's charter or bylaws, (ii) violate any law, rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default or require any payment to be made under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Loan Party, any of its Subsidiaries or any of their properties in such a manner as would be reasonably likely to have a Material Adverse Effect or (iv) except for the Liens created under the Loan Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries. No Loan Party or any of its Subsidiaries is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which could be reasonably likely to have a Material Adverse Effect.

            (d) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by any Loan Party of any Transaction Document to which it is or is to be a party, or for the consummation of the Transaction, (ii) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (iii) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof) or
      (iv) the exercise by any Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for the Confirmation Order and the authorizations, approvals, actions, notices and filings referred to herein (including filings to perfect the Lien of the Collateral Agent and the holders of Subordinated Cerberus Notes in the Collateral) or listed on Schedule 4.01(d) hereto, all of which, except for the Confirmation Order as it relates to the Plan Modification, have been duly obtained, taken, given or made and are in full force and effect. All applicable waiting periods, except for the Confirmation Order as it relates to the Plan Modification, in connection with the Transaction have expired without any action having been taken by any competent authority restraining, preventing or imposing materially adverse conditions upon the Transaction or the rights of the Loan Parties or their Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them.

            (e) This Agreement has been, and each other Transaction Document when delivered hereunder will have been, duly executed and delivered by each Loan Party party thereto. This Agreement is, and each other Transaction Document when delivered hereunder will be, the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms.

            (f) There is no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries, including any Environmental Action, pending or threatened before any court, governmental agency or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of any Transaction Document or the consummation of the Transaction other than the Cases and the Confirmation Order (including the Plan Modification and the approval thereof by the Bankruptcy Court).

            (g) The Consolidated balance sheets of the Borrower and its Subsidiaries as at December 31, 2001, and the related Consolidated statements of income and Consolidated statement of cash flows of the Borrower and its Subsidiaries for the fiscal year then ended, accompanied by a qualified opinion of KPMG LLC, independent public accountants, and the Consolidated unaudited balance sheets of the Borrower and its Subsidiaries as at March 31, 2002, and the related unaudited Consolidated statements of income and Consolidated statement of cash flows of the Borrower and its Subsidiaries for the three months then ended, duly certified by the Chief Financial Officer of the Borrower, copies of which have been furnished to the Administrative Agent, in each case fairly present, subject, in the case of said balance sheet as at March 31, 2002, and said statements of income and cash flows for the three months then ended, to year-end audit adjustments and the absence of footnotes, the Consolidated financial condition of the Borrower and its Subsidiaries as at such dates and the Consolidated results of operations of the Borrower and its Subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles applied on a consistent basis.

            (h) The Consolidated and, to the extent required by the auditor of the Borrower and its Subsidiaries, consolidating forecasted balance sheets, statements of income and statements of cash flows of the Borrower and its Subsidiaries delivered to the Lenders pursuant to Section 5.03 were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Borrower's best estimate of its future financial performance.

            (i) No information, exhibit or report furnished by or on behalf of any Loan Party to any Agent or any Lender in connection with the negotiation of the Loan Documents or pursuant to the terms of the Loan Documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading.

            (j) The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Term Advance will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

            (k) Neither any Loan Party nor any of its Subsidiaries is an "investment company", or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended. Neither any Loan Party nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. Neither the making of any Term Advances, nor the application of the proceeds or repayment thereof by the Borrower, nor the consummation of the other transactions contemplated by the Transaction Documents, will violate any provision of any such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

            (l) Upon consummation of the Plan of Reorganization, neither any Loan Party nor any of its Subsidiaries is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or other constitutive restriction that could reasonably be expected to have a Material Adverse Effect.

            (m) As of the Effective Date, all filings and other actions necessary or desirable to perfect and protect the security interest in the Collateral created under the Collateral Documents have been duly made or taken and are in full force and effect, and the Collateral Documents create in favor of the Collateral Agent for the benefit of the Secured Parties a valid and, together with such filings and other actions, perfected first priority (subject to liens and security interests permitted under the Loan Documents) security interest in the Collateral, securing the payment of the Secured Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken. The Loan Parties are the legal and beneficial owners of the Collateral free and clear of any Lien, except for the liens and security interests created or permitted under the Loan Documents.

            (n) Each Loan Party is, individually and together with its Subsidiaries, Solvent.

            (o) (i) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan.

                (ii) Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) for each Plan, copies of which have been filed with the PBGC and furnished to the Lenders, is complete and accurate and fairly presents the funding status of such Plan, and since the date of such Schedule B there has been no material adverse change in such funding status.

                (iii) Neither any Loan Party nor any ERISA Affiliate has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan.

                (iv) Neither any Loan Party nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA.

            (p) (i) Except in each case as specified on Schedule 4.01(p): the operations and properties of each Loan Party and each of its Subsidiaries comply in all material respects with all applicable Environmental Laws and Environmental Permits, all past non-compliance with such Environmental Laws and Environmental Permits has been resolved without ongoing obligations or costs, and no circumstances exist that could be reasonably likely to (A) form the basis of an Environmental Action against any Loan Party or any of its Subsidiaries or any of their properties that could have a Material Adverse Effect or (B) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law.

                (ii) Except in each case as specified on Schedule 4.01(p): none of the properties currently or formerly owned or operated by any Loan Party or any of its Subsidiaries is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property except for storage of fuel in the ordinary course of business; there are no and to the best knowledge of any Loan Party or any of their subsidiaries, never have been any underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by any Loan Party or any of its Subsidiaries or, to the best of its knowledge, on any property formerly owned or operated by any Loan Party or any of its Subsidiaries; there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party or any of its Subsidiaries; and Hazardous Materials have not been released, discharged or disposed of on any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries.

                (iii) Except in each case as specified on Schedule 4.01(p): neither any Loan Party nor any of its Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any governmental or regulatory authority or the requirements of any Environmental Law; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries have been disposed of in a manner not reasonably expected to result in material liability to any Loan Party or any of its Subsidiaries.

            (q) (i) Neither any Loan Party nor any of its Subsidiaries is party to any tax sharing agreement other than the Tax Sharing Agreement.

                (ii) Except as disclosed on Schedule 4.01(q), (i) all material tax returns, statements, reports and forms (including estimated tax or information returns) (collectively, the "Tax Returns") required to be filed with any taxing authority by, or with respect to, each Loan Party and their Subsidiaries have been timely filed in accordance with all applicable laws; (ii) each Loan Party and their Subsidiaries has timely paid or made adequate provision for payment of all taxes that are shown as due and payable on Tax Returns that have been so filed or that are otherwise required to be paid (including without limitation, assessments, interest and penalties) and, as of the time of filing, each Tax Return was accurate and complete and correctly reflected, in all material respects, the facts regarding income, business, assets, operations, activities and the status of each Loan Party and their Subsidiaries (other than taxes which are being contested in good faith and for which adequate reserves are reflected on the financial statements delivered hereunder) and
          (iii) each Loan Party and its Subsidiaries have made adequate provision for all material taxes payable by such Loan Party and its Subsidiaries for which no Tax Return has yet been filed or which are otherwise due.

                (iii) Set forth on Part I of Schedule 4.01(q) hereto is a complete and accurate list in all material respects, as of the date hereof, of each taxable year of each Loan Party and each of its Subsidiaries and Affiliates for which Federal income tax returns have been filed and for which the expiration of the applicable statute of limitations for assessment or collection has not occurred by reason of extension or otherwise (an "Open Year").

                (iv) The aggregate unpaid amount, as of the date hereof, of adjustments to the Federal income tax liability of each Loan Party and each of its Subsidiaries and Affiliates proposed by the Internal Revenue Service with respect to Open Years that are not set forth on Schedule 4.01(q) does not exceed $1,000,000. Set forth on Part II of Schedule 4.01(q) hereto is a complete and accurate description, as of the date hereof, of each such item that separately, for all such Open Years, together with applicable interest and penalties, exceeds $1,000,000. No issues have been raised by the Internal Revenue Service in respect of Open Years that, in the aggregate, could be reasonably likely to have a Material Adverse Effect.

                (v) The aggregate unpaid amount, as of the date hereof, of adjustments to the state, local and foreign tax liability of each Loan Party and its Subsidiaries and Affiliates proposed by all state, local and foreign taxing authorities (other than amounts arising from adjustments to Federal income tax returns) does not exceed $1,000,000. No issues have been raised by such taxing authorities that, in the aggregate, could be reasonably likely to have a Material Adverse Effect.

            (r) Neither the business nor the properties of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that could be reasonably likely to have a Material Adverse Effect.

            (s) Set forth on Schedule 4.01(s) hereto is a complete and accurate list of all Existing Debt, showing as of the date hereof the obligor and the principal amount outstanding thereunder.

            (t) Set forth on Schedule 4.01(t) hereto is a complete and accurate list of all Liens on the property or assets of any Loan Party or any of its Subsidiaries, showing as of the date hereof the lienholder thereof, the principal amount of the obligations secured thereby and the property or assets (or type of property or assets) of such Loan Party or such Subsidiary subject thereto other than Permitted Liens described in clauses (i), (ii), (v), (vi), (vii),
      (viii), (xiii) or (xv) of the definition thereof and Permitted Liens securing Debt or Debt for Borrowed Money in an amount that is less than $250,000 on an individual basis and $2,500,000 in the aggregate.

            (u) Set forth on Schedule 4.01(u) hereto under the heading "Fee Properties" thereon is a complete and accurate list of all real property owned by any Loan Party or any of its Subsidiaries, showing as of the date hereof the street address, county or other relevant jurisdiction, state, record owner and book and estimated fair value thereof. Each Loan Party or such Subsidiary has good, marketable and insurable fee simple title to such real property, free and clear of all Liens, other than Liens created or permitted by the Loan Documents.

            (v) Set forth on Schedule 4.01(v) hereto is a complete and accurate list of all leases of real property under which any Loan Party or any of its Subsidiaries is the lessee, showing as of the date hereof the street address, county or other relevant jurisdiction, state, lessor, lessee, expiration date and annual rental cost thereof. To the best of the Borrower's knowledge, each such lease is the legal, valid and binding obligation of the lessor thereof, enforceable in accordance with its terms.

            (w) Set forth on Schedule 4.01(w) hereto is a complete and accurate list of all Investments held by any Loan Party or any of its Subsidiaries on the date hereof, showing as of the date hereof the amount, obligor or issuer and maturity, if any, thereof.

            (x) Set forth on Schedule 4.01(x) hereto is a complete and accurate list of all patents, patent applications, registered trademarks and servicemarks, trademark and servicemark applications, registered trade names, registered copyrights, applications for copyright registration of each Loan Party or any of its Subsidiaries and all material licenses of copyrights, trademarks, servicemarks and patents to which any Loan Party or any Subsidiary thereof is a party, showing as of the date hereof the jurisdiction in which registered, the registration number and the date of registration.

            (y) Set forth on Schedule 4.01(y) hereto is a complete and accurate list of all Material Contracts of each Loan Party and its Subsidiaries, showing as of the date hereof the parties, subject matter and term thereof. Each such Material Contract has been duly authorized, executed and delivered by each Loan Party and its Subsidiaries party thereto, has not been amended or otherwise modified, is in full force and effect and is binding upon and enforceable against each Loan Party and its Subsidiaries party thereto in accordance with its terms, and to the best of Borrower's knowledge, there exists no default under any Material Contract by any party thereto.

            (z) Set forth on Schedule 4.01(z) hereto is a complete and accurate list of all Identified Assets showing as of the date hereof the street address, county or other relevant jurisdiction, state, record owner and book and estimated fair value thereof.

            (aa) The Confirmation Order has not been reversed, vacated, modified or stayed, no application or motion shall have been filed or served on any Loan Party seeking a stay pending appeal and except for the Plan Modification, the Plan of Reorganization has not been amended, supplemented or otherwise modified without the prior written consent of the Administrative Agent.

                                  ARTICLE

                       COVENANTS OF THE LOAN PARTIES

            SECTION 5.01. AFFIRMATIVE COVENANTS. From the Closing Date and thereafter, and so long as any Term Advance or any other Obligation of any Loan Party under any Loan Document (other than under the Secured Hedge Agreements) shall remain unpaid, each Loan Party will:

                  (a) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970.

                  (b) Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however, that neither the Loan Parties nor any of their Subsidiaries shall be required to pay or discharge any such tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained; provided, further that prior to the Effective Date, neither the Borrower nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge, levy or claim except as provided under the Bankruptcy Code or the Plan of Reorganization.

                  (c) Compliance with Environmental Laws. Comply, and cause each of its Subsidiaries and all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; obtain and renew and cause each of its Subsidiaries to obtain and renew all Environmental Permits necessary for its operations and properties; and conduct, and cause each of its Subsidiaries to conduct, any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws; provided, however, that neither the Loan Parties nor any of their Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

                  (d) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which such Loan Party or such Subsidiary operates.

                  (e) Preservation of Corporate Existence, Etc. Except as otherwise provided by the Plan of Reorganization, reserve and maintain, and cause each of its Subsidiaries (other than the Subsidiaries listed on Schedule 5.01(e)) to preserve and maintain, its existence, legal structure, rights (charter and statutory), permits, licenses, approvals, privileges and franchises (including, without limitation, any permits, licenses, approvals, privileges and franchises issued to such Loan Party by the FCC or any PUC); provided, however, that the Borrower and its Subsidiaries may consummate any merger or consolidation permitted under Section 5.02(d) and provided further that neither any Loan Party nor any of its Subsidiaries shall be required to preserve any right, permit, license, approval, privilege or franchise if the Board of Directors or to the extent authority has been properly delegated, the management of such Loan Party or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Loan Party or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to such Loan Party, such Subsidiary or the Lenders.

                  (f) Visitation Rights. At any reasonable time and from time to time, upon reasonable advance notice permit any of the Agents or any of the Lenders, or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, such Loan Party and any of its Subsidiaries, and to discuss the affairs, finances and accounts of such Loan Party and any of its Subsidiaries with any of their officers or directors and with their independent certified public accountants.

                  (g) Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of such Loan Party and each such Subsidiary and which shall be, for the Borrower and its Subsidiaries on a consolidated basis, in accordance with generally accepted accounting principles in effect from time to time.

                  (h) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted and will from time to time make or cause to be made all appropriate repairs, renewals and replacements thereof except where failure to do so would not have a Material Adverse Effect.

                  (i) Transactions with Affiliates. Except as otherwise required by the Plan of Reorganization and except, prior to the Effective Date, for transactions between any Loan Party and ICG Services, Inc., conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under the Loan Documents with any of their Affiliates who are not Loan Parties on terms that are fair and reasonable and no less favorable to such Loan Party or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

                  (j) Covenant to Guarantee Obligations and Give Security. Upon (x) the request of the Collateral Agent following the occurrence and during the continuance of a Default, (y) the formation or acquisition of any new direct or indirect Subsidiaries by any Loan Party or (z) the acquisition of any property by any Loan Party, and such property, in the reasonable judgment of the Collateral Agent, shall not already be subject to a perfected first priority security interest in favor of the Collateral Agent for the benefit of the Secured Parties, then each Loan Party shall, in each case at such Loan Party's expense:

                           (i) in connection with the formation or
                  acquisition of a Subsidiary, within 10 days after such formation or acquisition, cause each such Subsidiary, and cause each direct and indirect parent of such Subsidiary (if it has not already done so), to duly execute and deliver to the Collateral Agent a guaranty or guaranty supplement, in form and substance satisfactory to the Collateral Agent, guaranteeing the other Loan Parties' obligations under the Loan Documents, provided, however, that if such required date is prior to the Effective Date, such guaranty or guaranty supplement shall take effect upon the Effective Date,

                           (ii) within 10 days after such request,
                  formation or acquisition, furnish to the Collateral Agent a description of the real and personal properties of the Loan Parties and their respective Subsidiaries in detail reasonably satisfactory to the Collateral Agent,

                           (iii) within 15 days after the later of (i) such
                  request, formation or acquisition, or (ii) the provision by the Collateral Agent of the applicable form of documents, duly execute and deliver, and cause each such Subsidiary and each direct and indirect parent of such Subsidiary (if it has not already done so) to duly execute and deliver, to the Collateral Agent mortgages, pledges, collateral assignments, security agreement supplements and other security agreements, as specified by and in form and substance reasonably satisfactory to the Collateral Agent, securing payment of all the Obligations of the applicable Loan Party, such Subsidiary or such parent, as the case may be, under the Loan Documents and constituting Liens on all such properties, provided, however, that if such required date is prior to the Effective Date, such mortgages, pledges, collateral assignments, security agreement supplements or other security agreements shall take effect upon the Effective Date,

                           (iv) within 30 days after such request,
                  formation or acquisition, take, and cause such Subsidiary or such parent to take, whatever action (including, without limitation, the recording of mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the reasonable opinion of the Collateral Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the mortgages, pledges, collateral assignments, security agreement supplements and security agreements delivered pursuant to this Section 5.01(j), enforceable against all third parties in accordance with their terms, provided, however, that if such required date is prior to the Effective Date, such actions shall be taken upon the Effective Date,

                           (v) within 70 days after such request, formation
                  or acquisition (or if later, upon the Effective Date), deliver to the Collateral Agent, upon the request of the Collateral Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Collateral Agent and the other Secured Parties, of counsel for the Loan Parties reasonably acceptable to the Collateral Agent as to the matters contained in clauses (i), (iii) and (iv) above (subject to customary limitations), as to such guaranties, guaranty supplements, mortgages, pledges, collateral assignments, security agreement supplements and security agreements being legal, valid and binding obligations of each Loan Party thereto enforceable in accordance with their terms, as to the matters contained in clause (iv) above, as to such recordings, filings, notices, endorsements and other actions being sufficient to create valid perfected Liens on such properties, and as to such other matters as the Collateral Agent may reasonably request,

                           (vi) as promptly as reasonably practicable after
                  such request, formation or acquisition, deliver, upon the request of the Collateral Agent in its sole discretion, to the Collateral Agent with respect to each parcel of real property owned or held by the entity that is the subject of such request, formation or acquisition title reports, surveys and engineering, soils and other reports, and environmental assessment reports, each in scope, form and substance reasonably satisfactory to the Collateral Agent, provided, however, that to the extent that any Loan Party or any of its Subsidiaries shall have otherwise received any of the foregoing items with respect to such real property, such items shall, promptly after the receipt thereof, be delivered to the Collateral Agent,

                           (vii) upon the request of the Collateral Agent
                  following the occurrence and during the continuance of a Default, promptly cause to be deposited any and all cash dividends paid or payable to it or any of its Subsidiaries from any of its Subsidiaries from time to time into the Collateral Account, and with respect to all other dividends paid or payable to it or any of its Subsidiaries from time to time, promptly execute and deliver, or cause such Subsidiary to promptly execute and deliver, as the case may be, any and all further instruments and take or cause such Subsidiary to take, as the case may be, all such other action as the Collateral Agent may deem reasonably necessary or desirable in order to obtain and maintain from and after the time such dividend is paid or payable a perfected, first priority lien on and security interest in such dividends, provided, however, that such actions shall not be required to be taken until the Collateral Account is required to be in place pursuant to Section 5.01(p), and

                           (viii) at any time and from time to time, after
                  the Effective Date, promptly execute and deliver any and all further instruments and documents and take all such other action as the Collateral Agent may deem reasonably necessary or desirable in obtaining the full benefits of, or in perfecting and preserving the Liens of, such guaranties, mortgages, pledges, collateral assignments, security agreement supplements, intellectual property security agreement supplements and security agreements.

                  (k) Further Assurances. (i) After the Effective Date, promptly upon request by any Agent, or any Lender through the Administrative Agent, correct, and cause each of its Subsidiaries promptly to correct, any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and

                  (ii) After the Effective Date, promptly upon request by any Agent, or any Lender through the Administrative Agent, do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, conveyances, pledge agreements, mortgages, deeds of trust, trust deeds, collateral assignments, financing statements and continuations thereof, termination statements, notices of collateral assignment, transfers, certificates, assurances and other instruments as any Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (A) carry out more effectively the purposes of the Loan Documents, (B) to the fullest extent permitted by applicable law, subject any Loan Party's or any of its Subsidiaries' properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (C) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (D) assure, convey, grant, assign for collateral, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so.

                  (l) Performance of Related Documents. After the Effective Date, perform and observe, and cause each of its Subsidiaries to perform and observe, all of the terms and provisions of each Related Document to be performed or observed by it, maintain each such Related Document in full force and effect, enforce such Related Document in accordance with its terms, take all such action to such end as may be from time to time requested by the Administrative Agent and, upon request of the Administrative Agent, make to each other party to each such Related Document such demands and requests for information and reports or for action as any Loan Party or any of its Subsidiaries is entitled to make under such Related Document.

                  (m) Compliance with Terms of Leaseholds. Except in each case for (i) leases rejected or to be rejected in the Cases and leases terminated in connection with sales of assets required or permitted hereunder, or (ii) as otherwise required by the Bankruptcy Code or the Plan of Reorganization, make all payments and otherwise perform all obligations in respect of all leases of real property to which such Loan Party or any of its Subsidiaries is a party, keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or cancelled, notify the Administrative Agent of any default by any party with respect to such leases and cooperate with the Administrative Agent in all respects to cure any such default, and cause each of its Subsidiaries to do so, except where the failure to do so either individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect.

                  (n) Performance of Material Contracts. Perform and observe all the terms and provisions of each Material Contract to be performed or observed by it, maintain each such Material Contract in full force and effect, enforce each such Material Contract in accordance with its terms, take all such action to such end as may be from time to time reasonably requested by the Administrative Agent and, upon request of the Administrative Agent, make to each other party to each such Material Contract such demands and requests for information and reports or for action as any Loan Party or any of its Subsidiaries is entitled to make under such Material Contract, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect; provided, however, that prior to the Effective Date, neither the Borrower nor any of its Subsidiaries shall be required to take any such action not permitted under the Bankruptcy Code. Notwithstanding the foregoing, prior to the Effective Date the Borrower shall not be in violation of this covenant to the extent that any failure to perform or observe any term or provision of any Material Contract results primarily from circumstances that are beyond the control of the Borrower and its Subsidiaries; provided, however, that the Borrower shall use commercially reasonable efforts to mitigate any adverse effect of such termination.

                  (o) Sales of Identified Assets. After the Effective Date, use best efforts to sell the Identified Assets for cash and fair market value as soon as reasonably practicable following such date.

                  (p) Cash Collateral Accounts. As of the Effective Date, maintain, and cause each of its Subsidiaries to maintain, the Collateral Account with Wachovia Bank, National Association, or any of its affiliates, or any other bank acceptable to the Administrative Agent and lockbox accounts into which all proceeds of Collateral are paid with Wachovia Bank, National Association, or any of its affiliates, or one or more banks acceptable to the Collateral Agent that have accepted the assignment of such accounts to the Collateral Agent for the benefit of the Secured Parties pursuant to the Security Agreement.

                  (q) Quarterly Financial Summaries. The Company shall prepare on a quarterly basis, detailed financial summaries, copies of which shall be furnished to the Board of Directors (or any committee thereof) and to the Lenders as set forth in Section 5.03(r); provided that to the extent such financial summaries are prepared more frequently than on a quarterly basis any and all such additional financial summaries shall be delivered to the Agent and the Lenders as required in Section 5.03(r).

                  (r) Lender Conference Call. At any time as the
         Administrative Agent shall reasonably request, the Borrower shall host a conference call with the Lenders to discuss the reports delivered under Section 5.03(r) and any other related business matters.

                  (s) Landlord Consents. From the Effective Date and until the date that is 90 days after the Effective Date, the Borrower shall use commercially reasonable efforts to obtain landlord estoppel certificates and consent agreements substantially in the form of Exhibit J hereto and otherwise satisfactory to the Administrative Agent for those locations where the replacement value of equipment owned or leased by the Loan Parties is equal to or greater than $1,000,000.

                  (t) Account Control Agreements. On the Effective Date, the Borrower shall deliver the Account Control Agreements referred to in the Security Agreement, in substantially the form of Exhibit B to the Security Agreement, duly executed by each Pledged Account Bank referred to in the Security Agreement, provided that if any Pledged Account Bank referred to in the Security Agreement does not agree to execute and deliver an Account Control Agreement in substantially the form of Exhibit B to the Security Agreement, the Borrower will have an additional 30 days to find a replacement Pledged Account bank in order to satisfy this Section 5.01(t).

                  (u) Mortgages, etc. By the date that is 45 days after the Closing Date (or at such other time as is otherwise hereinafter provided), the Borrower shall deliver deeds of trust, trust deeds, mortgages, leasehold mortgages and leasehold deeds of trust substantially in the form of Exhibit I hereto (with such changes as may be required to account for local law matters) and otherwise in form and substance reasonably satisfactory to the Administrative Agent, covering the Properties together with each other mortgage delivered pursuant to Section 5.01(j), in each case as amended, the "Mortgages"), duly executed by the appropriate Loan Party, together with:

                           (A) evidence, using commercially reasonable
                  efforts that counterparts of the Mortgages have been duly recorded within five Business Days of the Effective Date in all filing or recording offices that the Administrative Agent may deem necessary or desirable in order to create a valid first and subsisting Lien on the property described therein in favor of the Collateral Agent for the benefit of the Secured Parties and that all filing and recording taxes and fees have been paid,

                           (B) within five Business Days of the Effective
                  Date, fully paid American Land Title Association Lender's Extended Coverage title insurance policies (the "Mortgage Policies") in form and substance, with endorsements and in amount acceptable to the Administrative Agent, issued, coinsured and reinsured by title insurers acceptable to the Administrative Agent, insuring the Mortgages to be valid first and subsisting Liens on the real property described therein, free and clear of all defects (including, but not limited to, mechanics' and materialmen's Liens) and encumbrances, excepting only Permitted Liens, and providing for such other affirmative insurance (including endorsements for mechanics' and materialmen's Liens) and such coinsurance and direct access reinsurance as the Administrative Agent may reasonably deem necessary or desirable,

                           (C) American Land Title Association/American
                  Congress on Surveying and Mapping form surveys, for which all necessary fees (where applicable) have been paid, and dated a recent date acceptable to the Agent certified to the Administrative Agent and the issuer of the Mortgage Policies in a manner satisfactory to the Administrative Agent by a land surveyor duly registered and licensed in the States in which the real property described in such surveys is located and acceptable to the Administrative Agent, showing all buildings and other improvements, any off-site improvements, the location of any easements, parking spaces, rights of way, building set-back lines and other dimensional regulations and the absence of encroachments, either by such improvements or on to such property, and other defects, other than encroachments and other defects reasonably acceptable to the Administrative Agent,

                           (D) within five Business Days of the Effective
                  Date, estoppel and consent agreements, using commercially reasonable efforts, in form and substance satisfactory to the Administrative Agent, executed by each of the lessors of the leased real properties listed on Schedule 4.01(u) hereto, under the heading "Leasehold Properties" thereon, along with (x) a memorandum of lease in recordable form with respect to such leasehold interest, executed and acknowledged by the owner of the affected real property, as lessor, or (y) evidence that the applicable lease with respect to such leasehold interest or a memorandum thereof has been recorded in all places necessary or desirable, in the Administrative Agent's reasonable judgment, to give constructive notice to third-party purchasers of such leasehold interest, or (z) if such leasehold interest was acquired or subleased from the holder of a recorded leasehold interest, the applicable assignment or sublease document, executed and acknowledged by such holder, in each case in form sufficient to give such constructive notice upon recordation and otherwise in form satisfactory to the Administrative Agent.

                           (E) evidence of the insurance required by the
                  terms of the Mortgages, and

                           (F) within five Business Days of the Effective
                  Date, such other consents, agreements and confirmations of lessors and third parties as the Administrative Agent may deem necessary or desirable and evidence that all other actions that the Administrative Agent may deem necessary or desirable in order to create valid first and subsisting Liens on the property described in the Mortgages has been taken.

                           (G) within five Business Days of the Effective
                  Date, opinions of local counsel for the Loan Parties in states in which the Properties are located, with respect to the enforceability and perfection of the Mortgages and any related fixture filings substantially in the form of Exhibit G hereto, and otherwise in form and substance satisfactory to the Administrative Agent.

                  (v) Dissolution of Certain Entities. Not later than the date that is five Business Days after the Effective Date, the Borrower shall have (i) dissolved or (ii) merged into a Loan Party, with the Loan Party as the surviving entity, ICG Funding, LLC and ICG Telecom of San Diego, L.P.; provided that to the extent such entities are not so dissolved or merged by such date, such entities shall execute security agreement supplements and guaranty supplements and all such other documents as the Administrative Agent shall reasonably request in order for such entities to become Loan Parties hereunder.

            SECTION 5.02. NEGATIVE COVENANTS. From the Closing Date and thereafter, so long as any Term Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, no Loan Party shall, at any time:

                  (a) Liens, Etc. Create, incur, assume or, from and after the Effective Date, suffer to exist, or permit any of its Subsidiaries to create, incur, assume or, from and after the Effective Date, suffer to exist, any Lien on or with respect to any of its properties of any character (including, without limitation, accounts) whether now owned or hereafter acquired, or sign or, from and after the Effective Date, suffer to exist, or permit any of its Subsidiaries to sign or, from and after the Effective Date, suffer to exist, any security agreement authorizing any secured party thereunder to file such financing statement, or assign, or permit any of its Subsidiaries to assign, any accounts or other right to receive income, except:

                         (i) liens created under the Loan Documents and Liens securing the Subordinated Cerberus Notes;

                         (ii) Permitted Liens;

                         (iii) Liens existing on the date hereof or
                  required on the Effective Date to be provided in the future or provided for by the Plan of Reorganization and, in each case, described on Schedule 4.01(t) hereto or otherwise described in Section 4.01(t) hereof;

                         (iv) purchase money Liens upon or in property
                  acquired or held by the Borrower or any of its Subsidiaries in the ordinary course of business to secure the purchase price of such property or to secure Debt incurred solely for the purpose of financing the acquisition of any such property to be subject to such Liens, or Liens existing on any such property at the time of acquisition (other than any such Liens created in contemplation of such acquisition that do not secure the purchase price), or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount; provided, however, that no such Lien shall extend to or cover any property other than the property being acquired, and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced; and provided further that the aggregate principal amount of the Debt secured by Liens permitted by this clause
                  (iv) shall not exceed the amount permitted under Section 5.02(b)(iii)(B) at any time outstanding;

                         (v) Liens arising in connection with Capitalized
                  Leases of the Borrower or any of its Subsidiaries permitted under Section 5.02(b)(iii)(C); provided that no such Lien shall extend to or cover any Collateral or assets other than the assets subject to such Capitalized Leases;

                         (vi) Liens on property of a Person existing at
                  the time such Person is merged into or consolidated with the Borrower or any Subsidiary of the Borrower or becomes a Subsidiary of the Borrower; provided that such Liens were not created in contemplation of such merger, consolidation or investment and do not extend to any assets other than those of the Person merged into or consolidated with the Borrower or such Subsidiary or acquired by the Borrower or such Subsidiary; and

                         (vii) Liens in connection with Debt permitted
                  under Section 5.02(b)(iii)(G); provided that no such Lien shall extend to or cover any Collateral other than cash and Cash Equivalents in an amount equal to not more than 110% of the amount of such Debt.

                         (viii) Liens securing Debt permitted by Section
                  5.02(b)(iii)(H) to the extent such Debt was secured immediately prior to such refinancing, refunding or extension, without any increase in the assets subject to Liens thereunder and in the case of the Subordinated Cerberus Notes, having financial terms and other covenants no less favorable to the Borrower and its Subsidiaries; provided that no such Lien shall extend to or cover any Collateral or assets other than the assets subject to such refinanced, refunded or extended Debt.

                  (b) Debt. Create, incur, assume or, from and after the Effective Date, suffer to exist, or permit any of its Subsidiaries to create, incur, assume or, from and after the Effective Date, suffer to exist, any Debt, except:

                         (i) in the case of the Borrower, Debt owed to a
                  Loan Party, which Debt if evidenced by a promissory note shall, from and after the Effective Date, constitute Pledged Debt and such promissory note shall, from and after the Effective Date, be pledged as security for the Obligations of the holder thereof under the Loan Documents to which such holder is a party and delivered to the Collateral Agent pursuant to the terms of the Security Agreement,

                         (ii) in the case of any Subsidiary of the
                  Borrower that is a Loan Party, Debt owed to the Borrower or to another Loan Party, provided that, in each case, such Debt if evidenced by a promissory note shall, from and after the Effective Date, constitute Pledged Debt, and such promissory notes shall, from and after the Effective Date, be pledged as security for the Obligations of the holder thereof under the Loan Documents to which such holder is a party and delivered to the Collateral Agent pursuant to the terms of the Security Agreement.

                         (iii) in the case of the Borrower and its Subsidiaries,

                                (A) Debt under the Loan Documents;

                                (B) Debt secured by Liens permitted by
                         Section 5.02(a)(iv) not to exceed in the aggregate (together with any Capitalized Leases permitted under clause (C) below) $10,000,000 at any time outstanding, excluding, for purposes of such limitation, Debt secured by Liens described in
                         Section 5.02(a)(iii);

                                (C) Capitalized Leases not to exceed in the
                         aggregate (together with any Debt permitted under clause (B) above) $10,000,000 at any time outstanding, excluding, for purposes of such limitation, Debt secured by Liens described in
                         Section 5.02(a)(iii);

                                (D) Existing Debt;

                                (E) Debt in respect of Hedge Agreements
                         with Hedge Banks or banks which used to be Hedge Banks immediately prior to an assignment of its interests under this Agreement designed to hedge against fluctuations in interest rates or foreign exchange rates incurred in the ordinary course of business and consistent with prudent business practice;

                                (F) the Subordinated Cerberus Notes;

                                (G) Debt in respect of letters of credit
                         and other financial instruments in an aggregate principal amount at any time outstanding not to exceed $10,000,000;

                                (H) other unsecured Debt in an aggregate
                         principal amount not to exceed $5,000,000 at any one time outstanding; and

                                (I) any refinancing, refunding or extending
                         the maturity of, any Debt described in clauses (A) through (I) hereof; provided that the terms of any such refinancing, refunding or extending Debt, and of any agreement entered into and of any instrument issued in connection therewith, are otherwise permitted by the Loan Documents, provided further that the principal amount of any such Debt shall not be increased above the principal amount thereof outstanding immediately prior to such extension, refunding or refinancing, and the direct and contingent obligors therefor shall not be changed, as a result of or in connection with such extension, refunding or refinancing and, in the case of the Subordinated Cerberus Notes, the financial terms and other covenants shall be no less favorable to the Borrower and its Subsidiaries.

                  (c) Change in Nature of Business. Make, or permit any of its Subsidiaries to make, any material change in the nature of its business as carried on at the date hereof.

                  (d) Mergers, Etc. Merge into or consolidate with any Person or permit any Person to merge into it (other than with respect to the Restructuring Transactions), or permit any of its Subsidiaries to do any of the foregoing, except that any Subsidiary of the Borrower may merge into or consolidate with any other Subsidiary of the Borrower, provided that, in the case of any such merger or consolidation, the Person formed by such merger or consolidation shall be a wholly owned Subsidiary of the Borrower, provided further that, in the case of any such merger or consolidation to which a Subsidiary Guarantor is a party, the Person formed by such merger or consolidation shall become a Subsidiary Guarantor and provided, however, that in each case, immediately after giving effect thereto, no event shall occur and be continuing that constitutes a Default.

                  (e) Sales, Etc., of Assets. Except as provided for in the Plan of Reorganization, sell, lease, transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose of, any assets (including, without limitation, the sale of receivables), or grant any option or other right to purchase, lease or otherwise acquire any assets other than Inventory to be sold or leased in the ordinary course of its business, except:

                         (i) sales or leases of Inventory, services,
                  fixtures, equipment and receivables in the ordinary course of its business;

                         (ii) sales of Identified Assets for cash and fair
                  market value and any escrow or holdback in connection therewith in an amount not to exceed $700,000;

                         (iii) sales or trade-ins of surplus, worn or
                  obsolete equipment;

                         (iv) transactions solely among Loan Parties, and

                         (v) sales of non-ordinary course IRU's referred to
                  in Section 2.03(b)(i).

                         (vi) Sales of assets (other than assets described
                  in (i) through (v) above) in an aggregate amount not to exceed $500,000 in any Fiscal Year;

         provided that in the case of sales of assets pursuant to clauses
         (ii), (iii), (v) and (vi) above (except with respect to proceeds reinvested in replacement equipment within 90 days that do not constitute Net Cash Proceeds pursuant to the last sentence of the definition thereof), the Borrower shall, within two Business Days of receipt by any Loan Party or any of its Subsidiaries of the Net Cash Proceeds from such sale, prepay the Term Advances pursuant to, and in the amount and order of priority set forth in, Section 2.03(b), as specified therein.

                  (f) Investments in Other Persons. Make or, from and after the Effective Date, hold, or permit any of its Subsidiaries to make or, from and after the Effective Date, hold, any Investment in any Person, except:

                         (i) Investments by the Loan Parties in other Loans
                  Parties;

                         (ii) Investments existing on the date hereof and
                  described on Schedule 4.01(x) hereto;

                         (iii) Investments consisting of intercompany Debt
                  permitted under Section 5.02(b);

                         (iv) loans and advances to employees in the
                  ordinary course of business of each of the Borrower and its Subsidiaries as presently conducted in an aggregate amount not to exceed $500,000 on a consolidated basis at any time outstanding;

                         (v) Investments by each of the Borrower and its
                  Subsidiaries in Hedge Agreements permitted under Section 5.02(b)(iii)(E);

                         (vi) Investments by each of the Borrower and its
                  Subsidiaries in cash or Cash Equivalents collateralizing Debt permitted under Section 5.02(b)(iii)(G) in an amount equal to not more than 110% of such Debt;

                         (vii) any escrow or holdback permitted under
                  Section 5.02(e)(ii);

                         (viii) investments in cash or Cash Equivalents
                  (subject to the requirements of this Agreement and the Collateral Documents with respect to pledged accounts); and

                         (ix) other Investments in an aggregate amount
                  invested not to exceed $10,000,000 and Investments made solely with Equity Interests of the Borrower and it Subsidiaries; provided that with respect to Investments made under this clause (ix), (1) immediately before and after giving effect thereto, no Default shall have occurred and be continuing or would result therefrom and
                  (2) immediately after giving effect to the acquisition of a company or business pursuant to this clause (ix), the Borrower and its Subsidiaries shall be in pro forma compliance with the covenants contained in Section 5.04, calculated based on the financial statements most recently delivered to the Lenders pursuant to Section
                  5.03 as evidenced by a certificate of the Chief Financial Officer of the Borrower delivered to the Lenders demonstrating such compliance.

                  (g) Restricted Payments. Except, from and after the Effective Date, pursuant to the Subordinated Cerberus Notes as in effect on such date, declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its Equity Interests other than of a wholly owned Subsidiary now or hereafter outstanding, return any capital to its stockholders, partners or members (or the equivalent Persons thereof) as such, make any distribution of assets, Equity Interests, obligations or securities to its stockholders, partners or members (or the equivalent Persons thereof) as such or permit any of its Subsidiaries to do any of the foregoing, or permit any of its Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any Equity Interests in the Borrower or to issue or sell any Equity Interests therein, except that, so long as no Default shall have occurred and be continuing at the time of any action described in clause (i) or (ii) below or would result therefrom:

                         (i) the Borrower may declare and pay dividends and
                  distributions payable only in stock of the Borrower, other than Redeemable Capital Stock or Exchangeable Capital Stock, and

                         (ii) any Subsidiary of the Borrower may (A)
                  declare and pay dividends to the Borrower, (B) declare and pay dividends to any other Loan Party of which it is a Subsidiary and (C) accept capital contributions from its parent corporation to the extent permitted under
                  Section 5.02(f)(i).

                  (h) Amendments of Constitutive Documents. Amend, or permit any of its Subsidiaries to amend, its certificate of incorporation or bylaws or other constitutive documents other than any such amendment that could not reasonably be expected to have a Material Adverse Effect and other than the amendment and restatement of the certificate of incorporation and the bylaws of the Borrower as provided for in the Plan of Reorganization.

                  (i) Accounting Changes. Make or permit, or permit any of its Subsidiaries to make or permit, any change in (i) accounting policies or reporting practices, except as required or permitted by generally accepted accounting principles (including changes required or permitted in connection with the emergence of the Borrower and certain of its Subsidiaries from Bankruptcy Court protection pursuant to Chapter 11 of the Bankruptcy Code), or (ii) Fiscal Year.

                  (j) Prepayments, Etc., of Debt. Except for the consummation of the Plan of Reorganization, (1) prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Debt, except (i) the prepayment of the Term Advances in accordance with the terms of this Agreement, (ii) prepayment of debt secured by assets to be sold under any sale not prohibited hereunder from the proceeds of such sale, (iii) prepayment of any debt payable to any Loan Party, and
         (iv) regularly scheduled or required repayments or redemptions of Existing Debt, or (2) (x) amend, modify or change in any manner any term or condition of any Subordinated Debt, or permit any of its Subsidiaries to do any of the foregoing other than to prepay any Debt payable to the Borrower or (y) amend, modify or change in any manner any term or condition of any Existing Debt if such amendment, modification or change is reasonably likely to have an adverse impact on (a) the business, conditions (financial or otherwise), operations, performance, properties or prospects of the Borrower and its Subsidiaries taken as a whole, (b) the rights and remedies of any Agent or any Lender under any Transaction Document or (c) the ability of any Loan Party to perform its Obligations under any Transaction Document to which it is or is to be a party, or permit any of its Subsidiaries to do any of the foregoing other than to prepay any Debt payable to any Loan Party.

                  (k) Amendment, Etc., of Related Documents. Cancel or terminate any Related Document or consent to or accept any cancellation or termination thereof, amend, modify or change in any manner any term or condition of any Related Document or give any consent, waiver or approval thereunder, waive any default under or any breach of any term or condition of any Related Document, agree in any manner to any other amendment, modification or change of any term or condition of any Related Document or take any other action in connection with any Related Document that would impair the value of the interest or rights of any Loan Party thereunder or that would impair the rights or interests of any Agent or any Lender, or permit any of its Subsidiaries to do any of the foregoing.

                  (l) Negative Pledge. Enter into or, from and after the Effective Date, suffer to exist, or permit any of its Subsidiaries to enter into or, from and after the Effective Date, suffer to exist, any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of its property or assets except
         (i) in favor of the Secured Parties or (ii) in connection with (A) any Existing Debt, (B) any purchase money Debt permitted by
         Section 5.02(b)(iii)(B) solely to the extent that the agreement or instrument governing such Debt prohibits a Lien on the property acquired with the proceeds of such Debt, (C) any Capitalized Lease permitted by Section 5.02(b)(iii)(C) solely to the extent that such Capitalized Lease prohibits a Lien on the property subject thereto, (D) any Debt outstanding on the date any Subsidiary of the Borrower becomes such a Subsidiary (so long as such agreement was not entered into solely in contemplation of such Subsidiary becoming a Subsidiary of the Borrower), (E) negative pledges contained in asset sale agreements relating to assets required or permitted to be sold under this Agreement, (F) the Subordinated Cerberus Notes and (G) any governmental license, permit or other approval.

                  (m) Partnerships, Etc. Become a general partner in any general or limited partnership or joint venture, or permit any of its Subsidiaries (other than a wholly owned special purpose Subsidiary of the Borrower formed specifically for the purpose) to do so, except for ICG ChoiceCom L.P. and ICG Telecom of San Diego, L.P.

                  (n) Speculative Transactions. Engage, or permit any of its Subsidiaries to engage, in any transaction involving commodity options or futures contracts or any similar speculative transactions, other than Hedge Agreements permitted by Section 5.02(b)(iii)(E).

                  (o) Formation of Subsidiaries. Organize or invest, or permit any Subsidiary to organize or invest, in any new Subsidiary unless it becomes a Subsidiary Guarantor.

                  (p) Payment Restrictions Affecting Subsidiaries. Directly or indirectly, enter into or, from and after the Effective Date, suffer to exist, or permit any of its Subsidiaries to enter into or, from and after the Effective Date, suffer to exist, any agreement or arrangement limiting the ability of any of its Subsidiaries to declare or pay dividends or other distributions in respect of its Equity Interests or repay or prepay any Debt owed to, make loans or advances to, or otherwise transfer assets to or invest in, the Borrower or any Subsidiary of the Borrower (whether through a covenant restricting dividends, loans, asset transfers or investments, a financial covenant or otherwise), except (i) the Loan Documents, (ii) the Subordinated Cerberus Notes, (iii) any agreement or instrument evidencing Existing Debt and (iv) restrictions, solely with respect to the Subsidiaries or assets being sold, contained in asset sale agreements relating to the sale of Subsidiaries and assets being sold.

                  (q) Amendment, Etc., of Material Contracts. Cancel or terminate any Material Contract or consent to or accept any cancellation or termination thereof (to the extent that such consent or acceptance is a condition of termination or cancellation by the other party), amend or otherwise modify any Material Contract or give any consent, waiver or approval thereunder, waive any default under or breach of any Material Contract, agree in any manner to any other amendment, modification or change of any term or condition of any Material Contract or take any other action in connection with any Material Contract that would impair the value of the interest or rights of any Loan Party thereunder in any material respect or that would impair the interest or rights of any Agent or any Lender, or permit any of its Subsidiaries to do any of the foregoing, in each case except in the ordinary course of business in a manner that would not reasonably be expected to have a Material Adverse Effect.

            SECTION 5.03. REPORTING REQUIREMENTS. Beginning on the Effective Date, so long as any Term Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, or any Lender shall have any Commitment hereunder, each applicable Loan Party will furnish to the Agents and the Lenders:

                  (a) Default Prepayment and Material Adverse Change Notices. (i) As soon as possible and in any event within two days after the occurrence of each Default or any event, development or occurrence reasonably likely to have a Material Adverse Effect continuing on the date of such statement, a statement of the chief financial officer of the Borrower setting forth details of such Default and the action that the Borrower has taken and proposes to take with respect thereto, (ii) as soon as possible and in any event no later than 1:00 P.M. (New York City time) at least three Business Days before any prepayment of Term Advances is to be made by the Borrower pursuant to Section 2.03(a) (the "Prepayment Date"), written notice of the principal amount of such prepayment (the "Prepayment Amount") and the applicable Prepayment Date. Each such notice (a "Prepayment Notice") shall be by telex or telecopier or otherwise as provided in Section 8.02 and (iii) promptly after any event, development or occurrence reasonably likely to constitute a Material Adverse Change, a statement of the chief financial officer of the Borrower setting forth details of such Material Adverse Change and the action that the Borrower has taken and proposes to take with respect thereto.

                  (b) Annual Financials. As soon as available and in any event within 92 days after the end of each Fiscal Year, a copy of the annual audit report for such year for the Borrower and its Subsidiaries, including therein Consolidated and, to the extent required by the auditor of the Borrower and its Subsidiaries, consolidating balance sheets of the Borrower and its Subsidiaries as of the end of such Fiscal Year and Consolidated and, to the extent required by the auditor of the Borrower and its Subsidiaries, consolidating statements of income and a Consolidated statement of cash flows of the Borrower and its Subsidiaries for such Fiscal Year, in each case accompanied by an opinion acceptable to the Required Lenders of KPMG LLC or other independent public accountants of recognized standing acceptable to the Required Lenders, together with (i) a certificate of the Chief Financial Officer to the Lenders stating that in the course of the regular audit of the business of the Borrower and its Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has not indicated to such Chief Financial Officer that it had obtained knowledge that a Default has occurred and is continuing, or if, in the opinion of such accounting firm, a Default has occurred and is continuing, a statement as to the nature thereof, (ii) a schedule in form satisfactory to the Administrative Agent of the computations used by the Chief Financial Officer in determining, as of the end of such Fiscal Year, compliance with the covenants contained in Section 5.04, provided that in the event of any change in GAAP used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with
         Section 5.04, a statement of reconciliation conforming such financial statements to GAAP, (iii) a certificate of the Chief Financial Officer of the Borrower stating that no Default has occurred and is continuing or, if a default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto and (iv) copies of the management comment letter or recommendations, if any, of KPMG LLC or other independent accountants of recognized standing acceptable to the Required Lenders addressed to the management of the Borrower in connection with the accounts or books of the Borrower or any Subsidiary, or any audit of any of them.

                  (c) Quarterly Financials. As soon as available and in any event within 47 days after the end of each of the first three quarters of each Fiscal Year, Consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as of the end of such quarter and Consolidated and, to the extent required by the auditor of the Borrower and its Subsidiaries, consolidating statements of income and a Consolidated statement of cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal quarter and ending with the end of such fiscal quarter (except for the Consolidated statement of cash flows, which shall be on a year to date basis) and Consolidated and, to the extent required by the auditor of the Borrower and its Subsidiaries, consolidating statements of income and a Consolidated statement of cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding Fiscal Year, all in reasonable detail and duly certified (subject to normal year-end audit adjustments and the absence of footnotes) by the Chief Financial Officer of the Borrower as having been prepared in accordance with GAAP, together with (i) a certificate of said officer stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and such action that the Borrower has taken and proposes to take with respect thereto, (ii) a schedule in form satisfactory to the Administrative Agent of the computations used by the Borrower in determining compliance with the covenants contained in Section 5.04, provided that in the event of any change in GAAP used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with Section 5.04, a statement of reconciliation conforming such financial statements to GAAP and
         (iii) to the extent the Borrower has entered into any Hedge Agreement permitted under Section 5.02(b)(iii)(E), detailed information as to the relevant amounts and terms of such Hedge Agreements.

                  (d) Annual Budgets. As soon as available and in any event no later than January 31 of each Fiscal Year, budgets prepared by management of the Borrower, in form satisfactory to the Administrative Agent, of balance sheets, income statements and cash flow statements on a quarterly basis for such Fiscal Year and on an annual basis for each Fiscal Year thereafter until the Termination Date.

                  (e) Litigation. Promptly after the commencement thereof, notice of all actions, suits, investigations, litigation and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting any Loan Party or any of its Subsidiaries, of the type described in Section 4.01(f).

                  (f) Securities Reports. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports that any Loan Party or any of its Subsidiaries sends to its stockholders, and copies of all regular, periodic and special reports, and all registration statements, that any Loan Party or any of its Subsidiaries files with the Securities and Exchange Commission or any governmental authority that may be substituted therefor, or with any national securities exchange.

                  (g) Creditor Reports. Promptly after the furnishing thereof, copies of any statement or report furnished to any holder of Debt securities of any Loan Party or of any of its Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to any other clause of this Section 5.03.

                  (h) Agreement Notices. Promptly upon receipt thereof, copies of all notices, requests and other documents received by any Loan Party or any of its Subsidiaries under or pursuant to any Related Document or Material Contract or instrument, indenture, loan or credit or similar agreement regarding or related to any breach or default by any party thereto or any other event that could reasonably be expected to materially impair the value of the interests or the rights of any Loan Party or otherwise have a Material Adverse Effect and copies of any amendment, modification or waiver of any provision of any Related Document or Material Contract or instrument, indenture, loan or credit or similar agreement and, from time to time upon request by the Administrative Agent, such information and reports regarding the Related Documents, the Material Contracts and such instruments, indentures and loan and credit and similar agreements as the Administrative Agent may reasonably request.

                  (i) ERISA. (i) ERISA Events and ERISA Reports. (A) Promptly and in any event within 10 days after any Loan Party or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, a statement of the Chief Financial Officer of the Borrower describing such ERISA Event and the action, if any, that such Loan Party or such ERISA Affiliate has taken and proposes to take with respect thereto and (B) on the date any records, documents or other information must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA, a copy of such records, documents and information.

                  (ii) Plan Terminations. Promptly and in any event within two Business Days after receipt thereof by any Loan Party or any ERISA Affiliate, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan.

                  (iii) Plan Annual Reports. Promptly and in any event within 30 days after the filing thereof with the PBGC, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan.

                  (iv) Multiemployer Plan Notices. Promptly and in any event within five Business Days after receipt thereof by any Loan Party or any ERISA Affiliate from the sponsor of a Multiemployer Plan, copies of each notice concerning (A) the imposition of Withdrawal Liability by any such Multiemployer Plan, (B) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan or (C) the amount of liability incurred, or that may be incurred, by such Loan Party or any ERISA Affiliate in connection with any event described in clause (A) or (B).

                  (j) Environmental Conditions. Promptly after the assertion or occurrence thereof, notice of any Environmental Action against or of any noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit that could (i) reasonably be expected to have a Material Adverse Effect or (ii) cause any property described in the Mortgages to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law.

                  (k) Real Property. As soon as available and in any event within 47 days after the end of each Fiscal Quarter, a report supplementing Schedules 4.01(u) and 4.01(v) hereto, including an identification of all owned and leased real property disposed of by the Borrower or any of its Subsidiaries during such Fiscal Year, a list and description (including the street address, county or other relevant jurisdiction, state, record owner, book value thereof and, in the case of leases of property, lessor, lessee, expiration date and annual rental cost thereof) of all real property acquired or leased during such Fiscal Year and a description of such other changes in the information included in such Schedules as may be necessary for such Schedules to be accurate and complete.

                  (l) Insurance. As soon as available and in any event within 30 days after the end of each Fiscal Year, a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for each Loan Party and its Subsidiaries and containing such additional information as any Agent, or any Lender through the Administrative Agent, may reasonably specify.

                  (m) Revenue Agent Reports. Within 10 days after receipt, copies of all Revenue Agent Report (Internal Revenue Service Form
         886), or other written proposals of the Internal Revenue Service, that propose, determine or otherwise set forth positive adjustments to the federal income tax liability of the affiliated group (within the meaning of Section 1504(a)(1) of the Internal Revenue Code) of which the Borrower is a member aggregating $3,000,000 or more.

                  (n) Tax Certificates. Promptly, and in any event within thirty (30) Business Days after the due date (with extensions, if properly obtained) for filing the final federal income tax return in respect of each taxable year, a certificate (a "Tax Certificate") signed by the President or the Chief Financial Officer of the Borrower, stating that there has been paid to the Internal Revenue Service or other applicable taxing authority, the full amount that the affiliated group that includes the Borrower is required to pay in respect of federal income tax for such year and that the Borrower has applied for any refunds payable to it in respect of its taxes, that the Borrower has not paid amounts in respect of taxes (federal, state, local or foreign) in excess of the amounts, if any, they are required to pay under the Tax Sharing Agreement in respect of such taxable year and have received amounts, if any, due to it under the Tax Sharing Agreement for such year.

                  (o) Reports of Identified Asset Sales. From and after the Effective Date, from time to time as the Administrative Agent shall request until the first anniversary of the Effective Date, but not less than 30 days after the end of each month, reports describing in reasonable detail the status of the sales of Identified Assets.

                  (p) Capital Expenditure Certificates. For all point to point broadband capital expenditures in years 2002, 2003, and 2004, the Chief Financial Officer of the Borrower shall provide a certificate to the Lenders on a quarterly basis (which shall be delivered at the same time as the financial statements referred to in Sections 5.03(b) and (c) hereof) reporting: the amount of actual aggregate point to point capital expenditures for the immediately preceding quarter compared to planned capital expenditures permitted under this Agreement for that quarter, and the amount of point to point capital expenditure projects permitted under this Agreement during the immediately preceding quarter specifying for such projects the aggregate projected quarterly cash flows, internal rate of return and payback periods. The Borrower shall deliver with such certificate the computations supporting the certification.

                  (q) Press Releases. After such time as the Borrower shall cease to be a reporting company with the Securities Exchange Commission, promptly after the release thereof, copies of any press releases released by any Loan Party or any of its Subsidiaries.

                  (r) Financial Summaries. As soon as available and in any event promptly after the furnishing thereof to the board of directors (or any committee thereof) of the Borrower, copies of the financial summary furnished to the board of directors (or any committee thereof) together with all attachments and appendices furnished in connection therewith which summaries shall be prepared and furnished no less frequently than on a quarterly basis as required under Section 5.02(g) hereof.

                  (s) Other Information. Such other information respecting the business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party or any of its Subsidiaries as any Agent, or any Lender through the Administrative Agent, may from time to time reasonably request.

            SECTION 5.04. FINANCIAL COVENANTS. Beginning on the Effective Date, so long as any Term Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, or any Lender shall have any Commitment hereunder, the Borrower will:

                  (a) Minimum EBITDA: At the end of each fiscal quarter set forth below, maintain consolidated EBITDA for each consecutive four fiscal quarterly period (except that until the fiscal quarter ending March 31, 2003 such measurements shall be made for the fiscal quarterly periods from April 1, 2002 and until the end of the fiscal quarter set forth below) of not less than the amount set forth below:

               Fiscal Quarter Ending                          Amount
               ---------------------                          ------
               September 30, 2002                           $30,901,000
               December 31, 2002                            $46,351,000
               March 31, 2003                               $63,854,000
               June 30, 2003                                $67,251,000
               September 30, 2003                           $70,649,000
               December 31, 2003                            $74,046,000
               March 31, 2004                               $79,586,000
               June 30, 2004                                $85,248,000
               September 30, 2004                           $91,269,000
               December 31, 2004                            $97,111,000
               March 31, 2005                              $109,708,000
               June 30, 2005                               $120,660,000

                  (b) Minimum Cash Balance. From and after the Effective Date, maintain at all times a minimum cash balance of freely available funds held on deposit in the cash collateral account maintained by Wachovia Bank, National Association or one of its affiliates (or such other institution that is a Lender and is acceptable to the Administrative Agent) in an amount equal to (i) 75% of the outstanding principal amount of the Term Advances outstanding hereunder for the period from the Effective Date until the first anniversary of the Closing Date, unless there is a Default or the Borrower anticipates a Default under this Agreement, in which case the cash balance will stay at the 75% level until there is no longer a Default or an anticipated Default and (ii) at all times thereafter, an amount equal to 50% of the principal amount of the Term Advances outstanding hereunder.

                  (c) Maximum Capital Expenditure. At the end of each fiscal quarter set forth below, not permit consolidated Capital Expenditures for each consecutive four fiscal quarterly periods (except that until the fiscal quarter ending March 31, 2003 such measurements shall be made for the fiscal quarterly periods from April 1, 2002 and until the end of the fiscal quarter set forth below) to exceed the corresponding amount set forth below:

                                                           Amount of Capital
               Period Ending In                              Expenditure
               ----------------                              -----------
               September 30, 2002                            $43,492,000
               December 31, 2002                             $63,358,000
               March 31, 2003                                $81,052,000
               June 30, 2003                                 $85,477,000
               September 30, 2003                            $72,948,000
               December 31, 2003                             $78,777,000
               March 31, 2004                                $82,755,000
               June 30, 2004                                 $86,729,000
               September 30, 2004                            $90,704,000
               December 31, 2004                             $86,678,000
               March 31, 2005                                $93,123,000
               June 30, 2005                                 $99,564,000

                                 ARTICLE VI

                             EVENTS OF DEFAULT

            SECTION 6.01. EVENTS OF DEFAULT. If any of the following events ("Events of Default") shall occur and shall, from and after the Effective Date, be continuing:

                  (a) (i) the Borrower shall fail to pay any principal of any Term Advance when the same shall become due and payable or
         (ii) the Borrower shall fail to pay any interest on any Term Advance, or any Loan Party shall fail to make any other payment under any Loan Document, in each case under this clause (ii) within two Business Days after the same becomes due and payable; or

                  (b) any representation or warranty made by any Loan Party (or any of its officers) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made or confirmed; or

                  (c) any Loan Party shall fail to perform or observe any term, covenant or agreement contained in Section 5.01(e), (f),
         (i), (j) or (n), 5.02, 5.03(a)(i), or 5.04; or

                  (d) any Loan Party shall fail to perform or observe any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for 30 days after the earlier of the date on which (i) a Responsible Officer becomes aware of such failure or
         (ii) written notice thereof shall have been given to the Borrower by any Agent or any Lender; or

                  (e) any Loan Party or any of its Subsidiaries shall fail to pay any principal of, premium or interest on or any other amount payable in respect of any Debt of such Loan Party or such Subsidiary (as the case may be) that is outstanding in a principal amount (or, in the case of any Hedge Agreement, an Agreement Value) of at least $2,500,000 either individually or in the aggregate (but excluding Debt outstanding hereunder), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt or otherwise to cause, or to permit the holder thereof to cause, such Debt to mature; or any such Debt shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

                  (f) any Loan Party or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Loan Party or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or any Loan Party or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection
         (f); or

                  (g) any judgments or orders (except the Confirmation Order), either individually or in the aggregate, for the payment of money in excess of $2,500,000 (determined net of any applicable insurance proceeds) shall be rendered against any Loan Party or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 25 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (h) any non-monetary judgment or order shall be rendered against any Loan Party or any of its Subsidiaries that could be reasonably likely to have a Material Adverse Effect, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (i) any provision of any Loan Document after delivery thereof pursuant to Section 3.01 or 5.01(j) and the terms of the Escrow Agreement shall for any reason cease to be valid and binding on or enforceable against any Loan Party party to it, or any such Loan Party shall so state in writing; or

                  (j) any Collateral Document or financing statement after delivery thereof pursuant to Section 3.01 or 5.01(j) and the terms of the Escrow Agreement shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority lien on and security interest in the U.S. Collateral purported to be covered thereby, subject only to Liens permitted hereunder or thereunder; or

                  (k) a Change of Control shall occur; or

                  (l) any Material Adverse Change shall have occurred and shall remain unremedied for 10 days after written notice thereof shall have been given to the Borrower by the Administrative Agent; provided that if the Borrower provides the Administrative Agent with evidence sufficient to the Administrative Agent that the Material Adverse Change can be remedied within 30 day after notice from the Administrative Agent, the Borrower shall have such 30 day period to remedy the situation before it will be an Event of Default hereunder; or

                  (m) any ERISA Event shall have occurred with respect to a Plan and the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Loan Parties and the ERISA Affiliates related to such ERISA Event) exceeds $500,000; or

                  (n) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Loan Parties and the ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds $500,000 or requires payments exceeding $100,000 per annum; or

                  (o) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Loan Parties and the ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount exceeding $500,000;

then, and in any such event, the Administrative Agent shall at the request, or may with the consent, of the Required Lenders, (A) by notice to the Borrower, declare the Term Notes, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Term Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code, the Term Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

                                ARTICLE VII

                                 THE AGENTS

            SECTION 7.01. AUTHORIZATION AND ACTION. Each Lender (in its capacities as a Lender and on behalf of itself and its Affiliates as potential Hedge Banks) hereby appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to such Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Term Notes), no Agent shall be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and all holders of Term Notes; provided, however, that no Agent shall be required to take any action that exposes such Agent to personal liability or that is contrary to this Agreement or applicable law. Each Agent agrees to give to each Lender prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

            SECTION 7.02. AGENTS' RELIANCE, ETC. Neither any Agent nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, each Agent: (a) may treat the payee of any Term Note as the holder thereof until, in the case of the Administrative Agent, the Administrative Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Term Note, as assignor, and an Eligible Assignee, as assignee, or, in the case of any other Agent, such Agent has received notice from the Administrative Agent that it has received and accepted such Assignment and Acceptance, in each case as provided in Section 8.07; (b) may consult with legal counsel (including counsel for any Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with the Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document on the part of any Loan Party or to inspect the property (including the books and records) of any Loan Party; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; and (f) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy or telex) believed by it to be genuine and signed or sent by the proper party or parties.

            SECTION 7.03. AGENTS AND AFFILIATES. With respect to the Term Advances made by it and the Term Notes issued to it, each Agent shall have the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though it were not an Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include each Agent in its individual capacity. Each Agent and its respective affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, any Loan Party, any of its Subsidiaries and any Person that may do business with or own securities of any Loan Party or any such Subsidiary, all as if such Agent was not an Agent and without any duty to account therefor to the Lenders.

            SECTION 7.04. LENDER CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

            SECTION 7.05. INDEMNIFICATION. (a) Each Lender severally agrees to indemnify each Agent (to the extent not promptly reimbursed by the Borrower) from and against such Lender's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by such Agent under the Loan Documents; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Lender agrees to reimburse each Agent promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrower under Section 8.04, to the extent that such Agent is not promptly reimbursed for such costs and expenses by the Borrower.

            (b) For purposes of this Section 7.05, the Lenders' respective ratable shares of any amount shall be determined, at any time, according to the aggregate principal amount of the Term Advances outstanding at such time and owing to the respective Lenders. The failure of any Lender to reimburse any Agent, as the case may be, promptly upon demand for its ratable share of any amount required to be paid by the Lenders to such Agent, as the case may be, as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse such Agent, as the case may be, for its ratable share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse such Agent, as the case may be, for such other Lender's ratable share of such amount. Without prejudice to the survival of any other agreement of any Lender hereunder, the agreement and obligations of each Lender contained in this
Section 7.05 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

            SECTION 7.06. SUCCESSOR AGENTS. Any Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent, subject, so long as no Default has occurred and is continuing, to the consent of the Borrower, such consent not to be unreasonably withheld. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, subject, so long as no Default has occurred and is continuing, to the consent of the Borrower, such consent not to be unreasonably withheld, which shall be a commercial bank organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $250,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent and, in the case of a successor Collateral Agent, upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to any mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. If within 45 days after written notice is given of the retiring Agent's resignation or removal under this Section 7.06 no successor Agent shall have been appointed and shall have accepted such appointment, then on such 45th day (i) the retiring Agent's resignation or removal shall become effective, (ii) the retiring Agent shall thereupon be discharged from its duties and obligations under the Loan Documents and (iii) the Required Lenders shall thereafter perform all duties of the retiring Agent under the Loan Documents until such time, if any, as the Required Lenders appoint a successor Agent as provided above. After any retiring Agent's resignation or removal hereunder as Agent shall have become effective, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

                                ARTICLE VIII

                               MISCELLANEOUS

            SECTION 8.01. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement or the Term Notes or any other Loan Document, nor consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed (or, in the case of the Collateral Documents, consented to) by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (a) no amendment, waiver or consent shall, unless in writing and signed by all of the Lenders (other than any Lender that is, at such time, a Defaulting Lender), do any of the following at any time: (i) waive any of the conditions specified in Section 3.01, (ii) change the number of Lenders or the percentage of the aggregate unpaid principal amount of the Term Advances that shall be required for the Lenders or any of them to take any action hereunder, (iii) reduce or limit the obligations of any Subsidiary Guarantor under Section 1 of the Subsidiary Guaranty issued by it or release such Subsidiary Guarantor or otherwise limit such Subsidiary Guarantor's liability with respect to the Obligations owing to the Agents and the Lenders (other than, in the case of any Subsidiary Guarantor, to the extent permitted under the Subsidiary Guaranty), (iv) release any material portion of the Collateral in any transaction or series of related transactions or permit the creation, incurrence, assumption or existence of any Lien on any material portion of the Collateral in any transaction or series of related transactions to secure any Obligations other than Obligations owing to the Secured Parties under the Loan Documents, (v) amend Section 2.10 or this Section 8.01, (vi) reduce the principal of, or interest on, the Term Notes or any fees or other amounts payable hereunder,
(vii) postpone any date scheduled for any payment of principal of, or interest on, the Term Notes pursuant to Section 2.02 or 2.04 or any date fixed for payment of fees or other amounts payable hereunder, or (viii) limit the liability of any Loan Party under any of the Loan Documents and
(b) no amendment, waiver or consent shall, unless in writing and signed by the Required Lenders and each Lender (other than any Lender that is, at such time, a Defaulting Lender) that has a Term Advance outstanding hereunder if such Lender is directly affected by such amendment, waiver or consent, (i) reduce the principal of, or interest on, the Term Notes held by such Lender or any fees or other amounts payable hereunder to such Lender, (ii) postpone any date fixed for any payment of principal of, or interest on, the Term Notes held by such Lender or any fees or other amounts payable hereunder to such Lender, (iii) change the order of application of any prepayment set forth in Section 2.03 in any manner that materially affects such Lender; provided further that no amendment, waiver or consent shall, unless in writing and signed by an Agent in addition to the Lenders required above to take such action, affect the rights or duties of such Agent under this Agreement or the other Loan Documents.

            SECTION 8.02. NOTICES, ETC. All notices and other communications provided for hereunder shall be in writing (including telecopy communication) and mailed (by certified mail), telecopied or delivered by hand; if to the Borrower, at its address at 161 Inverness Drive West, Englewood, CO 80112, facsimile: (303) 414-8883, Attention:
Richard E. Fish, Jr., with a copy to Bernard L. Zuroff, General Counsel; if to any Initial Lender, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender; if to the Administrative Agent or the Collateral Agent, at its address at 1 Liberty Plaza, 5th floor, New York, New York 10006-1404, Facsimile: (212) 428-3026; Attention: Rizwan Ahmad; with a copy to Aurora Lanteigne at 1 Liberty Plaza, 5th floor, New York, New York 10006-1404, Facsimile: (212) 428-2310; or, as to any party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and other communications shall, when mailed (by certified mail), telecopied or delivered shall be effective when received by the party being notified. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Term Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of an original executed counterpart thereof.

            SECTION 8.03. NO WAIVER; REMEDIES. No failure on the part of any Lender or any Agent to exercise, and no delay in exercising, any right hereunder or under any Term Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

            SECTION 8.04. COSTS AND EXPENSES. (a) The Borrower agrees to pay on demand (i) all costs and expenses of the Administrative Agent, the Documentation Agent and the Collateral Agent in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Documents (including, without limitation, (A) all due diligence, collateral review, syndication, transportation, computer, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and expenses and (B) the reasonable fees and expenses of counsel for such Agents with respect thereto, with respect to advising such Agents as to their rights and responsibilities, or the perfection, protection or preservation of rights or interests, under the Loan Documents, with respect to negotiations with any Loan Party or with other creditors of any Loan Party or any of its Subsidiaries arising out of any Default or any events or circumstances that may give rise to a Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any proceeding ancillary thereto) and (ii) all costs and expenses of such Agents and each Lender in connection with the enforcement of the Loan Documents, whether in any action, suit or litigation, any "workout" or restructuring in respect of the Obligations under the Loan Documents, or any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent, the Documentation Agent and the Collateral Agent and each Lender with respect thereto).

            (b) The Borrower agrees to indemnify, defend and save and hold harmless the Administrative Agent, Documentation Agent and the Collateral Agent, each Lender and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (i) this Agreement and the Term Advances hereunder, the actual or proposed use of the proceeds of the Term Advances, the other Transaction Documents or any of the transactions contemplated thereby, or (ii) the actual or alleged presence of Hazardous Materials on any property of any Loan Party or any of its Subsidiaries or any Environmental Action relating in any way to any Loan Party or any of its Subsidiaries, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 8.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnified Party, whether or not any Indemnified Party is otherwise a party thereto and whether or not the Transaction is consummated. The Borrower also agrees not to assert any claim against any Agent, any Lender or any of their Affiliates, or any of their respective officers, directors, employees, agents and advisors, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to this Agreement and the Term Advances hereunder, the actual or proposed use of the proceeds of the Term Advances, the other Transaction Documents or any of the transactions contemplated by the Transaction Documents.

            (c) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Term Advance, as a result of a payment or Conversion pursuant to Section 2.03, 2.06(b)(i) or 2.07(d), acceleration of the maturity of the Term Notes pursuant to Section 6.01 or for any other reason, or by an Eligible Assignee to a Lender other than on the last day of the Interest Period for such Term Advance upon an assignment of rights and obligations under this Agreement pursuant to Section 8.07 as a result of a demand by the Borrower pursuant to Section 8.07(a), or if the Borrower fails to make any payment or prepayment of a Term Advance for which a notice of prepayment has been given or that is otherwise required to be made, whether pursuant to Section 2.02, 2.03 or 6.01 or otherwise, the Borrower shall, upon demand by such Lender (with a copy of such demand to the Administrative Agent), jointly and severally pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion or such failure to pay or prepay, as the case may be, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Term Advance.

            (d) If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it under any Loan Document, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of such Loan Party by the Administrative Agent or any Lender, in its sole discretion.

            (e) Without prejudice to the survival of any other agreement of any Loan Party hereunder or under any other Loan Document, the agreements and obligations of the Borrower contained in Sections 2.07 and 2.09 and this Section 8.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under any of the other Loan Documents.

            SECTION 8.05. RIGHT OF SET-OFF. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare the Term Notes due and payable pursuant to the provisions of Section 6.01, each Agent and each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Agent, such Lender or such Affiliate to or for the credit or the account of the Borrower against any and all of the Obligations of the Borrower now or hereafter existing under the Loan Documents, irrespective of whether such Agent or such Lender shall have made any demand under this Agreement or such Term Note or Term Notes and although such Obligations may be unmatured. Each Agent and each Lender agrees promptly to notify the Borrower after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Agent and each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Agent, such Lender and their respective Affiliates may have.

            SECTION 8.06. BINDING EFFECT. Subject to Sections 3.03 and 8.16, this Agreement shall become effective when it shall have been executed by the Borrower and each Agent and the Administrative Agent shall have been notified by each Initial Lender that such Initial Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, each Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

            SECTION 8.07. ASSIGNMENTS AND PARTICIPATIONS. (a) Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of the Term Advances owing to it and the Term Note or Term Notes held by it); provided, however, that (i) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations under and in respect of the Term Advances, (ii) except in the case of an assignment of all of the Lender's rights and obligations under this Agreement, the aggregate amount of the Term Advances being assigned to such Eligible Assignee pursuant to such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $2,000,000 (or such lesser amount as shall be approved by the Administrative Agent and, so long as no Default shall have occurred and be continuing at the time of effectiveness of such assignment, the Borrower) and (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Term Note or Term Notes subject to such assignment and a processing and recordation fee of $3,000.

            (b) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender or, as the case may be, hereunder and (ii) the Lender or assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than its rights under Sections 2.07, 2.09 and 8.04 to the extent any claim thereunder relates to an event arising prior to such assignment) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the remaining portion of an assigning Lender's or rights and obligations under this Agreement, such Lender or shall cease to be a party hereto).

            (c) By executing and delivering an Assignment and Acceptance, each Lender assignor thereunder and each assignee thereunder confirm to and agree with each other and the other parties thereto and hereto as follows:
(i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto;
(ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon any Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement;
(v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to such Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender or, as the case may be.

            (d) The Administrative Agent, acting for this purpose (but only for this purpose) as the agent of the Borrower, shall maintain at its address referred to in Section 8.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and principal amount of the Term Advances owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agents and the Lenders shall treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Agent or any Lender at any reasonable time and from time to time upon reasonable prior notice.

            (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, together with any Term Note or Term Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit B hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower and each other Agent. In the case of any assignment by a Lender, within five Business Days after its receipt of a request therefor from the Eligible Assignee (acting through the Agent), the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Term Note or Term Notes, if any, a new Term Note or Term Notes to the order of such Eligible Assignee in an amount equal to the Term Advances assumed by it hereunder pursuant to such Assignment and Acceptance and, if any assigning Lender has retained a Term Advance hereunder, a new Term Note or Term Notes to the order of such assigning Lender in an amount equal to the Term Advance retained by it hereunder. Any such new Term Note or Term Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Term Note or Term Notes (if any), shall be dated the effective date of such Assignment and Acceptance, and shall otherwise be in substantially the form of Exhibit A hereto, as the case may be.

            (f) Each Lender may sell participations to one or more Persons (other than any Loan Party or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its pro rata share of the Term Advances owing to it and the Term Note or Term Notes (if any) held by it); provided, however, that (i) such Lender's obligations under this Agreement (including, without limitation, its pro rata share of the Term Advances) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Term Note or Term Notes for all purposes of this Agreement, (iv) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Term Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, postpone any date fixed for any payment of principal of, or interest on, the Term Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or release all or substantially all of the Collateral.

            (g) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this
Section 8.07, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided, however, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree in writing to preserve the confidentiality of any Confidential Information received by it from such Lender.

            (h) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Term Advances owing to it and the Term Note or Term Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

            SECTION 8.08. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

            SECTION 8.09. CONFIDENTIALITY. Neither any Agent nor any Lender shall disclose any Confidential Information to any Person without the consent of the Borrower, other than (a) to such Agent's or such Lender's Affiliates and their officers, directors, employees, agents and advisors and to actual or prospective Eligible Assignees and participants, and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process, (c) as requested or required by any state, Federal or foreign authority or examiner regulating such Lender and (d) to any rating agency when required by it, provided that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Confidential Information relating to the Loan Parties received by it from such Lender.

            SECTION 8.10. RELEASE OF COLLATERAL. Upon the sale, lease, transfer or other disposition of any item of Collateral of any Loan Party (including, without limitation, as a result of the sale, in accordance with the terms of the Loan Documents, of the Loan Party that owns such Collateral) in accordance with the terms of the Loan Documents, the Collateral Agent will, at the Borrower's expense, execute and deliver to such Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents in accordance with the terms of the Loan Documents.

            SECTION 8.11. JURISDICTION, ETC. (a) From and after the Effective Date, each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the fullest extent permitted by law, in such Federal court. Each of the Loan Parties hereby agrees that service of all process in any such proceeding in any such court may be made by registered mail or certified mail, return receipt requested, to such Loan Party at its address provided in Section 8.02. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Loan Documents in the courts of any jurisdiction.

                  (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

            SECTION 8.12. GOVERNING LAW. This Agreement and the Term Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

            SECTION 8.13. WAIVER OF JURY TRIAL. Each of the Borrower, the Agents and the Lenders irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to any of the Loan Documents, the Term Advances, or the actions of any Agent or any Lender in the negotiation, administration, performance or enforcement thereof.

            SECTION 8.14. NON-U.S. SUBSIDIARIES. Notwithstanding any provision of any Loan Document to the contrary, unless an Event of Default shall have occurred and be continuing, (i) no more than 65% of the equity interests in any CFC shall be pledged or similarly hypothecated to guarantee or support any Obligation of the Borrower, (ii) no CFC shall guarantee or support any Obligation of the Borrower and (iii) no security or similar interest shall be granted in the assets of any CFC, which security or similar interest guarantees or supports any Obligations of the Borrower. The Parties agree that any pledge, guaranty or security or similar interest made or granted in contravention of this Section 8.14 shall be void ab initio.

            SECTION 8.15. EXISTING CREDIT AGREEMENT. Upon the Effective Date, this agreement will replace the Existing Credit Agreement in its entirety, and after the Effective Date the Existing Credit Agreement and the other "Loan Documents" (as defined therein) shall be of no further force and effect (except for any provision thereof that by its terms survives termination thereof). Obligations payable under both this Agreement and the Existing Credit Agreement shall be payable without duplication (including interest, as specified in Section 2.04(d)).

            SECTION 8.16. EFFECTIVE DATE; REPRESENTATIONS AND WARRANTIES.
(a) It shall be a condition to the effectiveness of this Agreement (other than Section 8.04, which shall be effective as of the Closing Date) and to each of the other Loan Documents that, on or prior to the Deadline Date, each of the conditions contained in Section 3.03 shall have been satisfied. In the event that such conditions are not fulfilled and the Effective Date does not occur by such date, the property held in escrow shall be distributed pursuant to Section 3.02 and this Agreement and the other Loan Documents shall be of no further force and effect (other than the provisions of Section 8.04, which shall survive any such termination). Notwithstanding any provision of any Loan Document to the contrary (except solely to the extent that the certification required pursuant to Section 3.03(h)(ii) constitutes a condition the Effective Date), the obligations of the Loan Parties under the Loan Documents shall be effective only from and after the Effective Date.

            (b) Each of the representations and warranties of any Loan Party contained in any Loan Document and made as of a date prior to the Effective Date shall be deemed to have been made after giving effect to the transactions contemplated by the Loan Documents and the Plan of Reorganization, as though such transactions and the Plan of Reorganization were consummated on and as of the Closing Date and subject to the entry by the Bankruptcy Court of the Confirmation Order.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                    ICG COMMUNICATIONS, INC.


                                    By
                                      -----------------------------------------
                                      Title:

                                    ROYAL BANK OF CANADA,
                                    as Administrative Agent and Collateral Agent


                                    By
                                      -----------------------------------------
                                      Title:

                                    WACHOVIA BANK,
                                    NATIONAL
                                    ASSOCIATION,
                                    formerly known as
                                    "First Union
                                    National Bank" as
                                    Documentation Agent


                                    By
                                      -----------------------------------------
                                      Title:

                              Initial Lenders

                                    ENDEAVOUR LLC


                                    By
                                      -----------------------------------------
                                      Title:

                                    BARCLAYS BANK PLC


                                    By
                                      -----------------------------------------
                                      Title:

                                   WACHOVIA BANK, NATIONAL ASSOCIATION,
                                   formerly known as "First Union National Bank"


                                   By
                                     -----------------------------------------
                                     Title:

                                   ROYAL BANK OF CANADA


                                   By
                                     -----------------------------------------
                                     Title:

                                   MORGAN STANLEY SENIOR FUNDING, INC.


                                   By
                                     -----------------------------------------
                                     Title:

                                   BNP PARIBAS


                                   By
                                     -----------------------------------------
                                     Title:

                                   IBM CREDIT CORPORATION


                                   By
                                     -----------------------------------------
                                     Title:

                                   GENERAL ELECTRIC CAPITAL CORPORATION


                                   By
                                     -----------------------------------------
                                     Title:

                                   ING PRIME RATE TRUST


                                   By
                                     -----------------------------------------
                                     Title:

                                   FINOVA CAPITAL CORPORATION


                                   By
                                     -----------------------------------------
                                     Title:

                                   CAPTIVA FINANCE LTD.


                                   By
                                     -----------------------------------------
                                     Title:

                                   ELT FINANCE LTD.


                                   By
                                     -----------------------------------------
                                     Title:

                                   FRANKLIN FLOATING RATE TRUST


                                   By
                                     -----------------------------------------
                                     Title:

                                   KEYPORT LIFE INSURANCE COMPANY

                                   By: Stein Roe & Farnham Incorporated, as
                                   Advisor for Keyport Life Insurance Company


                                   By
                                     -----------------------------------------
                                     Title:

                                   STEIN ROE FLOATING RATE LIMITED
                                   LIABILITY COMPANY


                                   By
                                     -----------------------------------------
                                     Title:

                                   WINGED FOOT FUNDING TRUST


                                   By
                                     -----------------------------------------
                                     Title:

                                   FOOTHILL INCOME TRUST II LP


                                   By
                                     -----------------------------------------
                                     Title:

                                                                      EXHIBIT A

                             FORM OF TERM NOTE


$_______________                                        Dated: ________ __, ____

            FOR VALUE RECEIVED, the undersigned, ICG COMMUNICATIONS, INC., a Delaware corporation (the "Borrower"), HEREBY PROMISES, TO PAY to _____________ or its registered assigns (the "Lender") for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below) the aggregate principal amount of the Term Advances (as defined below) owing to the Lender by the Borrower pursuant to the Credit Agreement dated as of July __, 2002 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; terms defined therein, unless otherwise defined herein, being used herein as therein defined) among the Borrower, the Lender and certain other lenders party thereto, Royal Bank of Canada, as Collateral Agent and as Administrative Agent for the Lender and such other lenders and Wachovia Bank, N.A., as Documentation Agent on the dates and in the amounts specified in the Credit Agreement.

            The Borrower promises to pay interest on the unpaid principal amount of each Term Advance from the Effective Date until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

            Both principal and interest are payable in lawful money of the United States of America to Royal Bank of Canada, as Administrative Agent, at One Liberty Plaza, New York, New York 10006, in same day funds. Each Term Advance owing to the Lender by the Borrower and the maturity thereof, and all payments made on account of principal thereof, including without limitation the Lender's pro rata share of the mandatory pre-payment referred to below of the Term Advance on the Effective Date, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto, which is part of this Promissory Note; provided, however, that the failure of the Lender to make any such recordation or endorsement shall not affect the Obligations of the Borrower under this Promissory Note.

            This Promissory Note is one of the Term Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides that the Existing Advance under the Existing Credit Agreement owing to the Lender shall become a Term Advance (the "Term Advance") by the Lender to or for the benefit of the Borrower in an amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Term Advance being evidenced by this Promissory Note, (ii) provides for, among other prepayments from time to time, a mandatory prepayment of the Term Advances in the aggregate principal amount of $25,000,000 upon, and as a condition of, the conversion of the Existing Advances to Term Advances, and (iii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified. The obligations of the Borrower under this Promissory Note and the other Loan Documents, and the obligations of the other Loan Parties under the Loan Documents, are secured by the Collateral as provided in the Loan Documents.

            This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York.

                                                   ICG COMMUNICATIONS, INC.


                                                   By
                                                     --------------------------
                                                      Title:

                     ADVANCES AND PAYMENTS OF PRINCIPAL



 ------------------------------------------------------------------------------
|           |              |    Amount of     |     Unpaid     |               |
|   Date    |   Amount of  |  Principal Paid  |    Principal   |    Notation   |
|           |    Advance   |    or Prepaid    |    Balance     |    Made By    |
|-----------|--------------|------------------|----------------|---------------|
|           |              |                  |                |               |
|-----------|--------------|------------------|----------------|---------------|
|           |              |                  |                |               |
|-----------|--------------|------------------|----------------|---------------|
|           |              |                  |                |               |
|-----------|--------------|------------------|----------------|-- ------------|
|           |              |                  |                |               |
|-----------|--------------|------------------|----------------|---------------|
|           |              |                  |                |               |
|-----------|--------------|------------------|----------------|---------------|
|           |              |                  |                |               |
|-----------|--------------|------------------|----------------|---------------|
|           |              |                  |                |               |
|-----------|--------------|------------------|----------------|---------------|
|           |              |                  |                |               |
------------------------------------------------------------------------------

                                                                      EXHIBIT B

                     FORM OF ASSIGNMENT AND ACCEPTANCE


            Reference is made to the Credit Agreement dated as of July __, 2002 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; the terms defined therein, unless otherwise defined herein, being used herein as therein defined) among ICG COMMUNICATIONS, INC., a Delaware corporation (the "Borrower"), the Lenders party thereto, Royal Bank of Canada, as Collateral Agent and as Administrative Agent for the Lenders and Wachovia Bank, N.A., as Documentation Agent.

            Each "Assignor" referred to on Schedule 1 hereto (each, an "Assignor") and each "Assignee" referred to on Schedule 1 hereto (each, an "Assignee") agrees severally with respect to all information relating to it and its assignment hereunder and on Schedule 1 hereto as follows:

            1. Such Assignor hereby sells and assigns, without recourse except as to the representations and warranties made by it herein, to such Assignee, and such Assignee hereby purchases and assumes from such Assignor, an interest in and to such Assignor's rights and obligations under the Credit Agreement as of the date hereof equal to the percentage interest specified on Schedule 1 hereto of all outstanding rights and obligations of the Term Advances under the Credit Agreement. After giving effect to such sale and assignment, the amount of the Term Advances owing to such Assignee will be as set forth on Schedule 1 hereto.

            2. Such Assignor (i) represents and warrants that its name set forth on Schedule 1 hereto is its legal name, that it is the legal and beneficial owner of the interest or interests being assigned by it hereunder and that such interest or interests are free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto;
(iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; and (iv) attaches the Term Note or Term Notes (if any) held by such Assignor and requests that the Administrative Agent exchange any such Term Note or Term Notes for a new Term Note or Term Notes payable to the order of such Assignee, if requested by the Assignee, in an amount equal to the Term Advance assumed by such Assignee pursuant hereto, or new Term
Notes payable to the order of such Assignee, if requested by the Assignee, in an amount equal to the Term Advance assumed by such Assignee pursuant hereto and such Assignor, if any Term Notes payable to the Assignor are attached hereto, in an amount equal to the Term Advance retained by such Assignor under the Credit Agreement, respectively, as specified on Schedule 1 hereto.

            3. Such Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon any Agent, any Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) represents and warrants that its name set forth on Schedule 1 hereto is its legal name; (iv) confirms that it is an Eligible Assignee; (v) appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to such Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (vi) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; and (vii) attaches any U.S. Internal Revenue Service forms required under Section 2.09 of the Credit Agreement.

            4. Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date for this Assignment and Acceptance (the "Assignment Effective Date") shall be the date of acceptance hereof by the Administrative Agent, unless otherwise specified on Schedule 1 hereto.

            5. Upon such acceptance and recording by the Administrative Agent, as of the Assignment Effective Date, (i) such Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) such Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement (other than its rights and obligations under the Loan Documents that are specified under the terms of such Loan Documents to survive the payment in full of the Obligations of the Loan Parties under the Loan Documents to the extent any claim thereunder relates to an event arising prior to the Assignment Effective
Date) and, if this Assignment and Acceptance covers all of the remaining portion of the rights and obligations of such Assignor under the Credit Agreement, such Assignor shall cease to be a party thereto.

            6. Upon such acceptance and recording by the Administrative Agent, from and after the Assignment Effective Date, the Administrative Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to such Assignee. Such Assignor and such Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Assignment Effective Date directly between themselves.

            7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

            8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of an original executed counterpart of this Assignment and Acceptance.

            IN WITNESS WHEREOF, each Assignor and each Assignee have caused
Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

Effective Date (if other than date of acceptance by Administrative Agent):
(1)_______ __, ____

                           Assignors
                           ---------


                                _____________________, as Assignor
                                [Type or print legal name of Assignor]

                                By
                                  ------------------------------------------
                                   Title:

                                Dated:  _________ __, ____



                                _____________________, as Assignor
                                [Type or print legal name of Assignor]

                                By
                                  ------------------------------------------
                                   Title:

                                Dated:  _________ __, ____




                           Assignees
                           ---------


                                _____________________, as Assignee
                                [Type or print legal name of Assignee]

                                By
                                  ------------------------------------------
                                   Title:

                                Dated:  _________ __, ____

                                Domestic Lending Office:


                                Eurodollar Lending Office:



                                _____________________, as Assignee
                                [Type or print legal name of Assignee]



________________

(1) This date should be no earlier than five Business Days after the delivery of this Assignment and Acceptance to the Administrative Agent.

                                By
                                  ------------------------------------------
                                   Title:

                                Dated:  _________ __, ____

                                Domestic Lending Office:


                                Eurodollar Lending Office:





Accepted and Approved this ____
day of ___________, ____

[NAME OF ADMINISTRATIVE AGENT],
     as Administrative Agent

By
  ------------------------------
    Title:

[Approved this ____ day
of _____________, ____

[NAME OF BORROWER]

By
  ------------------------------
    Title:

                                                                     EXHIBIT C

                          FORM OF SECURITY AGREEMENT



                                                                 EXECUTION COPY




                             SECURITY AGREEMENT

                         Dated as of July __, 2002

                                    From

              THE PERSONS LISTED ON THE SIGNATURE PAGES HEREOF

                                as Grantors

                                     to

                            ROYAL BANK OF CANADA

                            as Collateral Agent



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
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                             Table of Contents


                                                                                                               Page

Section 1.  Grant of Security....................................................................................2

Section 2.  Security for Obligations.............................................................................5

Section 3.  Grantors Remain Liable...............................................................................6

Section 4.  Delivery and Control of Security Collateral and Account Collateral...................................6

Section 5.  Maintaining the Account Collateral...................................................................7

Section 6.  Investing of Amounts in the Collateral Account.......................................................9

Section 7.  Release of Amounts...................................................................................9

Section 8.  Maintaining Electronic Chattel Paper, Transferable Records and Letter-of-Credit
                 Rights and Giving Notice of Commercial Tort Claims..............................................9

Section 9.  Representations and Warranties.......................................................................9

Section 10. Further Assurances..................................................................................13

Section 11. As to Equipment and Inventory.......................................................................14

Section 12. Insurance...........................................................................................14

Section 13. Post-Closing Changes; Bailees; Collection on Receivables and Related Contracts......................15

Section 14. As to Intellectual Property Collateral..............................................................16

Section 15. Voting Rights; Dividends; Etc.......................................................................18

Section 16. As to Letter-of-Credit Rights.......................................................................19

Section 17. Transfers and Other Liens; Additional Shares........................................................19

Section 18. Collateral Agent Appointed Attorney-in-Fact.........................................................19

Section 19. Collateral Agent May Perform........................................................................20

Section 20. The Collateral Agent's Duties.......................................................................20

Section 21. Remedies............................................................................................20

Section 22. Indemnity and Expenses..............................................................................22

Section 23. Amendments; Waivers; Etc............................................................................22

Section 24. Addresses for Notices...............................................................................22

Section 25. Continuing Security Interest; Assignments under the Credit Agreement................................23

Section 26. Release and Termination.............................................................................23

Section 27. Execution in Counterparts...........................................................................23

Section 28. The Mortgages.......................................................................................23

Section 29. Governing Law.......................................................................................24


Schedules

Schedule I       -     Location, Chief Executive Office, Type Of Organization, Jurisdiction Of Organization
                       And Organizational Identification Number
Schedule II      -     Pledged Equity and Pledged Debt
Schedule III     -     Locations of Equipment and Inventory
Schedule IV      -     Changes in Name, Location, Etc.
Schedule V       -     Patents, Trademarks and Trade Names, Copyrights and IP Agreements
Schedule VI      -     Account Collateral
Schedule VII     -     Account Collateral not Subject to Account Control Agreement
Schedule VIII    -     Commercial Tort Claims
Schedule IX      -     Letters of Credit

Exhibits

Exhibit A        -     Form of Security Agreement Supplement
Exhibit B        -     Form of Account Control Agreement (Deposit Account/Securities Account)
Exhibit C        -     Form of Securities Account Control Agreement
Exhibit D        -     Form of Commodity Account Control Agreement
Exhibit E        -     Form of Intellectual Property Security Agreement
Exhibit F        -     Form of Intellectual Property Security Agreement Supplement
Exhibit G        -     Form of Consent to Assignment of Letter of Credit Rights


                                                                 EXECUTION COPY

                             SECURITY AGREEMENT


            SECURITY AGREEMENT dated as of July __, 2002 made by the Persons listed on the signature pages hereof and the Additional Grantors (as defined in Section 23(c)) (such Persons so listed and the Additional Grantors being, collectively, the "Grantors") to Royal Bank of Canada, as administrative agent and collateral agent (the "Collateral Agent") for Secured Parties under the Credit Agreement referred to below.

            PRELIMINARY STATEMENTS.

            (1) ICG Communications, Inc., a Delaware corporation (the "Borrower"), has entered into a Credit Agreement dated as of July __, 2002 (said Agreement, as it may be hereafter amended, supplemented or otherwise modified from time to time, being the Credit Agreement) with the Lenders party thereto, Royal Bank of Canada, as Administrative Agent and Collateral Agent, and Wachovia Bank, N.A., as Documentation Agent.

            (2) Pursuant to the Credit Agreement, the Grantors are entering into this Agreement in order to grant to the Collateral Agent for the ratable benefit of the Secured Parties a security interest in the Collateral (as hereinafter defined).

            (3) Each Grantor is the owner of the shares of stock or other Equity Interests (the "Initial Pledged Equity") set forth opposite such Grantor's name on and as otherwise described in Part I of Schedule II hereto and issued by the Persons named therein and of the indebtedness evidenced by promissory notes (the "Initial Pledged Debt") set forth opposite such Grantor's name on and as otherwise described in Part II of
Schedule II hereto and issued by the obligors named therein.

            (4) The Borrower will open a collateral deposit account, entitled "Royal Bank of Canada, as Collateral Agent - ICG Cash Collateral Account", (the "Collateral Account"), with Wachovia Bank, N. A., or one of its Affiliates, in the name of the Collateral Agent and under the sole control and dominion of the Collateral Agent and subject to the terms of this Agreement.

            (5) The Borrower and/or one or more of the other Grantors has opened or will open operating deposit accounts, (i)Account No. 101-806-8921, with Wells Fargo Bank, N.A., (ii) Account Nos. 014-7060 and 022-5277, with Mellon Bank, N.A. and (iii) an account with Wachovia Bank, N.A., or one of its Affiliates (the "Operating Accounts") in each case, in the name of the Borrower and subject to the terms of this Agreement.

            (6) The Borrower and the other Grantors have opened other deposit accounts (the "Other Deposit Accounts") with banks, in the name of the Borrower and the other Grantors and subject to the terms of this Agreement, as described in Schedule VI hereto.

            (7) The Borrower is the beneficiary under certain letters of credit as described in Schedule IX.

            (8) It is a condition precedent to the effectiveness of the Credit Agreement and the entry into Secured Hedge Agreements by the Hedge Banks from time to time that the Grantors shall have granted the security interest and made the pledge contemplated by this Agreement.

            (9) Each Grantor will derive substantial direct and indirect benefit from the transactions contemplated by the Loan Documents.

            (10) Terms defined in the Credit Agreement and not otherwise defined in this Agreement are used in this Agreement as defined in the Credit Agreement. Further, unless otherwise defined in this Agreement or in the Credit Agreement, terms defined in Article 8 or 9 of the UCC (as defined below) and/or in the Federal Book Entry Regulations (as defined below) are used in this Agreement as such terms are defined in such Article 8 or 9 and/or the Federal Book Entry Regulations. "UCC" means the Uniform Commercial Code as in effect, from time to time, in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, "UCC" means the Uniform Commercial Code as in effect, from time to time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority. The term "Federal Book Entry Regulations" means
(a) the federal regulations contained in Subpart B ("Treasury/Reserve Automated Debt Entry System (TRADES)") governing book-entry securities consisting of U.S. Treasury bonds, notes and bills and Subpart D ("Additional Provisions") of 31 C.F.R. Part 357, 31 C.F.R. ss. 357.2, ss.
357.10 through ss. 357.14 and ss. 357.41 through ss. 357.44 and (b) to the extent substantially identical to the federal regulations referred to in clause (a) above (as in effect from time to time), the federal regulations governing other book-entry securities.

            NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to enter into the Credit Agreement and to induce the Hedge Banks to enter into Secured Hedge Agreements from time to time, each Grantor hereby agrees with the Collateral Agent for its benefit and the ratable benefit of the Secured Parties as follows:

            Section 1. Grant of Security.

            Each Grantor hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in such Grantor's right, title and interest in and to the following, in each case, as to each type of property described below, whether now owned or hereafter acquired by such Grantor, wherever located, and whether now or hereafter existing or arising (collectively, the "Collateral"):

            (a) all equipment in all of its forms, including, without limitation, all machinery, tools, motor vehicles, vessels, aircraft, furniture and fixtures and all parts thereof and all accessions thereto and all software related thereto, including, without limitation, software that is embedded in and is part of the equipment (any and all such property being the "Equipment");

            (b) all inventory (including but not limited to, all telecommunications equipment and goods and all ancillary equipment and goods) in all of its forms including (i) all raw materials, work in process, finished goods and materials used or consumed in the manufacture, production, preparation or shipping thereof, (ii) goods in which such Grantor has an interest in mass or a joint or other interest or right of any kind (including, without limitation, goods in which such Grantor has an interest or right as consignee) and
      (iii) goods that are returned to or repossessed or stopped in transit by such Grantor, and all accessions thereto and products thereof and documents therefor, and all software related thereto, including, without limitation, software that is embedded in and is part of the inventory (any and all such property being the "Inventory");

            (c) all accounts (including, without limitation, health-care-insurance receivables), chattel paper (including, without limitation, tangible chattel paper and electronic chattel paper), instruments (including, without limitation, promissory notes), deposit accounts, letter-of-credit rights, general intangibles (including, without limitation, payment intangibles) and other obligations of any kind, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services and whether or not earned by performance, and all rights now or hereafter existing in and to all supporting obligations and in and to all security agreements, mortgages, Liens, leases, letters of credit and other contracts securing or otherwise relating to the foregoing property (any and all of such accounts, chattel paper, instruments, deposit accounts, letter-of-credit rights, general intangibles and other obligations, to the extent not referred to in clause (d), (e) or (f) below, being the "Receivables", and any and all such supporting obligations, security agreements, mortgages, Liens, leases, letters of credit and other contracts to the extent not referred to in (d), (e) or (f) below being the "Related Contracts");

            (d) the following (the "Security Collateral"):

                  (i) the Initial Pledged Equity and the certificates, if
            any, representing the Initial Pledged Equity, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Initial Pledged Equity and all subscription warrants, rights or options issued thereon or with respect thereto;

                  (ii) the Initial Pledged Debt and the instruments,
            evidencing the Initial Pledged Debt, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Initial Pledged Debt;

                  (iii) all additional shares of stock and other Equity
            Interests from time to time acquired by such Grantor in any manner (such shares and other Equity Interests, together with the Initial Pledged Equity, being the "Pledged Equity"), and the certificates, if any, representing such additional shares or other Equity Interests, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares or other Equity Interests and all subscription warrants, rights or options issued thereon or with respect thereto;

                  (iv) all additional indebtedness from time to time owed
            to such Grantor evidenced by promissory notes (such indebtedness, together with the Initial Pledged Debt, being the "Pledged Debt") and the instruments, evidencing such indebtedness, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness; and

                  (v) all other investment property (including, without
            limitation, all (A) securities, whether certificated or uncertificated, (B) security entitlements, (C) securities accounts, (D) commodity contracts and (E) commodity accounts) in which such Grantor has now, or acquires from time to time hereafter, any right, title or interest in any manner, and the certificates or instruments, if any, representing or evidencing such investment property, and all dividends, distributions, return of capital, interest, distributions, value, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such investment property and all subscription warrants, rights or options issued thereon or with respect thereto;

            (e) the following (collectively, the "Account Collateral"):

                  (i) the Collateral Account, the Operating Accounts and
            the Other Deposit Accounts and all funds and financial assets from time to time credited thereto (including, without limitation, all Cash Equivalents), all interest, dividends, distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such funds and financial assets, and all certificates and instruments, if any, from time to time representing or evidencing the Collateral Account, the Operating Accounts and the Other Deposit Accounts;

                  (ii) all promissory notes, certificates of deposit,
            deposit accounts, checks and other instruments from time to time delivered to or otherwise possessed by the Collateral Agent for or on behalf of such Grantor, including, without limitation, those delivered or possessed in substitution for or in addition to any or all of the then existing Account Collateral; and

                  (iii) all interest, dividends, distributions, cash,
            instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Account Collateral;

            (f) the following (collectively, the "Intellectual Property Collateral"):

                  (i) all patents, patent applications, utility models and
            statutory invention registrations, all inventions claimed or disclosed therein and all improvements thereto (the "Patents");

                  (ii) all trademarks, service marks, domain names, trade
            dress, logos, designs, slogans, trade names, business names, corporate names and other source identifiers, whether registered or unregistered (provided that no security interest shall be granted in United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law), together, in each case, with the goodwill symbolized thereby ("Trademarks");

                  (iii) all copyrights, including, without limitation,
            copyrights in Computer Software (as hereinafter defined), internet web sites and the content thereof, whether registered or unregistered ("Copyrights");

                  (iv) all computer software, programs and databases
            (including, without limitation, source code, object code and all related applications and data files), firmware and documentation and materials relating thereto, and any substitutions, replacements, improvements, error corrections, updates and new versions of any of the foregoing ("Computer Software");

                  (v) all confidential and proprietary information,
            including, without limitation, know-how, trade secrets, manufacturing and production processes and techniques, inventions, research and development information, databases and data, including, without limitation, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information (collectively, "Trade Secrets"), and all other intellectual, and intangible property of any type, including, without limitation, industrial designs and mask works;

                  (vi) all registrations and applications for registration
            for any of the foregoing, including, without limitation, those registrations and applications for registration set forth in
            Schedule VI hereto (as such Schedule VI may be supplemented from time to time by any IP Security Agreement Supplements (as defined below)) together with all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations thereof;

                  (vii) all rights in the foregoing provided by
            international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto;

                  (viii) all agreements, permits, consents, orders and
            franchises relating to the license, development, use or disclosure of any of the foregoing to which such Grantor, now or hereafter, is a party or a beneficiary, including, without limitation, the agreements set forth in Schedule V hereto ("IP Agreements"); and

                  (ix) any and all claims for damages and injunctive relief
            for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages;

            (g) all commercial tort claims described in Schedule X hereto (collectively, the "Commercial Tort Claims Collateral");

            (h) all books and records (including, without limitation, customer lists, credit files, printouts and other computer output materials and records) of such Grantor pertaining to any of the Collateral; and

            (i) all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the Collateral (including, without limitation, proceeds, collateral and supporting obligations that constitute property of the types described in clauses (a) through (i) of this Section 1 and this clause (j)) and, to the extent not otherwise included, all (A) payments under insurance (whether or not the Collateral Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral, (B) tort claims, including, without limitation, all commercial tort claims and (C) cash.

            Not withstanding anything herein to the contrary, in no event shall the security interest granted under Section 1 hereof attach to (i) any of the outstanding capital stock of a CFC in excess of 65% of the voting power of all classes of capital stock of such CFC entitled to vote and (ii) the Grantor's rights under contracts and agreements (other than (a) Accounts and General Intangibles for money due or to become due thereunder and (b) any contract as to which consent for the Lien created hereby has been obtained) which by their terms prohibit the granting of a security interest or assignment thereof and are not, because of other applicable law, subject to the provisions of Article 9 rendering such prohibitions ineffective (the "Restricted Agreements"), and in each case the foregoing shall not be "Collateral" hereunder.

            Section 2. Security for Obligations. This Agreement secures, in the case of each Grantor, the payment of all Obligations of such Grantor now or hereafter existing under the Loan Documents, whether direct or indirect, absolute or contingent, and including, without limitation, any extensions, modifications, substitutions, amendments and renewals thereof, whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise (all such Obligations being the "Secured Obligations"). Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts that constitute part of the Secured Obligations and would be owed by such Grantor to any Secured Party under the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Grantor.

            Section 3. Grantors Remain Liable. Anything herein to the contrary notwithstanding, (a) each Grantor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Collateral Agent of any of the rights hereunder shall not release any of the Grantors from any of its duties or obligations under the contracts and agreements included in the Collateral and (c) neither the Collateral Agent nor any Secured Party shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement or any other Loan Document, nor shall the Collateral Agent or any Secured Party be obligated to perform any of the obligations or duties of any of the Grantors thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

            Section 4. Delivery and Control of Security Collateral and Account Collateral. (a) All certificates or instruments representing or evidencing Security Collateral or Account Collateral (other than checks deposited for collection and chattel paper) with a value greater than or equal to $5,000, individually, shall be delivered to and held by or on behalf of the Collateral Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Collateral Agent. The Collateral Agent shall have the right, at any time in its discretion and without prior notice to the Grantors, to transfer to or to register in the name of the Collateral Agent or any of its nominees any or all of the Security Collateral and Account Collateral, subject only to the revocable rights specified in Section 15(a). In addition, the Collateral Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Security Collateral or Account Collateral for certificates or instruments of smaller or larger denominations.

            (b) With respect to any Security Collateral in which any Grantor has any right, title or interest and that constitutes a security and is not represented or evidenced by a certificate or an instrument, the applicable Grantor shall cause the issuer thereof to agree in an authenticated record with such Grantor and the Collateral Agent that such issuer will comply with instructions with respect to such security originated by the Collateral Agent without further consent of such Grantor, such authenticated record to be in form and substance satisfactory to the Collateral Agent. With respect to any Security Collateral in which any Grantor has any right, title or interest and that is not an uncertificated security, upon the request of the Collateral Agent, such Grantor will notify each such issuer of Pledged Equity that such Pledged Equity is subject to the security interest granted hereunder.

            (c) With respect to any Security Collateral in which any Grantor has any right, title or interest and that constitutes a security entitlement with a value greater than or equal to $5,000, individually, in which the Collateral Agent is not the entitlement holder, such Grantor shall (within 30 days of the Effective Date for such entitlements in existence on the Effective Date) cause the securities intermediary with respect to such security entitlement, either (i) to identify in its records the Collateral Agent as having such security entitlement against such securities intermediary or (ii) to agree in an authenticated record with such Grantor and the Collateral Agent that such securities intermediary will comply with entitlement orders (that is, notifications communicated to such securities intermediary directing transfer or redemption of the financial asset to which such Grantor has a security entitlement) originated by the Collateral Agent without further consent of such Grantor, such authenticated record to be in substantially the form of Exhibit C or otherwise in form and substance satisfactory to the Collateral Agent (such agreement being a "Securities Account Control Agreement").

            (d) With respect to any Security Collateral in which any Grantor has any right, title or interest and that constitutes a commodity contract, such Grantor shall cause the commodity intermediary with respect to such commodity contract to agree in an authenticated record with such Grantor and the Collateral Agent that such commodity intermediary will apply any value distributed on account of such commodity contract as directed by the Collateral Agent without further consent of such Grantor, such authenticated record to be in substantially the form of Exhibit D hereto or otherwise in form and substance satisfactory to the Collateral Agent (such agreement being a "Commodity Account Control Agreement", and all such authenticated records, together with all Securities Account Control Agreements being, collectively, "Security Control Agreements").

            (e) No Grantor will change or add any securities intermediary or commodity intermediary that maintains any securities account or commodity account in which any of the Collateral is credited or carried, or change or add any such securities account or commodity account, in each case without first complying with the above provisions of this Section 4 in order to perfect the security interest granted hereunder in such Collateral.

(f) With respect to any Security Collateral that constitutes a securities account or a commodity account, the applicable Grantor will, in the case of a securities account, comply with subsection (c) of this Section 4 with respect to all security entitlements carried in such securities account and, in the case of a commodity account, comply with subsection (d) of this
Section 4 with respect to all commodity contracts carried in such commodity account.

                  (g) With respect to any Security Collateral in which any Grantor has any right, title or interest that constitutes Pledged Debt, upon the request of the Collateral Agent, such Grantor will notify each issuer of such Pledged Debt that such Pledged Debt is subject to the security interest granted hereunder.

            Section 5. Maintaining the Account Collateral. Until the termination of the security interest granted hereunder:

            (a) On the Effective Date, each Grantor will maintain all Account Collateral only with the Collateral Agent or with banks (the "Pledged Account Banks") that have agreed, in a record authenticated by the Grantor, the Collateral Agent and the Pledged Account Banks, to (i) comply with instructions originated by the Collateral Agent directing the disposition of funds in the Account Collateral without the further consent of the Grantor and (ii) waive or subordinate in favor of the Collateral Agent all claims of the Pledged Account Banks (including, without limitation, claims by way of a security interest, lien or right of setoff or right of recoupment but not including claims for fees or returned items) to the Account Collateral, which authenticated record shall be substantially in the form of Exhibit B hereto, or shall otherwise be in form and substance reasonably satisfactory to the Collateral Agent (the "Account Control Agreement"); provided, however, this Section 5(a) shall not apply to Other Deposit Accounts listed in Schedule VII hereto so long as the amounts on deposit in such Other Deposit Accounts shall not, either individually or in the aggregate exceed the sum of (i) the amount necessary to cash collateralize Debt described in Section 5.02(b)(iii)(H) of the Credit Agreement, (ii) the amount necessary to cash collateralize Debt securing Liens of the type described in clause (iv) of the definition of "Permitted Liens" and (iii) $8,500,000 for any payroll account or other retail account.

            (b) (i) After the occurrence and during the continuance of any Event of Default and at the written direction of the Collateral Agent, each Grantor shall promptly instruct each Affiliate of such Grantor obligated at any time to make any payment to such Grantor for any reason (an "Obligor") to make such payment to an Other Deposit Account or to the Collateral Account and shall pay to the Collateral Agent for deposit in the Collateral Account, at the end of each Business Day, all proceeds of Collateral.

            (ii) After the occurrence and during the continuance of any Event of Default and at the written direction of the Collateral Agent, each Grantor shall promptly instruct each Person who is not an Affiliate of such Grantor obligated at any time to make any payment to such Grantor for any reason to make such payment to an Other Deposit Account or to the Collateral Account and shall pay to the Collateral Agent for deposit in the Collateral Account, at the end of each Business Day, all proceeds of Collateral.

            (c) Each Grantor agrees that it will not add any bank that maintains a deposit account for such Grantor or open any new deposit account with any then existing Pledged Account Bank unless (i) the Collateral Agent shall have received at least 10 days' prior written notice of such additional bank or such new deposit account and (ii) the Collateral Agent shall have received, in the case of a bank or Pledged Account Bank that is not the Collateral Agent, an Account Control Agreement authenticated by such new bank and such Grantor, or a supplement to an existing Account Control Agreement with such then existing Pledged Account Bank, covering such new deposit account (and, upon the receipt by the Collateral Agent of such Account Control Agreement or supplement, Schedule VI hereto shall be automatically amended to include such Other Deposit Account). Each Grantor agrees that it will not terminate any bank as a Pledged Account Bank or terminate any Account Collateral, except that the Grantor may terminate an Other Deposit Account, and terminate a bank as a Pledged Account Bank with respect to such Other Deposit Account, if it gives the Collateral Agent at least 10 days' prior written notice of such termination (and, upon such termination, Schedule VI hereto shall be automatically amended to delete such Pledged Account Bank and Other Deposit Account).

            (d) Upon any termination of any Other Deposit Account by any Grantor, or by any Pledged Account Bank with respect thereto, such Grantor will immediately (i) transfer all funds and property held in such terminated Other Deposit Account to another Other Deposit Account listed in Schedule VI or to the Collateral Account and (ii) notify all Obligors that were making payments to such Other Deposit Account to make all future payments to another Other Deposit Account listed in Schedule VI hereto or to the Collateral Account, in each case so that the Collateral Agent shall have a continuously perfected security interest in such Account Collateral, funds and property. Each Grantor agrees to terminate any or all Account Collateral and Account Control Agreements upon request by the Collateral Agent.

            (e) The Collateral Agent shall have the sole right to direct the disposition of funds with respect to the Collateral Account; and it shall be a term and condition of the Collateral Account, notwithstanding any term or condition to the contrary in any other agreement relating to the Collateral Account, that no amount (including, without limitation, interest on Cash Equivalents credited thereto) will be paid or released to or for the account of, or withdrawn by or for the account of, the Borrower or any other Person from the Collateral Account.

            (f) If an Event of Default shall have occurred and be continuing, the Collateral Agent may, at any time and without notice to, or consent from, the Grantor, (i) transfer, or direct the transfer of, funds from the Account Collateral to satisfy the Grantor's obligations under the Loan Documents and (ii) transfer, or direct the transfer of, funds from the Other Deposit Accounts to the Collateral Account.

            Section 6. Investing of Amounts in the Collateral Account. The Collateral Agent will, subject to the provisions of Sections 5 and 21, from time to time (a) invest, or direct the applicable Pledged Account Bank to invest, amounts received with respect to the Collateral Account in such Cash Equivalents credited to (A) the Collateral Account as the Borrower may select and the Collateral Agent may approve or (B) in the case of Cash Equivalents consisting of Securities Collateral, a securities account in which the Collateral Agent is the securities intermediary or a securities account subject to a Securities Account Control Agreement, and (b) invest interest paid on the Cash Equivalents referred to in clause (a) above, and reinvest other proceeds of any such Cash Equivalents that may mature or be sold, in each case in such Cash Equivalents credited in the same manner. Interest and proceeds that are not invested or reinvested in Cash Equivalents as provided above shall be deposited and held in the Collateral Account. In addition, the Collateral Agent shall have the right at any time after the occurrence and during the continuance of an Event of Default to exchange, or direct the applicable Pledged Account Bank to exchange, such Cash Equivalents for similar Cash Equivalents of smaller or larger determinations, or for other Cash Equivalents, credited to the Collateral Account, as the case may be.

            Section 7. Release of Amounts. Subject to Section 5(e) and so long as no Event of Default shall have occurred and be continuing, the Collateral Agent will pay and release, or direct the applicable Pledged Account Bank to pay and release, to the Borrower or at its order or, at the request of the Borrower, to the Administrative Agent to be applied to the Obligations of the Borrower under the Loan Documents, such amount, if any, as is then on deposit in the Collateral Account, as the case may be, in each case to the extent permitted to be released under the terms of the Credit Agreement.

            Section 8. Maintaining Electronic Chattel Paper, Transferable Records and Letter-of-Credit Rights and Giving Notice of Commercial Tort Claims. Until the termination of the security interest granted hereunder:

            (a) Each Grantor will maintain (i) all electronic chattel paper so that the Collateral Agent has control of the electronic chattel paper in the manner specified in Section 9-105 of the UCC and (ii) all transferable records so that the Collateral Agent has control of the transferable records in the manner specified in Section 16 of the Uniform Electronic Transactions Act, as in effect in the jurisdiction governing such transferable record ("UETA" );

            (b) Each Grantor will maintain all letter-of-credit rights assigned to the Collateral Agent, including, without limitation, all letter-of-credit rights associated with the letters of credit described in Schedule IX, so that the Collateral Agent has control of the letter-of-credit rights in the manner specified in Section 9-107 of the UCC; and

            (c) Each Grantor will promptly give notice to the Collateral Agent of any commercial tort claim for which it intends to pursue a remedy that may arise in the future and will immediately execute or otherwise authenticate a supplement to this Agreement, and otherwise take all necessary action, to subject such commercial tort claim to the first priority security interest created under this Agreement.

            Section 9. Representations and Warranties. Each of the Grantors represents and warrants as follows as of the Effective Date:

            (a) Such Grantor's exact legal name, as defined in Section 9-503(a) of the UCC, is correctly set forth in Schedule I hereto. Such Grantor has only the trade names, domain names and marks listed on Schedule V hereto. Such Grantor is located (within the meaning of Section 9-307 of the UCC) and has its chief executive office in the state or jurisdiction set forth in Schedule I hereto. The information set forth in Schedule I hereto with respect to such Grantor is true and accurate in all respects. Such Grantor has not previously changed its name, location, chief executive office, type of organization, jurisdiction of organization or organizational identification number during the last five years from those set forth in Schedule I hereto except as disclosed in Schedule IV hereto.

            (b) All of the Equipment and Inventory of such Grantor are located at the places specified therefor in Schedule III hereto. All Security Collateral consisting of certificated securities and instruments have been delivered to the Collateral Agent.

            (c) Such Grantor is the legal and beneficial owner of the Collateral of such Grantor free and clear of any Lien, claim, option or right of others, except for the security interest created by this Agreement and other Liens permitted by the Credit Agreement.

            (d) Except for possessory interests of landlord and warehousemen, such Grantor has exclusive possession and control of the Equipment and Inventory other than Equipment and Inventory stored at any leased premises or warehouse for which the Borrower, in accordance with the terms of Section 5.01(s) of the Credit Agreement, will use commercially reasonable efforts to obtain a landlord's or warehouseman's agreement, in form and substance satisfactory to the Collateral Agent as so indicated by an asterisk on Schedule III hereto, as such Schedule III may be amended from time to time pursuant to Section 11(a). In the case of Equipment and Inventory located on leased premises or in warehouses, no lessor or warehouseman of any premises or warehouse upon or in which such Equipment or Inventory is located has (i) issued any warehouse receipt or other receipt in the nature of a warehouse receipt in respect of any Equipment or Inventory, (ii) issued any document for any of such Grantor's Equipment or Inventory or (iii) received notification of any secured party's interest (other than the security interest granted hereunder) in such Grantor's Equipment or Inventory.

            (e) The Pledged Equity of any Loan Party pledged by such Grantor hereunder has been duly authorized and validly issued and is fully paid and non-assessable. With respect to any Pledged Equity that is an uncertificated security, the Grantor in respect thereof has caused the issuer thereof either (i) to register the Collateral Agent as the registered owner of such security or (ii) to agree in an authenticated record with such Grantor and the Collateral Agent that such issuer will comply with instructions with respect to such security originated by the Collateral Agent without further consent of such Grantor. If such Grantor is an issuer of Pledged Equity, such Grantor confirms that it has received notice of such security interest. To the best of the Grantor's knowledge, the Pledged Debt pledged by such Grantor hereunder has been duly authorized, authenticated or issued and delivered, is the legal, valid and binding obligation of the issuers thereof, is evidenced by one or more promissory notes (which notes have been delivered to the Collateral Agent) and is not in default.

            (f) The Initial Pledged Equity issued by Subsidiaries of the Borrower constitutes the percentage of the issued and outstanding equity interests of the issuers thereof indicated on Schedule II. The Initial Pledged Debt is outstanding in the principal amount indicated on Schedule II.

            (g) All of the investment property owned by such Grantor is listed on Schedule II hereto.

            (h) Such Grantor has no deposit accounts, other than the Account Collateral listed on Schedule VI hereto, as such Schedule VI may be amended from time to time pursuant to Section 5(d), and Account Control Agreements are in effect for each deposit account that constitutes Account Collateral (other than Account Collateral consisting of deposit accounts maintained with the Collateral Agent), except to the extent such Account Control Agreements are not required by Section 5(a).

            (i) Such Grantor is not a beneficiary or assignee under any letter of credit, other than the letters of credit described in
      Schedule IX hereto, as such Schedule IX may be amended from time to time, and legal, binding and enforceable Consents to Assignment of Letter of Credit Rights, in the form of the Consent to Assignment of Letter of Credit Rights attached hereto as Exhibit H, are in effect for each letter of credit that constitutes Collateral. Such Grantor has instructed all issuers and nominated persons under letters of credit in which the Grantor is the beneficiary or assignee to make all payments to either an Other Deposit Account or the Cash Concentration Account.

            (j) All filings and other actions (including, without limitation, (A) actions necessary to obtain control of Collateral as provided in Sections 9-104, 9-105, 9-106 and 9-107 of the UCC and
      Section 16 of UETA and (B) actions necessary to perfect the Collateral Agent's security interest with respect to Collateral evidenced by a certificate of ownership) necessary to perfect the security interest in the Collateral of such Grantor created under this Agreement have been duly made or taken and are in full force and effect (other than with respect to motor vehicles, Accounts not subject to control agreements and FCC licenses), and this Agreement creates in favor of the Collateral Agent for the benefit of the Secured Parties a valid and, together with such filings and other actions, perfected first priority (subject to the Liens permitted by the Loan Documents) security interest in the Collateral of such Grantor, securing the payment of the Secured Obligations.

            (k) Except as have been obtained as of the Effective Date, no consent of any other Person and no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other third party is required either
      (i) for the grant by such Grantor of the security interest granted by it hereby, for the pledge by such Grantor of the Security Collateral pursuant hereto or for the execution, delivery or performance of this Agreement by such Grantor, (ii) for the perfection or maintenance of the security interest created hereby (including the priority of such security interest), except for the filing of financing and continuation statements under the UCC, the recordation of the Intellectual Property Security Agreements referred to in Section 14(f) with the U.S. Patent and Trademark Office and the U.S. Copyright Office and the actions described in Section 4 with respect to Security Collateral and Section 5 with respect to the Account Collateral, or (iii) for the exercise by the Collateral Agent of its voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement, except as may be required in connection with the disposition of any portion of the Security Collateral by laws affecting the offering and sale of securities generally.

            (l) The Inventory has been produced by such Grantor in material compliance with all requirements of the Fair Labor Standards Act.

            (m) As to itself and its Intellectual Property Collateral:

                  (i) The operation of such Grantor's business as currently
            conducted or as contemplated to be conducted and the use of the Intellectual Property Collateral in connection therewith do not, to the Grantor's knowledge, conflict with, infringe, misappropriate, dilute, misuse or otherwise violate the intellectual property rights of any third party, except as could not reasonably be expected to have a Material Adverse Effect.

                  (ii) To the Grantor's knowledge, such Grantor is the
            exclusive owner of all right, title and interest in and to the Intellectual Property Collateral owned by Grantor, and, to the Grantor's knowledge, such Grantor is entitled to use all Intellectual Property Collateral as used in the conduct of its business, subject only to the terms of the IP Agreements.

                  (iii) The Intellectual Property Collateral set forth on
            Schedule V hereto includes all of the patents, patent applications, trademark registrations and applications, domain names, copyright registrations and applications and material IP Agreements owned by such Grantor.

                  (iv) The material Intellectual Property Collateral is
            subsisting and has not been adjudged invalid or unenforceable in whole or part, and to the best of such Grantor's knowledge, is valid and enforceable. Such Grantor is not aware of any uses of any material item of Intellectual Property Collateral that could be reasonably expected to lead to such item becoming invalid or unenforceable.

                  (v) Such Grantor has made or performed all filings,
            recordings and other acts and has paid all required fees and taxes to maintain and protect its interest in each and every item of Intellectual Property Collateral set forth on Schedule V hereto in full force and effect including, without limitation, recordations of any of its interests in the Patents and Trademarks set forth on Schedule V hereto with the U.S. Patent and Trademark Office and in corresponding national and international patent offices where any such Intellectual Property Collateral is registered or a registration is pending, and recordation of any of its interests in the Copyrights with the U.S. Copyright Office and in corresponding national and international copyright offices to the extent applicable. Such Grantor has used proper statutory notice in connection with its use of each patent, trademark and copyright in the Intellectual Property Collateral to the extent required to maintain or preserve all of such Grantor's rights therein.

                  (vi) No claim, action, suit, investigation, litigation or
            proceeding has been asserted in writing or is pending or threatened against such Grantor (i) based upon or challenging or seeking to deny or restrict the Grantor's rights in or use of any of the Intellectual Property Collateral, (ii) alleging that the Grantor's rights in or use of the Intellectual Property Collateral or that any services provided by, processes used by, or products manufactured or sold by, such Grantor infringe, misappropriate, dilute, misuse or otherwise violate any patent, trademark, copyright or any other proprietary right of any third party, or (iii) alleging that the Intellectual Property Collateral is being licensed or sublicensed in violation or contravention of the terms of any license or other agreement except as could not reasonably be expected to have a Material Adverse Effect. To the Grantor's knowledge, no Person is engaging in any activity that infringes, misappropriates, dilutes, misuses or otherwise violates the Intellectual Property Collateral or the Grantor's rights therein except as could not reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule V hereto, such Grantor has not granted any license, release, covenant not to sue, non-assertion assurance, or other right to any Person with respect to any material part of the Intellectual Property Collateral. The consummation of the transactions contemplated by the Transaction Documents will not result in the termination or impairment of any of the Intellectual Property Collateral except as will not have a Material Adverse Effect.

                  (vii) With respect to each IP Agreement: (A) such IP
            Agreement has been duly authorized, executed and delivered by Grantor, and is valid and binding and in full force and effect and, to the extent it contains an integration clause that is enforceable, represents the entire agreement between the respective parties thereto with respect to the subject matter thereof; (B) IP Agreements that are included in the Collateral will not cease to be valid and binding and in full force and effect as a result of the rights and interest granted herein, nor will the grant of such rights and interest constitute a breach or default under such IP Agreement or otherwise give any party thereto a right to terminate such IP Agreement except as will not have a Material Adverse Effect; (C) such Grantor has not received any notice of termination or cancellation under any material IP Agreement; (D) neither Grantor nor, to any Grantor's knowledge, any other party to any material IP Agreement is in breach or default thereof in any material respect, and such Grantor has not received any notice of a breach or default under any material IP Agreement, which breach or default has not been cured; and (E) such Grantor has not granted to any other third party any rights, adverse or otherwise, under such IP Agreement other than Liens securing the holders of the Subordinated Cerberus Notes.

                  (viii) To the best of such Grantor's knowledge, (A) none
            of the Trade Secrets of such Grantor has been used, divulged, disclosed or appropriated to the detriment of such Grantor for the benefit of any other Person other than such Grantor; (B) no employee, independent contractor or agent of such Grantor has misappropriated any trade secrets of any other Person in the course of the performance of his or her duties as an employee, independent contractor or agent of such Grantor; and (C) no employee, independent contractor or agent of such Grantor is in default or breach of any term of any employment agreement, non-disclosure agreement, assignment of inventions agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of such Grantor's Intellectual Property Collateral in any material respect.

                  (ix) No Grantor or Intellectual Property Collateral is
            subject to any outstanding consent, settlement, decree, order, injunction, judgment or ruling restricting the use of any material Intellectual Property Collateral except as may be contained in an IP Agreement or that would impair the validity or enforceability of such Intellectual Property Collateral.

            (n) The Grantor has no commercial tort claims for which it expects to pursue a remedy (as defined in Section 9-102(13) of the UCC) other than those listed in Schedule VIII hereto.

            Section 10. Further Assurances. (a) Each Grantor agrees that from time to time, at the expense of such Grantor, such Grantor will promptly execute and deliver, or otherwise authenticate, all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Collateral Agent may reasonably request under U.S. law (including, without limitation, to the extent required under the Loan Documents, procuring third party consents), in order to perfect and protect any pledge or security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, such Grantor will: (i) mark conspicuously each document included in the Inventory, each chattel paper included in the Receivables, each Related Contract, each Assigned Agreement and, at the request of the Collateral Agent, each of its records pertaining to the Collateral with a legend, in form and substance satisfactory to the Collateral Agent, indicating that such document, chattel paper, Related Contract, Assigned Agreement or Collateral is subject to the security interest granted hereby; (ii) if any Collateral shall be evidenced by a promissory note or other instrument or chattel paper, deliver and pledge to the Collateral Agent hereunder such note or instrument or chattel paper duly indorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Collateral Agent; and (iii) execute, or authenticate and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Collateral Agent may request, in order to perfect and preserve the pledge and security interest granted or purported to be granted by such Grantor hereunder; (iv) deliver and pledge to the Collateral Agent for benefit of the Secured Parties certificates representing Security Collateral that constitutes certificated securities, accompanied by undated stock or bond powers executed in blank;
(v) take all action necessary to the extent required under the Loan Documents to ensure that the Collateral Agent has control of Collateral consisting of deposit accounts, electronic chattel paper, investment property, letter-of-credit rights and transferable records as provided in Sections 9-104, 9-105, 9-106 and 9-107 of the UCC and in Section 16 of UETA; (vi) cause the Collateral Agent to be the beneficiary under all letters of credit that constitute Collateral, with the exclusive right to make all draws under such letters of credit, and with all rights of a transferee under Section 5-114(e) of the UCC; and (vii) deliver to the Collateral Agent evidence that all other action that the Collateral Agent may deem reasonably necessary or desirable in order to perfect and protect the security interest created by such Grantor under this Agreement has been taken.

(b) Each Grantor hereby authorizes the Collateral Agent to file one or more financing or continuation statements, and amendments thereto, including, without limitation, one or more financing statements indicating that such financing statements cover all assets or all personal property (or words of similar effect) of such Grantor, in each case without the signature of such Grantor, and regardless of whether any particular asset described in such financing statements falls within the scope of the UCC or the granting clause of this Agreement. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law. Each Grantor ratifies its authorization for the Collateral Agent to have filed such financing statements, continuation statements or amendments filed prior to the date hereof.

            (c) Each Grantor will furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

            Section 11. As to Equipment and Inventory. (a) Each Grantor shall cause its Equipment to be maintained and preserved in the same condition, repair and working order as when new, ordinary wear and tear excepted, and in accordance with any manufacturer's manual, and shall forthwith, or in the case of any loss or damage to any of such Equipment as quickly as practicable after the occurrence thereof, make or cause to be made all repairs, replacements and other improvements in connection therewith that are necessary or desirable to such end. Each Grantor shall promptly furnish to the Collateral Agent a statement respecting any loss or damage to any material portion of the Equipment or Inventory of such Grantor.

            (b) In producing the Inventory, each Grantor shall comply in all material respects with all requirements of the Fair Labor Standards Act.

            Section 12. Insurance. (a) Each Grantor shall, at its own expense, maintain insurance with respect to its Equipment and Inventory in such amounts, against such risks, in such form and with such insurers, as is required under the Credit Agreement. Each policy for property insurance shall provide for all losses to be paid on behalf of the Collateral Agent and such Grantor as their interests may appear, and each policy for property damage insurance shall provide for all losses (except for losses of less than $5,000,000 per occurrence) to be paid directly to the Collateral Agent. Each such policy shall in addition (i) name such Grantor and the Collateral Agent as insured parties thereunder (without any representation or warranty by or obligation upon the Collateral Agent) as their interests may appear, (ii) contain the agreement by the insurer that any loss thereunder shall be payable to the Collateral Agent notwithstanding any action, inaction or breach of representation or warranty by such Grantor, (iii) provide that there shall be no recourse against the Collateral Agent for payment of premiums or other amounts with respect thereto and (iv) provide that at least 10 days' prior written notice of cancellation or of lapse shall be given to the Collateral Agent by the insurer. Each Grantor shall, if so requested by the Collateral Agent, deliver to the Collateral Agent original or duplicate policies of such insurance and, as often as the Collateral Agent may reasonably request, a report of a reputable insurance broker with respect to such insurance. Further, each Grantor shall, at the request of the Collateral Agent, duly exercise and deliver instruments of assignment of such insurance policies to comply with the requirements of Section 10 and cause the insurers to acknowledge notice of such assignment.

            (b) Reimbursement under any liability insurance maintained by any Grantor pursuant to this Section 12 may be paid directly to the Person who shall have incurred liability covered by such insurance. In case of any loss involving damage to Equipment or Inventory when subsection (c) of this
Section 12 is not applicable, the applicable Grantor shall make or cause to be made the necessary repairs to or replacements of such Equipment or Inventory as deemed desirable in the reasonable opinion of the Grantor, and any proceeds of insurance maintained by such Grantor pursuant to this
Section 12 shall be paid to such Grantor as reimbursement for the costs of such repairs or replacements.

            (c) Upon the occurrence and during the continuance of any Event of Default or the actual or constructive total loss (in excess of $5,000,000 per occurrence) of any Equipment or Inventory, all insurance payments in respect of such Equipment or Inventory shall be paid to and applied by the Collateral Agent as specified in Section 21(b).

            Section 13. Post-Closing Changes; Bailees; Collection on Receivables and Related Contracts. (a) No Grantor will change its name, type of organization, jurisdiction of organization, organizational identification number or location from those set forth in Section 9(a) of this Agreement without first giving at least 30 days' prior written notice to the Collateral Agent and taking all action reasonably required by the Collateral Agent for the purpose of perfecting or protecting the security interest granted by this Agreement. No Grantor will become bound by a security agreement authenticated by another Person (determined as provided in Section 9-203(d) of the UCC) without giving the Collateral Agent 30 days' prior written notice thereof and taking all action required by the Collateral Agent to ensure that the perfection and first priority nature of the Collateral Agent's security interest in the Collateral will be maintained. Each Grantor will hold and preserve its records relating to the Collateral including, without limitation, the Related Contracts, and will permit representatives of the Collateral Agent at any time upon reasonable notice and during normal business hours to inspect and make abstracts from such records and other documents. If the Grantor does not have an organizational identification number and later obtains one, it will forthwith notify the Collateral Agent of such organizational identification number.

            (b) If any Collateral with a replacement value in excess of $1,000,000 of any Grantor is at any time in the possession or control of a warehouseman, bailee or agent, and if the Collateral Agent so requests, such Grantor will (i) notify such warehouseman, bailee or agent of the security interest created hereunder, (ii) instruct such warehouseman, bailee or agent to hold all such Collateral solely for the Collateral Agent's account subject only to the Collateral Agent's instructions (which shall permit such Collateral to be removed by such Grantor in the ordinary course of business until the Collateral Agent notifies such warehouseman, bailee or agent that an Event of Default has occurred and is continuing),
(iii) use commercially reasonable efforts to cause such warehouseman, bailee or agent to authenticate a record acknowledging that it holds possession of such Collateral for the Collateral Agent's benefit and shall act solely on the instructions of the Collateral Agent without the further consent of the Grantor or any other Person, and (iv) make such authenticated record available to the Collateral Agent.

            (c) Except as otherwise provided in this subsection (c), each Grantor shall continue to collect, at its own expense, all amounts due or to become due such Grantor under the Receivables and Related Contracts in the manner such Grantor currently collects such amounts. In connection with such collections made in respect of Related Contracts with, or Receivables owing from, a Person being an affiliate of such Grantor, such Grantor may take (and, at the Collateral Agent's direction, shall take) such action as such Grantor or the Collateral Agent may reasonably deem necessary or advisable to enforce or expedite collection of the Receivables or amounts due or to become due under the Receivables and Related Contracts; provided, however, that the Collateral Agent shall have the right at any time that an Event of Default has occurred and is continuing, upon written notice to such Grantor of its intention to do so, to notify the Obligors in respect of any Receivables and under any Assigned Agreements and Related Contracts of the pledge of such Receivables and Related Contracts to the Collateral Agent and to direct such Obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to the Collateral Agent or its designee and, upon such notification and at the expense of such Grantor, to enforce collection of any such Receivables and Related Contracts directly against the relevant Obligor, and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done, and to otherwise exercise all rights with respect to such Receivables and Related Contracts, including, without limitation, those set forth set forth in Section 9-607 of the UCC. In connection with such collections made in respect of Receivables and Related Contracts owing from a Person not an affiliate of such Grantor, such Grantor may take (and, at the Collateral Agent's direction, shall take), after the occurrence and during the continuance of any Event of Default, such action as such Grantor or the Collateral Agent may reasonably deem necessary or advisable to enforce or expedite collection of the Receivables and Related Contracts; provided, however, that the Collateral Agent shall have the right at any time after the occurrence and during the continuance of any Event of Default, upon written notice to such Grantor of its intention to do so, to notify the Obligors in respect of any Receivables and under any Related Contracts of the assignment of such Receivables and Related Contracts to the Collateral Agent and to direct such Obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to the Collateral Agent or its designee and, upon such notification and at the expense of such Grantor, to enforce collection of any such Receivables or sums due or to become due under any Related Contracts directly against the relevant Obligor, and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. After receipt by such Grantor of the notice from the Collateral Agent referred to in the proviso to the preceding sentences for so long as an Event of Default is continuing, (i) all amounts and proceeds (including instruments) received by such Grantor in respect of the Receivables and Related Contracts shall be received in trust for the benefit of the Collateral Agent hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary indorsement) and (ii) such Grantor shall not adjust, settle or compromise the amount or payment of any Receivable or any amount due or to become due or any payment in respect of any Related Contracts, release wholly or partly any Obligor thereof, or allow any credit or discount thereon.

            (d) No Grantor will permit or consent to the subordination of its right to payment under any of the Receivables or the Related Contracts to any other indebtedness or obligations of the Obligor thereof.

            Section 14. As to Intellectual Property Collateral. (a) With respect to each item of its Intellectual Property Collateral, each Grantor agrees to take, to the extent it believes the same to be appropriate in the exercise of its commercially reasonable judgment, and to the extent such steps are applicable to the particular type of Intellectual Property, at its expense, all necessary steps, including, without limitation, in the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other governmental authority, to (i) maintain the validity and enforceability of such Intellectual Property Collateral and maintain such Intellectual Property Collateral in full force and effect, and (ii) pursue the registration and maintenance of each patent, trademark, or copyright registration or application, now or hereafter included in such Intellectual Property Collateral of such Grantor, including, without limitation, the payment of required fees and taxes, the filing of responses to office actions issued by the U.S. Patent and Trademark Office, the U.S. Copyright Office or other governmental authorities, the filing of applications for renewal or extension, the filing of affidavits under Sections 8 and 15 of the U.S. Trademark Act, the filing of divisional, continuation, continuation-in-part, reissue and renewal applications or extensions, as applicable, the payment of maintenance fees and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings. No Grantor shall, without the written consent of the Collateral Agent, abandon any Intellectual Property Collateral, or abandon any right to file an application for patent, trademark, or copyright, unless such Grantor shall have previously determined that such use or the pursuit or maintenance of such Intellectual Property Collateral is no longer desirable in the conduct of such Grantor's business and that the loss thereof would not be reasonably likely to have a Material Adverse Effect, in which case, such Grantor will give prompt notice of any such abandonment to the Collateral Agent.

            (b) Each Grantor agrees promptly to notify the Collateral Agent if such Grantor becomes aware (i) that any item of the Intellectual Property Collateral that is material may have become abandoned, placed in the public domain, invalid or unenforceable, or of any adverse determination or development regarding such Grantor's ownership of any of the Intellectual Property Collateral or to keep and maintain and enforce the same, or (ii) of any adverse determination other than in an office action or the institution of any proceeding (including, without limitation, the institution of any proceeding in the U.S. Patent and Trademark Office or any court) regarding any material item of the Intellectual Property Collateral.

            (c) In the event that any Grantor becomes aware that any item of the Intellectual Property Collateral that is material to Grantor's business is being materially infringed or misappropriated by a third party, such Grantor shall promptly notify the Collateral Agent and shall take such commercially reasonable and appropriate actions, at its expense, to protect or enforce such Intellectual Property Collateral, including, without limitation, suing for infringement or misappropriation and for an injunction against such infringement or misappropriation.

            (d) Each Grantor shall use proper statutory notice in connection with its use of each item of its Intellectual Property Collateral to the extent necessary to maintain and preserve any of its rights therein. No Grantor shall do or permit any act or knowingly omit to do any act whereby any of its Intellectual Property Collateral may lapse or become invalid or unenforceable or placed in the public domain except to the extent that it is commercially reasonable to do so.

            (e) Each Grantor shall take all steps which it deems to be appropriate in the exercise of its commercially reasonable judgment to preserve and protect each item of its Intellectual Property Collateral, including, without limitation, maintaining the quality of any and all products or services provided in connection with any of the Trademarks owned by Grantor, consistent with the quality of the products and services as of the date hereof, and taking all steps reasonably necessary to ensure that all licensed users of any of the Trademarks owned by Grantor use such consistent standards of quality.

            (f) Each Grantor agrees to execute or otherwise authenticate an agreement, in substantially the form set forth in Exhibit E hereto or otherwise in form and substance reasonably satisfactory to the Collateral Agent (an "Intellectual Property Security Agreement"), for recording the security interest granted hereunder to the Collateral Agent in such Intellectual Property Collateral with the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other governmental authorities in the United States necessary to perfect the security interest hereunder in such Intellectual Property Collateral.

            (g) Each Grantor agrees that should it obtain an ownership interest in any item of the type set forth in Section 1(g) that is not on the date hereof a part of the Intellectual Property Collateral ("After-Acquired Intellectual Property") (i) the provisions of this Agreement shall automatically apply thereto, and (ii) any such After-Acquired Intellectual Property and, in the case of trademarks, the goodwill symbolized thereby, shall automatically become part of the Intellectual Property Collateral subject to the terms and conditions of this Agreement with respect thereto. Each Grantor shall give prompt written notice to the Collateral Agent identifying the After-Acquired Intellectual Property that is the subject of a registration or application for registration in any jurisdiction, and such Grantor shall execute and deliver to the Collateral Agent with such written notice, or otherwise authenticate, an agreement substantially in the form of Exhibit F hereto or otherwise in form and substance reasonably satisfactory to the Collateral Agent (an "IP Security Agreement Supplement") covering such After-Acquired Intellectual Property, which IP Security Agreement Supplement shall be recorded with the U.S. Patent and Trademark Office, the U.S. Copyright Office necessary to perfect the security interest hereunder in such After-Acquired Intellectual Property.

            Section 15. Voting Rights; Dividends; Etc. (a) So long as no Event of Default shall have occurred and be continuing:

            (i) Each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to its Security Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the other Loan Documents; provided, however, that such Grantor shall not exercise or refrain from exercising any such right if, in the Collateral Agent's reasonable judgment, such action would have a material adverse effect on the value of the Security Collateral or any part thereof.

            (ii) Each Grantor shall be entitled to receive and retain any and all dividends, interest and other distributions paid in respect of its Security Collateral; provided, however, that any and all dividends, interest and other distributions paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, such Security Collateral, shall be, and shall be forthwith delivered to the Collateral Agent to hold as, Security Collateral and shall, if received by such Grantor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of such Grantor and be forthwith delivered to the Collateral Agent as Security Collateral in the same form as so received (with any necessary indorsement).

            (iii) The Collateral Agent shall execute and deliver (or cause to be executed and delivered) to each Grantor all such proxies and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends or interest payments that it is authorized to receive and retain pursuant to paragraph (ii) above.

            (b) Upon the occurrence and during the continuance of a Default or an Event of Default:

            (i) All rights of each Grantor (x) upon notice from the Collateral Agent to such effect to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 15(a)(i) shall, upon notice to such Grantor by the Collateral Agent, cease and (y) to receive the dividends, interest and other distributions that it would otherwise be authorized to receive and retain pursuant to Section 15(a)(ii) shall automatically cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Security Collateral such dividends, interest and other distributions.

            (ii) All dividends, interest and other distributions that are received by each Grantor contrary to the provisions of paragraph (i) of this Section 15(b) shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Collateral Agent as Security Collateral in the same form as so received (with any necessary indorsement).

            (iii) The Collateral Agent shall be authorized to send to each Securities Intermediary or Commodity Intermediary as defined in and under any Security Control Agreement a Notice of Exclusive Control as defined in and under such Security Control Agreement.

            Section 16. As to Letter-of-Credit Rights. (a) Each Grantor, by granting a security interest in its Receivables consisting of letter-of-credit rights in an amount exceeding $1,000,000 to the Collateral Agent, intends to (and hereby does) collaterally assign to the Collateral Agent its rights (including its contingent rights) to the proceeds of all Related Contracts consisting of letters of credit of which it is or hereafter becomes a beneficiary or assignee. Each Grantor will promptly use commercially reasonable efforts to cause the issuer of each letter of credit and each nominated person (if any) with respect thereto to consent to such assignment of the proceeds thereof in substantially the form of the Consent to Assignment of Letter of Credit Rights attached hereto as Exhibit G or otherwise in form and substance satisfactory to the Collateral Agent and deliver written evidence of such consent to the Collateral Agent.

            (b) Upon the occurrence of an Event of Default, each Grantor will, promptly upon request by the Collateral Agent, (i) notify (and such Grantor hereby authorizes the Collateral Agent to notify) the issuer and each nominated person with respect to each of the Related Contracts consisting of letters of credit that the proceeds thereof have been assigned to the Collateral Agent hereunder and any payments due or to become due in respect thereof are to be made directly to the Collateral Agent or its designee and (ii) arrange for the Collateral Agent to become the transferee beneficiary of letter of credit.

            Section 17. Transfers and Other Liens; Additional Shares. (a) Each Grantor agrees that it shall not (i) other than as permitted under the Credit Agreement, sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, or (ii) create or suffer to exist any Lien upon or with respect to any of the Collateral.

            (b) Each Grantor agrees that it shall (i) cause each issuer of the Pledged Equity not to issue any Equity Interests or other securities in addition to or in substitution for the Pledged Equity issued by such issuer, except to such Grantor, and (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional Equity Interests or other securities of each issuer of the Pledged Equity.

            Section 18. Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby irrevocably appoints the Collateral Agent such Grantor's attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time in the Collateral Agent's discretion after the occurrence and during the continuance of an Event of Default, to take any action and to execute any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

            (a) to obtain and adjust insurance required to be paid to the Collateral Agent pursuant to Section 10,

            (b) to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,

            (c) to receive, indorse and collect any drafts or other instruments, documents and chattel paper, in connection with clause
      (a) or (b) above, and

            (d) to file any claims or take any action or institute any proceedings that the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce compliance with the terms and conditions of any Assigned Agreement or the rights of the Collateral Agent with respect to any of the Collateral.

            Section 19. Collateral Agent May Perform. If any Grantor fails to perform any agreement contained herein, the Collateral Agent may itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by such Grantor under Section 22(b).

            Section 20. The Collateral Agent's Duties. (a) The powers conferred on the Collateral Agent hereunder are solely to protect the Secured Parties' interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not any Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which it accords its own property.

            (b) Anything contained herein to the contrary notwithstanding, the Collateral Agent may from time to time, when the Collateral Agent deems it to be necessary, appoint one or more subagents (each a "Subagent") for the Collateral Agent hereunder with respect to all or any part of the Collateral. In the event that the Collateral Agent so appoints any Subagent with respect to any Collateral, (i) the assignment and pledge of such Collateral and the security interest granted in such Collateral by each Grantor hereunder shall be deemed for purposes of this Security Agreement to have been made to such Subagent, in addition to the Collateral Agent, for the ratable benefit of the Secured Parties, as security for the Secured Obligations of such Grantor, (ii) such Subagent shall automatically be vested, in addition to the Collateral Agent, with all rights, powers, privileges, interests and remedies of the Collateral Agent hereunder with respect to such Collateral, and (iii) the term "Collateral Agent," when used herein in relation to any rights, powers, privileges, interests and remedies of the Collateral Agent with respect to such Collateral, shall include such Subagent; provided, however, that no such Subagent shall be authorized to take any action with respect to any such Collateral unless and except to the extent expressly authorized in writing by the Collateral Agent.

            Section 21. Remedies. If any Event of Default shall have occurred and be continuing:

            (a) The Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral) and also may (i) require any of the Grantors to, and each Grantor hereby agrees that it will at its expense and upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place to be designated by the Collateral Agent that is reasonably convenient to both parties and (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as are commercially reasonable; (iii) occupy any premises owned or leased by any of the Grantors where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation; and (iv) exercise any and all rights and remedies of any of the Grantors under or in connection with the Collateral or otherwise in respect of the Collateral, including, without limitation, (A) any and all rights of such Grantor to demand or otherwise require payment of any amount under, or performance of any provision of, the Receivables, the Related Contracts and the other Collateral, (B) withdraw, or cause or direct the withdrawal of, all funds with respect to the Account Collateral and (C) exercise all other rights and remedies with respect to the Receivables, the Related Contracts and the other Collateral, including, without limitation, those set forth in Section 9-607 of the UCC. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

            (b) All cash proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Collateral Agent, be held by the Collateral Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Collateral Agent pursuant to Section 22) in whole or in part by the Collateral Agent for the ratable benefit of the Secured Parties against, all or any part of the Secured Obligations in such order as the Collateral Agent shall elect. Any surplus of such cash or cash proceeds held by the Collateral Agent and remaining after payment in full of all the Secured Obligations shall be paid over to the applicable Grantor or to whomsoever may be lawfully entitled to receive such surplus.

            (c) All payments received by each Grantor under or in connection with any Assigned Agreement or otherwise in respect of the Collateral shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary indorsement).

            (d) The Collateral Agent may, without notice to any Grantor except as required by law and at any time or from time to time, charge, set-off and otherwise apply all or any part of the Secured Obligations against any funds held with respect to the Account Collateral or any other deposit account.

            (e) In the event of any sale or other disposition of any of the Intellectual Property Collateral of any Grantor, the goodwill symbolized by any Trademarks subject to such sale or other disposition shall be included therein, and such Grantor shall supply to the Collateral Agent or its designee such Grantor's know-how and expertise, and records and documents relating to tangible embodiments of any Intellectual Property Collateral subject to such sale or other disposition, and to the manufacture, distribution, advertising and sale of products and services of such Grantor covered by such Intellectual Property Collateral.

            Section 22. Indemnity and Expenses. (a) Each Grantor agrees to indemnify the Collateral Agent from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting from the Collateral Agent's gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction.

            (b) Each Grantor will upon demand pay to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that the Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral,
(iii) the exercise or enforcement of any of the rights of the Collateral Agent or the Secured Parties hereunder or (iv) the failure by such Grantor to perform or observe any of the provisions hereof.

            Section 23. Amendments; Waivers; Etc. (a) No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

            (b) No failure on the part of the Collateral Agent to exercise, and no delay in exercising any right, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

            (c) Upon the execution and delivery, or authentication, by any Person of a security agreement supplement in substantially the form of Exhibit A hereto (each a "Security Agreement Supplement"), (i) such Person shall be referred to as an "Additional Grantor" and shall be and become a Grantor, and each reference in this Agreement to "Grantor" shall also mean and be a reference to such Additional Grantor, and each reference in this Agreement and the other Loan Documents to "Collateral" shall also mean and be a reference to the Collateral of such Additional Grantor, and (ii) the supplemental schedules I-IX attached to each Security Agreement Supplement shall be incorporated into and become a part of and supplement Schedules I-IX, respectively, hereto, and the Collateral Agent may attach such Schedules as supplements to such Schedules, and each reference to such Schedules shall mean and be a reference to such Schedules, as supplemented pursuant hereto.

            Section 24. Addresses for Notices. All notices and other communications provided for hereunder shall be either (i) in writing (including telecopy communication) and, mailed (by certified mail), telecopied, or otherwise delivered by hand or (ii) by electronic mail (if electronic mail addresses are designated as provided below) confirmed immediately in writing (including telecopy communication) to the Borrowers or to the Collateral Agent, as the case may be, in each case addressed to such Person at its address specified in the Credit Agreement or, as to any other Grantor at its address set forth below the name of such Grantor on the signature pages hereto, or to the Security Agreement Supplement to which it is a party, as the case may be, or as to any party, either party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section. All such notices and other communications shall, when mailed (by certified mail), telecopied, sent by electronic mail or delivered shall be effective when received by the party being notified. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement, any Security Agreement Supplement hereto, or of any Schedule hereto to be executed and delivered hereunder shall be effective as delivery of an original executed counterpart hereto.

            Section 25. Continuing Security Interest; Assignments under the Credit Agreement. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the payment in full in cash of the Secured Obligations, (b) be binding upon each Grantor, its successors and assigns and (c) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent, the Secured Parties and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Lender may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of the Term Advances owing to it and the Term Note or Term Notes (if any) held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, in each case as provided in Section 8.07 of the Credit Agreement.

            Section 26. Release and Termination. (a) Upon any sale, lease, transfer or other disposition of any item of Collateral in accordance with the terms of the Loan Documents (other than sales of Inventory in the ordinary course of business), the Collateral Agent will, at the applicable Grantor's expense, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted hereby; provided, however, that the applicable Grantor shall have delivered to the Collateral Agent reasonable prior notice of the proposed release, together with a form of release for execution by the Collateral Agent and a certification by such Grantor to the effect that the transaction is in compliance with the Loan Documents and as to such other matters as the Collateral Agent may reasonably request and (iii) the proceeds of any such sale, lease, transfer or other disposition required to be applied in accordance with Section 2.03 of the Credit Agreement shall be paid to, or in accordance with the instructions of, the Collateral Agent at the closing.

            (b) Upon the payment in full in cash of the Term Advances (including any interest payable in respect thereof) and all other Obligations arising under the Loan Documents that are then due and payable (other than Obligations with respect to the Secured Hedge Agreements not yet due and payable), the pledge and security interest granted hereby shall terminate and be released and all rights to the Collateral shall revert to the applicable Grantor. Upon any such termination, the Collateral Agent will, at the applicable Grantor's expense, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination and release, and the reassignment of all the Collateral Agent's right, title and interest to such Grantor.

            Section 27. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

            Section 28. The Mortgages. In the event that any of the Collateral hereunder is also subject to a valid and enforceable Lien under the terms of any Mortgage and the terms of such Mortgage are inconsistent with the terms of this Agreement, then with respect to such Collateral, the terms of such Mortgage shall be controlling in the case of fixtures and leases, letting and licenses of, and contracts and agreements relating to the lease of real property, and the terms of this Agreement shall be controlling in the case of all other Collateral.

            Section 29. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, except to the extent that the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of New York.

            IN WITNESS WHEREOF, each Grantor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                ICG COMMUNICATIONS, INC.


                                By ______________________________________
                                   Title:
                                   Address:   161 Inverness Drive West
                                              Englewood, CO 80112



                                ICG CANADIAN ACQUISITION, INC.


                                By ______________________________________
                                   Title:
                                   Address:   161 Inverness Drive West
                                              Englewood, CO 80112



                                ICG CHOICECOM, L.P.

                                By: ICG ChoiceCom Management, LLC,
                                    its General Partner

                                ICG Telecom Group, Inc., its Managing Member


                                By ______________________________________
                                   Title:
                                   Address:   161 Inverness Drive West
                                              Englewood, CO 80112



                                ICG CHOICECOM MANAGEMENT, LLC

                                By: ICG Telecom Group, Inc., its Managing Member


                                By ______________________________________
                                   Title:
                                   Address:   161 Inverness Drive West
                                              Englewood, CO 80112



                                ICG CONSOLIDATED, INC.


                                By ______________________________________
                                   Title:
                                   Address:   161 Inverness Drive West
                                              Englewood, CO 80112



                                ICG EQUIPMENT, INC.


                                By ______________________________________
                                   Title:
                                   Address:   161 Inverness Drive West
                                              Englewood, CO 80112



                                ICG HOLDINGS, INC.

                                By ______________________________________
                                   Title:
                                   Address:   161 Inverness Drive West
                                              Englewood, CO 80112


                               ICG MOUNTAIN VIEW, INC.


                               By ______________________________________
                                  Title:
                                  Address:   161 Inverness Drive West
                                              Englewood, CO 80112


                                ICG SERVICES, INC.


                                By ______________________________________
                                   Title:
                                   Address:   161 Inverness Drive West
                                              Englewood, CO 80112


                                ICG TELECOM GROUP, INC.


                                By ______________________________________
                                   Title:
                                   Address:   161 Inverness Drive West
                                              Englewood, CO 80112


                                ICG TELECOM GROUP OF VIRGINIA, INC.


                                By ______________________________________
                                   Title:
                                   Address:   161 Inverness Drive West
                                              Englewood, CO 80112



                                NIKONET, LLC

                                By: ICG Telecom Group, Inc., its Managing Member


                                By ______________________________________
                                   Title:
                                   Address:   161 Inverness Drive West
                                              Englewood, CO 80112

                                                              Exhibit A to the
                                                            Security Agreement



                   FORM OF SECURITY AGREEMENT SUPPLEMENT

                                         [Date of Security Agreement Supplement]


Royal Bank of Canada,
   as the Collateral Agent for the
   Secured Parties referred to in the
   Credit Agreement referred to below
One Liberty Plaza
New York, New York  10006
Attn:  Rizwan Ahmad


                          ICG Communications, Inc.

Ladies and Gentlemen:

            Reference is made to (i) the Credit Agreement dated as of July __, 2002 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among ICG Communications, Inc., a Delaware corporation, as the Borrower, the Lenders party thereto, Royal Bank of Canada, as collateral agent (together with any successor collateral agent appointed pursuant to Article VII of the Credit Agreement, the "Collateral Agent") and as administrative agent for the Lenders, and (ii) the Security Agreement dated July __, 2002 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Security Agreement") made by the Grantors from time to time party thereto in favor of the Collateral Agent for the Secured Parties. Terms defined in the Credit Agreement or the Security Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement or the Security Agreement.

            SECTION 1. Grant of Security. The undersigned hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in, all of its right, title and interest in and to all of the Collateral (as defined in the Security Agreement) of the undersigned, whether now owned or hereafter acquired by the undersigned, wherever located and whether now or hereafter existing or arising, including, without limitation, the property and assets of the undersigned set forth on the attached supplemental schedules to the Schedules to the Security Agreement.

            SECTION 2. Security for Obligations. The grant of a security interest in, the Collateral by the undersigned under this Security Agreement Supplement and the Security Agreement secures the payment of all Obligations of the undersigned now or hereafter existing under or in respect of the Loan Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise. Without limiting the generality of the foregoing, this Security Agreement Supplement and the Security Agreement secures the payment of all amounts that constitute part of the Secured Obligations and that would be owed by the undersigned to any Secured Party under the Loan Documents but for the fact that such Secured Obligations are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving a Loan Party.

            SECTION 3. Supplements to Security Agreement Schedules. The undersigned has attached hereto supplemental Schedules I through IX to Schedules I through IX, respectively, to the Security Agreement, and the undersigned hereby certifies, as of the date first above written, that such supplemental schedules have been prepared by the undersigned in substantially the form of the equivalent Schedules to the Security Agreement and are complete and correct.

            SECTION 4. Representations and Warranties. The undersigned hereby makes each representation and warranty set forth in Section 9 of the Security Agreement (as supplemented by the attached supplemental schedules) to the same extent as each other Grantor.

            SECTION 5. Obligations Under the Security Agreement. The undersigned hereby agrees, as of the date first above written, to be bound as a Grantor by all of the terms and provisions of the Security Agreement to the same extent as each of the other Grantors. The undersigned further agrees, as of the date first above written, that each reference in the Security Agreement to an "Additional Grantor" or a "Grantor" shall also mean and be a reference to the undersigned.

            SECTION 6. (1) Governing Law. This Security Agreement Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

                                            Very truly yours,

                                            [NAME OF ADDITIONAL GRANTOR]

                                            By  __________________________
                                                Title:

                                            Address for Notices:
                                            ______________________________
                                            ______________________________
                                            ______________________________

__________________

(1) If the Additional Grantor is not concurrently executing a Guaranty, add provisions relating to submission to jurisdiction and jury trial waiver.

                                                             Exhibit B to the
                                                             Security Agreement


                     FORM OF ACCOUNT CONTROL AGREEMENT
                    (Deposit Account/Securities Account)

            ACCOUNT CONTROL AGREEMENT (this "Agreement") dated as of ________, ____, among____________, a ___________ (the "Grantor"), Royal
Bank of Canada, as Collateral Agent (the "Secured Party"), and _________, a _________ ("____________"), as securities intermediary and depository bank (the "Account Holder").


PRELIMINARY STATEMENTS:

            (1) The Grantor has granted the Secured Party a security interest (the "Security Interest") in the following accounts maintained by the Account Holder for the Grantor (each, an "Account" and collectively, the "Accounts"):

            [Insert account numbers and other identifying information.]

            (2) Terms defined in Article 8 or 9 of the Uniform Commercial Code in effect in the State of New York ("N.Y. Uniform Commercial Code") are used in this Agreement as such terms are defined in such Article 8 or 9.

            NOW, THEREFORE, in consideration of the premises and of the mutual agreements contained herein, the parties hereto hereby agree as follows:

            SECTION 1. The Accounts. The Grantor and Account Holder represent and warrant to, and agrees with, the Secured Party that:

                  (a) The Account Holder maintains each Account for the Grantor, and all property (including, without limitation, all funds and financial assets) held by the Account Holder in the Accounts for the account of the Grantor are, and will continue to be, credited to an Account in accordance with instructions given by the Grantor (unless otherwise provided herein).

                  (b) To the extent that funds are credited to any Account, such Account is a deposit account; and to the extent that financial assets are credited to any Account, such Account is a securities account. The Account Holder is (i) the bank with which each Account that is a deposit account is maintained and (ii) the securities intermediary with respect to financial assets held in any Account that is a securities account. The Grantor is (x) the Account Holder's customer with respect to the Accounts and (y) the entitlement holder with respect to financial assets credited from time to time to any Account.

                  (c) Notwithstanding any other agreement to the contrary, the Account Holder's jurisdiction with respect to each Account for purposes of the N.Y. Uniform Commercial Code is, and will continue to be for so long as the Security Interest shall be in effect, the State of New York.

                  (d) Attached as Exhibit A hereto are statements of the respective Accounts as of the date hereof showing the property credited to each Account.

                  (e) The Grantor and Account Holder do not know of any claim to or interest in any Account or any property (including, without limitation, funds and financial assets) credited to any Account, except for claims and interests of the parties referred to in this Agreement and the holders of the Subordinated Cerberus Notes, which claim is subordinated to the claim of the Secured Party.

            SECTION 2. Control by Secured Party. The Account Holder will comply with (i) all instructions directing disposition of the funds in any and all of the Accounts, (ii) all notifications and entitlement orders that the Account Holder receives directing it to transfer or redeem any financial asset in any and all of the Accounts, and (iii) all other directions concerning any and all of the Accounts, including, without limitation, directions to distribute to the Secured Party proceeds of any such transfer or redemption or interest or dividends on property in any and all of the Accounts (any such instruction, notification or direction referred to in clause (i), (ii) or (iii) above being an "Account Direction"), in each case of clauses (i), (ii) and (iii) above originated by the Secured Party without further consent by the Grantor or any other Person.

            SECTION 3. Grantor's Rights in Accounts. (a) Upon the delivery of a Notice of Exclusive Control (as defined below) by the Secured Party, the Account Holder will comply with Account Directions and other directions concerning each Account originated by, and only by, the Secured Party.

            (b) Until the Account Holder receives a notice from the Secured Party that the Secured Party will exercise exclusive control over any Account (a "Notice of Exclusive Control" with respect to such Account), the Account Holder will permit the Grantor full access to the Accounts and amounts and investments credited thereto and may distribute to the Grantor all interest and regular cash dividends on property (including, without limitation, funds and financial assets) in such Account.

            (c) If the Account Holder receives from the Secured Party a Notice of Exclusive Control with respect to any Account, until such notice has been withdrawn, the Account Holder will cease distributing to the Grantor all interest and dividends on property (including, without limitation, funds and financial assets) in such Account.

            SECTION 4. Priority of Secured Party's Security Interest. (a) The Account Holder (i) subordinates to the Security Interest and in favor of the Secured Party any security interest, lien, or right of recoupment or setoff that the Account Holder may have, now or in the future, against any Account or property (including, without limitation, any funds and financial assets) credited to any Account, and (ii) agrees that it will not exercise any right in respect of any such security interest or lien or any such right of recoupment or setoff until the Security Interest is terminated, except that the Account Holder (A) will retain its prior security interest and lien on property credited to any Account, (B) may exercise any right in respect of such security interest or lien, and (C) may exercise any right of recoupment or setoff against any Account, in the case of clauses (A),
(B) and (C) above, to secure or to satisfy, and only to secure or to satisfy, payment (x) for such property, (y) for its customary fees and expenses for the routine maintenance and operation of such Account, and (z) if such Account is a deposit account, for the face amount of any items that have been credited to such Account but are subsequently returned unpaid because of uncollected or insufficient funds.

            (b) The Account Holder will not enter into any other agreement with any Person relating to Account Directions or other directions with respect to any Account other than the holders of the Subordinated Cerberus Notes; provided that any rights of control under any such agreement will not take effect until the termination of the Security Agreement.

            SECTION 5. Statements, Confirmations, and Notices of Adverse Claims. (a) The Account Holder will send copies of all statements and confirmations for each Account simultaneously to the Secured Party and the Grantor.

            (b) When the Account Holder knows of any claim or interest in any Account or any property (including, without limitation, funds and financial assets) credited to any Account other than the claims and interests of the parties referred to in this Agreement, the Account Holder will promptly notify the Secured Party and the Grantor of such claim or interest.

            SECTION 6. The Account Holder's Responsibility. (a) Except for permitting a withdrawal, delivery, or payment in violation of Section 3, the Account Holder will not be liable to the Secured Party for complying with Account Directions or other directions concerning any Account from the Grantor that are received by the Account Holder before the Account Holder receives and has a reasonable opportunity to act on a Notice of Exclusive Control.

            (b) The Account Holder will not be liable to the Grantor or the Secured Party for complying with a Notice of Exclusive Control or with an Account Direction or other direction concerning any Account originated by the Secured Party, even if the Grantor notifies the Account Holder that the Secured Party is not legally entitled to issue the Notice of Exclusive Control or Account Direction or such other direction unless the Account Holder takes the action after it is served with an injunction, restraining order, or other legal process enjoining it from doing so, issued by a court of competent jurisdiction, and had a reasonable opportunity to act on the injunction, restraining order or other legal process.

            (c) This Agreement does not create any obligation of the Account Holder except for those expressly set forth in this Agreement and, in the case of any Account that is a securities account, in Part 5 of
Article 8 of the N.Y. Uniform Commercial Code and, in the case of any Account that is a deposit account, in Article 4 of the N.Y. Uniform Commercial Code. In particular, the Account Holder need not investigate whether the Secured Party is entitled under the Secured Party's agreements with the Grantor to give an Account Direction or other direction concerning any Account or a Notice of Exclusive Control. The Account Holder may rely on notices and communications it believes given by the appropriate party.

            SECTION 7. Indemnity. The Grantor will indemnify the Account Holder, its officers, directors, employees and agents against claims, liabilities and expenses arising out of this Agreement (including, without limitation, reasonable attorney's fees and disbursements), except to the extent the claims, liabilities or expenses are caused by the Account Holder's gross negligence or willful misconduct as found by a court of competent jurisdiction in a final, non-appealable judgment.

            SECTION 8. Termination; Survival. (a) The Secured Party may terminate this Agreement by notice to the Account Holder and the Grantor. If the Secured Party notifies the Account Holder that the Security Interest has terminated, this Agreement will immediately terminate.

            (b) The Account Holder may terminate this Agreement on 60 days' prior notice to the Secured Party and the Grantor, provided that before such termination the Account Holder and the Grantor shall make arrangements to transfer the property (including, without limitation, all funds and financial assets) credited to each Account to another Account Holder that shall have executed, together with the Grantor, a control agreement in favor of the Secured Party in respect of such property in substantially the form of this Agreement or otherwise in form and substance satisfactory to the Secured Party.

            (c) Sections 6 and 7 will survive termination of this Agreement.

            SECTION 9. Governing Law. This Agreement and each Account will be governed by the law of the State of New York. The Account Holder and the Grantor may not change the law governing any Account without the Secured Party's express prior written agreement.

            SECTION 10. Entire Agreement. This Agreement is the entire agreement, and supersedes any prior agreements, and contemporaneous oral agreements, of the parties concerning its subject matter.

            SECTION 11. Amendments. No amendment of, or waiver of a right under, this Agreement will be binding unless it is in writing and signed by the party to be charged.

            SECTION 12. Financial Assets. The Account Holder agrees with the Secured Party and the Grantor that, to the fullest extent permitted by applicable law, all property (other than funds) credited from time to time to any Account will be treated as financial assets under Article 8 of the N.Y. Uniform Commercial Code.

            SECTION 13. Notices. A notice or other communication to a party under this Agreement will be in writing (except that Account Directions may be given orally), will be sent to the party's address set forth under its name below or to such other address as the party may notify the other parties and will be effective on receipt.

            SECTION 14. Binding Effect. This Agreement shall become effective when it shall have been executed by the Grantor, the Secured Party and the Account Holder, and thereafter shall be binding upon and inure to the benefit of the Grantor, the Secured Party and the Account Holder and their respective successors and assigns.

            SECTION 15. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                  [NAME OF GRANTOR]


                                  By ___________________________
                                     Name:
                                     Title:

                                  Address:
                                  ______________________________
                                  ______________________________


                                  ROYAL BANK OF CANADA, as
                                    Collateral Agent

                                   By ___________________________
                                     Name:
                                     Title:

                                   Address:
                                  ______________________________
                                  ______________________________


                                  [NAME OF ACCOUNT HOLDER]

                                  By ___________________________
                                     Name:
                                     Title:

                                  Address:
                                  ______________________________
                                  ______________________________

                                 EXHIBIT A
                                 ---------


              [Statements of the various Accounts showing the
                    property credited to each Account]

            IN WITNESS WHEREOF, the undersigned has duly executed this Consent and Agreement as of the date set opposite its name below.


Dated:  _______________, __                         [NAME OF OBLIGOR]

                                                     By: ______________________
                                                         Title:

                                                               Exhibit C to the
                                                             Security Agreement

                FORM OF SECURITIES ACCOUNT CONTROL AGREEMENT


            CONTROL AGREEMENT dated as of ________, ____, among ____________, a ___________ (the "Grantor"), Royal Bank of Canada, as Collateral Agent (the "Secured Party"), [___________, a ___________, as Control Agent (the "Control Agent")] and _________, a _________
("____________"), as securities intermediary (the "Securities Intermediary").


PRELIMINARY STATEMENTS:

            (1) The Grantor has granted the Secured Party a security interest (the "Security Interest") in account no. _______________ maintained by the Securities Intermediary for the Grantor (the "Account").

            (2) Terms defined in Article 8 or 9 of the Uniform Commercial Code in effect in the State of New York ("N.Y. Uniform Commercial Code") are used in this Agreement as such terms are defined in such Article 8 or 9.

            NOW, THEREFORE, in consideration of the premises and of the mutual agreements contained herein, the parties hereto hereby agree as follows:

            SECTION 1. The Account. The Grantor and Securities Intermediary represent and warrant to, and agree with, the Grantor and the Secured Party that:

                  (a) The Securities Intermediary maintains the Account for the Grantor, and all property held by the Securities Intermediary for the account of the Grantor is, and will continue to be, credited to the Account.

                  (b) The Account is a securities account. The Securities Intermediary is the securities intermediary with respect to the property credited from time to time to the Account. The Grantor is the entitlement holder with respect to the property credited from time to time to the Account.

                  (c) The State of New York is, and will continue to be, the Securities Intermediary's jurisdiction of organization for purposes of Section 8-110(e) of the UCC so long as the Security Interest shall remain in effect.

                  (d) Exhibit A attached hereto is a statement of the property credited to the Account on the date hereof.

                  (e) The Grantor and Securities Intermediary do not know of any claim to or interest in the Account or any property credited to the Account, except for claims and interests of the parties referred to in this Agreement and the holders of the Subordinated Cerberus Notes, which claims are subordinated to the claim of the Secured Party.

            SECTION 2. Control by [Secured Party][Control Agent]. [(a)] The Securities Intermediary will comply with all notifications it receives directing it to transfer or redeem any property in the Account (each an "Entitlement Order") or other directions concerning the Account (including, without limitation, directions to distribute to the Secured Party proceeds of any such transfer or redemption or interest or dividends on property in the Account) originated by the [Secured Party] [Control Agent] without further consent by the Grantor or any other person.

            [(b) The Control Agent hereby acknowledges that is shall maintain and exercise control of the Account on behalf of the Secured Party.]

            SECTION 3. Grantor's Rights in Account. (a) Except as otherwise provided herein, the Securities Intermediary will comply with Entitlement Orders and other directions concerning the Account originated by the Grantor.

            (b) Until the Securities Intermediary receives a notice from the [Secured Party] [Control Agent] that the [Secured Party] [Control Agent] will exercise exclusive control over the Account (a "Notice of Exclusive Control"), the Securities Intermediary may distribute to the Grantor all interest and regular cash dividends on property in the Account.

            (c) If the Securities Intermediary receives from the [Secured Party] [Control Agent] a Notice of Exclusive Control, until such notice shall have been withdrawn, the Securities Intermediary will cease distributing to the Grantor all interest and dividends on property in the Account and will cease complying with Entitlement Orders from the Grantors with respect thereto.

            SECTION 4. Priority of Secured Party's Security Interest. (a) The Securities Intermediary subordinates in favor of the Secured Party any security interest, lien, or right of setoff it may have, now or in the future, against the Account or property in the Account, except that the Securities Intermediary will retain its prior lien on property in the Account to secure payment for property purchased for the Account and normal commissions and fees for the Account.

            (b) The Securities Intermediary will not agree with any Person not party to this Agreement that the Securities Intermediary will comply with Entitlement Orders originated by such Person other than the holders of the Subordinated Cerberus Notes; provided that any rights of control under any such agreement will not take effect until the termination of the Security Agreement.

            SECTION 5. Statements, Confirmations, and Notices of Adverse Claims. (a) The Securities Intermediary will send copies of all statements and confirmations for the Account simultaneously to the Grantor[, the Control Agent] and the Secured Party.

            (b) When the Securities Intermediary knows of any claim or interest in the Account or any property credited to the Account other than the claims and interests of the parties referred to in this Agreement, the Securities Intermediary will promptly notify [the Control Agent,] the Secured Party and the Grantor of such claim or interest.

            SECTION 6. The Securities Intermediary's Responsibility. (a) Except for permitting a withdrawal, delivery, or payment in violation of
Section 3, the Securities Intermediary will not be liable to [the Control Agent or] the Secured Party for complying with Entitlement Orders or other directions concerning the Account from the Grantor that are received by the Securities Intermediary before the Securities Intermediary receives and has a reasonable opportunity to act on a Notice of Exclusive Control.

            (b) The Securities Intermediary will not be liable to the Grantor or the Secured Party for complying with a Notice of Exclusive Control or with an Entitlement Order or other direction concerning the Account originated by the [Secured Party] [Control Agent], even if the Grantor notifies the Securities Intermediary that the [Secured Party] [Control Agent] is not legally entitled to issue the Notice of Exclusive Control or Entitlement Order or such other direction unless the Securities Intermediary takes the action after it is served with an injunction, restraining order, or other legal process enjoining it from doing so, issued by a court of competent jurisdiction, and had a reasonable opportunity to act on the injunction, restraining order or other legal process.

            (c) This Agreement does not create any obligation of the Securities Intermediary except for those expressly set forth in this Agreement and in Part 5 of Article 8 of the N.Y. Uniform Commercial Code. In particular, the Securities Intermediary need not investigate whether the [Secured Party] [Control Agent] is entitled under the [Secured Party's] [Control Agent's] agreements with the Grantor [or Secured Party] to give an Entitlement Order or other direction concerning the Account or a Notice of Exclusive Control. The Securities Intermediary may rely on notices and communications it believes given by the appropriate party.

            SECTION 7. Indemnity. The Grantor will indemnify the Securities Intermediary, its officers, directors, employees and agents against claims, liabilities and expenses arising out of this Agreement (including, without limitation, reasonable attorney's fees and disbursements), except to the extent the claims, liabilities or expenses are caused by the Securities Intermediary's gross negligence or willful misconduct as found by a court of competent jurisdiction in a final, non-appealable judgment.

            SECTION 8. Termination; Survival. (a) The Secured Party may terminate this Agreement by notice to [the Control Agent,] the Securities Intermediary and the Grantor. If the Secured Party notifies the Securities Intermediary that the Security Interest has terminated, this Agreement will immediately terminate.

            (b) The Securities Intermediary may terminate this Agreement on 60 days' prior notice to [the Control Agent,] the Secured Party and the Grantor, provided that before such termination the Securities Intermediary and the Grantor shall make arrangements to transfer the property in the Account to another securities intermediary that shall have executed, together with [the Control Agent and] the Grantor, a control agreement in favor of [the Control Agent and] the Secured Party in respect of such property in substantially the form of this Agreement or otherwise in form and substance satisfactory to the Secured Party.

            [(c) The Control Agent may terminate this agreement on 60 days' prior notice to the Securities Intermediary, the Secured Party and the Grantor, provided that before such termination, the Securities Intermediary, the Secured Party and the Grantor shall make arrangements for another Person to assume the rights and obligations of the Control Agent hereunder, and such Person shall have executed, together with the Securities Intermediary, the Secured Party and the Grantor, a control agreement in favor of such Person and the Secured Party in substantially the form of this Agreement or otherwise in form and substance satisfactory to the Secured Party.]

            [(c)] [(d)] Sections 6 and 7 will survive termination of this Agreement.

            SECTION 9. Governing Law. This Agreement and the Account will be governed by the law of the State of New York. [The] [None of the] Securities Intermediary [, the Control Agent, nor] [and] the Grantor may [not] change the law governing the Account without the Secured Party's express prior written agreement.

            SECTION 10. Entire Agreement. This Agreement is the entire agreement, and supersedes any prior agreements, and contemporaneous oral agreements, of the parties concerning its subject matter.

            SECTION 11. Amendments. No amendment of, or waiver of a right under, this Agreement will be binding unless it is in writing and signed by the party to be charged.

            SECTION 12. Financial Assets. The Securities Intermediary agrees with [the Control Agent,] the Secured Party and the Grantor that, to the fullest extent permitted by applicable law, all property credited from time to time to the Account will be treated as financial assets under
Article 8 of the N.Y. Uniform Commercial Code.

            SECTION 13. Notices. A notice or other communication to a party under this Agreement will be in writing (except that Entitlement Orders may be given orally), will be sent to the party's address set forth under its name below or to such other address as the party may notify the other parties and will be effective on receipt.

            SECTION 14. Binding Effect. This Agreement shall become effective when it shall have been executed by the Grantor, the Secured Party[, the Control Agent] and the Securities Intermediary, and thereafter shall be binding upon and inure to the benefit of the Grantor, the Secured Party[, the Control Agent] and the Securities Intermediary and their respective successors and assigns.

            SECTION 15. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                         [NAME OF GRANTOR]


                                         By ___________________________
                                            Name:
                                            Title:

                                         Address:
                                         ______________________________
                                         ______________________________



                                         ROYAL BANK OF CANADA, as
                                            Collateral Agent


                                         By ___________________________
                                            Name:
                                            Title:

                                         Address:
                                         ______________________________
                                         ______________________________



                                         [[NAME OF CONTROL AGENT], as
                                            Control Agent

                                         By ___________________________
                                            Name:
                                            Title:

                                         Address:
                                         ______________________________
                                         ______________________________]



                                         [NAME OF SECURITIES
                                            INTERMEDIARY]


                                         By ___________________________
                                            Name:
                                            Title:

                                         Address:
                                         ______________________________
                                         ______________________________

                                                               Exhibit D to the
                                                             Security Agreement

                FORM OF COMMODITY ACCOUNT CONTROL AGREEMENT


            CONTROL AGREEMENT dated as of ________, ____, among ____________, a ___________ (the "Grantor"), Royal Bank of Canada, as Collateral Agent (the "Secured Party"), and _________, a _________ ("____________"), as commodity intermediary (the "Commodity Intermediary").


PRELIMINARY STATEMENTS:

            (1) The Grantor has granted the Secured Party a security interest (the "Security Interest") in account no. _______________ maintained by the Commodity Intermediary for the Grantor (the "Account").

            (2) Terms defined in Article 8 or 9 of the Uniform Commercial Code in effect in the State of New York ("N.Y. Uniform Commercial Code") are used in this Agreement as such terms are defined in such Article 8 or 9.

            NOW, THEREFORE, in consideration of the premises and of the mutual agreements contained herein, the parties hereto hereby agree as follows:

            SECTION 1. The Account. The Grantor and the Commodity
Intermediary represent and warrant to, and agree with, the Grantor and the Secured Party that:

                  (a) The Commodity Intermediary maintains the Account for the Grantor, and all commodity contracts held by the Commodity Intermediary for the account of the Grantor is, and will continue to be, carried in the Account.

                  (b) The Account is a commodity account. The Commodity Intermediary is the commodity intermediary with respect to the commodity contracts carried from time to time in the Account. The Grantor is the commodity customer with respect to the commodity contracts carried from time to time in the Account.

                  (c) The State of New York is, and will continue to be, the Commodity Intermediary's jurisdiction of organization for purposes of Section 9-305(b) of the UCC so long as the Security Interest shall remain in effect.

                  (d) Exhibit A attached hereto is a statement of the commodity contracts carried in the Account on the date hereof.

                  (e) The Grantor and Commodity Intermediary do not know of any claim to or interest in the Account or any commodity contract carried in the Account, except for claims and interests of the parties referred to in this Agreement and the holders of the Subordinated Cerberus Notes, which claims are subordinate to the claim of the Secured Party.

            SECTION 2. Control by Secured Party. The Commodity Intermediary will comply with all notifications it receives directing it to apply any value distributed on account of any commodity contract or contracts carried in the Account (each an "Entitlement Order") or other directions concerning the Account originated by the Secured Party without further consent by the Grantor or any other person.

            SECTION 3. Grantor's Rights in Account. (a) Except as otherwise provided herein, the Commodity Intermediary will comply with Entitlement Orders and other directions concerning the Account originated by the Grantor.

            (b) Until the Commodity Intermediary receives a notice from the Secured Party that the Secured Party will exercise exclusive control over the Account (a "Notice of Exclusive Control"), the Commodity Intermediary may act on directions originated by the Grantor concerning the Account except directions consisting of any Entitlement Order.

            (c) If the Commodity Intermediary receives from the Secured Party a Notice of Exclusive Control, until such notice shall have been withdrawn, the Commodity Intermediary will cease acting on any directions referred to in subsection (b) above and will cease complying with Entitlement Orders from the Grantors with respect thereto.

            SECTION 4. Priority of Secured Party's Security Interest. (a) The Commodity Intermediary subordinates in favor of the Secured Party any security interest, lien, or right of setoff it may have, now or in the future, against the Account or commodity contracts carried in the Account, except that the Commodity Intermediary will retain its prior lien on commodity contracts in the Account to secure payment for commodity contracts purchased for the Account and normal commissions and fees for the Account.

            (b) The Commodity Intermediary will not agree with any third party that the Commodity Intermediary will comply with Entitlement Orders originated by the third party other than the holders of the Subordinated Cerberus Notes; provided that any rights of control under any such agreement will not take effect until the termination of the Security Agreement.

            SECTION 5. Statements, Confirmations, and Notices of Adverse Claims. (a) The Commodity Intermediary will send copies of all statements and confirmations for the Account simultaneously to the Grantor and the Secured Party.

            (b) When the Commodity Intermediary knows of any claim or interest in the Account or any commodity contracts carried in the Account other than the claims and interests of the parties referred to in this Agreement, the Commodity Intermediary will promptly notify the Secured Party and the Grantor of such claim or interest.

            SECTION 6. The Commodity Intermediary's Responsibility. (a) The Commodity Intermediary will not be liable to the Secured Party for complying with Entitlement Orders or other directions concerning the Account from the Grantor that are received by the Commodity Intermediary before the Commodity Intermediary receives and has a reasonable opportunity to act on a Notice of Exclusive Control.

            (b) The Commodity Intermediary will not be liable to the Grantor for complying with a Notice of Exclusive Control or with an Entitlement Order or other direction concerning the Account originated by the Secured Party, even if the Grantor notifies the Commodity Intermediary that the Secured Party is not legally entitled to issue the Notice of Exclusive Control or Entitlement Order or such other direction unless the Commodity Intermediary takes the action after it is served with an injunction, restraining order, or other legal process enjoining it from doing so, issued by a court of competent jurisdiction, and had a reasonable opportunity to act on the injunction, restraining order or other legal process.

            (c) This Agreement does not create any obligation of the Commodity Intermediary except for those expressly set forth in this Agreement. In particular, the Commodity Intermediary need not investigate whether the Secured Party is entitled under the Secured Party's agreements with the Grantor to give an Entitlement Order or other direction concerning the Account or a Notice of Exclusive Control. The Commodity Intermediary may rely on notices and communications it believes given by the appropriate party.

            SECTION 7. Indemnity. The Grantor will indemnify the Commodity Intermediary, its officers, directors, employees and agents against claims, liabilities and expenses arising out of this Agreement (including, without limitation, reasonable attorney's fees and disbursements), except to the extent the claims, liabilities or expenses are caused by the Commodity Intermediary's gross negligence or willful misconduct as found by a court of competent jurisdiction in a final non-appealable judgment.

            SECTION 8. Termination; Survival. (a) The Secured Party may terminate this Agreement by notice to the Commodity Intermediary and the Grantor. If the Secured Party notifies the Commodity Intermediary that the Security Interest has terminated, this Agreement will immediately terminate.

            (b) The Commodity Intermediary may terminate this Agreement on 60 days' prior notice to the Secured Party and the Grantor, provided that before such termination the Commodity Intermediary and the Grantor shall make arrangements to transfer the commodity contracts carried in the Account to another commodity intermediary that shall have executed, together with the Grantor, a control agreement in favor of the Secured Party in respect of such commodity contracts in substantially the form of this Agreement or otherwise in form and substance satisfactory to the Secured Party.

            (c) Sections 6 and 7 will survive termination of this Agreement.

            SECTION 9. Governing Law. This Agreement and the Account will be governed by the law of the State of New York. The Commodity Intermediary and the Grantor may not change the law governing the Account without the Secured Party's express prior written agreement.

            SECTION 10. Entire Agreement. This Agreement is the entire agreement, and supersedes any prior agreements, and contemporaneous oral agreements, of the parties concerning its subject matter.

            SECTION 11. Amendments. No amendment of, or waiver of a right under, this Agreement will be binding unless it is in writing and signed by the party to be charged.

            SECTION 12. Commodity Contracts. The Commodity Intermediary agrees with the Secured Party and the Grantor that, to the fullest extent permitted by applicable law, all property carried from time to time in the Account will be treated as commodity contracts under Article 8 of the N.Y. Uniform Commercial Code.

            SECTION 13. Notices. A notice or other communication to a party under this Agreement will be in writing (except that Entitlement Orders may be given orally), will be sent to the party's address set forth under its name below or to such other address as the party may notify the other parties and will be effective on receipt.

            SECTION 14. Binding Effect. This Agreement shall become effective when it shall have been executed by the Grantor, the Secured Party and the Commodity Intermediary, and thereafter shall be binding upon and inure to the benefit of the Grantor, the Secured Party and the Commodity Intermediary and their respective successors and assigns.

            SECTION 15. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                         [NAME OF GRANTOR]


                                         By ___________________________
                                            Name:
                                            Title:

                                         Address:
                                         ______________________________
                                         ______________________________


                                         ROYAL BANK OF CANADA, as
                                            Collateral Agent

                                         By ___________________________
                                            Name:
                                            Title:

                                         Address:
                                         ______________________________
                                         ______________________________
                                                              Address:



                                         [NAME OF COMMODITY
                                            INTERMEDIARY]

                                         By ___________________________
                                            Name:
                                            Title:

                                         Address:
                                         ______________________________
                                         ______________________________

                                                           Exhibit E to the
                                                         Security Agreement


              FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT

            This INTELLECTUAL PROPERTY SECURITY AGREEMENT (as amended, amended and restated, supplemented or otherwise modified from time to time, the "IP Security Agreement") dated _____________, ____, is made by the Persons listed on the signature pages hereof (collectively, the "Grantors") in favor of Royal Bank of Canada, as collateral agent (the "Collateral Agent") for the Secured Parties (as defined in the Credit Agreement referred to below).

            WHEREAS, ICG Communications, Inc., a Delaware corporation, has entered into a Credit Agreement dated as of July __, 2002 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), with Royal Bank of Canada, as Administrative Agent and as Collateral Agent, and the Lenders party thereto. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement.

            WHEREAS, as a condition precedent to the making of Advances by the Lenders under the Credit Agreement and the entry into Secured Hedge Agreements by the Hedge Banks from time to time, each Grantor has executed and delivered that certain Security Agreement dated July __, 2002 made by the Grantors to the Collateral Agent (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Security Agreement").

            WHEREAS, under the terms of the Security Agreement, the Grantors have granted to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in, among other property, certain intellectual property of the Grantors, and have agreed as a condition thereof to execute this IP Security Agreement for recording with the U.S. Patent and Trademark Office, the United States Copyright Office and other governmental authorities.

            NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor agrees as follows:

            SECTION 1. Grant of Security. Each Grantor hereby grants to the Collateral Agent for the ratable benefit of the Secured Parties a security interest in all of such Grantor's right, title and interest in and to the following (the "Collateral"):

                  (i) the patents and patent applications set forth in Schedule A hereto (the "Patents");

                  (ii) the trademark and service mark registrations and applications set forth in Schedule B hereto (provided that no security interest shall be granted in United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law), together with the goodwill symbolized thereby (the "Trademarks");

                  (iii) all copyrights, whether registered or unregistered, now owned or hereafter acquired by such Grantor, including, without limitation, the copyright registrations and applications and exclusive copyright licenses set forth in Schedule C hereto (the "Copyrights");

                  (iv) all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the foregoing, all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto;

                  (v) any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages; and

                  (vi) any and all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the Collateral of or arising from any of the foregoing.

            SECTION 2. Security for Obligations. The grant of a security interest in, the Collateral by each Grantor under this IP Security Agreement secures the payment of all Obligations of such Grantor now or hereafter existing under or in respect of the Loan Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise. Without limiting the generality of the foregoing, this IP Security Agreement secures, as to each Grantor, the payment of all amounts that constitute part of the Secured Obligations and that would be owed by such Grantor to any Secured Party under the Loan Documents but for the fact that such Secured Obligations are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving a Loan Party.

            SECTION 3. Recordation. Each Grantor authorizes and requests that the Register of Copyrights, the Commissioner for Patents and the Commissioner for Trademarks and any other applicable government officer record this IP Security Agreement.

            SECTION 4. Execution in Counterparts. This IP Security Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

            SECTION 5. Grants, Rights and Remedies. This IP Security Agreement has been entered into in conjunction with the provisions of the Security Agreement. Each Grantor does hereby acknowledge and confirm that the grant of the security interest hereunder to, and the rights and remedies of, the Collateral Agent with respect to the Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein.

            SECTION 6. Governing Law. This IP Security Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

            IN WITNESS WHEREOF, each Grantor has caused this IP Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                          ICG COMMUNICATIONS, INC.


                                          By ___________________________
                                            Name:
                                            Title:

                                          Address for Notices:
                                          ______________________________
                                          ______________________________


                                          [NAME OF GRANTOR]


                                          By ___________________________
                                             Name:
                                             Title:

                                          Address for Notices:
                                          ______________________________
                                          ______________________________


                                         [NAME OF GRANTOR]


                                          By ___________________________
                                             Name:
                                             Title:

                                          Address for Notices:
                                          ______________________________
                                          ______________________________


                                          [ETC.]

                                                           Exhibit F to the
                                                         Security Agreement


        FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT SUPPLEMENT

            This INTELLECTUAL PROPERTY SECURITY AGREEMENT SUPPLEMENT (this "IP Security Agreement Supplement") dated _____________, ____, is made by the Person listed on the signature page hereof (the "Grantor") in favor of Royal Bank of Canada, as collateral agent (the "Collateral Agent") for the Secured Parties (as defined in the Credit Agreement referred to below).

            WHEREAS, ICG Communications, Inc., a Delaware corporation, has entered into a Credit Agreement dated as of July __, 2002 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), with Royal Bank of Canada, as Administrative Agent and as Collateral Agent, and the Lender Parties party thereto. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement.

            WHEREAS, pursuant to the Credit Agreement, the Grantor and certain other Persons have executed and delivered that certain Security Agreement dated July __, 2002 made by the Grantor and such other Persons to the Collateral Agent (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Security Agreement") and that certain Intellectual Property Security Agreement dated July __, 2002 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "IP Security Agreement").

            WHEREAS, under the terms of the Security Agreement, the Grantor has granted to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in the Additional Collateral (as defined in Section 1 below) of the Grantor and has agreed as a condition thereof to execute this IP Security Agreement Supplement for recording with the U.S. Patent and Trademark Office, the United States Copyright Office and other governmental authorities.

            NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor agrees as follows:

            SECTION 1. Grant of Security. Each Grantor hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in all of such Grantor's right, title and interest in and to the following (the "Collateral"):

                (i) the patents and patent applications set forth in Schedule A hereto (the "Patents");

                (ii) the trademark and service mark registrations and applications set forth in Schedule B hereto (provided that no security interest shall be granted in United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law), together with the goodwill symbolized thereby (the "Trademarks");

                (iii) the copyright registrations and applications and exclusive copyright licenses set forth in Schedule C hereto (the "Copyrights");

                (iv) all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the foregoing, all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto;

                (v) all any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages; and

                (vi) any and all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the foregoing or arising from any of the foregoing.

            SECTION 2. Supplement to Security Agreement. Schedule VI to the Security Agreement is, effective as of the date hereof, hereby supplemented to add to such Schedule the Additional Collateral.

            SECTION 3. Security for Obligations. The grant of a security interest in the Additional Collateral by the Grantor under this IP Security Agreement Supplement secures the payment of all Obligations of the Grantor now or hereafter existing under or in respect of the Loan Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise.

            SECTION 4. Recordation. The Grantor authorizes and requests that the Register of Copyrights, the Commissioner for Patents and the Commissioner for Trademarks and any other applicable government officer to record this IP Security Agreement Supplement.

            SECTION 5. Grants, Rights and Remedies. This IP Security Agreement Supplement has been entered into in conjunction with the provisions of the Security Agreement. The Grantor does hereby acknowledge and confirm that the grant of the security interest hereunder to, and the rights and remedies of, the Collateral Agent with respect to the Additional Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein.

            SECTION 6. Governing Law. This IP Security Agreement Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

            IN WITNESS WHEREOF, the Grantor has caused this IP Security Agreement Supplement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.


                                         [NAME OF GRANTOR]


                                          By ___________________________
                                             Name:
                                             Title:

                                          Address for Notices:
                                          ______________________________
                                          ______________________________
                                          ______________________________

                                                           Exhibit G to the
                                                         Security Agreement


          FORM OF CONSENT TO ASSIGNMENT OF LETTER OF CREDIT RIGHTS


To:      Royal Bank of Canada, as Collateral Agent
         One Liberty Plaza
         New York, New York  10006
         Attn:  Rizwan Ahmad



         [INSERT NAME OF BENEFICIARY], as Beneficiary
         [____________________]
         [____________________]
         [____________________]



            We refer to the [INSERT ALL IDENTIFYING INFORMATION WITH RESPECT TO RELEVANT LETTER OF CREDIT] (as it may be amended, supplemented or otherwise modified from time to time, the "Letter of Credit")[, a true copy of which is attached hereto]. The Letter of Credit has been established in favor of [INSERT NAME OF BENEFICIARY], as beneficiary (the "Beneficiary"), and we are the [issuing bank (the "Issuing Bank")][nominated person (the "Nominated Person")] required to give value thereunder pursuant to one [or more] drawing[s] upon the satisfaction of the conditions stated in the Letter of Credit. The liability of the [Issuing Bank][Nominated Person] for action or omissions under the Letter of Credit is governed by the laws of [INSERT RELEVANT JURISDICTION], as chosen by agreement in the Letter of Credit. [To the best knowledge of the undersigned,] the signatories to this consent letter are the only persons obligated to give value under the Letter of Credit.

            We hereby confirm that there is no term in the Letter of Credit or other restriction which prohibits, restricts or requires any person's consent to the Beneficiary's assignment of or creation of a security interest in the rights to payment or performance under the Letter of Credit. We hereby consent to and acknowledge the assignment by the Beneficiary of all proceeds of and rights to payment and performance under the Letter of Credit in favor of [________], as collateral agent (the "Collateral Agent") pursuant to the Security Agreement dated as of [________], 200_ executed by the Beneficiary [and other parties thereto], as Grantor, in favor of the Collateral Agent, as such agreement may be amended, amended and restated, supplemented or otherwise modified from time to time (the "Security Agreement").

            We hereby agree to pay, irrespective of, and without deduction for, any counterclaim, defense, recoupment or set-off, all proceeds of the Letter of Credit that would otherwise be paid to the Beneficiary directly to the Collateral Agent to the following account:

                           [____________________]
                           [____________________]
                           [____________________]
                           [____________________]

            We hereby confirm and agree that the Letter of Credit is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects and that the Collateral Agent shall have no liability or obligation under or with respect to the Letter of Credit or any document related thereto as a result of this consent letter, the Security Agreement or otherwise.

            This consent letter may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same consent letter. Delivery of an executed counterpart of a signature page to this consent letter by telecopier shall be effective as delivery of an original executed counterpart of this consent letter.

            This consent letter shall be governed by, and construed in accordance with, the laws of the State of New York.



                                              [NAME OF ISSUING BANK]


                                              By: ______________________
                                                  Name:
                                                  Title:





                                              [NAME OF NOMINATED PERSON]


                                              By: ______________________
                                                  Name:
                                                  Title:



The above is acknowledged and agreed to:

[NAME OF GRANTOR/BENEFICIARY]

By _____________________________
Name: __________________________
Title:__________________________


Address for Notices:
________________________________
________________________________
________________________________

                                                                  EXHIBIT D

                         FORM OF SUBSIDIARY GUARANTY


                                                                  S&S DRAFT
                                                                    7/19/02







                            SUBSIDIARY GUARANTY

                         Dated as of July __, 2002

                                    From

                   THE SUBSIDIARY GUARANTORS NAMED HEREIN

                                    and

          THE ADDITIONAL SUBSIDIARY GUARANTORS REFERRED TO HEREIN

                    as Additional Subsidiary Guarantors

                                in favor of

                     THE SECURED PARTIES REFERRED TO IN
                  THE CREDIT AGREEMENT REFERRED TO HEREIN


                       T A B L E   O F   C O N T E N T S


Section                                                                                    Page

Section 1. Subsidiary Guaranty; Limitation of Liability......................................1

Section 2. Subsidiary Guaranty Absolute......................................................2

Section 3. Waivers and Acknowledgments.......................................................3

Section 4. Subrogation.......................................................................4

Section 5. Payments Free and Clear of Taxes, Etc.............................................5

Section 6. Representations and Warranties....................................................7

Section 7. Covenants.........................................................................7

Section 8. Amendments, Subsidiary Guaranty Supplements, Etc..................................8

Section 9. Notices, Etc......................................................................8

Section 10. No Waiver; Remedies..............................................................9

Section 11. Right of Set-off.................................................................9

Section 12. Indemnification..................................................................9

Section 13. Subordination....................................................................10

Section 14. Continuing Subsidiary Guaranty; Assignments under the Credit Agreement...........11

Section 15. Execution in Counterparts........................................................11

Section 16. Governing Law; Jurisdiction; Waiver of Jury Trial, Etc...........................11



Exhibit A  -  Subsidiary Guaranty Supplement


                            SUBSIDIARY GUARANTY


         SUBSIDIARY GUARANTY dated as of July __, 2002 made by the Persons listed on the signature pages hereof under the caption "Subsidiary Guarantors" and the Additional Subsidiary Guarantors (as defined in Section 8(b)) (such Persons so listed and the Additional Subsidiary Guarantors being, collectively, the "Subsidiary Guarantors" and, individually, each a "Subsidiary Guarantor") in favor of the Secured Parties (as defined in the Credit Agreement referred to below).

         PRELIMINARY STATEMENT. ICG Communications, Inc., a Delaware corporation ("ICG Communications") (the "Borrower"), is party to a Credit Agreement dated as of July __, 2002 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; the capitalized terms defined therein and not otherwise defined herein being used herein as therein defined) with certain Initial Lenders party thereto, Royal Bank of Canada, as Collateral Agent and as Administrative Agent for such Lenders, and Wachovia Bank, N.A., as Documentation Agent. Each Subsidiary Guarantor will derive substantial direct and indirect benefits from the transactions contemplated by the Credit Agreement. It is a condition precedent to the entry by the Initial Lenders into the Credit Agreement and the entry by the Hedge Banks into Secured Hedge Agreements from time to time that each Subsidiary Guarantor shall have executed and delivered this Subsidiary Guaranty.

         NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to enter into the Credit Agreement and the Hedge Banks to enter into Secured Hedge Agreements from time to time, each Subsidiary Guarantor, jointly and severally with each other Subsidiary Guarantor, hereby agrees as follows:

         Section 1. Subsidiary Guaranty; Limitation of Liability. (a) Each Subsidiary Guarantor hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Obligations of any of the Loan Parties now or hereafter existing under or in respect of the Loan Documents (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such Obligations being the "Guaranteed Obligations"), and agrees to pay any and all expenses (including, without limitation, fees and expenses of counsel) incurred by the Administrative Agent or any other Secured Party in enforcing any rights under this Subsidiary Guaranty or any other Loan Document. Without limiting the generality of the foregoing, each Subsidiary Guarantor's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Loan Party to any Secured Party under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party.

         (b) Each Subsidiary Guarantor, and by its acceptance of this Subsidiary Guaranty, the Administrative Agent and each other Secured Party, hereby confirms that it is the intention of all such Persons that this Subsidiary Guaranty and the Obligations of each Subsidiary Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law (as hereinafter defined), the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Subsidiary Guaranty and the Obligations of each Subsidiary Guarantor hereunder. To effectuate the foregoing intention, the Administrative Agent, the other Secured Parties and the Subsidiary Guarantors hereby irrevocably agree that the Obligations of each Subsidiary Guarantor under this Guaranty at any time shall be limited to the maximum amount as will result in the Obligations of such Subsidiary Guarantor under this Subsidiary Guaranty not constituting a fraudulent transfer or conveyance. For purposes hereof, "Bankruptcy Law" means any proceeding of the type referred to in Section 6.01(f) of the Credit Agreement or Title 11, U.S. Code, or any similar foreign, federal or state law for the relief of debtors.

         (c) Each Subsidiary Guarantor hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Secured Party under this Subsidiary Guaranty or the Parent Guaranty, such Subsidiary Guarantor will contribute, to the maximum extent permitted by law, such amounts to each other Subsidiary Guarantor and the Parent so as to maximize the aggregate amount paid to the Secured Parties under or in respect of the Loan Documents.

         Section 2. Subsidiary Guaranty Absolute. Each Subsidiary Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Secured Party with respect thereto. The Obligations of each Subsidiary Guarantor under or in respect of this Subsidiary Guaranty are independent of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents, and a separate action or actions may be brought and prosecuted against each Subsidiary Guarantor to enforce this Subsidiary Guaranty, irrespective of whether any action is brought against the Borrower or any other Loan Party or whether the Borrower or any other Loan Party is joined in any such action or actions. The liability of each Subsidiary Guarantor under this Subsidiary Guaranty shall be irrevocable, absolute and unconditional irrespective of, and each Subsidiary Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

                  (a) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

                  (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Loan Party or any of its Subsidiaries or otherwise;

                  (c) any taking, exchange, release or non-perfection of any Collateral or any other collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed Obligations;

                  (d) any manner of application of Collateral or any other collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Guaranteed Obligations or any other Obligations of any Loan Party under the Loan Documents or any other assets of any Loan Party or any of its Subsidiaries;

                  (e) any change, restructuring or termination of the corporate structure or existence of any Loan Party or any of its Subsidiaries;

                  (f) any failure of any Secured Party to disclose to any Loan Party any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party now or hereafter known to such Secured Party (each Subsidiary Guarantor waiving any duty on the part of the Secured Parties to disclose such information);

                  (g) the failure of any other Person to execute or deliver this Subsidiary Guaranty, any Subsidiary Guaranty Supplement (as hereinafter defined) or any other guaranty or agreement or the release or reduction of liability of any Subsidiary Guarantor or other Subsidiary Guarantor or surety with respect to the Guaranteed Obligations; or

                  (h) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by any Secured Party that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other Subsidiary Guarantor or surety.

This Subsidiary Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Secured Party or any other Person upon the insolvency, bankruptcy or reorganization of the Borrower or any other Loan Party or otherwise, all as though such payment had not been made.

         Section 3. Waivers and Acknowledgments. (a) Each Subsidiary Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Subsidiary Guaranty and any requirement that any Secured Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Loan Party or any other Person or any Collateral.

         (b) Each Subsidiary Guarantor hereby unconditionally and irrevocably waives any right to revoke this Subsidiary Guaranty and acknowledges that this Subsidiary Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

         (c) Each Subsidiary Guarantor hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by any Secured Party that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Subsidiary Guarantor or other rights of such Subsidiary Guarantor to proceed against any of the other Loan Parties, any other guarantor, any other Person or any Collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the Obligations of such Subsidiary Guarantor hereunder.

         (d) Each Subsidiary Guarantor acknowledges that the Collateral Agent may, without notice to or demand upon such Subsidiary Guarantor and without affecting the liability of such Subsidiary Guarantor under this Subsidiary Guaranty, foreclose under any mortgage by nonjudicial sale, and each Subsidiary Guarantor hereby waives any defense to the recovery by the Collateral Agent and the other Secured Parties against such Subsidiary Guarantor of any deficiency after such nonjudicial sale and any defense or benefits that may be afforded by applicable law.

         (e) Each Subsidiary Guarantor hereby unconditionally and irrevocably waives any duty on the part of any Secured Party to disclose to such Subsidiary Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party or any of its Subsidiaries now or hereafter known by such Secured Party.

         (f) Each Subsidiary Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in
Section 2 and this Section 3 are knowingly made in contemplation of such benefits.

         Section 4. Subrogation. Each Subsidiary Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against the Borrower, any other Loan Party or any other insider guarantor that arise from the existence, payment, performance or enforcement of such Subsidiary Guarantor's Obligations under or in respect of this Subsidiary Guaranty or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Secured Party against the Borrower, any other Loan Party or any other insider guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower, any other Loan Party or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Subsidiary Guaranty shall have been paid in full in cash and all Secured Hedge Agreements shall have expired or been terminated or this Subsidiary Guaranty shall otherwise have terminated pursuant to Section 14. If any amount shall be paid to any Subsidiary Guarantor in violation of the immediately preceding sentence at any time prior to the latest of (a) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Subsidiary Guaranty, (b) the payment in full in cash of the Obligations under the Credit Agreement, and (c) the latest date of expiration or termination of all Secured Hedge Agreements, unless this Subsidiary Guaranty shall have otherwise terminated pursuant to Section 14, such amount shall be received and held in trust for the benefit of the Secured Parties, shall be segregated from other property and funds of such Subsidiary Guarantor and shall forthwith be paid or delivered to the Administrative Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Subsidiary Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Subsidiary Guaranty thereafter arising. If (i) any Subsidiary Guarantor shall make payment to any Secured Party of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Subsidiary Guaranty shall have been paid in full in cash, (iii) the Obligations payable under the Credit Agreement shall have been paid in full in cash and (iv) all Secured Hedge Agreements shall have expired or been terminated, or this Subsidiary Guaranty shall have otherwise terminated pursuant to Section 14, the Secured Parties will, at such Subsidiary Guarantor's request and expense, execute and deliver to such Subsidiary Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Subsidiary Guarantor of an interest in the Guaranteed Obligations resulting from such payment made by such Subsidiary Guarantor pursuant to this Subsidiary Guaranty.

         Section 5. Payments Free and Clear of Taxes, Etc. (a) Except as otherwise provided in this Section 5, any and all payments made by any Subsidiary Guarantor under or in respect of this Subsidiary Guaranty or any other Loan Document shall be made, in accordance with Section 2.08 of the Credit Agreement, free and clear of and without deduction for any and all present or future Taxes. If any Subsidiary Guarantor shall be required by law to deduct any Taxes from or in respect of any sum payable under or in respect of this Subsidiary Guaranty or any other Loan Document to any Secured Party, (i) the sum payable by such Subsidiary Guarantor shall, except as otherwise provided in this Section 5, be increased as may be necessary so that after such Subsidiary Guarantor and the Administrative Agent have made all required deductions (including deductions applicable to additional sums payable under this Section 5), such Secured Party receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Subsidiary Guarantor shall make all such deductions and (iii) such Subsidiary Guarantor shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

         (b) In addition, each Subsidiary Guarantor agrees to pay any present or future Other Taxes that arise from any payment made by or on behalf of such Subsidiary Guarantor under or in respect of this Subsidiary Guaranty or any other Loan Document or from the execution, delivery or registration of, performance under, or otherwise with respect to, this Subsidiary Guaranty and the other Loan Documents.

         (c) Each Subsidiary Guarantor will indemnify each Secured Party for and hold it harmless against the full amount of Taxes and Other Taxes, and for the full amount of taxes of any kind imposed by any jurisdiction on amounts payable under this Section 5, imposed on or paid by such Secured Party and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Secured Party makes written demand therefor. Any such demand shall show in reasonable detail the amount payable and the calculations used to determine such amount.

         (d) Within 30 days after the date of any payment of Taxes by or on behalf of any Subsidiary Guarantor, such Subsidiary Guarantor shall use its best efforts to furnish to the Administrative Agent, at its address referred to in Section 9, the original or a certified copy of a receipt evidencing such payment or other evidence of payment reasonably satisfactory to the Administrative Agent. In the case of any payment hereunder by or on behalf of any Subsidiary Guarantor through an account or branch outside the United States or by or on behalf of such Subsidiary Guarantor by a payor that is not a United States person, if such Subsidiary Guarantor determines that no Taxes are payable in respect thereof, such Subsidiary Guarantor shall furnish, or shall cause such payor to furnish, to the Administrative Agent, at such address, an opinion of counsel acceptable to the Administrative Agent stating that such payment is exempt from Taxes. For purposes of subsections (d) and (e) of this Section 5, the terms "United States" and "United States person" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

         (e) Upon the reasonable request in writing of any Subsidiary Guarantor, each Secured Party organized under the laws of a jurisdiction outside the United States shall (but only so long thereafter as such Secured Party remains lawfully able to do so) provide each of the Administrative Agent and such Subsidiary Guarantor with two original Internal Revenue Service forms W-8ECI, W-8IMY (together with a withholding statement satisfying the requirements of Treasury Regulation ss.1.1441-1(e)(3)(iv)(C)) or W-8BEN (and, if eligible to do so, a certificate representing that such Secured Party is not a "bank" for purposes of Section 881(c) of the Internal Revenue Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Internal Revenue Code)), as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Secured Party is exempt from or entitled to a reduced rate of United States withholding tax on payments under the Loan Documents. If the forms provided by a Secured Party at the time such Secured Party first becomes a party to the Credit Agreement or the applicable Secured Hedge Agreement indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Secured Party provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes; provided, however, that if a change in applicable law increases such rate, the increase only shall not be excluded from Taxes; and provided further, however, that if, in the case of a Secured Party becoming a party to the Credit Agreement, at the date of the Assignment and Acceptance pursuant to which a Secured Party becomes a party to the Credit Agreement, the Secured Party assignor was entitled to payments under subsection (a) of this Section 5 in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Secured Party assignee on such date. If any form or document referred to in this subsection (e) and requested by any Subsidiary Guarantor pursuant to this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required by Internal Revenue Service form W-8ECI, W-8IMY or W-8BEN (or the related certificate described above) or W-9, that the applicable Secured Party reasonably considers to be confidential, such Person shall give notice thereof to the applicable Subsidiary Guarantor and shall not be obligated to include in such form or document such confidential information. Solely for purposes of complying with the information reporting and backup withholding requirements under the Internal Revenue Code, each Secured Party that is a "United States person" as defined under the Internal Revenue Code, other than a corporation, will provide each of the Administrative Agent and the applicable Subsidiary Guarantor with two original Internal Revenue Service forms W-9 at the times and in the manner described above with respect to the other Internal Revenue Service forms.

         (f) For any period with respect to which a Secured Party has failed to provide any Subsidiary Guarantor following such Subsidiary Guarantor's request therefor pursuant to subsection (e) above with the appropriate form described in subsection (e) above (other than if such failure is due to a change in law occurring after the date on which a form originally was required to be provided or if such form otherwise is not required under subsection (e) above), such Secured Party shall not be entitled to increased payment or indemnification under subsection (a) or
(c) of this Section 5 with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Secured Party become subject to Taxes because of its failure to deliver a form required hereunder, such Subsidiary Guarantor shall take such steps as such Secured Party shall reasonably request to assist such Secured Party to recover such Taxes.

         (g) Any Secured Party claiming any additional amounts payable pursuant to this Section 5 agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Eurodollar Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Secured Party, be otherwise disadvantageous to such Secured Party.

         Section 6. Representations and Warranties. Each Subsidiary Guarantor hereby makes each representation and warranty made in the Loan Documents by the Borrower with respect to such Subsidiary Guarantor and each Subsidiary Guarantor hereby further represents and warrants as follows:

         (a) There are no conditions precedent to the effectiveness of this Subsidiary Guaranty that have not been satisfied or waived.

         (b) Such Subsidiary Guarantor has, independently and without reliance upon any Secured Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Subsidiary Guaranty and each other Loan Document to which it is or is to be a party, and such Subsidiary Guarantor has established adequate means of obtaining from each other Loan Party on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the business, condition (financial or otherwise), operations, performance, properties and prospects of such other Loan Party.

         Section 7. Covenants. Each Subsidiary Guarantor covenants and agrees that, so long as any part of the Guaranteed Obligations shall remain unpaid or any Secured Hedge Agreement shall be in effect, unless this Subsidiary Guaranty shall have terminated pursuant to Section 14, such Subsidiary Guarantor will perform and observe, and cause each of its Subsidiaries to perform and observe, all of the terms, covenants and agreements set forth in the Loan Documents on its or their part to be performed or observed or that the Borrower has agreed to cause such Subsidiary Guarantor or such Subsidiaries to perform or observe.

         Section 8. Amendments, Subsidiary Guaranty Supplements, Etc. (a) No amendment or waiver of any provision of this Subsidiary Guaranty and no consent to any departure by any Subsidiary Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent and the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all of the Lender Parties (other than any Lender Party that is, at such time, a Defaulting Lender), (a) reduce or limit the obligations of any Subsidiary Guarantor hereunder, release any Subsidiary Guarantor hereunder or otherwise limit any Subsidiary Guarantor's liability with respect to the Obligations owing to the Secured Parties under or in respect of the Loan Documents, (b) postpone any date fixed for payment hereunder or (c) change the number of Secured Parties or the percentage of the aggregate unpaid principal amount of the Advances that, in each case, shall be required for the Secured Parties or any of them to take any action hereunder.

         (b) Upon the execution and delivery by any Person of a subsidiary guaranty supplement in substantially the form of Exhibit A hereto (each, a "Subsidiary Guaranty Supplement"), (i) such Person shall be referred to as an "Additional Subsidiary Guarantor" and shall become and be a Subsidiary Guarantor hereunder, and each reference in this Subsidiary Guaranty to a "Subsidiary Guarantor" shall also mean and be a reference to such Additional Subsidiary Guarantor, and each reference in any other Loan Document to a "Subsidiary Guarantor" shall also mean and be a reference to such Additional Subsidiary Guarantor, and (ii) each reference herein to "this Subsidiary Guaranty", "hereunder", "hereof" or words of like import referring to this Subsidiary Guaranty, and each reference in any other Loan Document to the "Subsidiary Guaranty", "thereunder", "thereof" or words of like import referring to this Subsidiary Guaranty, shall mean and be a reference to this Subsidiary Guaranty as supplemented by such Subsidiary Guaranty Supplement.

         Section 9. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telecopy communication) and mailed (by certified mail), telecopied, or delivered by hand; if to any Subsidiary Guarantor, addressed to it in care of the Borrower at the Borrower's addresses specified in Section 8.02 of the Credit Agreement; if to any Agent or any Lender Party, at its address specified in Section 8.02 of the Credit Agreement, if to any Hedge Bank, at its address specified in the Secured Hedge Agreement to which it is a party, or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. All such notices and other communications shall, when mailed (by certified mail), telecopied or delivered shall be effective when received by the party being notified. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Subsidiary Guaranty or of any Subsidiary Guaranty Supplement to be executed and delivered hereunder shall be effective as delivery of an original executed counterpart thereof.

         Section 10. No Waiver; Remedies. No failure on the part of any Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         Section 11. Right of Set-off. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 6.01 of the Credit Agreement to authorize the Administrative Agent to declare the Term Notes due and payable pursuant to the provisions of said Section 6.01, each Agent and each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Agent, such Lender or such Affiliate to or for the credit or the account of any Subsidiary Guarantor against any and all of the Obligations of such Subsidiary Guarantor now or hereafter existing under the Loan Documents, irrespective of whether such Agent or such Lender Party shall have made any demand under this Subsidiary Guaranty or any other Loan Document and although such Obligations may be unmatured. Each Agent and each Lender agrees promptly to notify such Subsidiary Guarantor after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Agent and each Lender Party and their respective Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Agent, such Lender and their respective Affiliates may have.

         Section 12. Indemnification. (a) Without limitation on any other Obligations of any Subsidiary Guarantor or remedies of the Secured Parties under this Subsidiary Guaranty, each Subsidiary Guarantor shall, to the fullest extent permitted by law, indemnify, defend and save and hold harmless each Secured Party and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party in connection with or as a result of any failure of any Guaranteed Obligations to be the legal, valid and binding obligations of any Loan Party enforceable against such Loan Party in accordance with their terms provided, however, that no Subsidiary Guarantor shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Indemnified Party's gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction.

         (b) Each Subsidiary Guarantor hereby also agrees that none of the Indemnified Parties shall have any liability (whether direct or indirect, in contract, tort or otherwise) to any of the Subsidiary Guarantors or any of their respective Affiliates or any of their respective officers, directors, employees, agents and advisors, and each Subsidiary Guarantor hereby agrees not to assert any claim against any Indemnified Party on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Facilities, the actual or proposed use of the proceeds of the Term Advances, the Transaction Documents or any of the transactions contemplated by the Transaction Documents.

         (c) Without prejudice to the survival of any of the other agreements of any Subsidiary Guarantor under this Subsidiary Guaranty or any of the other Loan Documents, the agreements and obligations of each Subsidiary Guarantor contained in Section 1(a) (with respect to enforcement expenses), the last sentence of Section 2, Section 5 and this Section 12 shall survive the payment in full of the Guaranteed Obligations and all of the other amounts payable under this Subsidiary Guaranty.

         Section 13. Subordination. Each Subsidiary Guarantor hereby subordinates any and all debts, liabilities and other Obligations owed to such Subsidiary Guarantor by each other Loan Party (the "Subordinated Obligations") to the Guaranteed Obligations to the extent and in the manner hereinafter set forth in this Section 13:

                  (a) Prohibited Payments, Etc. Except during the continuance of an Event of Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party) and until the Administrative Agent shall have given written notice thereof to the Borrower, each Subsidiary Guarantor may receive regularly scheduled payments from any other Loan Party on account of the Subordinated Obligations. After the occurrence and during the continuance of any Event of Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), however, upon written notice thereof from the Administrative Agent, no Subsidiary Guarantor shall demand, accept or take any action to collect any payment on account of the Subordinated Obligations.

                  (b) Prior Payment of Guaranteed Obligations. In any proceeding under any Bankruptcy Law relating to any other Loan Party, each Subsidiary Guarantor agrees that the Secured Parties shall be entitled to receive payment in full in cash of all Guaranteed Obligations (including all interest and expenses accruing after the commencement of a proceeding under any Bankruptcy Law, whether or not constituting an allowed claim in such proceeding ("Post Petition Interest")) before such Subsidiary Guarantor receives payment of any Subordinated Obligations.

                  (c) Turn-Over. After the occurrence and during the continuance of any Event of Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), each Subsidiary Guarantor shall, if the Administrative Agent so requests, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for the Secured Parties and deliver such payments to the Administrative Agent on account of the Guaranteed Obligations (including all Post Petition Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of such Subsidiary Guarantor under the other provisions of this Subsidiary Guaranty.

                  (d) Administrative Agent Authorization. After the occurrence and during the continuance of any Event of Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), the Administrative Agent is authorized and empowered (but without any obligation to so do), in its discretion, (i) in the name of each Subsidiary Guarantor, to collect and enforce, and to submit claims in respect of, Subordinated Obligations and to apply any amounts received thereon to the Guaranteed Obligations (including any and all Post Petition Interest), and (ii) to require each Subsidiary Guarantor (A) to collect and enforce, and to submit claims in respect of, Subordinated Obligations and (B) to pay any amounts received on such obligations to the Administrative Agent for application to the Guaranteed Obligations (including any and all Post Petition Interest).

         Section 14. Continuing Subsidiary Guaranty; Assignments under the Credit Agreement. This Subsidiary Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the later of (i) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Subsidiary Guaranty, and (ii) the payment in full in cash of the Obligations payable under the Credit Agreement, in each case other than Obligations with respect to the Secured Hedge Agreements not yet due and payable on such later date, (b) be binding upon the Subsidiary Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Secured Parties and their successors, transferees and assigns. Without limiting the generality of clause (c) of the immediately preceding sentence, any Secured Party may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of the Advances owing to it and the Term Note or Term Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party herein or otherwise, in each case as and to the extent provided in Section 8.07 of the Credit Agreement. No Subsidiary Guarantor shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Secured Parties.

         Section 15. Execution in Counterparts. This Subsidiary Guaranty and each amendment, waiver and consent with respect hereto may be executed in any number of counterparts and by different parties thereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Subsidiary Guaranty by telecopier shall be effective as delivery of an original executed counterpart of this Subsidiary Guaranty.

         Section 16. Governing Law; Jurisdiction; Waiver of Jury Trial, Etc.. (a) This Subsidiary Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York.

         (b) Each Subsidiary Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Subsidiary Guaranty or any of the other Loan Documents to which it is or is to be a party, or for recognition or enforcement of any judgment, and each Subsidiary Guarantor hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each Subsidiary Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Subsidiary Guaranty or any other Loan Document shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Subsidiary Guaranty or any other Loan Document in the courts of any jurisdiction.

         (c) Each Subsidiary Guarantor irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Subsidiary Guaranty or any of the other Loan Documents to which it is or is to be a party in any New York State or federal court. Each Subsidiary Guarantor hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court. (d) EACH SUBSIDIARY GUARANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, THE ADVANCES OR THE ACTIONS OF ANY SECURED PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

         IN WITNESS WHEREOF, each Subsidiary Guarantor has caused this Subsidiary Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                        ICG CANADIAN ACQUISITION, INC.


                                        By
                                           -----------------------------------
                                           Title:


                                        ICG CHOICECOM, L.P.


                                        By:  ICG ChoiceCom Management, LLC, its
                                        General Partner

                                        ICG Telecom Group, Inc., its Managing
                                        Member


                                        By
                                          ------------------------------------
                                          Title:


                                        ICG CHOICECOM MANAGEMENT, LLC

                                        By:  ICG Telecom Group, Inc., its
                                        Managing Member


                                        By
                                           -----------------------------------
                                           Title:


                                        ICG CONSOLIDATED, INC.


                                        By
                                           -----------------------------------
                                           Title:


                                        ICG EQUIPMENT, INC.


                                        By
                                           -----------------------------------
                                           Title:


                                        ICG HOLDINGS, INC.


                                        By
                                           -----------------------------------
                                           Title:


                                        ICG MOUNTAIN VIEW, INC.


                                        By
                                           -----------------------------------
                                           Title:


                                        ICG SERVICES, INC.


                                        By
                                           -----------------------------------
                                           Title:


                                        ICG TELECOM GROUP, INC.


                                        By
                                           -----------------------------------
                                           Title:


                                        ICG TELECOM GROUP OF VIRGINIA, INC.


                                        By
                                           -----------------------------------
                                           Title:


                                        NIKONET, LLC


                                        By:  ICG Telecom Group, Inc., its
                                        Managing Member


                                        By
                                          -----------------------------------
                                          Title:

                                                                  Exhibit A
                                                                     To The
                                                        Subsidiary Guaranty


                   FORM OF SUBSIDIARY GUARANTY SUPPLEMENT


                                                         --------- --, ----


Royal Bank of Canada, as Collateral and as Administrative Agent
One Liberty Plaza, New York, NY 10006

Attention: Rizwan Ahmad

                   Credit Agreement dated as of July __, 2002 among
        ICG Communications, Inc. ("ICG Communications"), a Delaware
           corporation ("Borrower"), certain Lenders party thereto, Royal Bank of Canada, as Collateral Agent and as Administrative
     Agent for such Lenders, and Wachovia Bank, N.A., as Documentation Agent.


Ladies and Gentlemen:

         Reference is made to the above-captioned Credit Agreement and to the Subsidiary Guaranty referred to therein (such Subsidiary Guaranty, as in effect on the date hereof and as it may hereafter be amended, supplemented or otherwise modified from time to time, together with this Subsidiary Guaranty Supplement, being the "Subsidiary Guaranty"). The capitalized terms defined in the Subsidiary Guaranty or in the Credit Agreement and not otherwise defined herein are used herein as therein defined.

         Section 1. Subsidiary Guaranty; Limitation of Liability. (a) The undersigned hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Obligations of each other Loan Party now or hereafter existing under or in respect of the Loan Documents (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premium, fees, indemnities, contract causes of action, costs, expenses or otherwise (such Obligations being the "Guaranteed Obligations"), and agrees to pay any and all expenses (including, without limitation, fees and expenses of counsel) incurred by the Administrative Agent or any other Secured Party in enforcing any rights under this Subsidiary Guaranty Supplement, the Subsidiary Guaranty or any other Loan Document. Without limiting the generality of the foregoing, the undersigned's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Loan Party to any Secured Party under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party.

         (b) The undersigned, and by its acceptance of this Subsidiary Guaranty Supplement, the Administrative Agent and each other Secured Party, hereby confirms that it is the intention of all such Persons that this Subsidiary Guaranty Supplement, the Subsidiary Guaranty and the Obligations of the undersigned hereunder and thereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Subsidiary Guaranty Supplement, the Subsidiary Guaranty and the Obligations of the undersigned hereunder and thereunder. To effectuate the foregoing intention, the Administrative Agent, the other Secured Parties and the undersigned hereby irrevocably agree that the Obligations of the undersigned under this Subsidiary Guaranty Supplement and the Subsidiary Guaranty at any time shall be limited to the maximum amount as will result in the Obligations of the undersigned under this Subsidiary Guaranty Supplement and the Subsidiary Guaranty not constituting a fraudulent transfer or conveyance.

         (c) The undersigned hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Secured Party under this Subsidiary Guaranty Supplement and the Subsidiary Guaranty, the undersigned will contribute, to the maximum extent permitted by applicable law, such amounts to each other Subsidiary Guarantor and each other guarantor so as to maximize the aggregate amount paid to the Secured Parties under or in respect of the Loan Documents.

         Section 2. Obligations Under the Subsidiary Guaranty. The undersigned hereby agrees, as of the date first above written, to be bound as a Subsidiary Guarantor by all of the terms and conditions of the Subsidiary Guaranty to the same extent as each of the other Subsidiary Guarantors thereunder. The undersigned further agrees, as of the date first above written, that each reference in the Subsidiary Guaranty to an "Additional Subsidiary Guarantor" or a "Subsidiary Guarantor" shall also mean and be a reference to the undersigned, and each reference in any other Loan Document to a "Subsidiary Guarantor" or a "Loan Party" shall also mean and be a reference to the undersigned.

         Section 3. Representations and Warranties. The undersigned hereby makes each representation and warranty set forth in Section 6 of the Subsidiary Guaranty to the same extent as each other Subsidiary Guarantor.

         Section 4. Delivery by Telecopier. Delivery of an executed counterpart of a signature page to this Subsidiary Guaranty Supplement by telecopier shall be effective as delivery of an original executed counterpart of this Subsidiary Guaranty Supplement.

         Section 5. Governing Law; Jurisdiction; Waiver of Jury Trial, Etc.
(a) This Subsidiary Guaranty Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

         (b) The undersigned hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or any federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Subsidiary Guaranty Supplement, the Subsidiary Guaranty or any of the other Loan Documents to which it is or is to be a party, or for recognition or enforcement of any judgment, and the undersigned hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. The undersigned agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Subsidiary Guaranty Supplement or the Subsidiary Guaranty or any other Loan Document shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Subsidiary Guaranty Supplement, the Subsidiary Guaranty or any of the other Loan Documents to which it is or is to be a party in the courts of any other jurisdiction.

         (c) The undersigned irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Subsidiary Guaranty Supplement, the Subsidiary Guaranty or any of the other Loan Documents to which it is or is to be a party in any New York State or federal court. The undersigned hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court.

         (d) THE UNDERSIGNED HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, THE ADVANCES OR THE ACTIONS OF ANY SECURED PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

                                           Very truly yours,

                                           [NAME OF ADDITIONAL SUBSIDIARY
                                           GUARANTOR]


                                           By
                                              -------------------------------
                                              Title:

                                                                    EXHIBIT E

                           FORM OF ESCROW AGREEMENT


                               ESCROW AGREEMENT

         ESCROW AGREEMENT, dated as of July 25, 2002 (the "Agreement"), between ICG Communications, Inc., a Delaware corporation (the "Company"), Madeleine L.L.C., a Delaware limited liability company ("Madeleine"), Morgan Stanley & Co., Incorporated, a Delaware corporation ("Morgan Stanley", and together with Madeleine, the "Purchasers") and JPMorgan Chase Bank (the "Escrow Agent").

         WHEREAS, this Agreement is being entered into in connection with
(i) the Second Amended Joint Plan of Reorganization of ICG Communications, Inc. and its Affiliated Debtors and Debtors in Possession, as modified (the "Plan"; capitalized terms used but not defined herein have the respective meanings specified in the Plan), (ii) the Credit Agreement, dated the date hereof (the "Credit Agreement"), among the Company and the banks, financial institutions and other institutional lenders listed on the signature pages thereof as the Initial Lenders (the "Initial Lenders"), Royal Bank of Canada as collateral agent (the "Collateral Agent") and as administrative agent (the "Administrative Agent"), and Wachovia Bank, National Association as documentation agent (the "Documentation Agent"), and (iii) the Note and Warrant Purchase Agreement, dated the date hereof (the "Note and Warrant Purchase Agreement"), between the Company, Madeleine and Morgan Stanley; and

         WHEREAS, pursuant to the terms of the Note and Warrant Purchase Agreement, the Company is selling $25,000,000 aggregate principal amount of its 14% Senior Subordinated Notes Due July, 2006 (the "Notes") and the Purchasers are receiving Warrants (the "Warrants"), Nominal Warrants (the "Nominal Warrants") and the Notes. Concurrently with the closing of such sale, (i) the Purchasers will deposit with the Escrow Agent, as hereinafter provided, $25,000,000 in cash and (ii) the Company will deposit with the Escrow Agent, as hereinafter provided, the Notes, the Warrants and the Nominal Warrants. Pursuant to the Credit Agreement and in accordance with the Plan, $25,000,000 (the "Required Amount") of the Escrowed Funds (as hereinafter defined) will be used to fund certain of the obligations outstanding to the Initial Lenders on the date that the Plan becomes effective (the "Effective Date"); and

         WHEREAS, the Escrow Agent will hold the Escrowed Property (as hereinafter defined) in escrow and release such Escrowed Property pursuant to the terms hereof on or prior to October 31, 2002 or such later date as
(i) the Company, (ii) the Purchasers, (iii) the agent for the Lenders under the Pre-Petition Credit Agreement and (iv) the Creditors' Committee shall agree to in writing (the "Deadline Date" and such written agreement, the "Deadline Extension").

         Accordingly, the Company, the Purchasers and the Escrow Agent agree as follows:

         1. Delivery and Acceptance of Escrowed Property. (a) Concurrently with the execution and delivery hereof, the Purchasers shall deposit $25,000,000 with the Escrow Agent (the "Escrowed Funds") and the Company shall deposit the Notes, Warrants and Nominal Warrants with the Escrow Agent (the "Escrowed Notes and Warrants").

         (b) The Escrow Agent shall accept the Escrowed Funds and the Escrowed Notes and Warrants and shall hold such funds and the proceeds thereof and such Notes, Warrants and Nominal Warrants in separate identifiable accounts for disbursement in accordance with the provisions hereof (the "Escrow Accounts"). The Escrowed Funds, the proceeds of such Escrowed Funds and the Escrowed Notes and Warrants shall constitute the "Escrowed Property." The Escrow Agent further agrees to invest any portion of the Escrowed Property that is comprised of cash in an account at JPMorgan Chase Bank yielding LIBOR minus 50 basis points (the "Trust Account"). Such investments in the Trust Account must, when added to the balance of the Escrowed Property without the reinvestment thereof or sale prior to maturity, provide cash to the Escrow Agent in an amount at least equal to the Required Amount on the Effective Date. Temporarily uninvested funds shall not earn or accrue interest.

         (c) The obligation of the Escrow Agent to make the payments and transfers required by this Escrow Agreement shall be limited to the Escrowed Property and any other moneys on deposit in the Escrow Account pursuant to this Escrow Agreement. The Escrow Agent shall not be liable for any loss resulting from any investment made pursuant to this Agreement in compliance with the provisions hereof.

         2. Disbursement of Escrowed Property. (a) Prior to the hearing (the "Confirmation Hearing") before the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") at which the Company will seek entry of an order confirming the Plan (as defined in the Note and Warrant Purchase Agreement) (the "Confirmation Order"), such order to be substantially in the form attached hereto as Exhibit A, the Company shall make available to Purchasers the documents to be delivered pursuant to
Section 3A of the Note and Warrant Purchase Agreement and the Purchasers shall have a reasonable opportunity to review such documents. At least three hours prior to the time the Confirmation Hearing is scheduled to commence, the Company shall deliver to the Purchasers the deliveries referenced in Section 3A of the Note and Warrant Purchase Agreement, including a release notice to the Escrow Agent in the form attached hereto as Exhibit B (the "Joint Escrow Release Notice") executed by the Company. Provided that the documents referred to in Section 3A of the Note and Warrant Purchase Agreement have been made available to the Purchasers as set forth in the first sentence of this Section 2(a), the Purchasers shall then promptly deliver to the Company a Joint Escrow Release Notice executed by the Purchasers. Upon entry of the Confirmation Order and subsequent receipt by the Escrow Agent of a copy of the Confirmation Order and the Joint Escrow Release Notice executed by the Purchasers and the Company, the Escrow Agent will deliver (i) the Escrowed Funds to the Collateral Agent,
(ii) the Notes, Warrants and Nominal Warrants to the Purchasers and (iii) the proceeds from the Escrowed Funds to the Company. If the Purchasers fail to deliver the Joint Escrow Release Notice as provided herein, then upon the execution of an order by the Bankruptcy Court (an "Escrow Release Order") directing the Escrow Agent to so release the Escrowed Property, the Escrow Agent will deliver (i) the Escrowed Funds to the Collateral Agent,
(ii) the Notes, Warrants and Nominal Warrants to the Purchasers and (iii) the proceeds from the Escrowed Funds to the Company. Nothing herein shall obligate the Escrow Agent to solicit any of the documents referenced in this Section 2(a).

         (b) Notwithstanding the foregoing, in the event that, on or before the Deadline Date, the Confirmation Order shall not have been entered by the Bankruptcy Court, nor shall the Joint Escrow Release Notice have been executed by the Purchasers and the Company, nor shall an Escrow Release Order have been entered, the Escrow Agent will return as promptly as practicable, but in no event later than two Business Days, (i) 90% of all of the Escrowed Funds and the proceeds of such Escrowed Funds to Madeleine,
(ii) 10% of all of the Escrowed Funds and the proceeds of such Escrowed Funds to Morgan Stanley and (iii) the Notes, Warrants and Nominal Warrants to the Company; provided, however, that in the event there shall be pending as of the Deadline Date any dispute regarding the Escrowed Property, including, without limitation, a dispute regarding the satisfaction of any of the conditions to release of the Escrowed Property set forth in the foregoing Section 2(a), the Escrowed Property shall not be released by the Escrow Agent unless and until directed to do so by order of the Bankruptcy Court.

         (c) The Company shall promptly deliver any Deadline Extension to the Escrow Agent.

         3. Termination. Upon the release of all Escrowed Property in accordance with Section 2 hereof, this Agreement shall terminate.

         4. Indemnity. The Company agrees to indemnify the Escrow Agent, and its officers, directors, employees and agents, for, and to hold it and each of them harmless against, any loss, liability or expense arising out of or in connection with this Agreement and carrying out its duties hereunder, including the cost and expenses of defending itself against any claim of liability; provided, however, that the Company will not be liable for indemnification or otherwise for any loss, liability or expense to the extent arising out of the gross negligence, willful misconduct or bad faith of the Escrow Agent.

         5. Modifications, Waivers and Amendments. The Escrow Agent shall not be bound by any modification, amendment, termination (except as provided in Section 3), cancellation, rescission or supersession of this Agreement unless the same shall be in writing and signed by the parties hereto, and, if its rights, duties, immunities or indemnities as Escrow Agent are affected thereby, unless it shall have given its prior written consent thereto. This Agreement may not be modified, amended or terminated (except as provided in Section 3) without the written consent of the Initial Lenders.

         6. Settlement of Disputes Regarding Ownership. Any dispute which may arise under this Agreement with respect to the delivery and/or ownership or right of possession of the Escrowed Property shall be settled either by mutual agreement of the parties (evidenced in writing and signed by the parties hereto) or by a final order, decree or judgment of the United States Bankruptcy Court for the District of Delaware.

         7. Concerning the Escrow Agent. (a) The fee of the Escrow Agent hereunder is as set forth on Schedule I attached hereto, which fee shall be nonrefundable and paid in advance by the Company. The Company also agrees to pay on demand the costs and expenses of the Escrow Agent, including the reasonable fees and expenses of counsel selected by the Escrow Agent, other than the costs and expenses reimbursed pursuant to Section 4, incurred in connection with its duties hereunder.

         (b) The Escrow Agent shall exercise the same degree of care toward the Escrowed Property as it exercises toward its own similar property and shall not be held to any higher standard of care under this Agreement, nor be deemed to owe any fiduciary duty to the Company.

         (c) The Escrow Agent may act upon any instrument or other writing believed by it in good faith to be genuine and to have been signed or presented by the proper person, and shall not be liable to any party hereto in connection with the performance of its duties hereunder, except for its own negligence, willful misconduct or bad faith. The duties of the Escrow Agent shall be determined only with reference to this Agreement and applicable laws and the Escrow Agent is not charged with any knowledge of, or any duties or responsibilities in connection with, any other document or agreement. If in doubt as to its duties and responsibilities hereunder, the Escrow Agent may consult with counsel and shall be protected in any action taken or omitted in good faith in reliance on the advice or opinion of such counsel.

         (d) The Escrow Agent may execute any of its powers or responsibilities hereunder and exercise any rights hereunder either directly or by or through its agents or attorneys.

         (e) Nothing in this Agreement shall be deemed to impose upon the Escrow Agent any duty to qualify to do business or to act as agent or otherwise in any jurisdiction other than the State of New York.

         (f) The Escrow Agent shall not be responsible for and shall not be under a duty to examine into or pass upon the validity, binding effect, execution or sufficiency of this Agreement, any agreement amendatory or supplemental hereto or of any certificates delivered to it hereunder.

         (g) The Escrow Agent makes no representation as to the validity, value, genuineness or collectability of any security or other document or instrument held by or delivered to it.

         (h) The Escrow Agent shall not be called upon to advise any party as to selling or retaining, or taking or refraining from taking any action with respect to, any securities or other property deposited hereunder.

         (i) The Escrow Agent shall have the right at any time to resign hereunder by giving written notice of its resignation to the Company at the address set forth herein or at such other address as the Company shall provide, at least 30 days prior to the date specified for such resignation to take effect. Upon the effective date of such resignation, all cash and other payments and all other property then held by the Escrow Agent hereunder shall be delivered by it to a successor escrow agent. If no successor escrow agent is appointed, the Escrow Agent may apply to a court of competent jurisdiction for such appointment.

         (j) If the Escrow Agent should at any time be confronted with inconsistent claims or demands to the Escrowed Property, the Escrow Agent shall have the right, but not the duty, to interplead the parties in the United States Bankruptcy Court for the District of Delaware and request that such court determine the respective rights of the parties with respect to the Escrowed Property. In the event the Escrow Agent no longer holds any Escrowed Property, it shall be released from any obligation or liability as a consequence of any such claims or demands.

         (k) In the event fund transfer instructions are given (other than in writing at the time of the execution of the Agreement), whether in writing, by telecopier or otherwise the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on the call-back schedule attached hereto, and the Escrow Agent may rely upon the confirmations of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in writing actually received and acknowledged by the Escrow Agent. If the Escrow Agent is unable to contact any of the authorized representatives identified in the Call-Back Schedule, the Escrow Agent is hereby authorized to seek confirmation of such instructions by telephone call-back to any one or more of a party's executive officers, ("Executive Officers"), which shall include the titles of Chief Executive Officer and Executive Vice President, General Counsel and Secretary, as the Escrow Agent may select. Such "Executive Officer" shall deliver to the Escrow Agent a fully executed Incumbency Certificate, and the Escrow Agent may rely upon the confirmation of anyone purporting to be any such officer. The Escrow Agent and the beneficiary's bank in any funds transfer may rely solely upon any account numbers or similar identifying numbers provided by the Purchaser or the Seller to identify (i) the beneficiary, (ii) the beneficiary's bank, or (iii) an intermediary bank. The Escrow Agent may apply any of escrowed funds for any payment order it executes using any such identifying number, even when its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary's bank or an intermediary bank designated. The parties to this Agreement acknowledge that such security procedure is commercially reasonable.

         (l) Upon execution of this agreement, each party shall provide the Escrow Agent with a fully executed W-8 or W-9 Internal Revenue Service form, which shall include their Tax Identification Number (TIN) as assigned by the Internal Revenue Service. All interest or other income earned under the Escrow Agreement shall be allocated and paid as provided herein and reported by the recipient to the Internal Revenue Service as having been so allocated and paid.

         (m) Any corporation into which the Escrow Agent in its individual capacity may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Escrow Agent in its individual capacity shall be a party, or any corporation to which substantially all the corporate trust business of the Escrow Agent in its individual capacity may be transferred, shall be the Escrow Agent under this Escrow Agreement without further act.

         (n) Anything in this agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised for the likelihood for such loss or damage and regardless of the form of action. The parties hereto acknowledge that the foregoing indemnities shall survive the resignation or removal of the Escrow Agent or the termination of this agreement.

         8. Notices. All notices required to be given hereunder shall be in writing and shall be deemed given when received at the following addresses until such time as the parties hereto designate a different or additional address or addresses:

           To the Company:

                             ICG Communications, Inc.
                             161 Inverness Drive West
                             Englewood, CO  80112
                             Attn:  Bernard L. Zuroff
                             Facsimile:  (303) 414-8869

                    With a copy to:

                             Skadden, Arps, Slate, Meagher & Flom (Illinois) 333 West Wacker Drive
                             Chicago, IL  60606
                             Attn: William R. Kunkel
                                   Timothy R. Pohl
                             Facsimile:  (312) 407-0411

           To the Purchasers:


                             Madeleine L.L.C.
                             450 Park Avenue
                             New York, NY 10022
                             Attn:  Seth Plattus
                             Facsimile:  (212) 891-1541

                             Morgan Stanley & Co., Incorporated
                             1585 Broadway
                             New York, NY  10010
                             Attn:  Michael Petrick
                             Facsimile:  (212) 761-0203

                    In each case with a copy to:

                             Schulte Roth & Zabel LLP
                             919 Third Avenue
                             New York, NY  10022
                             Attn:  Stuart Freedman
                             Facsimile:  (212) 593-5955

           To the Escrow Agent:

                             JPMorgan Chase Bank
                             450 West 33rd Street - 15th Floor
                             New York, NY 10001
                             Attn:  Rola Tseng
                             Facsimile:  (212) 946-3935/8156

         9. Miscellaneous. (a) This Agreement sets forth exclusively the duties of the Escrow Agent with respect to any and all matters pertinent hereto and no implied duties or obligations shall be read into this Agreement against the Escrow Agent.

         (b) This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which when taken together shall constitute one agreement.

         (c) This Agreement shall be governed by the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

                  IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day first written above.


                       ICG COMMUNICATIONS, INC.



                       By:
                                --------------------------------------------
                                Name:
                                Title:


                       MADELEINE L.L.C.



                       By:
                                --------------------------------------------
                                Name:
                                Title:


                       MORGAN STANLEY & CO., INCORPORATED



                       By:
                                --------------------------------------------
                                Name:
                                Title:


                       JPMORGAN CHASE BANK
                                as Escrow Agent



                       By:
                                --------------------------------------------
                                Name:
                                Title:

                        Exhibit A to Escrow Agreement

                          Form of Confirmation Order
                               (to be attached)

                        Exhibit B to Escrow Agreement

                     Form of Joint Escrow Release Notice

JPMorgan Chase Bank
450 West 33rd Street - 15th Floor
New York, NY  10001

Attention:     Rola Tseng


                                                          [     ], 2002

Ladies and Gentlemen:

         The undersigned refer to the Escrow Agreement dated as of July [ ], 2002 (the "Agreement", the terms defined therein being used herein as therein defined), by and among the Company and the Purchasers, and hereby give you joint notice that the Bankruptcy Court has entered the Confirmation Order which is attached hereto as Exhibit I and that the Escrowed Property is to be immediately released pursuant to the terms of the Agreement.


                       Very truly yours,

                       ICG COMMUNICATIONS, INC.

                       By:_________________________________
                          Name:     Randall E. Curran
                          Title:    Chief Executive Officer



                       MADELEINE L.L.C.

                       By:_________________________________
                           Name:
                           Title:


                       MORGAN STANLEY & CO., INCORPORATED


                       By:_________________________________
                           Name:
                           Title:



CC:  Timothy R. Pohl, Esq., Skadden, Arps, Slate, Meagher & Flom
     Stuart Freedman, Esq., Schulte Roth & Zabel LLP
     Maura O'Sullivan, Esq., Shearman & Sterling
     Richard Mason, Esq., Wachtell, Lipton, Rosen & Katz
     Andrew Rosenberg, Esq., Paul, Weiss, Rifkind, Wharton & Garrison

                                                                   EXHIBIT F-1

              FORM OF OPINION OF, SKADDEN, ARPS, SLATE, MEAGHER
                   & FLOM LLP, COUNSEL TO THE LOAN PARTIES


                                                         [Effective Date], 2002


The Addressees set forth on
     Schedule I hereto

                            Re:  ICG Communications, Inc. Credit Agreement
                                 -----------------------------------------

Ladies and Gentlemen:

         We have acted as special counsel to ICG Communications, Inc., a Delaware corporation (the "Borrower"), the subsidiaries of the Borrower set forth on Schedule II attached hereto (each a "Delaware Subsidiary", and collectively, the "Delaware Subsidiaries", and the Borrower and the Delaware Subsidiaries are collectively, the "Subject Opinion Companies", and the subsidiaries of the Borrower set forth on Schedule III attached hereto (each an "Other Subsidiary", and collectively, the "Other Subsidiaries", and each of the Other Subsidiaries and the Delaware Subsidiaries are referred to collectively herein as the "Borrower Subsidiaries"), in connection with the preparation, execution and delivery of the Credit Agreement, dated as of July __, 2002 (the "Credit Agreement"), among the Borrower, the parties identified on Schedule I hereto under the caption "Lenders" as lenders (collectively, the "Lenders"), Royal Bank of Canada, as administrative agent for the Lenders (in such capacity, the "Administrative Agent") and as collateral agent for the Secured Parties (as defined in the Credit Agreement) (in such capacity, the "Collateral Agent") and certain other agreements, instruments and documents related to the Credit Agreement. The Borrower and the Borrower Subsidiaries are referred to herein individually as an "Opinion Company" and collectively, as the "Opinion Companies". This opinion is being delivered pursuant to Section 3.03(k) of the Credit Agreement. Capitalized terms used herein and not otherwise defined herein shall have the same meanings herein as set forth in the Credit Agreement.

         In our examination we have assumed the genuineness of all signatures including endorsements, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon statements and representations of the Opinion Companies and their respective officers and other representatives and of public officials, including the facts and conclusions set forth therein.

The Addressees set forth on
     Schedule I hereto
[Effective Date], 2002
Page 2


         In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following:

         (a) the Credit Agreement;

         (b) the Term Notes delivered by the Borrower on the date hereof (the "Notes");

         (c) the Subsidiary Guaranty delivered by the Borrower Subsidiaries on the date hereof (the "Subsidiary Guaranty");

         (d) the Security Agreement delivered by the Opinion Parties on the date hereof (the "Security Agreement");

         (e) the Subordination Agreement;

         (f) a letter agreement dated July 25, 2002, among the Collateral Agent and the Opinion Companies relating to the pre-filing of certain Uniform Commercial Code financing statements (the "UCC Letter Agreement");

         (g) the certificate of Robert Albery, Assistant General Counsel of the Borrower, dated the date hereof, a copy of which is attached as Exhibit A hereto and the certificate of Robert Albery, Assistant Secretary of certain of the Opinion Companies, dated the date hereof, a copy of which is attached as Exhibit B hereto;

         (h) certificates, each dated as of a recent date, from the Secretary of State of the State of Delaware as to the filing of each Opinion Party's Certificate of Incorporation, Certificate of Formation or Certificate of Limited Partnership, as the case may be, and to the good standing of each such Opinion Party in such state on such date (the "Delaware Secretary of State Certificates");

         (i) copies of the By-laws, operating agreement or limited partnership agreement (as applicable) of each of the Subject Opinion Companies;

The Addressees set forth on
     Schedule I hereto
[Effective Date], 2002
Page 3

         (j) a copy of certain resolutions of the board of directors of the Borrower adopted on July 18, 2002;

         (k) copies of certain resolutions of the directors or other governing body of each of the Subject Opinion Companies (other than the Borrower) adopted on or about June 30, 2002;

         (l) unfiled copies of financing statements, identifying each of "ICG Communications, Inc.", "ICG Consolidated, Inc.", "ICG ChoiceCom Management, LLC" and "ICG ChoiceCom, L.P.", respectively, as debtor, and "Royal Bank of Canada, as Collateral Agent", as secured party, which we understand will be filed within ten (10) days of the transfer of the security interest in the office of the Secretary of State of the State of Delaware (such filing office, the "Filing Office" and such financing statements, collectively, the "Financing Statements");

         (m) the certificates evidencing the Initial Pledged Equity (as defined in the Security Agreement) constituting "Certificated Securities" as defined in Article 8 of the UCC and described on Schedule IV hereto and delivered on or prior to the date hereof (the "Opinion Pledged
Certificates"); and

         (n) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

         We express no opinion as to the laws of any jurisdiction other than (i) the Applicable Laws of the State of New York, (ii) the Applicable Laws of the United States of America, (iii) the UCC (as defined below) and
(iv) for purposes of opinion paragraphs 1 and 9, the General Corporation Law of the State of Delaware ("DGCL"), the Delaware Limited Liability Company Act (the "DLLCA") and the Delaware Revised Uniform Limited Partnership Act ("DRLPA"; and together with the DGCL and the DLLCA, the "Delaware Organizational Laws"), as applicable. We have relied with your consent as to matters of the laws of the State of New York and as to the Delaware UCC (defined below), the DLLCA and the DRLPA on the opinion of Skadden, Arps, Slate, Meagher & Flom LLP dated the date hereof and addressed to us.

The Addressees set forth on
     Schedule I hereto
[Effective Date], 20022
Page 4


         As used herein:

         (i) "Applicable Laws" shall mean those laws, rules and regulations which, in our experience, are normally applicable to transactions of the type contemplated by the Transaction Agreements (as defined below) without our having made any special investigation as to the applicability of any specific law, rule or regulation, and which are not the subject of a specific opinion herein referring expressly to a particular law or laws.

         (ii) "Governmental Approval" means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority pursuant to the Applicable Laws of the State of New York or the Applicable Laws of the United States of America.

         (iii) "New York UCC" means the Uniform Commercial Code as in effect on the date hereof in the State of New York (without regard to laws referenced in Section 9-201 thereof). "Delaware UCC" means the Uniform Commercial Code as in effect on the date hereof in the State of Delaware (without regard to laws referenced in Section 9-201 thereof).

         (iv) "Transaction Agreements" means the Credit Agreement, the Notes, the Subsidiary Guaranty, the Security Agreement, the Subordination Agreement and the UCC Letter Agreement.

         (v) "UCC" means (a) the New York UCC and (b) the Delaware UCC, as applicable.

         (vi) "UCC Collateral" means the Collateral (as such term is defined in the Security Agreement) to the extent such collateral is of a type subject to Article 9 of the UCC.

         Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that :

         1. Each Subject Opinion Company is validly existing and in good standing under the relevant Delaware Organizational Laws. Each of the Subject Opinion Companies has the corporate, limited liability company or limited partnership power and authority, as the case may be, to execute,

The Addressees set forth on
     Schedule I hereto
[Effective Date], 2002
Page 5


deliver and perform all of its obligations under each of the Transaction Agreements to which it is a party under the relevant Delaware Organizational Laws. The execution and delivery by each Subject Opinion Company of each of the Transaction Agreements to which it is a party, the consummation by each such Subject Opinion Company of the transactions contemplated thereby and the filing of the respective Financing Statement naming such Subject Opinion Company as debtor have been duly authorized by all requisite corporate action on the part of each such Subject Opinion Company under the Delaware Organizational Laws. Each of the Transaction Agreements has been duly executed and delivered by each of the Subject Opinion Companies party thereto under the relevant Delaware Organizational Laws.

         2. Each of the Transaction Agreements (other than the UCC Letter Agreement, on which we express no opinion) constitutes the valid and binding obligation of each Opinion Company which is a party thereto, enforceable against such Opinion Company in accordance with its terms under the Applicable Laws of the State of New York.

         3. (a) Neither the execution, delivery or performance by any Subject Opinion Company of the Transaction Agreements to which such Subject Opinion Company is a party nor the compliance by such Subject Opinion Company with the terms and provisions thereof will conflict with the Certificate of Incorporation, Certificate of Formation, Certificate of Limited Partnership, By-laws, limited liability company agreement, operating agreement or partnership agreement, as applicable, of such Subject Opinion Company.

         (b) Neither the execution, delivery or performance by each Opinion Company of the Transaction Agreements to which such Opinion Company is a party nor the compliance by such Opinion Company with the terms and provisions thereof will contravene any provision of any Applicable Law of the State of New York or any Applicable Law of the United States of America.

The Addressees set forth on
     Schedule I hereto
[Effective Date], 2002
Page 6


         4. No Governmental Approval, which has not been obtained or taken and is not in full force and effect, is required to authorize, or isrequired in connection with, the execution or delivery of any of the Transaction Agreements by any Opinion Company which is a party thereto or the enforceability of any of the Transaction Agreements against any Opinion Company which is a party thereto.

         5. Under the New York UCC, the provisions of the Security Agreement are effective to create a valid security interest in each Opinion Company's rights in the UCC Collateral in favor of the Collateral Agent for the ratable benefit of the Secured Parties to secure the Obligations (as defined in the Security Agreement).

         6. Pursuant to the provisions of the Security Agreement, each Subject Opinion Company has authorized the filing of its respective Financing Statement identifying the UCC Collateral for purposes of Section 9-509 of the Delaware UCC.

         7. Each Financing Statement includes not only all of the types of information required by Section 9-502(a) of the Delaware UCC but also the types of information without which the Filing Office may refuse to accept such Financing Statement pursuant to Section 9-516 of the Delaware UCC.

         8. Under the Delaware UCC, the security interest of the Collateral Agent for the ratable benefit of the Secured Parties will be perfected in each Subject Opinion Company's rights in all UCC Collateral upon the later of the attachment of the security interest and the filing of the Financing Statements in the Filing Office; provided, however, we express no opinion with respect to (i) money, (ii) deposit accounts, (iii) letter of credit rights, (iv) goods covered by a certificate of title statute, (v) as-extracted collateral and timber to be cut, (vi) any property subject to a statute, regulation or treaty of the United States whose requirements for a security interest's obtaining priority over the rights of a lien creditor with respect to the property preempt Section 9-310(a) of the Delaware UCC or (vii) any goods subject to a negotiable document of title.

         9. You have asked whether each of the Subject Opinion Companies is a "registered organization" as such term is defined in Section 9-102(a)(70) of the Delaware UCC. Pursuant to the DGCL, 8 Del. C. Sections 101(a) and 103(c)(6), 6 Del. C. Section 11-201(a) and 6 Del. C. 17-201(a),
the Secretary of State of Delaware is required to maintain a public record showing that each of the Subject Opinion Companies has been organized under the laws of the State of Delaware. Based on our review of the Delaware Secretary of State Certificates, we are of the opinion that under the Delaware UCC and the Delaware Organizational Laws, each of the Subject Opinion Companies is a "registered organization."

         10. Under the New York UCC, the provisions of the Security Agreement are effective to create a valid security interest in the rights of each Opinion Company identified on Schedule IV as the owner of any Opinion Pledged Certificates in such Opinion Pledged Certificates in favor of the Collateral Agent for the ratable benefit of the Secured Parties to secure the Obligations (as defined in the Security Agreement).

         11. Under the New York UCC, the security interest of the Collateral Agent for the ratable benefit of the Secured Parties in the Opinion Pledged Certificates will be perfected upon the later of the attachment of the security interest or the Collateral Agent for the ratable benefit of the Secured Parties obtaining possession in the State of New York of the Opinion Pledged Certificates.

         Our opinions in paragraphs 5 through 9 with respect to the security interest of the Collateral Agent in the UCC Collateral are subject to the following qualifications:

         (a) We have assumed that each Opinion Company owns, or with respect to after-acquired property will own, the UCC Collateral, and we express no opinion as to the nature or extent of such Opinion Company's rights in any of the UCC Collateral and we note that with respect to any after-acquired property, the security interest will not attach until such Opinion Company acquires ownership thereof.

         (b) Our opinion with respect to proceeds is subject to the limitations set forth in Section 9-315 of the UCC and, in addition, we call to your attention that in the case of certain types of proceeds, other

The Addressees set forth on
     Schedule I hereto
[Effective Date], 2002
Page 7


parties such as holders in due course, protected purchasers of securities, persons who obtain control over securities entitlements and buyers in the ordinary course of business may acquire a superior interest or may take their interest free of the security interest of a secured party.

         (c) We express no opinion with respect to commercial tort claims.

         (d) We express no opinion with respect to any goods which are accessions to, or commingled or processed with, other goods to the extent that the security interest is limited by Section 9-335 or 9-336 of the UCC.

         (e) We note that paragraph 9 hereof contains our opinion with respect to each Subject Opinion Company's status as a "registered organization." Except to the extent that this determination is an element of your choice of law analysis, we express no opinion with respect to the choice of law governing perfection, the effect of perfection and non-perfection or priority of the security interest.

         (f) For purposes of our opinion paragraph 9, we have assumed that each Subject Opinion Company is and will remain "organized solely" (within the meaning of Section 9-102(a)(70) of the Delaware UCC) under the laws of the State of Delaware.

         (g) We advise you that with respect to that portion of the UCC Collateral in which the Collateral Agent has been granted a security interest by more than one agreement, a court may limit the Collateral Agent's right to choose among the remedies otherwise given to it by such agreements with respect to such UCC Collateral.

         (h) We call to your attention that the right of the Collateral Agent to become a partner or member may be limited by applicable law and the terms of the partnership agreement or limited liability company agreement pursuant to which the partnership or limited liability company was formed, as amended from time to time, and that the only remedy may be the right to receive distributions to which the relevant Opinion Company is otherwise entitled pursuant to the partnership agreement or limited liability company agreement.

The Addressees set forth on
     Schedule I hereto
[Effective Date], 2002
Page 8


         (i) We express no opinion with respect to any security interest of the Collateral Agent for the benefit of any person other than the Lenders.

         (j) We call to your attention that in the case of licenses or permits issued by governmental authorities, the Opinion Companies may not have sufficient rights therein for the security interest of the Collateral Agent to attach and even if any Opinion Company has sufficient rights for the security interest to attach, exercise of remedies may be limited by the terms of the license or permit or require the consent of the governmental authority issuing such license or permit.

         (k) We express no opinion regarding any security interest in any copyrights, patents, trademarks, service marks or other intellectual property, the proceeds thereof or money due with respect to the lease, license or use thereof except to the extent Article 9 of the UCC may be applicable to the foregoing and, without limiting the generality of the foregoing, we express no opinion as to the effect of any federal laws relating to copyrights, patents, trademarks, service marks or other intellectual property on the opinions expressed herein.

         Our opinions in paragraphs 10 and 11 with respect to the security interest of the Collateral Agent in the Opinion Pledged Certificates are subject to the following qualifications:

         (a) We have assumed that each Opinion Company owns, or with respect to after-acquired property will own, the Opinion Pledged
Certificates, and we express no opinion as to the nature or extent of such Opinion Company's rights in any of the Opinion Pledged Certificates.

         (b) Our opinion with respect to proceeds is subject to the limitations set forth in Section 9-315 of the New York UCC and, in addition, we call to your attention that in the case of certain types of proceeds, other parties such as holders in due course, protected purchasers of securities, persons who obtain control over securities entitlements and buyers in the ordinary course of business may acquire a superior interest or may take their interest free of the security interest of a secured party.

The Addressees set forth on
     Schedule I hereto
[Effective Date], 2002
Page 9


         (c) We express no opinion with respect to the choice of law governing perfection, the effect of perfection and non-perfection or priority of the security interest.

         (d) We call to your attention that the right of the Collateral Agent to become a partner or member may be limited by applicable law and the terms of the partnership agreement or limited liability company agreement pursuant to which the partnership or limited liability company was formed, as amended from time to time, and that the only remedy may be the right to receive distributions to which the relevant Opinion Company is otherwise entitled pursuant to the partnership agreement or limited liability company agreement.

         (e) We express no opinion with respect to any security interest of the Collateral Agent for the benefit of any person other than the Lenders.

         12. No Opinion Company is an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

         13. Neither the execution, delivery or performance by each Opinion Company of the Transaction Agreements to which such Opinion Company is a party nor the compliance by such Opinion Company with the terms and provisions thereof will violate any provision of the Public Utility Holding Company Act of 1935, as amended.

         14. The United States Bankruptcy Court for the District of Delaware (the "Court") in the matter of ICG Communications, Inc., et al, Case No. 00-4238 (PJW), after a hearing held on ________, 2002, issued an order confirming the plan of reorganization of the Borrower and the other debtors (the "Confirmation Order"), which was entered on the official docket of the Court on _____________, 2002. Based on our review of the official docket maintained by the clerk of the Court as of _____ a.m. on ___________, 2002, the Confirmation Order has not been reversed, modified or amended, either in whole or in part, and no notice of appeal or motion to reverse, modify or amend has been filed with the Court.

The Addressees set forth on
     Schedule I hereto
[Effective Date], 2002
Page 10


         Our opinions are subject to the following further assumptions and qualifications:

         (a) enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

         (b) we have assumed that each of the Transaction Agreements constitutes the valid and binding obligation of each party to such Transaction Agreement (other than the Opinion Companies party thereto) enforceable against such other party in accordance with its terms;

         (c) we express no opinion as to the effect on the opinions expressed herein of (i) the compliance or non-compliance of any party to any Transaction Agreement (other than the Opinion Companies party thereto to the extent expressly set forth herein) with any state, federal or other laws or regulations applicable to them or (ii) the legal or regulatory status or the nature of the business of any such party;

         (d) we express no opinion as to the enforceability of any rights to contribution or indemnification provided for in the Transaction Agreements which are violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation);

         (e) we express no opinion as to the applicability or effect of any fraudulent transfer or similar law on the Transaction Agreements or any transaction contemplated thereby;

         (f) we express no opinion as to the applicability or effect of any preference or similar law on the Transaction Agreements or any transaction contemplated thereby;

         (g) we express no opinion on the enforceability of any provision in any Transaction Agreement purporting to prohibit, restrict or condition the assignment of rights under such Transaction Agreement to the extent such restriction on assignability is governed by the UCC;

The Addressees set forth on
     Schedule I hereto
[Effective Date], 2002
Page 11


         (h) in the case of the Subsidiary Guaranty certain of the remedial provisions, including waivers, with respect to the Subsidiary Guaranty are or may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity of the Subsidiary Guaranty, taken as a whole;

         (i) our opinion with respect to the enforceability of the choice of New York law and choice of New York forum provisions of the Transaction Agreements is rendered in reliance upon the Act of July 19, 1984, ch. 421, 1984 McKinney's Sess. Laws of N.Y. 1406 (codified at N.Y. Gen. Oblig. Lawss.ss.5- 1401, 5-1402 (McKinney 1989) and N.Y. CPLR 327(b) (McKinney
1990)) and is subject to the qualification that such enforceability may be limited by public policy considerations of any jurisdiction, other than the courts of the State of New York, in which enforcement of such provisions, or of a judgment upon an agreement containing such provisions, is sought;

         (j) we express no opinion with respect to any provision of the Transaction Agreements to the extent it authorizes or permits any purchaser of a participation interest to set-off or apply any deposit, property or indebtedness with respect to any participation interest;

         (k) we express no opinion regarding any matter subject to the Federal Communications Act of 1934, as amended, the rules and regulations of the Federal Communications Commission, state utility or telecommunications regulatory statutes, and the rules and regulations of any state public utilities commissions, or any other federal, state or local laws and regulations related to the provision of communications services or operations of telecommunications systems, and we express no opinion on the effect of such laws, rules or regulations on the opinions herein contained, including, without limitation, the effect of any such laws, rules or regulations on the Collateral Agent's or any Lenders' ability to exercise any remedies set forth in any of the Transaction Agreements;

         (l) certain of the remedial provisions with respect to the security contained in the Security Agreement may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity of the Security Agreement, taken as a whole, and the Security

The Addressees set forth on
     Schedule I hereto
[Effective Date], 2002
Page 12


Agreement, each taken as a whole, together with applicable law (subject to the qualification contained in clause (k), above), contains adequate provisions for the practical realization of the benefits of the security; and

         (m) except as set forth in opinion paragraphs 5 through 11 hereof, we express no opinion with respect to the validity, perfection or priority of any security interest.

         In rendering the foregoing opinions, we have assumed, with your consent, that:

         (a) each Other Subsidiary is validly existing and in good standing under the laws of its jurisdiction of organization;

         (b) each Other Subsidiary has the power and authority to execute, deliver and perform all of its obligations under each of the Transaction Agreements to which it is a party and the execution and delivery of each of the Transaction Agreements to which each such Other Subsidiary is a party and the consummation by each such Other Subsidiary of the transactions contemplated thereby and the filing of the Financing Statements naming each such Other Subsidiary as debtor have been duly authorized by all requisite action on the part of each such Other Subsidiary. Each of the Transaction Agreements to which each such Other Subsidiary is a party has been duly authorized, executed and delivered by each such Other Subsidiary;

         (c) the execution, delivery and performance of any Opinion Company's obligations under the Transaction Agreements to which such Opinion Company is a party does not and will not conflict with, contravene, violate or constitute a default under (i) the Certificate of Incorporation, Certificate of Formation, Certificate of Limited Partnership, By-laws, limited liability company agreement, operating agreement, partnership agreement or other organizational documents of any Other Subsidiary, (ii) any lease, indenture, instrument or other agreement to which such Opinion Company or its property is subject, (iii) any rule, law or regulation to which such Opinion Company is subject (other than Applicable Laws of the State of New York and the Applicable Laws of the United States of America as to which we express our opinion in paragraph 3 herein) or (iv) any judicial or administrative order or decree of any governmental authority; and

The Addressees set forth on
     Schedule I hereto
[Effective Date], 2002
Page 13


         (d) no authorization, consent or other approval of, notice to or filing with any court, governmental authority or regulatory body (other than Governmental Approvals as to which we express our opinion in opinion paragraph 4 herein) is required to authorize or is required in connection with the execution, delivery or performance by any Opinion Company of any Transaction Agreement to which such Opinion Company is a party or the transactions contemplated thereby.

         We understand that you are separately receiving opinions with respect to certain of the foregoing assumptions from Robert Albery, Assistant General Counsel to the Borrower, and we are advised that such opinions contain qualifications. Our opinions herein stated are based on the assumptions specified above and we express no opinion as to the effect on the opinions herein stated of the qualifications contained in such other opinions.

The Addressees set forth on
     Schedule I hereto
[Effective Date], 2002
Page 14


         This opinion is being furnished only to you in connection with the Transaction Agreements and is solely for your benefit and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person or entity for any purpose without our prior written consent, except that any person or entity who becomes a Lender party to the Credit Agreement pursuant to Section 8.07(a) thereof may rely on this opinion as if addressed to such person or entity and delivered to such person or entity on the date hereof.

                                      Very truly yours,

                          Exhibit A to Opinion of
                Special Counsel to ICG Communications, Inc.
                -------------------------------------------


                           Officer's Certificate


         I, Robert Albery, am the duly elected, qualified and acting Assistant General Counsel of ICG Communications, Inc. a Delaware corporation (the "Borrower"). I understand that pursuant to Section 3.01(a)(xvii) of the Credit Agreement (the "Agreement") dated as of July __ 2002, among the Borrower, the Lenders party thereto and Royal Bank of Canada, as administrative agent for the Lenders and as collateral agent, each of Skadden, Arps, Slate, Meagher & Flom (Illinois) ("SASM&F Illinois") and Skadden, Arps, Slate, Meagher & Flom LLP ("SASM&F LLP, and together with SASM&F Illinois, "SASM&F") is rendering an opinion (together, the "Opinion") to each of the Addressees listed on Schedule I to the opinion of SASM&F Illinois. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms as set forth in the Opinion. I further understand that SASM&F is relying on this officer's certificate and the statements made herein in rendering such Opinion.

         With regard to the foregoing, on behalf of the Borrower, I hereby certify that:

         1. I am familiar with the business of the Borrower, each of the other Opinion Parties and each of the Borrower's other subsidiaries, and due inquiry has been made of all persons deemed necessary or appropriate to verify or confirm the statements contained herein.

         2. SASM&F may rely on the respective representations and warranties that the Borrower and the other Opinion Parties have made in each of the Transaction Agreements and each of the certificates delivered pursuant thereto. I have made a careful review of each of such representations and warranties and hereby confirm, to the best of my knowledge and belief, that such representations and warranties are true, correct and complete on and as of the date of this certificate.

         3. Less than twenty-five percent (25%) of the assets of the Borrower and its subsidiaries on a consolidated basis and on an unconsolidated basis consist of Margin Stock.

         4. The Borrower and each of the other Opinion Parties is primarily engaged directly, or indirectly through Majority-Owned Subsidiaries, in the telecommunications business; and the Borrower and each other Opinion Party
(i) is not and does not hold itself out as being engaged primarily, nor does it propose to engage primarily, in the business of investing, reinvesting or trading in Securities, (ii) has not and is not engaged in, and does not propose to engage in, the business of issuing Face-Amount Certificates of the Installment Type and has no such certificate outstanding and (iii) does not own or propose to acquire Investment Securities having a Value exceeding forty percent (40%) of the Value of the total assets of the Borrower or any other Opinion Company (exclusive of Government Securities and cash items) on an unconsolidated basis.

         5. Neither the Borrower nor any other Opinion Company owns or operates facilities used for the generation, transmission, or distribution of electric energy for sale ("Electric Utility Facilities").

         6. Neither the Borrower nor any other Opinion Company owns or operates facilities used for the distribution of natural or manufactured gas for heat, light, or power ("Gas Utility Facilities").

         7. Neither the Borrower nor any of its subsidiaries, directly or indirectly, or through one or more intermediary Companies, owns, controls, or holds with power to vote (a) ten percent (10%) or more of the outstanding Voting Securities of any Company that owns or operates any Electric Utility Facilities or Gas Utility Facilities, or (b) any other interest, directly or indirectly, or through one or more intermediary entities, in (i) any Company that owns or operates any Electric Utility Facilities or Gas Utility Facilities, or (ii) any of the foregoing types of entities that have received notice of the sort described in paragraph 8 below.

         8. Neither the Borrower nor any of its subsidiaries has received notice that the Securities and Exchange Commission has determined, or may determine, that the Borrower or any of its subsidiaries exercises a controlling influence over the management or direction of the policies of a gas utility company or an electric utility company as to make it subject to the obligations, duties and liabilities imposed on holding companies by the Public Utility Holding Company Act of 1935, as amended ("PUHCA").

         9. To the best of my knowledge, no Company that has registered with the Securities and Exchange Commission as a public utility holding company under PUHCA owns, directly or indirectly, through one or more intermediary entities, ten percent (10%) or more of the outstanding Voting Securities (as defined below) of the Borrower or any of its Subsidiaries.

         10. As used in paragraph 3 of this certificate, the following term shall have the following meaning:

         "Margin Stock" means: (i) any equity security registered or having unlisted trading privileges on a national securities exchange; (ii) any OTC security designated as qualified for trading in the National Market System under a designation plan approved by the Securities and Exchange Commission; (iii) any debt security convertible into a margin stock or carrying a warrant or right to subscribe to or purchase a margin stock;
(iv) any warrant or right to subscribe to or purchase a margin stock; or
(v) any security issued by an investment company registered under Section 8 of the Investment Company Act of 1940.

         11. As used in paragraphs 4 and 11 of this certificate, the following terms shall have the following meanings:

         "Exempt Fund" means a company that is excluded from treatment as an investment company solely by section 3(c)(1) or 3(c)(7) of the Investment Company Act of 1940 (applicable to certain privately offered investment funds).

         "Face-Amount Certificate of the Installment Type" means any certificate, investment contract, or other Security that represents an obligation on the part of its issuer to pay a stated or determinable sum or sums at a fixed or determinable date or dates more than 24 months after the date of issuance, in consideration of the payment of periodic installments of a stated or determinable amount.

         "Government Securities" means all Securities issued or guaranteed as to principal or interest by the United States, or by a person controlled or supervised by and acting as an instrumentality of the government of the United States pursuant to authority granted by the Congress of the United States; or any certificate of deposit for any of the foregoing.

         "Investment Securities" includes all Securities except (A) Government Securities, (B) Securities issued by companies the only shareholders in which are employees and former employees of a company and its subsidiaries, members of the families of such persons and the company and its subsidiaries and (C) Securities issued by Majority-Owned Subsidiaries of the Borrower or any of the other Opinion Companies which are not engaged and do not propose to be engaged in activities within the scope of clause (i), (ii) or (iii) of paragraph 4 of this Certificate or which are exempted or excepted from treatment as an investment company by statute, rule or governmental order (other than Exempt Funds).

         "Majority-Owned Subsidiary" of a person means a company fifty percent (50%) or more of the outstanding Voting Securities of which are owned by such person, or by a company which, within the meaning of this paragraph, is a Majority-Owned Subsidiary of such person.

         "Security" means any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

         "Value" means (i) with respect to Securities owned at the end of the last preceding fiscal quarter for which market quotations are readily available, the market value at the end of such quarter; (ii) with respect to other Securities and assets owned at the end of the last preceding fiscal quarter, fair value at the end of such quarter, as determined in good faith by or under the direction of the board of directors; and (iii) with respect to securities and other assets acquired after the end of the last preceding fiscal quarter, the cost thereof.

         "Voting Security" means any security presently entitling the owner or holder thereof to vote for the election of directors of a company (or its equivalent, e.g., general partner or manager of a limited liability company).

         12. As used in paragraphs 7, 9 and 12 of this certificate, the following terms shall have the following meanings:

         "Company" means a corporation, limited liability company, partnership, association, joint-stock company, joint venture, trust, or any receiver, trustee, or other liquidating agent of any of the foregoing in its capacity as such.

         "Security" or "Securities" means any note, draft, stock, treasury stock, bond, debenture, limited liability company interest, certificate of interest or participation in any profit-sharing agreement or in any oil, gas, other mineral royalty or lease, any collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, receiver's or trustee's certificate, or, in general, any instrument commonly known as a "security"; or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guaranty of, assumption of liability on, or warrant or right to subscribe to or purchase, any of the foregoing.

         "Voting Security" or "Voting Securities" means any Security presently entitling the owner or holder thereof to vote in the direction or management of the affairs of a Company, or any Security issued under or pursuant to any trust, agreement, or arrangement whereby a trustee or trustees or agent or agents for the owner or holder of such Security are presently entitled to vote in the direction or management of the affairs of a Company; and a specified per centum of the outstanding Voting Securities of a Company means such amount of the outstanding Voting Securities of such Company as entitles the holder or holders thereof to cast said specified per centum of the aggregate votes which the holders of all the outstanding Voting Securities of such Company are entitled to cast in the direction or management of the affairs of such Company.


                          [Signature Page Follows]

         IN WITNESS WHEREOF, I have executed this certificate this ______ day of _________, 2002.

                                        ICG COMMUNICATIONS, INC.



                                        By: __________________________________

                          Exhibit B to Opinion of
                Special Counsel to ICG Communications, Inc.
                -------------------------------------------

                           Officer's Certificate

         I, Robert Albery, am the duly elected, qualified and acting Assistant General Counsel and/or Assistant Secretary of ICG Communications, Inc., a Delaware corporation (the "Borrower"), and those subsidiaries of the Borrower identified as a signatory hereto (collectively, the "Subsidiaries"). I understand that pursuant to Section 3.01(a)(xvii) of the Credit Agreement (the "Agreement") dated as of July ___, 2002, among the Borrower, the Lenders party thereto and Royal Bank of Canada, as administrative agent for the Lenders and as collateral agent, each of Skadden, Arps, Slate, Meagher & Flom (Illinois) ("SASM&F Illinois") and Skadden, Arps, Slate, Meagher & Flom LLP ("SASM&F LLP, and together with SASM&F Illinois, "SASM&F") is rendering an opinion (together, the "Opinion") to each of the Addressees listed on Schedule I to the opinion of SASM&F Illinois. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms as set forth in the Opinion. I also understand that SASM&F is rendering opinions as to the perfection of Liens on the capital stock and other equity interests of the Subsidiaries pledged to the Collateral Agent under the Security Agreement that are subject to restrictive legends. In connection with such opinions, SASM&F has requested confirmation that such Subsidiaries are satisfied with evidence presented to them that the pledge of the capital sock and other equity interests of the Subsidiaries to the Collateral Agent will not violate the Securities Act of 1933, as amended, or any rule or regulation promulgated thereunder. I further understand that SASM&F is relying on this officer's certificate and the statements made herein in rendering such Opinion.

         With regard to the foregoing, on behalf of each of the Subsidiaries, I hereby certify that each of the Subsidiaries has been presented with evidence satisfactory to it that the pledge of the capital stock, limited liability company membership interests and/or partnership interests, as applicable, of the Subsidiaries to the Collateral Agent pursuant to the Security Agreement is not in violation of the Securities Act of 1933, as amended, or any rule or regulation promulgated thereunder.

         I hereby further certify, on behalf of ICG Telecom Group, Inc. ("TGI"), that TGI, in its capacity as general partner of ICG Telecom of San Diego, L.P. ("LP"), has been presented with evidence satisfactory to it that neither the pledge by CCM of its general partnership interests in the LP nor the pledge by the LP's limited partners of their respective limited partnership interests in the LP to the Collateral Agent pursuant to the Security Agreement are in violation of the Securities Act of 1933, as amended, or any rule or regulation promulgated thereunder.

         IN WITNESS WHEREOF, I have executed this certificate this ______ day of ______, 2002.


                                ICG SERVICES, INC.
                                ICG CANADIAN ACQUISITION,  INC.
                                ICG HOLDINGS, INC.
                                ICG TELECOM GROUP, INC.
                                ICG EQUIPMENT, INC.
                                ICG MOUNTAIN VIEW, INC.
                                ICG CONSOLIDATED, INC.
                                ICG TELECOM GROUP OF  VIRGINIA, INC.
                                ICG FUNDING LLC
                                       By: ICG Communications, Inc., its
                                           Managing Member
                                NIKONET, LLC
                                       By: ICG Telecom Group, Inc., its
                                           Managing Member
                                ICG CHOICECOM MANAGEMENT, LLC
                                       By: ICG Telecom Group, Inc., its
                                           Managing Member
                                ICG CHOICECOM, L.P.
                                       By: ICG ChoiceCom Management, LLC
                                           By: ICG Telecom Group, Inc., its
                                               Managing Member


                                By: ___________________________________

                                                                    EXHIBIT F-2

          FORM OF OPINION OF HOGAN & HARTSON L.L.P., COLORADO COUNSEL
                             TO THE LOAN PARTIES




                           [Effective Date], 2002

Royal Bank of Canada, as Collateral Agent and
Administrative Agent
Wachovia Bank, National Association, as Documentation
Agent
for the Initial Lenders (as defined below)
1 Liberty Plaza
New York, NY  10006


                  Re:  ICG Communications, Inc.

Ladies and Gentlemen:

         This firm has acted as local counsel to ICG Communications, Inc., a Delaware corporation as reorganized under Chapter 11 of the United States Bankruptcy Code (the "Company"), ICG Telecom Group, Inc. a Colorado corporation ("Telecom"), ICG Equipment, Inc., a Colorado corporation ("Equipment"), ICG Mountain View, Inc., a Colorado corporation ("Mountain View"), and ICG Holdings, Inc., a Colorado corporation ("Holdings," and, together with Telecom, Equipment and Mountain View, the "Colorado Subsidiaries") in connection with the Credit Agreement dated as of July [__], 2002 (the "Credit Agreement") between the Company, the banks, financial institutions and other institutional lenders listed on the signature pages thereto as the Initial Lenders, Royal Bank of Canada, as collateral agent and as administrative agent for the Lenders, and Wachovia Bank, National Association, as documentation agent. This opinion letter is furnished to you pursuant to the requirements set forth in Section 3.03(l) of the Credit Agreement in connection with the closing thereunder on the date hereof. Capitalized terms used herein which are defined in the Credit Agreement and not otherwise defined in this opinion letter have the meanings set forth in the Credit Agreement. As used in this opinion letter the term "Colorado UCC" means Revised Article 9 of the Uniform Commercial Code as in effect in the State of Colorado on the date hereof.

         For purposes of this opinion letter, we have examined photocopies of the following documents (the "Documents"):

         1.    Executed copy of the Credit Agreement.

         2. Executed copy of the Security Agreement, dated as of [Effective Date], 2002 (the "Security Agreement") entered into by the Company, the Colorado Subsidiaries and other affiliates of the Company for the benefit of the Collateral Agent.

         3. Executed copy of the Subsidiary Guaranty, dated as of [Effective Date], 2002 (the "Guaranty") entered into by the Colorado Subsidiaries and the other Guarantors party thereto in favor of the Secured Parties.

         4. Copies of completed UCC-1 financing statements (a) naming Telecom as debtor and the Collateral Agent as secured party,
               (b) naming Equipment as debtor and the Collateral Agent as secured party, (c) naming Mountain View as debtor and the Collateral Agent as secured party, and (d) naming Holdings as debtor and the Collateral Agent as secured party, which UCC-1 financing statements have been prepared in connection with the Security Agreement for filing in the UCC records of the Colorado Secretary of State (the "Colorado Filing Office"). Copies of such financing statements (the "Colorado Financing Statements") are attached hereto as Exhibit A.


         5. The Articles of Incorporation of Telecom, as certified by the Colorado Secretary of State on [_______ __], 2002, and as certified by the Secretary of Telecom on the date hereof as being complete, accurate and in effect.

         6. A certificate of good standing of Telecom issued by the Secretary of State of the State of Colorado dated [_______ __], 2002.

         7. The Articles of Incorporation of Equipment, as certified by the Colorado Secretary of State on [_______ __], 2002, and as certified by the Secretary of Equipment on the date hereof as being complete, accurate and in effect.

         8. A certificate of good standing of Equipment issued by the Secretary of State of the State of Colorado dated [_______ __], 2002.

         9. The Articles of Incorporation of Mountain View, as certified by the Colorado Secretary of State on [_______ __], 2002, and as certified by the Secretary of Mountain View on the date hereof as being complete, accurate and in effect.

         10. A certificate of good standing of Mountain View issued by the Secretary of State of the State of Colorado dated [_______ __], 2002.

         11. The Articles of Incorporation of Holdings, as certified by the Colorado Secretary of State on [_______ __], 2002, and as certified by the Secretary of Holdings on the date hereof as being complete, accurate and in effect.

         12. A certificate of good standing of Holdings issued by the Secretary of State of the State of Colorado dated [_______ __], 2002.

         13.   Certificates of certain officers of the Colorado
               Subsidiaries, dated [Effective Date], 2002, as to certain facts relating to the Colorado Subsidiaries.

         14. A certificate of the Secretary of each Colorado Subsidiary, dated [Effective Date], 2002, as to the incumbency and signatures of certain officers of such Colorado Subsidiary.

         The Credit Agreement, the Security Agreement and the Guaranty are sometimes hereinafter referred to collectively as the "Loan Documents."

         In our examination of the Loan Documents and other Documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all Documents, the authenticity of all originals of the Documents and the conformity to authentic originals of all of the Documents submitted to us as copies (including telecopies). As to matters of fact relevant to the opinions expressed herein, we have relied on the representations and statements of fact made in the Documents, we have not independently established the facts so relied on, and we have not made any investigation or inquiry other than our examination of the Documents. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

         We have made the following further assumptions: (i) that the execution, delivery and performance of the Security Agreement have been validly authorized, and the Security Agreement has been duly and validly executed and delivered, by each Colorado Subsidiary; (ii) that the Security Agreement creates in favor of the Collateral Agent a valid security interest in the respective right, title and interest of each Colorado Subsidiary in and to "Collateral" specified in Section 1 of the Security Agreement ("Colorado UCC Collateral"); (iii) that pending the completion (which, we are advised, is expected to occur within ten days) of the filing of the Colorado Financing Statements (including payment of all applicable fees and charges), operative facts (and applicable law) will remain unchanged from those in existence on the date hereof; (iv) that each Colorado Subsidiary is and will continue to be "organized solely" in Colorado, within the meaning of Section 9-102(73) of the Colorado UCC; and
(v) that (consistent with the officers' certificates referred to in paragraph 13 above) (A) neither Equipment nor Mountain View is a "transmitting utility" as such term is defined in Section 9-102(83) of the Colorado UCC, and (B) each of Telecom and Holdings is a "transmitting utility" as such term is defined in Section 9-102(83) of the Colorado UCC. Insofar as it relates to Colorado UCC Collateral constituting "proceeds," as defined in the Colorado UCC, our opinion below is subject to the limitations set forth in Section 9-315 of the Colorado UCC.

         This opinion letter is based as to matters of law solely on applicable provisions of the Colorado UCC and the Colorado Business Corporation Act, as in effect on the date hereof (the "CBCA"), and we express no opinion as to any other laws, statutes, rules or regulations.

         Based upon, subject to and limited by the foregoing, we are of the opinion that to the extent that the security interest granted to the Collateral Agent under the Security Agreement in the respective right, title and interest of each Colorado Subsidiary in and to Colorado UCC Collateral (excepting, however, any "fixtures," "as-extracted collateral" or "timber to be cut," each as defined in the Colorado UCC) is subject to perfection currently by the filing of financing statements in Colorado, such security interest will be perfected upon the later of (i) the filing of the Colorado Financing Statements in the Colorado Filing Office and (ii) the attachment of such security interest.

                                 * * * * *

         You have asked whether the Colorado Subsidiaries are "registered organizations" as that term is defined in Section 9-102(73) of the Colorado UCC. Although the Colorado Legislature, in enacting Revised Article 9, presumably intended that Colorado corporations would qualify as "registered organizations," there is a possibility that Colorado corporations may not qualify, because the CBCA does not clearly mandate that Colorado "maintain a public record showing" Colorado corporations "to have been organized," as contemplated by Section 9-102(73). If Colorado corporations nevertheless are treated as "registered organizations" under Section 9-102(73) of the Colorado UCC, then pursuant to Section 9-307(e) of the Colorado UCC each Colorado Subsidiary, as a corporation organized solely under the law of Colorado, is located in Colorado. If Colorado corporations are not treated as "registered organizations" under Section 9-102(73) of the Colorado UCC, then pursuant to Section 9-307(b)(3) of the Colorado UCC each Colorado Subsidiary, as an organization that (i) has more than one place of business, and (ii) has its chief executive office in Englewood, Colorado, is located in Colorado.

         We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the closing under the Credit Agreement on the date hereof, and should not be quoted in whole or in part or otherwise be referred to, and should not be filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

                                        Very truly yours,



                                        HOGAN & HARTSON L.L.P.

                                                                      EXHIBIT G


                     [FORM OF OPINION OF LOCAL COUNSEL
                    WITH RESPECT TO REAL ESTATE MATTERS]

                            __________ ___, 2002



To the Lender Parties party from time to time to the Credit Agreement referred to below and to Royal Bank of Canada, as Administrative Agent

                        Re: ICG Communications, Inc.

Ladies and Gentlemen:

         We have acted as special Colorado (the "State") counsel to ICG Communications, Inc., a Delaware corporation ("Company"), in connection with the execution and delivery of the Deed of Trust referenced below pursuant to that certain Credit Agreement, dated as of July 24, 2002 (the "Credit Agreement"), by and among Company, the Lender Parties (as defined therein) and Royal Bank of Canada, as administrative agent (in such capacity, "Administrative Agent") for the Lender Parties. This opinion is rendered at the request of Company pursuant to Section 5.01(4)(a) of the Credit Agreement. Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to such terms in the Deed of Trust, or if not defined therein, in the Credit Agreement.

         In our capacity as such counsel, we have examined originals, or copies identified to our satisfaction as being true copies, of such records, documents or other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below, including such corporate records and documents of Company and such certificates of public officials and officers of Company as we have deemed necessary or appropriate for purposes of this opinion. These records, documents and instruments also included execution copies or counterparts of the following documents (collectively, the "Subject Documents"):

         1. The Credit Agreement; and

         2. The Deed of Trust, Security Agreement, Assignment of Rents and Leases and Fixture Filing [(Leasehold Estate)] (Colorado), dated as of [___________ ___], 2002, from Company, as grantor, to Administrative Agent, as trustee, encumbering the "Mortgaged Property" described therein (the "Deed of Trust").

                                Assumptions
                                -----------

         In rendering this opinion we have assumed, without having made any independent investigation of the facts, except with respect to matters of State and federal law on which we have opined below, the following:

                (i) the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies;

                (ii) to the extent that the obligations of Company may be dependent upon such matters, other than with respect to Company, that each party to the agreements and contracts referred to herein is duly formed, validly existing and in good standing under the laws of its jurisdiction of formation; that each such other party has the requisite corporate or other organizational power and authority to perform its obligations under such agreements and contracts, as applicable; and that such agreements and contracts have been duly authorized, executed and delivered by, and each of them constitutes the legally valid and binding obligations of, such other parties, as applicable, enforceable against such other parties in accordance with their respective terms;

                (iii) that Company is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation;

                (iv) that Company has the requisite corporate power and authority to enter into and perform its obligations under the Subject Documents to which it is a party;

                (v) the due authorization, execution and delivery by Company of the Subject Documents to which Company is a party;

                (vi) that a part or all of the loan proceeds to be advanced pursuant to the Credit Agreement will have been advanced on or before the date hereof;

                (vii) that all material factual matters, including without limitation, representations and warranties, contained in the Subject Documents, are true and correct as set forth therein;

                (viii) that Company, at the time of recordation of the Deed of Trust, held an interest of record in the real property portions of the Mortgaged Property owned by Company; and

                (ix) that the Subject Documents will be governed by and construed in accordance with the internal laws of the State, without regard to conflicts of laws principles, notwithstanding the provisions of the Subject Documents to the contrary.

           [**INSERT ANY NECESSARY STATE-SPECIFIC ASSUMPTIONS**]

                                  Opinions
                                  --------

         On the basis of such examination, our reliance upon the assumptions contained herein and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this opinion, we are of the opinion that:

                1. The Deed of Trust constitutes the legal, valid and binding obligation of Company, enforceable against Company in accordance with its terms.

                2. The execution and delivery of the Subject Documents, the performance by Company of its obligations thereunder and the compliance with the terms and conditions thereof by Company are not in contravention of or in conflict with any law, rule or regulation of the State applicable to Company.

                3. The execution and delivery by Company of the Subject Documents to which it is a party and the performance of Company's obligations thereunder do not require any governmental consents, approvals, authorizations, permits, registrations, declarations or filings or other action or any notices to, consents of, orders of or filings with any governmental authority or regulatory body of the State (including those having jurisdiction over the enforcement of the environmental laws of the State), except for the recordation of the Deed of Trust in the recording office described herein.

                4. The Deed of Trust (including the acknowledgement, attestation, seal and witness requirements) is in appropriate form for recordation in the State.

                5. The Deed of Trust is in proper form sufficient to create a valid mortgage lien in favor of Administrative Agent on, and to vest Administrative Agent with power of sale in, such of the Mortgaged Property described therein that constitutes real property (including fixtures, to the extent the same constitute real property). The recordation of the Deed of Trust in the office of the Recorder of [_________________] County, Colorado is the only recordation, filing or registration necessary to perfect the lien on the Mortgaged Property created by the Deed of Trust. Upon recordation of the Deed of Trust in the office of the Recorder of [___________________] County, Colorado, Administrative Agent will have a valid and perfected mortgage lien on the Mortgaged Property described therein. No other recordation, filing, re-recordation or re-filing is necessary in order to perfect or to maintain the priority of the mortgage lien created by the Deed of Trust.

                6. The real property description attached to the Deed of Trust is in form legally sufficient for the purpose of subjecting that portion of the Mortgaged Property that constitutes real property to the lien evidenced by the Deed of Trust.

                7. The Deed of Trust is in proper form sufficient to constitute a valid and effective fixture filing with respect to the Premises under Article 9 of the Uniform Commercial Code as in effect in the State, naming Company as debtor and Administrative Agent as secured party.

                8. Administrative Agent is not required to qualify to transact business in the State nor will Agent incur any tax imposed by the State (including, without limitation, any tax imposed by the State on interest or on revenue paid in respect of the Credit Agreement), solely as the result of the ownership or recordation of the Deed of Trust.

                9. No taxes or other charges, including, without limitation, intangible, documentary, stamp, mortgage, transfer or recording taxes or similar charges are payable to the State or to any governmental authority or regulatory body located therein on account of the execution or delivery of the Deed of Trust, or the creation of the lien and security interest thereunder, or the filing, recordation or registration of the Deed of Trust, except for nominal filing or recording fees.

                               Qualifications
                               --------------

The foregoing opinions are subject to the following qualifications, limitations and exceptions:

                1. Qualifying paragraph 1 above, the enforceability of the Deed of Trust and the lien created thereby may be limited or affected by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law. The aforesaid opinion as to enforceability of the Deed of Trust is also subject to the qualification that certain provisions contained therein may not be enforceable, but (subject to the limitations set forth in the foregoing sentence) such unenforceability will not render the Deed of Trust invalid as a whole or substantially interfere with realization of the principal benefits and/or security provided thereby.

                2. In rendering the opinions expressed in this opinion letter, we have made no examination of and express no opinion with respect to: (i) title to or, except as to adequacy of form, descriptions of the Mortgaged Property described in the Deed of Trust; (ii) the nature or extent of Company's rights in, or title to, the Mortgaged Property; (iii) the existence or non-existence of liens, security interests, charges or encumbrances thereon or therein actually of record; or (iv) the priority of any liens on any part of the Mortgaged Property. We have not independently certified the existence, condition, location or ownership of any of the Mortgaged Property.

         This opinion is given as of the date hereof, and we disclaim any obligation to update this opinion letter for events occurring after the date of this opinion letter. The foregoing opinion applies only with respect to the laws of the State and the federal laws of the United States of America and we express no opinion with respect to the laws of any other jurisdiction.

         This opinion is rendered only to Administrative Agent and the Lender Parties and their respective successors and assigns (including any participant in any Lender Party's interest) and is solely for their benefit in connection with the transactions contemplated by the Subject Documents and may not be relied upon by Administrative Agent, or the Lender Parties or their respective successors and assigns for any other purpose without our prior written consent.

                                              Very truly yours,

                                                                      EXHIBIT H

                      FORM OF SUBORDINATION AGREEMENT

                          SUBORDINATION AGREEMENT

         SUBORDINATION AGREEMENT (this "Agreement"), dated as of July __, 2002, by and among ICG Communications, Inc. (the "Borrower"), Madeleine L.L.C., a Delaware limited liability company, and Morgan Stanley & Co., Incorporated, a Delaware corporation, as the holders (the "Subordinated Creditors") of the Subordinated Cerberus Notes (as defined below), Madeleine L.L.C., as agent for the Subordinated Creditors (the "Junior Agent") and the Administrative Agent and the Collateral Agent (each as defined in the Credit Agreement referred to below) on behalf of the Lenders (as defined in the Credit Agreement referred to below).

         PRELIMINARY STATEMENTS:

         (1) ICG Communications, Inc., a Delaware corporation, as Borrower, and certain of its subsidiaries, as Subsidiary Guarantors, have entered into a Credit Agreement dated as of July __, 2002 (said Credit Agreement, as it may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, being the "Credit Agreement"; the terms defined therein and not otherwise defined herein being used herein as therein defined) with Royal Bank of Canada, as Administrative Agent and Collateral Agent, Wachovia Bank, National Association, as Documentation Agent and the Lenders named therein.

         (2) The Company is indebted to the Subordinated Creditors in the initial principal amount of $25,000,000, evidenced by certain Senior Subordinated Notes dated July __, 2002 (collectively, the "Subordinated Cerberus Notes"). All Debt and other Obligations of the Company to the Subordinated Creditors under or in respect of the Subordinated Cerberus Notes (whether created directly or acquired by assignment or otherwise), and interest and premiums, if any, thereon and other amounts payable in respect thereof or in connection therewith, are hereinafter referred to as the "Subordinated Debt".

         (3) It is a condition precedent to the entry by the Lenders into the Credit Agreement with the Borrower, that the Subordinated Creditors shall have executed and delivered this Agreement.

         NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to enter into the Credit Agreement with the Borrower, the Subordinated Creditors, the Junior Agent, the Borrower, the Junior Agent, the Administrative Agent and the Collateral Agent each hereby agrees as follows:

         SECTION 1. Agreement to Subordinate. (a) The Subordinated Creditors agree that the Subordinated Debt is and shall be subordinate, in right of payment to the prior payment in full in cash or cash equivalents of all Obligations of the Loan Parties under, and in respect of, the Loan Documents, all such Obligations, and any refunding or refinancing thereof, being referred to herein as the "Senior Indebtedness"; provided that, to the extent there is any refunding or refinancing of the Obligations of the Loan Parties under the Loan Documents after the date hereof, the then-outstanding principal amount of, and all other cash and non-cash Obligations under or in respect of, the Subordinated Cerberus Notes (including without limitation, all accrued and unpaid interest, fees and expenses) and any refunding or refinancing thereof shall become pari passu with the Obligations under the Loan Documents and shall constitute "Senior Indebtedness" for all purposes under this Agreement.

         (b) For the purposes of this Agreement, the Senior Indebtedness shall not be deemed to have been paid in full until the Lenders shall have received payment of the Senior Indebtedness in full in cash or cash equivalents. For the avoidance of doubt, "cash equivalents" as used herein shall mean any of the following having a maturity of not greater than 30 days (a) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States, and (b) insured certificates of deposit of or time deposits with any commercial bank that (i) is a Lender or a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated at least "Prime-1" (or the then equivalent grade) by Moody's Investors Service, Inc. or "A-1" (or the then equivalent grade) by Standard & Poor's, a division of The McGraw-Hill Companies, Inc., (iii) is organized under the laws of the United States or any State thereof and (iv) has combined capital and surplus of at least $1 billion.

         SECTION 2. Events of Subordination. (a) Upon any payment or distribution of assets of any Loan Party of any kind or character, whether in cash, property or securities, in connection with any dissolution or winding up or total or partial liquidation or reorganization of any Loan Party, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings or other marshalling of assets for the benefit of creditors, all amounts due or to become due upon all Senior Indebtedness shall first be paid in full before the holders of the Subordinated Debt shall be entitled (i) to receive any payment by (or on behalf of) such Loan Party on account of its Subordinated Debt, or (ii) to acquire any of the Subordinated Debt or any distribution by such Loan Party with respect to the Subordinated Debt, in each case of any cash, property or securities of such Loan Party (except that the holders of Subordinated Debt may receive and retain junior securities from a previously established defeasance trust). Any such payment or distribution by (or on behalf of) such Loan Party on account of its Subordinated Debt in connection with any such dissolution, winding up, liquidation or reorganization to which the holders of the Subordinated Debt would be entitled, but for these subordination provisions, shall be made by such Loan Party or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person making such payment or distribution or by the holders of the Subordinated Debt if received by them or it, directly to the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their representatives as their respective interests appear, to the extent necessary to pay all such Senior Indebtedness in full after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

         (b) During the continuance of any Event of Default, upon receipt by the Borrower (with a copy to the agent for the holders of the Subordinated Debt) of written notice from the Agent for the holders of such Senior Indebtedness (or the holders of at least a majority in principal amount of such Senior Indebtedness then outstanding), no payment of the Subordinated Debt hereunder may be made by or on behalf of any Loan Party for a period (a "Payment Blockage Period") commencing on the date of receipt of such notice and ending 179 days thereafter (unless, in each case, such Payment Blockage Period shall be terminated by (i) written notice to any Loan Party from such representatives for such holders or (ii) payment in full of such Senior Indebtedness or (iii) such event of default being cured or waived). Not more than one Payment Blockage Period may be commenced with respect to the Subordinated Debt during any period of 360 consecutive days. Notwithstanding anything in this Agreement to the contrary, there must be 180 consecutive days in any 360-day period in which no Payment Blockage Period is in effect. No event of default that existed or was continuing (it being acknowledged that any subsequent action that would give rise to an event of default pursuant to any provision under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose) on the date of the commencement of any Payment Blockage Period with respect to the Senior Indebtedness initiating such Payment Blockage Period shall be, or shall be made, the basis for the commencement of a second Payment Blockage Period by the representative for, or the holders of, such Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days.

         (c) Notwithstanding any provision to the contrary in the documentation setting forth the terms of the Subordinated Debt, except for scheduled interest payments that are not subject to a payment blockage pursuant to Section 2(b) hereof, no payment (including mandatory prepayments) in respect of the Subordinated Debt may be made by any Loan Party to the holders of the Subordinated Debt unless and until the holders of the Senior Indebtedness shall have been paid in full, and any such payment received by any holder of the Subordinated Debt shall be received and held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness (pro rata to such holders on the basis of such respective amount of Senior Indebtedness held by such holders) or their respective representatives, as their respective interests appear, for application to the payment of Senior Indebtedness remaining unpaid until all such Senior Indebtedness has been paid in full, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

         SECTION 3. In Furtherance of Subordination. The Subordinated Creditors agree as follows:

            (a) To the extent any payment of Senior Indebtedness by (or on behalf of) any Loan Party, including as proceeds of security or enforcement of any right of setoff, is set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then the Senior Indebtedness or part thereof originally intended to be satisfied by such payment shall be deemed to be reinstated and outstanding as if such payment had not occurred.

            (b) For purposes of Section 2(a) and this Section 3, the words "cash, property or securities" shall not be deemed to include (so long as the effect of this clause is not to cause the Subordinated Debt to be treated in any case or proceeding or similar event described in
    Section 2(a) and this Section 3 as part of the same class of claims as the Senior Indebtedness or any class of claims pari passu with, or senior to, the Senior Indebtedness for any payment or distribution) securities of any Loan Party or any other corporation provided for by a plan of reorganization or readjustment that are subordinated, at least to the extent that the Subordinated Debt is subordinated, to the payment of all Senior Indebtedness then outstanding; provided that (1) if a new corporation results from such reorganization or readjustment, such corporation assumes the Senior Indebtedness and (2) the rights of the holders of the Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment.

            (c) In the event that, notwithstanding the foregoing provision prohibiting such payment or distribution, any payment or distribution of assets of any Loan Party of any kind or character, whether in cash, property or securities, shall be received by any holder of Subordinated Debt at a time when such payment or distribution is prohibited by
    Section 2(a) hereof and before all Senior Indebtedness is paid in full, such payment or distribution shall be received and held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness (pro rata to such holders on the basis of such respective amount of Senior Indebtedness held by such holders) or their respective representatives, as their respective interests appear, for application to the payment of Senior Indebtedness remaining unpaid until all such Senior Indebtedness has been paid in full, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

            (d) The holders of Senior Indebtedness (or any portion of them) may, with respect to the Senior Indebtedness and any and all collateral therefor and guaranties thereof, at any time and from time to time, without the consent of or notice to the holders of the Subordinated Debt, without incurring responsibility to the holders of the Subordinated Debt and without impairing or releasing the subordination provisions or the obligations hereunder of the holders of the Subordinated Debt to the holders of Senior Indebtedness, but subject to the following proviso, agree to amend, waive, supplement or otherwise modify the terms or conditions of any of the Senior Indebtedness, or grant extensions of the time of payment or performance of, and make compromises in respect of, any or all of the Senior Indebtedness (including, without limitation, releases of collateral held by the Collateral Agent on behalf of the holders of Senior Indebtedness and the holders of Subordinated Debt or guaranties of, and settlements with, the Loan Parties or any other Persons, including any guarantor, surety or provider of collateral security for the Senior Indebtedness) and the agreements, instruments and other documents related thereto, including (without limitation) any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding or secured; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (c) release any Person liable in any manner for the collection of Senior Indebtedness; and (d) exercise or refrain from exercising any rights against the Loan Parties and any other Person; provided, however, that the holders of the Senior Indebtedness shall not without the prior written consent of a majority (in aggregate dollar amount) of the holders of Subordinated Cerberus Notes (i) increase the principal amount of the Senior Indebtedness outstanding at any time, or (ii) extend the final maturity date of any Senior Indebtedness.

            (e) (i) The security interests in and liens on the assets of the Loan Parties granted to the Collateral Agent on behalf of the Lenders are senior to any security interest and lien on such assets granted by the Loan Parties to the agent for the holders of the Subordinated Cerberus Notes and that any such security interest or lien on such assets granted or claimed to be granted by the Loan Parties to the holders of the Subordinated Cerberus Notes is subordinate to the security interests and liens granted to the Collateral Agent on behalf of the Lenders, regardless of the time or order of attachment or perfection of any of such liens or security interests, the time or order of filing of financing statements, the acquisition of purchase money or other liens or security interests, the time of giving or failure to give notice of the acquisition or expected acquisition of purchase money or other liens or security interests, or any other circumstances whatsoever, notwithstanding any provision of applicable law relating to perfection or priority to the contrary; provided, however, notwithstanding the foregoing or any other provision of this Agreement, in the event that the Collateral Agent does not hold a valid, perfected and enforceable lien on any assets of any Loan Party, then the lien subordination herein shall not be effective on any date with respect to any such assets on which the Junior Agent holds on behalf of the holders of the Subordinated Cerberus Notes a valid, perfected and enforceable lien. For purposes of the foregoing allocation of priorities, any claim of a right of setoff shall be treated in all respects as a security interest, and no claimed right of setoff shall be asserted by any creditor to defeat or diminish the rights or priorities of any other creditor provided for herein.

            (ii) The Junior Agent and the Subordinated Creditors hereby agree, upon the request of the Collateral Agent at any time and from time to time, to execute such other documents or instruments as may be reasonably requested by the Collateral Agent further to evidence as a matter of public record or otherwise the senior priority of the liens securing the Senior Indebtedness as contemplated by this Agreement.

            (iii) The Junior Agent and the holders of the Subordinated Cerberus Notes hereby acknowledge and agree that the Collateral Agent will take possession or control of all collateral for which possession or control is, in the reasonable judgment of the Collateral Agent, the preferred method of perfection under the relevant provisions of the Uniform Commercial Code. With respect to any assets of the Loan Parties in which a security interest may be perfected under the Uniform Commercial Code or other relevant law by possession or control and in respect of which the Collateral Agent has taken possession or control (collectively, "Specified Collateral"), each of the Collateral Agent on behalf of the Lenders, on the one hand, and the Junior Agent, on behalf of the holders of the Subordinated Cerberus Notes (collectively, the "Junior Lenders"), on the other hand (the Collateral Agent and the Junior Agent, each, an "Agent"), hereby appoints the other Agent as agent for the purposes of perfecting the other Agent's liens on any of all Specified Collateral in the possession or control of such Agent; provided, that, the Agent in possession of any Specified Collateral shall not have any duty or liability to protect or preserve any rights of the non-possessing Agent and the Lenders or the Junior Lenders, as the case may be, pertaining to any such Specified Collateral and, except for gross negligence or willful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction, and the non-possessing Agent and the Lenders or the Junior Lenders, as the case may be, hereby waives, and releases the other Agent from, all claims and liabilities arising pursuant to the possessing Agent's role as bailee with respect to such Specified Collateral, so long as the possessing Agent shall use the same degree of care with respect thereto as the possessing Agent uses for similar property pledged to the possessing Agent as collateral for obligations of others owing to the possessing Agent. After all Senior Indebtedness is paid in full, possession, control or the other rights with respect to any such Specified Collateral remaining shall be immediately transferred to the Junior Agent. Each of the Lenders and the Junior Lenders and each Agent (each, a "Secured Party") acknowledges and agrees that no other Secured Party makes any representation or warranty whatsoever as to the nature, extent, description, validity or priority of any Specified Collateral or the security interests in or liens upon any Specified Collateral.

         SECTION 4. No Commencement of Any Proceeding. No holder of any Subordinated Debt nor any agent therefor shall commence, prosecute or participate in any action, suit or proceeding seeking to challenge the validity, enforceability, amount or priority of any Senior Indebtedness or any liens securing any Senior Indebtedness, unless agreed to in writing by the Collateral Agent or otherwise required by applicable law or judicial order.

         SECTION 5. Rights of Holders of Subordinated Debt. (a) Upon the payment in full of all Senior Indebtedness, the holders of the Subordinated Debt shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Loan Parties made on such Senior Indebtedness until the principal of, premium, if any, and interest on the Subordinated Debt shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the holders of the Subordinated Debt would be entitled except for these subordination provisions, and no payment pursuant to these subordination provisions to the holders of Senior Indebtedness by holders of the Subordinated Debt shall, as between the Loan Parties, their creditors other than holders of Senior Indebtedness, and the holders of the Subordinated Debt, be deemed to be a payment by the Loan Parties to or on account of the Senior Indebtedness. It is understood that these subordination provisions are intended solely for the purpose of defining the relative rights of the holders of the Subordinated Debt, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

         (b) If any payment or distribution to which the holders of the Subordinated Debt would otherwise have been entitled but for the provisions of this Agreement shall have been applied, pursuant to the provisions of this Agreement to the payment of all amounts payable under Senior Indebtedness, then, and in such case, the holders of the Subordinated Debt shall be entitled to receive from the holders of such Senior Indebtedness any payments or distributions received by such holders of Senior Indebtedness in excess of the amount required to make payment in full, of such Senior Indebtedness.

         (c) Nothing contained in these subordination provisions is intended to or shall impair, as among the Loan Parties and the holders of the Subordinated Debt, the obligation of the Loan Parties, which is absolute and unconditional, to pay to the holders of the Subordinated Debt as and when the same shall become due and payable in accordance with the terms thereof, or is intended to or shall affect the relative rights of the holders of the Subordinated Debt and creditors of the Loan Parties other than the holders of the Senior Indebtedness, nor shall anything herein prevent the holders of the Subordinated Debt from exercising all remedies otherwise permitted by applicable law upon default, subject in each case to the rights, if any, of the holders of the Senior Indebtedness set forth herein.

         (d) The holders of the Subordinated Debt will not exercise any claim, remedy or right that they may now have or hereafter acquire against any Loan Party that arises under, out of or in connection with the Subordinated Debt, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Loan Party, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Senior Indebtedness shall have been paid in full (or, in the case of letters of credit, collateralized in full and in cash); provided, however, that notwithstanding the foregoing, (i) the holders of the Subordinated Debt may (A) ask or make demand in respect of payments permitted to be received by Section 2(b) of this Agreement, (B) exercise any and all of their rights and remedies in respect of conversion to equity of any Subordinated Debt, and (C) sell, assign or otherwise transfer any and all of the Subordinated Debt and their rights relating thereto, subject to the provisions of this Agreement (including, without limitation, the transfer restrictions set forth in Section 7 hereof), and (ii) if an event of default with respect to the Subordinated Debt shall have occurred and be continuing, the holders of the Subordinated Debt may (v) accelerate any or all of the Subordinated Debt, (w) file and prosecute a lawsuit to collect, or otherwise enforce, subject to the provisions of this Agreement, any and all of the rights in respect of, the Subordinated Debt, (x) commence, or join with any other creditor in commencing, any proceeding referred to in
Section 2(a) of this Agreement against the Borrower or any Loan Party, (y) exercise the rights of such holders in any proceeding referred to in
Section 2(a) of this Agreement, subject to the terms of this Agreement, and
(z) realize upon and exercise any and all remedies in respect of any assets securing the Subordinated Cerberus Notes following, in the case of any assets of the Loan Parties upon which the Collateral Agent has a valid, perfected and enforceable lien, (A) written notice to the agent for the holders of the Senior Indebtedness, and (B) the expiration of 180 days, unless prior to the end of such 180-day period, the Collateral Agent shall have commenced and be pursuing enforcement of its liens on such assets in a commercially reasonable manner (it being recognized that the Collateral Agent shall have no duties or obligations to the holders of the Subordinated Cerberus Notes in so doing.

         (e) Upon any payment or distribution of assets or securities referred to in this Agreement, the holders of the Subordinated Debt shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person making such payment or distribution, delivered to the holders of the Subordinated Debt for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the Loan Parties, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to these subordination provisions.

         (f) The failure to make a payment on account of principal of, premium, if any, or interest on the Subordinated Debt by reason of any provision of these subordination provisions will not be construed as preventing the occurrence of an event of default under such Subordinated Debt.

         (g) Nothing contained herein shall prevent the Loan Parties, except under the conditions described in Sections 2 and 3, from making payments of interest on the Subordinated Debt, on the terms set forth in the instruments or agreements evidencing the Subordinated Debt as of the date of this Agreement, to the holders entitled thereto unless, at least two Business Days prior to the date upon which such payment becomes due and payable, the relevant representative shall have received the written notice provided for in Section 2(b). The Borrower shall give prompt written notice to the relevant representative of any dissolution, winding up, liquidation or reorganization of any Loan Party.

         SECTION 6. Subordination Legend; Further Assurances. The Borrower will mark its books of account in such a manner as shall be effective to give proper notice of the effect of this Agreement, and the Subordinated Creditors shall place the following legend on the Subordinated Cerberus
Notes:

         "The indebtedness evidenced by this Note is subordinated to the prior payment in full of the Senior Indebtedness (as defined in the Subordination Agreement hereinafter referred to) pursuant to, and to the extent provided in, the Subordination Agreement dated as of July __, 2002 (as amended, modified or restated from time to time in the manner provided therein, collectively, the "Subordination Agreement"), made by and among ICG Communication, Inc., as the Borrower, Madeleine L.L.C. and Morgan Stanley & Co., Incorporated, as the holders (the "Subordinated Creditors") of the Subordinated Cerberus Notes (as defined therein), Cerberus Capital Management, L.P., as agent for the Subordinated Creditors, and the Administrative Agent and the Collateral Agent (each as defined in the Credit Agreement referred to therein) on behalf of the Lenders (as defined in such Credit Agreement)."

The Subordinated Creditors and the Borrower will, at their own expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Collateral Agent may reasonably request, in order to protect any right or interest granted or purported to be granted hereby or to enable the Collateral Agent or any Lender to exercise and enforce its rights and remedies hereunder.

         SECTION 7. Agreements in Respect of Subordinated Debt. (a) The Subordinated Creditors will not sell, assign, pledge, encumber or otherwise dispose of the Subordinated Debt unless such sale, assignment, pledge, encumbrance or disposition is to a party that agrees to be bound by this Agreement, and any sale, assignment, pledge, encumbrance or other disposition to a party that does not agree to be bound by this Agreement shall be void. Each party to this Agreement agrees that the Subordinated Debt shall remain expressly subject to this Agreement notwithstanding such assignment, pledge, encumbrance or disposition.

         (b) The Subordinated Creditors will not permit the terms of any of the Subordinated Debt to be changed in such a manner as to have an adverse effect upon the rights or interests of the Collateral Agent or any Lender hereunder.

         (c) The Subordinated Creditors shall promptly notify the Collateral Agent of the occurrence of any default under the Subordinated Debt.

         SECTION 8. Agreement by the Borrower. The Borrower agrees that it will not make any payment of the Subordinated Debt, or take any other action, in contravention of the provisions of this Agreement.

         SECTION 9. Purchase Option. (a) Any holder of a Subordinated Cerberus Note that is controlled or managed by Cerberus Capital Management, L.P. or any affiliate thereof, or any other holder of a Subordinated Cerberus Note that is designated to the Collateral Agent in writing by Cerberus Capital Management, L.P. or any affiliate thereof as having rights under this Section 9 (the "Electing Junior Lender") shall have the option at any time upon not less than 10 Business Days' prior written notice to the Collateral Agent to purchase all but not less than all of the Senior Indebtedness from the Collateral Agent and the Lenders. Any such notice from the Electing Junior Lender to the Collateral Agent shall be irrevocable. If more than one holder of the Subordinated Cerberus Notes shall have delivered a notice indicating its intention to purchase all of the Senior Indebtedness, the Collateral Agent and the Lenders shall have no obligations with respect to such notices other than with respect to the first such notice received by the Collateral Agent.

         (b) On the date specified by the Electing Junior Lender in such notice (which shall not be less than 10 days, nor more than 30 days, after the receipt by the Collateral Agent of the notice from the Electing Junior Lender of its election to exercise such option), the Collateral Agent and the Lenders shall, subject to any required approval of any court or other regulatory or governmental authority then in effect, if any, sell to the Electing Junior Lender, and the Electing Junior Lender shall purchase from the Collateral Agent and the Lenders, the Senior Indebtedness, together with their interests in all assets of the Loan Parties securing the Senior Indebtedness (collectively, "Senior Collateral").

         (c) Upon the date of such purchase and sale, the Electing Junior Lender shall pay to the Collateral Agent and the Lenders in cash as the purchase price therefor the full amount (at par value) of all Senior Indebtedness then outstanding and unpaid (including principal, interest, early termination and other fees and expenses, including reasonable out-of-pocket attorneys' fees and legal expenses).

         (d) Such purchase price shall be remitted by wire transfer in Federal funds to the bank account of the Agent for the benefit of the Lenders, as the Agent may designate in writing to the Junior Agent and the Electing Junior Lender for such purposes. Interest shall be calculated to, but excluding, the Business Day on which such purchase and sale shall occur if the amounts so paid by the Electing Junior Lender to the bank accounts designated by the Lenders are received in such bank accounts prior to 11:00 a.m. New York time, and interest shall be calculated to and including such Business Day if the amounts so paid by the Electing Junior Lender to such bank accounts are received in such bank accounts later than 11:00 a.m. New York time.

         (e) Such purchase shall be expressly made without representation or warranty of any kind by any of the Collateral Agent or the Lenders as to the Senior Indebtedness, the Collateral or otherwise, and without recourse to any of the Collateral Agent and the Lenders, except that each Lender shall represent and warrant: (i) the amount of the Senior Indebtedness being purchased from it (but without representation or warranty as to the collectability, validity or enforceability of such Senior Indebtedness);
(ii) that such Lender owns such Senior Indebtedness free and clear of any liens or encumbrances created by it; and (iii) that such Lender has the right to assign such Senior Indebtedness and the assignment is duly authorized by it. Upon the purchase by the Electing Junior Lender of the Senior Indebtedness, the Electing Junior Lender agrees to indemnify and hold harmless the Collateral Agent and the Lenders from and against all loss, cost, damage or expense (including attorneys' fees and legal expenses) suffered or incurred by the Collateral Agent or the Lenders arising from or in any way related to the acts or omissions of such Junior Lender after the purchase.

         SECTION 10. Continuation of Senior Indebtedness; No Fiduciary Duty. Without the necessity of any reservation of rights against or any notice to or assent by holders of the Subordinated Debt, subject to the provisions of Section 3(d) and Section 3(e) hereof, any demand for payment of any of the Senior Indebtedness may be rescinded, in whole or in part, and any of the Senior Indebtedness may be continued or extended, and the Collateral Agent and the Lenders may exercise or refrain from exercising any rights and remedies against the Loan Parties and the assets securing the Senior Indebtedness, all without impairing, abridging, releasing or affecting the subordination provisions or any of the other agreements or obligations of holders of the Subordinated Debt or the Loan Parties. Subject to the provisions of Section 3(e) hereof, neither the Collateral Agent nor any of the Lenders shall have any fiduciary duty to holders of the Subordinated Debt or any other implied obligation to act or refrain from acting with respect to the Loan Parties or the collateral therefor, or with respect to any of the Senior Indebtedness in any manner that is contrary to what the Collateral Agent or the Lenders may determine from time to time is in its or their own interests.

         SECTION 11. Obligations Hereunder Not Affected. All rights and interests of the Collateral Agent and the Lenders hereunder, and all agreements and obligations of the Subordinated Creditors and the Borrower under this Agreement, shall remain in full force and effect irrespective of:

            (i) any lack of validity or enforceability of the Credit Agreement, any other Loan Document or any other agreement or instrument relating thereto;

            (ii) subject to the proviso to Section 1(a) hereof and the proviso to Section 3(d) hereof, any change in the time, manner or place of payment of, or in any other term of, all or any of the Senior Indebtedness, or any other amendment or waiver of or any consent to any departure from the Credit Agreement or the other Loan Documents;

            (iii) any taking, exchange, release or non-perfection of any other collateral, or any taking, release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Senior Indebtedness;

            (iv) any manner of application of collateral, or proceeds thereof, to all or any of the Senior Indebtedness, or any manner of sale or other disposition of any collateral for all or any of the Senior Indebtedness or any other assets of the Borrower or its Subsidiaries;

            (v) any change, restructuring or termination of the corporate structure or existence of the Borrower or any other Loan Party; or

            (vi) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Borrower, any other Loan Party or a subordinated creditor.

This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Indebtedness is rescinded or must otherwise be returned by the Collateral Agent or any Lender upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though such payment had not been made.

         SECTION 12. Waiver. The Subordinated Creditors and the Borrower hereby waive promptness, diligence, notice of acceptance and any other notice with respect to any of the Senior Indebtedness and this Agreement and any requirement that the Collateral Agent or any Lender protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against the Borrower, any other Loan Party or any other person or entity or any collateral.

         SECTION 13. Representations and Warranties. (a) The Borrower hereby represents and warrants that the Subordinated Debt now outstanding, a true and complete copy of the instruments evidencing which have been furnished to the Collateral Agent, has been duly authorized, issued and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, and that there exists no default in respect of the Subordinated Debt on the Effective Date.

         (b) The Subordinated Creditors hereby represent and warrant that as of the date hereof, the Subordinated Creditors are the legal and beneficial owners of the Subordinated Debt owing to such parties and now outstanding, free and clear of any lien, security interest, option or other charge or encumbrance on the Effective Date.

         (c) The Subordinated Creditors hereby represent and warrant that the Subordinated Creditors have, independently and without reliance upon the Collateral Agent or any Lender and based on such documents and information as they have deemed appropriate, made their own credit analyses and decisions to enter into this Agreement.

         SECTION 14. Amendments, Etc. No amendment or waiver of any provision of this Agreement, and no consent to the departure by the Subordinated Creditors or the Borrower herefrom, shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         SECTION 15. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, telexed, cabled or delivered to it, if to the Borrower, at the address specified in the Security Agreement; if to any of the Subordinated Creditors, at the address and to the attention of the person listed on the counterpart hereto; if to the Junior Agent, at 450 Park Avenue, 28th Floor, New York, New York 10022, Attn: Seth P. Plattus; and if to the Administrative Agent, the Collateral Agent or any Lender, at its address specified in the Credit Agreement, or as to each party, at such other address as shall be designated by such party in a written notice to each other party. All such notices and other communications shall, when mailed, telegraphed, telecopied or telexed, be effective three days after being deposited in the mails or, if sent by overnight courier, on the next Business Day following the day of delivery to the overnight courier, or, if on a Business Day, when delivered to the telegraph company, transmitted by telecopier or confirmed by telex answerback, respectively, and if on other than a Business Day, on the next succeeding Business Day following such delivery to the telegraph company, transmittal by telecopier or telex answerback confirmation.

         SECTION 16. No Waiver; Remedies. No failure on the part of the Collateral Agent or any Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         SECTION 17. Continuing Agreement; Assignments Under the Credit Agreement. This Agreement is a continuing agreement and shall (i) remain in full force and effect until the later of the payment in full of the Senior Indebtedness and the Termination Date, (ii) be binding upon the Subordinated Creditors, the Borrower and their respective successors and assigns, and (iii) inure to the benefit of, and be enforceable by, the Collateral Agent, the Lenders and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), any Lender may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitment, the Advances owing to it and the Note or Notes held by it, if any) to any other Person, and such Person shall thereupon become vested with all the rights in respect thereof granted to such Lender herein or otherwise, in each case as provided in
Section 8.07 of the Credit Agreement.

         SECTION 18. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, United States.

                  IN WITNESS WHEREOF, the Subordinated Creditors and the Borrower have caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.


                                            ICG COMMUNICATIONS, INC.


                                            By
                                              ---------------------------------
                                               Title:

                                            By
                                              ---------------------------------
                                               Title:


HOLDERS OF SUBORDINATED
CERBERUS NOTES:


Notice Address:                             MADELEINE L.L.C.


                                            By
                                              ---------------------------------
                                               Title:


Notice Address:                             MORGAN STANLEY & CO., INCORPORATED


                                            By
                                              ---------------------------------
                                               Title:


ACCEPTED AND AGREED:

ROYAL BANK OF CANADA, as
Administrative Agent and as Collateral Agent


By
  -----------------------------------
   Title:

By
  ----------------------------------
   Title:

                                                                      EXHIBIT I


                              FORM OF MORTGAGE


           DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF RENTS
       AND LEASES AND FIXTURE FILING [(LEASEHOLD ESTATE)] (COLORADO)


                                by and from


                               [ ], "Grantor"
                     ----------------------------------


                                     to


         Public Trustee of [_________] County, Colorado, "Trustee"


                             for the benefit of


  ROYAL BANK OF CANADA, in its capacity as collateral agent, "Beneficiary"


                        Dated as of [________], 2002

                        Location:
                        Municipality:
                        County:
                        State: Colorado


        THE SECURED PARTY (BENEFICIARY) DESIRES THIS FIXTURE FILING
         TO BE INDEXED AGAINST THE RECORD OWNER OF THE REAL ESTATE
                             DESCRIBED HEREIN.

                    PREPARED BY, RECORDING REQUESTED BY,
                         AND WHEN RECORDED MAIL TO:

                            Shearman & Sterling
                            599 Lexington Avenue
                       New York, New York 10022-6069
                    Attention: Malcolm M. Kratzer, Esq.
                               File # 7664/73

           DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF RENTS
        AND LEASES AND FIXTURE FILING (LEASEHOLD ESTATE) (COLORADO)

            THIS DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND LEASES AND FIXTURE FILING [(LEASEHOLD ESTATE)] (Colorado) (this "Deed of Trust") is dated as of [________], 2002 by and from [ ], a [ ] Corporation ("Grantor"), whose address is 161 Inverness Drive West, Englewood, CO 80112 to the Public Trustee of [_________] County, Colorado ("Trustee"), for the benefit of ROYAL BANK OF CANADA, as Collateral Agent (in such capacity, "Agent") for the lenders party to the Credit Agreement (defined below) (such lenders, together with their respective successors and assigns, collectively, the "Lenders"), having an address at 1 Liberty Plaza, New York, NY 10006 (Agent, together with its successors and assigns, "Beneficiary").

                                 ARTICLE 1
                                DEFINITIONS
                                -----------

            Section 1.1 Definitions. All capitalized terms used herein without definition shall have the respective meanings ascribed to them in that certain Credit Agreement dated as of July 24, 2002 among Grantor, the Initial Lenders, Agent and Wachovia Bank, National Association, as documentation agent (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"). As used herein, the following terms shall have the following meanings:

            (a) "Event of Default": (1) The occurrence of an Event of Default under and as defined in the Credit Agreement, or (2) the default by Grantor in the observance or performance of any covenant, condition or agreement expressly set forth in this Deed of Trust and the continuance of such default unremedied for a period of: (x) in the case of a default that is susceptible to cure by the payment of money, 2 Business Days after same becomes due and payable, or (y) in the case of all other such defaults, 30 days after the earlier of the date on which (i) a Responsible Officer becomes aware of such failure or (ii) receipt of written notice thereof from Beneficiary, the Documentation Agent or any Lender.

            (b) "Indebtedness": (1) All indebtedness created by the Loan Documents of Grantor to Beneficiary and the Lenders, including, without limitation, the sum of all (a) principal, interest and other amounts owing under or evidenced or secured by the Loan Documents, and (b) principal, interest and other amounts which may hereafter be lent by Beneficiary or any of the Lenders under or in connection with the Credit Agreement or any of the other Loan Documents, whether evidenced by a promissory note or other instrument which, by its terms, is secured hereby, and (2) all other indebtedness, obligations and liabilities now or hereafter existing of any kind of Grantor to Beneficiary or any of the Lenders under documents which recite that they are intended to be secured by this Deed of Trust. The final maturity date of the Indebtedness is May 31, 2005.

            (c) "Mortgaged Property": All of Grantor's right, title and interest in and to (1) the fee [leasehold] interest in the real property described in Exhibit A [created by the Subject Lease (defined below), together with all rights and interests of Grantor in and to the Subject Lease] and any greater estate therein [in such real property] as hereafter may be acquired by Grantor (the "Land"), (2) all improvements now owned or hereafter acquired by Grantor, now or at any time situated, placed or constructed upon the Land (the "Improvements"; the Land and Improvements are collectively referred to as the "Premises"), (3) all materials, supplies, equipment, apparatus and other items of personal property now owned or hereafter acquired by Grantor and now or hereafter attached to, installed in or used in connection with any of the Improvements or the Land, and water, gas, electrical, telephone, storm and sanitary sewer facilities and all other utilities whether or not situated in easements (the "Fixtures"), (4) all goods, accounts, general intangibles, instruments, documents, chattel paper and all other personal property of any kind or character, including such items of personal property as defined in the UCC (defined below), now owned or hereafter acquired by Grantor and now or hereafter affixed to, placed upon, used in connection with, arising from or otherwise related to the Premises (the "Personalty"), (5) all reserves, escrows or impounds required under the Credit Agreement and all deposit accounts maintained by Grantor with respect to the Mortgaged Property (the "Deposit Accounts"), (6) all leases, licenses, concessions, occupancy agreements or other agreements (written or oral, now or at any time in effect) which grant to any Person, [other than Grantor], a possessory interest in, or the right to use, all or any part of the Mortgaged Property, together with all related security and other deposits (the "Leases"), (7) all of the rents, revenues, royalties, income, proceeds, profits, security and other types of deposits, and other benefits paid or payable by parties to the Leases for using, leasing, licensing possessing, operating from, residing in, selling or otherwise enjoying the Mortgaged Property (the "Rents"), (8) all other agreements, such as construction contracts, architects' agreements, engineers' contracts, utility contracts, maintenance agreements, management agreements, service contracts, listing agreements, guaranties, warranties, permits, licenses, certificates and entitlements in any way relating to the construction, use, occupancy, operation, maintenance, enjoyment or ownership of the Mortgaged Property (the "Property Agreements"), (9) all rights, privileges, tenements, hereditaments, rights-of-way, easements, appendages and appurtenances appertaining to the foregoing, (10) all property tax refunds payable with respect to the Mortgaged Property (the "Tax Refunds"), (11) all accessions, replacements and substitutions for any of the foregoing and all proceeds thereof (the "Proceeds"), (12) all insurance policies, unearned premiums therefor and proceeds from such policies covering any of the above property now or hereafter acquired by Grantor (the "Insurance"), and (13) all awards, damages, remunerations, reimbursements, settlements or compensation heretofore made or hereafter to be made by any governmental authority pertaining to any condemnation or other taking (or any purchase in lieu thereof) of all or any portion of the Land, Improvements, Fixtures or Personalty (the "Condemnation Awards"). As used in this Deed of Trust, the term "Mortgaged Property" shall mean all or, where the context permits or requires, any portion of the above or any interest therein. Notwithstanding anything herein to the contrary, in no event shall Mortgaged Property include Grantor's rights under contracts and agreements (other than (a) Accounts and General Intangibles (as defined in Security Agreement) for money due or to become due thereunder and (b) any contract as to which consent for the Lien created hereby has been obtained) which by their terms prohibit the granting of a security interest or assignment thereof and are not, because of other applicable law, subject to the provisions of the UCC rendering such prohibitions ineffective.

            (d) "Obligations": All of the agreements, covenants, conditions, warranties, representations and other obligations of Grantor (including, without limitation, the obligation to repay the Indebtedness) under the Credit Agreement and the other Loan Documents.

            (e) "Security Agreement": That certain Security Agreement by and from Grantor and the other grantors referred to therein to Agent dated as of [___________], 2002, as the same may hereafter be amended, supplemented or otherwise modified from time to time.

            (f) ["Subject Lease": Shall have the meaning set forth in Exhibit B attached hereto.]

            (g) "UCC": The Uniform Commercial Code of Colorado or, if the creation, perfection and enforcement of any security interest herein granted is governed by the laws of a state other than Colorado, then, as to the matter in question, the Uniform Commercial Code in effect in that state.

                                 ARTICLE 2
                                   GRANT
                                   -----

            Section 2.1 Grant. To secure the full and timely payment of the Indebtedness and the full and timely performance of the Obligations, Grantor GRANTS, BARGAINS, ASSIGNS, SELLS, CONVEYS and CONFIRMS, to Trustee the Mortgaged Property, subject, however, only to the Permitted Liens, TO HAVE AND TO HOLD the Mortgaged Property, IN TRUST, WITH POWER OF SALE, and Grantor does hereby bind itself, its successors and assigns to WARRANT AND FOREVER DEFEND the title to the Mortgaged Property unto Trustee.

                                 ARTICLE 3
                 WARRANTIES, REPRESENTATIONS AND COVENANTS
                 -----------------------------------------

            Grantor warrants, represents and covenants to Beneficiary as follows:

            Section 3.1 Title to Mortgaged Property and Lien of this Instrument. Grantor owns the Mortgaged Property free and clear of any liens, claims or interests, except the Permitted Liens. This Deed of Trust creates valid, enforceable first priority liens and security interests against the Mortgaged Property.

            Section 3.2 First Lien Status. Grantor shall preserve and protect the first lien and security interest status of this Deed of Trust and the other Loan Documents. If any lien or security interest other than a Permitted Lien is asserted against the Mortgaged Property, Grantor shall promptly upon obtaining knowledge of such lien or security interest, and at its expense, (a) give Beneficiary a detailed written notice of such lien or security interest (including origin, amount and other terms), and (b) pay the underlying claim in full or take such other action so as to cause it to be released or contest the same in compliance with the requirements of the Credit Agreement (including the requirement of providing a bond or other security satisfactory to Beneficiary).

            Section 3.3 Payment and Performance. Grantor shall pay the Indebtedness when due under the Loan Documents and shall perform the Obligations in full when they are required to be performed.

            Section 3.4 Replacement of Fixtures and Personalty. Grantor shall not, without the prior written consent of Beneficiary, permit any of the Fixtures or Personalty owned or leased by Grantor to be removed at any time from the Land or Improvements, unless the removed item is removed temporarily for maintenance and repair or, if removed permanently, is permitted to be removed by the Credit Agreement.

            Section 3.5 Inspection. Grantor shall permit Beneficiary and the Lenders and their respective agents, representatives and employees, upon reasonable prior notice to Grantor, [and in compliance with the Subject Lease,] to inspect the Mortgaged Property and all books and records of Grantor located thereon, and to conduct such environmental and engineering studies as Beneficiary or the Lenders may reasonably require, provided that such inspections and studies shall not materially interfere with the use and operation of the Mortgaged Property.

            Section 3.6 Other Covenants. To the extent permitted by applicable law, all of the covenants in the Credit Agreement are incorporated herein by reference and, together with covenants in this
Article 3, shall be covenants running with the Land.

            Section 3.7 Insurance; Condemnation Awards and Insurance Proceeds

            (a) Insurance. Grantor shall maintain or cause to be maintained, with responsible and reputable insurers, insurance with respect to the Mortgaged Property against loss or damage of the kinds customarily carried or maintained under similar circumstances by corporations engaged in similar businesses and owning similar properties in the same general areas as the Mortgaged Property. Each such policy of insurance shall name Beneficiary as the loss payee (or, in the case of liability insurance, an additional insured) thereunder for the ratable benefit of the Lenders, and shall provide for at least 30 days' prior written notice of any material modification or cancellation of such policy. In addition to the foregoing, if any portion of the Mortgaged Property is located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968 (and any amendment or successor act thereto), then Grantor shall maintain, or cause to be maintained, with a responsible and reputable insurer, flood insurance, to the extent available, in an amount sufficient to comply with all applicable rules and regulations promulgated pursuant to such Act.

            (b) Condemnation Awards. [Subject to the terms of the Subject Lease,] Grantor assigns all Condemnation Awards to Beneficiary and authorizes Beneficiary to collect and receive such Condemnation Awards [(to the extent Grantor is entitled thereto under the Subject Lease)] and to give proper receipts and acquittances therefor, subject to the terms of the Credit Agreement.

            (c) Insurance Proceeds. [Subject to the terms of the Subject Lease,] Grantor assigns to Beneficiary all proceeds of any insurance policies insuring against loss or damage to the Mortgaged Property. Grantor authorizes Beneficiary to collect and receive such proceeds [(to the extent Grantor is entitled thereto under the Subject Lease)] and authorizes and directs the issuer of each of such insurance policies to make payment for all such losses (to the extent Grantor is entitled thereto under the Subject Lease) directly to Beneficiary, instead of to Grantor and Beneficiary jointly.

                                 [ARTICLE 4
                     LEASEHOLD DEED OF TRUST PROVISIONS
                     ----------------------------------

            Section 4.1 Representations; Warranties; Covenants. Grantor hereby represents, warrants and covenants that:

            (a) (1) Except as set forth in Exhibit B hereof, the Subject Lease is unmodified and in full force and effect, (2) all rent and other charges therein have been paid to the extent they are payable to the date hereof, (3) Grantor enjoys the quiet and peaceful possession of the Premises, (4) to the best of its knowledge, Grantor is not in default under any of the terms thereof and there are no circumstances which, with the passage of time or the giving of notice or both, would constitute an event of default thereunder, (5) to the best of Grantor's knowledge, the lessor thereunder is not in default under any of the terms or provisions thereof on the part of the lessor to be observed or performed;

(b) Grantor shall promptly pay, when due and payable, the rent and other charges payable pursuant to the Subject Lease, and will timely perform and observe all of the other terms, covenants and conditions required to be performed and observed by Grantor as lessee under the Subject Lease;

            (c) Grantor shall notify Beneficiary in writing of any default by Grantor in the performance or observance of any terms, covenants or conditions on the part of Grantor to be performed or observed under the Subject Lease within three (3) days after Grantor obtains knowledge of such default;

            (d) Grantor shall, immediately upon receipt thereof, deliver a copy of each notice given to Grantor by the lessor pursuant to the Subject Lease and promptly notify Beneficiary in writing of any default by the lessor in the performance or observance of any of the terms, covenants or conditions on the part of the lessor to be performed or observed thereunder;

            (e) Unless required under the terms of the Subject Lease, Grantor shall not, without the prior written consent of Beneficiary (which may be granted or withheld in Beneficiary's sole and absolute discretion) terminate, modify or surrender the Subject Lease, and any such attempted termination, modification or surrender without Beneficiary's written consent shall be void; and

            (f) Grantor shall, within twenty (20) days after written request from Beneficiary, use its best efforts to obtain from the lessor and deliver to Beneficiary a certificate setting forth the name of the tenant under the Subject Lease and stating that the Subject Lease is in full force and effect, is unmodified or, if the Subject Lease has been modified, the date of each modification (together with copies of each such modification), that no notice of termination thereof has been served on Grantor, stating that no default or event which with notice or lapse of time (or both) would become a default is existing under the Subject Lease (or if any such default or event is existing, specifying the nature of such default or event), stating the date to which rent has been paid, and containing such other statements and representations as may be requested by Beneficiary.

            Section 4.2 No Merger. So long as any of the Indebtedness or the Obligations remain unpaid or unperformed, the fee title to and the leasehold estate in the Premises subject to the Subject Lease shall not merge but shall always be kept separate and distinct notwithstanding the union of such estates in the lessor or Grantor, or in a third party, by purchase or otherwise. If Grantor acquires the fee title or any other estate, title or interest in the Premises, or any part thereof, the lien of this Deed of Trust shall attach to, cover and be a lien upon such acquired estate, title or interest and the same shall thereupon be and become a part of the Mortgaged Property with the same force and effect as if specifically encumbered herein. Grantor agrees to execute all instruments and documents that Beneficiary or Trustee may reasonably require to ratify, confirm and further evidence the lien of this Deed of Trust on the acquired estate, title or interest. Furthermore, Grantor hereby appoints Beneficiary as its true and lawful attorney-in-fact to execute and deliver, following an Event of Default, all such instruments and documents in the name and on behalf of Grantor. This power, being coupled with an interest, shall be irrevocable as long as any portion of the Indebtedness remains unpaid.

            Section 4.3 Beneficiary as Lessee. If the Subject Lease shall be terminated prior to the natural expiration of its term due to default by Grantor or any tenant thereunder, and if, pursuant to the provisions of the Subject Lease, Beneficiary or its designee shall acquire from the lessor a new lease of the Premises, Grantor shall have no right, title or interest in or to such new lease or the leasehold estate created thereby, or renewal privileges therein contained.

            Section 4.4 No Assignment. Notwithstanding anything to the contrary contained herein, this Deed of Trust shall not constitute an assignment of the Subject Lease within the meaning of any provision thereof prohibiting its assignment and Beneficiary shall have no liability or obligation thereunder by reason of its acceptance of this Deed of Trust. Beneficiary shall be liable for the obligations of the tenant arising out of the Subject Lease for only that period of time for which Beneficiary is in possession of the Premises or has acquired, by foreclosure or otherwise, and is holding all of Grantor's right, title and interest therein.]

                                 ARTICLE 5
                          DEFAULT AND FORECLOSURE

            Section 5.1 Remedies. Upon the occurrence and continuance of an Event of Default, Beneficiary may, at Beneficiary's election and by or through Trustee or otherwise, exercise any or all of the following rights, remedies and recourses:

            (a) Acceleration. Subject to any provisions of the Loan Documents providing for the automatic acceleration of the Indebtedness upon the occurrence of certain Events of Default, declare the Indebtedness to be immediately due and payable, without further notice, presentment, protest, notice of intent to accelerate, notice of acceleration, demand or action of any nature whatsoever (each of which hereby is expressly waived by Grantor), whereupon the same shall become immediately due and payable.

            (b) Entry on Mortgaged Property. Subject to [the terms of the Subject Lease and] applicable law, enter the Mortgaged Property and take exclusive possession thereof and of all books, records and accounts relating thereto or located thereon. If Grantor remains in possession of the Mortgaged Property after an Event of Default and without Beneficiary's prior written consent, subject to the terms of the Subject Lease and applicable law, Beneficiary may invoke any legal remedies to dispossess Grantor.

            (c) Operation of Mortgaged Property. Hold, lease, develop, manage, operate or otherwise use the Mortgaged Property upon such terms and conditions as Beneficiary may deem reasonable under the circumstances (making such repairs, alterations, additions and improvements and taking other actions, from time to time, as Beneficiary deems necessary or desirable), all in a manner consistent with the terms of the Subject Lease, and apply all Rents and other amounts collected by Trustee in connection therewith in accordance with the provisions of Section 5.7.

            (d) Foreclosure and Sale. Institute proceedings for the complete foreclosure of this Deed of Trust, either by judicial action or by power of sale, in which case the Mortgaged Property may be sold for cash or credit in one or more parcels as Trustee may deem best or as Beneficiary may direct [subject to terms of the Subject Lease]. Foreclosure through Trustee will be initiated by Beneficiary's filing of its notice of election and demand for sale with Trustee. If the Beneficiary invokes the power of sale, the Public Trustee shall give notice of sale and shall sell the Mortgaged Property according to the laws of the State of Colorado. With respect to any notices required or permitted under the UCC, Grantor agrees that ten (10) days' prior written notice shall be deemed commercially reasonable. At any such sale by virtue of any judicial proceedings, power of sale, or any other legal right, remedy or recourse, the title to and right of possession of any such property shall pass to the purchaser thereof, and to the fullest extent permitted by law, Grantor shall be completely and irrevocably divested of all of its right, title, interest, claim, equity, equity of redemption, and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar both at law and in equity against Grantor, and against all other Persons claiming or to claim the property sold or any part thereof, by, through or under Grantor. To the extent permitted by applicable law, Beneficiary, Beneficiary's designee or any of the Lenders may be a purchaser at such sale and if Beneficiary is the highest bidder, Beneficiary may credit the portion of the purchase price that would be distributed to Beneficiary against the Indebtedness in lieu of paying cash. In the event this Deed of Trust is foreclosed by judicial action, appraisement of the Mortgaged Property is waived. Beneficiary shall be entitled to collect all costs and expenses incurred in pursuing the remedies provided herein, including, without limitation, reasonable attorneys' fees and costs of appraisals and title evidence. Except as otherwise provided by applicable law or in Section 5.7 below, the Public Trustee shall apply the proceeds of sale in the following order: (a) to all costs and expenses of the sale, including, without limitation, the Public Trustee's fees, attorneys' fees and costs of appraisals and title evidence;
(b) to all sums secured by this Deed of Trust (in such priority and proportions as Beneficiary in its discretion shall deem proper); and (c) the excess, if any, to the person or persons legally entitled thereto. Nothing in this Section 5.1(d) shall be deemed to contradict or add to the requirements and procedures now or hereafter specified by Colorado law, and any such inconsistency shall be resolved in favor of Colorado law applicable at the time of foreclosure.

            (e) Receiver. Make application to a court of competent jurisdiction for, and obtain from such court as a matter of strict right and, to the extent permitted by applicable law, without notice to Grantor or regard to the adequacy of the Mortgaged Property for the repayment of the Indebtedness, the appointment of a receiver of the Mortgaged Property, and Grantor irrevocably consents to such appointment. Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Mortgaged Property upon such terms as may be approved by the court, [and in a manner consistent with the terms of the Subject Lease,] and shall apply such Rents in accordance with the provisions of Section 5.7.

            (f) Other. [Subject to the terms of the Subject Lease,] exercise all other rights, remedies and recourses granted under the Loan Documents or otherwise available at law or in equity.

            Section 5.2 Separate Sales. To the extent not prohibited under the Subject Lease, the Mortgaged Property may be sold in one or more parcels and in such manner and order as Trustee in its sole discretion may elect; the right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.

            Section 5.3 Remedies Cumulative, Concurrent and Nonexclusive. Beneficiary, the Lenders and Trustee shall have all rights, remedies and recourses granted in the Loan Documents and available at law or equity (including the UCC), which rights (a) shall be cumulated and concurrent,
(b) may be pursued separately, successively or concurrently against Grantor or others obligated under the Loan Documents, or against the Mortgaged Property, or against any one or more of them, at the sole discretion of Beneficiary, the Lenders or Trustee, as the case may be, (c) may be exercised as often as occasion therefor shall arise, and the exercise or failure to exercise any of them shall not be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive. No action by Beneficiary, Trustee or the Lenders in the enforcement of any rights, remedies or recourses under the Loan Documents or otherwise at law or equity shall be deemed to cure any Event of Default.

            Section 5.4 Release of and Resort to Collateral. To the extent permitted by applicable law, Beneficiary may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Mortgaged Property, any part of the Mortgaged Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the lien or security interest created in or evidenced by the Loan Documents or their status as a first and prior lien and security interest in and to the Mortgaged Property. For payment of the Indebtedness, Beneficiary may resort to any other security in such order and manner as Beneficiary may elect.

            Section 5.5 Waiver of Redemption, Notice and Marshalling of Assets. To the fullest extent permitted by law, Grantor hereby irrevocably and unconditionally waives and releases (a) all benefit that might accrue to Grantor by virtue of any present or future statute of limitations or law or judicial decision exempting the Mortgaged Property from attachment, levy or sale on execution or providing for any stay of execution, exemption from civil process, redemption or extension of time for payment, (b) all notices of any Event of Default or of any election by Trustee or Beneficiary to exercise or the actual exercise of any right, remedy or recourse provided for under the Loan Documents, and (c) any right to a marshalling of assets or a sale in inverse order of alienation.

            Section 5.6 Discontinuance of Proceedings. If Beneficiary, the Lenders or Trustee shall have proceeded to invoke any right, remedy or recourse permitted under the Loan Documents and shall thereafter elect to discontinue or abandon it for any reason, Beneficiary, the Lenders or Trustee, as the case may be, shall have the unqualified right to do so and, in such an event, Grantor, Beneficiary, the Lenders and Trustee shall be restored to their former positions with respect to the Indebtedness, the Obligations, the Loan Documents, the Mortgaged Property and otherwise, and the rights, remedies, recourses and powers of Beneficiary, the Lenders and Trustee shall continue as if the right, remedy or recourse had never been invoked, but no such discontinuance or abandonment shall waive any Event of Default which may then exist or the right of Beneficiary, the Lenders or Trustee thereafter to exercise any right, remedy or recourse under the Loan Documents for such Event of Default.

            Section 5.7 Application of Proceeds. The proceeds of any sale of, and the Rents and other amounts generated by the holding, leasing, management, operation or other use of the Mortgaged Property pursuant to the provision of this Deed of Trust, shall, subject to the Credit
Agreement, be applied by Beneficiary or Trustee (or the receiver, if one is appointed) in the following order unless otherwise required by applicable law:

            (a) to the payment of the costs and expenses of taking possession of the Mortgaged Property and of holding, using, leasing, repairing, improving and selling the same, including, without limitation
(1) trustee's and receiver's fees and expenses, including the repayment of the amounts evidenced by any receiver's certificates, (2) court costs, (3) attorneys' and accountants' fees and expenses, (4) costs of advertisement[, and (5) the payment of all rent and other charges under the Subject Lease];

            (b) to the payment of the Indebtedness and performance of the Obligations in such manner and order of preference as Beneficiary in its sole discretion may determine; and

            (c) the balance, if any, to the Persons legally entitled thereto.

            Section 5.8 Occupancy After Foreclosure. Any sale of the Mortgaged Property or any part thereof in accordance with Section 5.1(d) will divest all right, title and interest of Grantor in and to the property sold. Subject to applicable law [and the Subject Lease,] any purchaser at a foreclosure sale will receive immediate possession of the property purchased. If Grantor retains possession of such property or any part thereof subsequent to such sale, subject to applicable law, Grantor will be considered a tenant at sufferance of the purchaser, and will, if Grantor remains in possession after demand to remove, be subject to eviction and removal, forcible or otherwise, with or without process of law.

            Section 5.9 Additional Advances and Disbursements; Costs of Enforcement.

            (a) Upon the occurrence and continuance of an Event of Default, Beneficiary and each of the Lenders shall have the right, but not the obligation, to cure such Event of Default in the name and on behalf of Grantor. All sums advanced and expenses incurred at any time by Beneficiary or any Lender under this Section 5.9, or otherwise under this Deed of Trust or any of the other Loan Documents or applicable law, shall bear interest from the date that such sum is advanced or expense incurred, to and including the date of reimbursement, computed at the highest rate at which interest is then computed on any portion of the Indebtedness, and all such sums, together with interest thereon, shall be secured by this Deed of Trust.

            (b) Grantor shall pay all expenses (including reasonable attorneys' fees and expenses) of or incidental to the perfection and enforcement of this Deed of Trust and the other Loan Documents, or the enforcement, compromise or settlement of the Indebtedness or any claim under this Deed of Trust and the other Loan Documents, and for the curing thereof, or for defending or asserting the rights and claims of Beneficiary in respect thereof, by litigation or otherwise. Any costs incurred by Beneficiary or its attorney as a part of the cost of foreclosure in conjunction with Grantor's default hereunder shall be deemed allowable by Trustee in a foreclosure action. Such allowable costs shall include, but not be limited to, appraisal fees, attorneys' fees and all costs incurred by Beneficiary or its attorney in conjunction with securing, preserving and maintaining the Mortgaged Property and any improvements contained thereon, such as, by way of example and not by way of limitation, costs incurred in conjunction with the appointment and/or institution of a receivership (whether or not a receiver be appointed).

            Section 5.10 No Mortgagee in Possession. Neither the enforcement of any of the remedies under this Article 5, the assignment of the Rents and Leases under Article 6, the security interests under Article 7, nor any other remedies afforded to Beneficiary, any Lender under the Loan Documents, at law or in equity shall cause Beneficiary or Trustee to be deemed or construed to be a mortgagee in possession of the Mortgaged Property, to obligate Beneficiary, any Lender or Trustee to lease the Mortgaged Property or attempt to do so, or to take any action, incur any expense, or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise.

                                 ARTICLE 6
                       ASSIGNMENT OF RENTS AND LEASES
                       ------------------------------

            Section 6.1 Assignment. In furtherance of and in addition to the assignment made by Grantor in Section 2.1 of this Deed of Trust, Grantor hereby absolutely and unconditionally assigns, sells, transfers and conveys to Trustee (for the benefit of Beneficiary) and to Beneficiary all of its right, title and interest in and to all Leases, whether now existing or hereafter entered into, and all of its right, title and interest in and to all Rents. This assignment is an absolute assignment and not an assignment for additional security only. So long as no Event of Default shall have occurred and be continuing, Grantor shall have a revocable license from Trustee and Beneficiary to exercise all rights extended to the landlord under the Leases, including the right to receive and collect all Rents and to hold the Rents in trust for use in the payment and performance of the Obligations and to otherwise use the same. The foregoing license is granted subject to the conditional limitation that no Event of Default shall have occurred and be continuing. Upon the occurrence and during the continuance of an Event of Default, whether or not legal proceedings have commenced, and without regard to waste, adequacy of security for the Obligations or solvency of Grantor, the license herein granted shall automatically expire and terminate, without notice to Grantor by Trustee or Beneficiary (any such notice being hereby expressly waived by Grantor to the extent permitted by applicable law).

            Section 6.2 Perfection Upon Recordation. Grantor acknowledges that Beneficiary and Trustee have taken all actions necessary to obtain, and that upon recordation of this Deed of Trust Beneficiary and Trustee shall have, to the extent permitted under applicable law, a valid and fully perfected, first priority, present assignment of the Rents arising out of the Leases and all security for such Leases. Grantor acknowledges and agrees that upon recordation of this Deed of Trust Trustee's and Beneficiary's interest in the Rents shall, to the extent permitted by applicable law, be deemed to be fully perfected, "choate" and enforced as to Grantor, and to the extent permitted under applicable law, all third parties, including, without limitation, any subsequently appointed trustee in any case under Title 11 of the United States Code (the "Bankruptcy Code"), without the necessity of commencing a foreclosure action with respect to this Deed of Trust, making formal demand for the Rents, obtaining the appointment of a receiver or taking any other affirmative action.

            Section 6.3 Bankruptcy Provisions. Without limitation of the absolute nature of the assignment of the Rents hereunder, Grantor, Trustee and Beneficiary agree that (a) this Deed of Trust shall constitute a "security agreement" for purposes of Section 552(b) of the Bankruptcy Code,
(b) the security interest created by this Deed of Trust extends to property of Grantor acquired before the commencement of a case in bankruptcy and to all amounts paid as Rents and (c) such security interest shall extend to all Rents acquired by the estate after the commencement of any case in bankruptcy.

                                 ARTICLE 7
                             SECURITY AGREEMENT
                             ------------------

            Section 7.1 Security Interest. This Deed of Trust constitutes a "security agreement" on personal property within the meaning of the UCC and other applicable law and with respect to the Personalty, Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards. To this end, Grantor grants to Beneficiary a first and prior security interest in the Personalty, Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance, Condemnation Awards and all other Mortgaged Property which is personal property to secure the payment of the Indebtedness and performance of the Obligations, and agrees that Beneficiary shall have all the rights and remedies of a secured party under the UCC with respect to such property. Any notice of sale, disposition or other intended action by Beneficiary with respect to the Personalty, Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards sent to Grantor at least ten (10) days prior to any action under the UCC shall constitute reasonable notice to Grantor. In the event of any inconsistency between the terms of this Deed of Trust and the terms of the Security Agreement with respect to the collateral covered both therein and herein, the Security Agreement shall control and govern to the extent of any such inconsistency.

            Section 7.2 Financing Statements. Grantor shall prepare and deliver to Mortgagee such financing statements, and shall execute and deliver to Beneficiary, such documents, instruments and further assurances, in each case in form and substance satisfactory to Beneficiary, as Beneficiary may, from time to time, reasonably consider necessary to create, perfect and preserve Beneficiary's security interest hereunder. Grantor hereby irrevocably authorizes Beneficiary to cause financing statements and any such other documents, instruments and assurances to be recorded and filed, at such times and places as may be required or permitted by law to so create, perfect and preserve such security interest. Grantor's jurisdiction of organization is the State of Delaware. After the date of this Deed of Trust, Grantor shall not change its name, type of organization, organizational identification number (if any), jurisdiction of organization or location (within the meaning of the UCC) without giving at least 20 days' prior written notice to Beneficiary.

            Section 7.3 Fixture Filing. This Deed of Trust shall also constitute a "fixture filing" for the purposes of the UCC against all of the Mortgaged Property which is or is to become fixtures. The information provided in this Section 7.3 is provided so that this Deed of Trust shall comply with the requirements of the UCC for a mortgage instrument to be filed as a financing statement. Grantor is the "Debtor" and its name and mailing address are set forth in the preamble of this Deed of Trust immediately preceding Article 1. Beneficiary is the "Secured Party" and its name and mailing address from which information concerning the security interest granted herein may be obtained are also set forth in the preamble of this Deed of Trust immediately preceding Article 1. A statement describing the portion of the Mortgaged Property comprising the fixtures hereby secured is set forth in Section 1.1(c) of this Deed of Trust. The record owner of the Mortgaged Property is Grantor. The employer identification number of Debtor (Grantor) is [__________]. The organizational identification number of Debtor (Grantor) is [___________].

                                 ARTICLE 8
                           CONCERNING THE TRUSTEE
                           ----------------------

            Section 8.1 Certain Rights. With the approval of Beneficiary, Trustee shall have the right to select, employ and consult with counsel. Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by it hereunder, believed by it in good faith to be genuine. Trustee shall be entitled to reimbursement for actual, reasonable expenses incurred by it in the performance of its duties and to reasonable compensation for Trustee's services hereunder as shall be rendered. Grantor shall, from time to time, pay the compensation due to Trustee hereunder and reimburse Trustee for, and indemnify, defend and save Trustee harmless against, all liability and reasonable expenses which may be incurred by it in the performance of its duties, including those arising from joint, concurrent, or comparative negligence of Trustee; however, Grantor shall not be liable under such indemnification to the extent such liability or expenses result solely from Trustee's gross negligence or willful misconduct. Grantor's obligations under this Section 8.1 shall not be reduced or impaired by principles of comparative or contributory negligence.

            Section 8.2 Retention of Money. All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by law), and Trustee shall be under no liability for interest on any moneys received by Trustee hereunder.

            Section 8.3 Successor Trustees. If Trustee or any successor Trustee shall die, resign or become disqualified from acting in the execution of this trust, or Beneficiary shall desire to appoint a substitute Trustee, Beneficiary shall have full power to appoint one or more substitute Trustees and, if preferred, several substitute Trustees in succession who shall succeed to all the estates, rights, powers and duties of Trustee. Such appointment may be executed by any authorized agent of Beneficiary and as so executed, such appointment shall be conclusively presumed to be executed with authority, valid and sufficient, without further proof of any action.

            Section 8.4 Perfection of Appointment. Should any deed, conveyance or instrument of any nature be required from Grantor by any successor Trustee to more fully and certainly vest in and confirm to such successor Trustee such estates, rights, powers and duties, then, upon request by such Trustee, all such deeds, conveyances and instruments shall be made, executed, acknowledged and delivered and shall be caused to be recorded and/or filed by Grantor.

            Section 8.5 Trustee Liability. In no event or circumstance shall Trustee or any substitute Trustee hereunder be personally liable under or as a result of this Deed of Trust, either as a result of any action by Trustee (or any substitute Trustee) in the exercise of the powers hereby granted or otherwise.

                                 ARTICLE 9
                               MISCELLANEOUS
                               -------------

            Section 9.1 Notices. Any notice required or permitted to be given under this Deed of Trust shall be given in accordance with Section
8.02 of the Credit Agreement.

            Section 9.2 Covenants Running with the Land. All Obligations contained in this Deed of Trust are intended by Grantor, Beneficiary and Trustee to be, and shall be construed as, covenants running with the Mortgaged Property. As used herein, "Grantor" shall refer to the party named in the first paragraph of this Deed of Trust and to any subsequent owner of all or any portion of the Mortgaged Property. All Persons who may have or acquire an interest in the Mortgaged Property shall be deemed to have notice of, and be bound by, the terms of the Credit Agreement and the other Loan Documents; however, no such party shall be entitled to any rights thereunder without the prior written consent of Beneficiary.

            Section 9.3 Attorney-in-Fact. Grantor hereby irrevocably appoints Beneficiary and its successors and assigns, as its attorney-in-fact, which agency is coupled with an interest and with full power of substitution, (a) to execute and/or record any notices of completion, cessation of labor or any other notices that Beneficiary deems appropriate to protect Beneficiary's interest, if Grantor shall fail to do so within ten (10) days after written request by Beneficiary, (b) upon the issuance of a deed pursuant to the foreclosure of this Deed of Trust or the delivery of a deed in lieu of foreclosure, to execute all instruments of assignment, conveyance or further assurance with respect to the Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards in favor of the grantee of any such deed and as may be necessary or desirable for such purpose, (c) to prepare and file or record financing statements and continuation statements, and to prepare, execute and file or record applications for registration and like papers necessary to create, perfect or preserve Beneficiary's security interests and rights in or to any of the Mortgaged Property, and (d) upon the occurrence and continuation of an Event of Default, to perform any obligation of Grantor hereunder, however: (1) Beneficiary shall not under any circumstances be obligated to perform any obligation of Grantor; (2) any sums advanced by Beneficiary in such performance shall be added to and included in the Indebtedness and shall bear interest at the highest rate at which interest is then computed on any portion of the Indebtedness; (3) Beneficiary as such attorney-in-fact shall only be accountable for such funds as are actually received by Beneficiary; and (4) Beneficiary shall not be liable to Grantor or any other person or entity for any failure to take any action which it is empowered to take under this Section 9.3.

            Section 9.4 Successors and Assigns. This Deed of Trust shall be binding upon and inure to the benefit of Beneficiary, the Lenders, Trustee and Grantor and their respective successors and assigns. Grantor shall not, without the prior written consent of Beneficiary, assign any rights, duties or obligations hereunder.

            Section 9.5 No Waiver. Any failure by Beneficiary, the Lenders or Trustee to insist upon strict performance of any of the terms, provisions or conditions of the Loan Documents shall not be deemed to be a waiver of same, and Beneficiary, the Lenders or Trustee shall have the right at any time to insist upon strict performance of all of such terms, provisions and conditions.

            Section 9.6 Credit Agreement. If any conflict or inconsistency exists between this Deed of Trust and the Credit Agreement, the Credit Agreement shall govern.

            Section 9.7 Release or Reconveyance. Upon payment in full of the Indebtedness and performance in full of the Obligations or upon a sale or other disposition of the Mortgaged Property permitted by the Credit Agreement, Beneficiary, at Grantor's request and expense, shall release the liens and security interests created by this Deed of Trust or reconvey the Mortgaged Property to Grantor.

            Section 9.8 Waiver of Stay, Moratorium and Similar Rights. Grantor agrees, to the full extent that it may lawfully do so, that it will not at any time insist upon or plead or in any way take advantage of any stay, marshalling of assets, extension, redemption or moratorium law now or hereafter in force and effect so as to prevent or hinder the enforcement of the provisions of this Deed of Trust or the Indebtedness or Obligations secured hereby, or any agreement between Grantor and Beneficiary, the Lenders or any rights or remedies of Beneficiary or Trustee.

            Section 9.9 Applicable Law. This Deed of Trust was negotiated in the State of New York, and the proceeds of the Term Advance have been disbursed from the State of New York, which state the parties hereto agree has a substantial relationship to the parties and the underlying transaction embodied hereby. The parties hereto agree that the provisions of this Deed of Trust regarding the creation, perfection and enforcement of the liens and security interests herein granted shall be governed by and construed under the laws of the state in which the Mortgaged Property is located; and all other provisions of this Deed of Trust shall be governed by the laws of the State of New York (including, without limitation, Section 5-1401 of the General Obligations Law of the State of New York).

            Section 9.10 Headings. The Article, Section and Subsection titles hereof are inserted for convenience of reference only and shall in no way alter, modify or define, or be used in construing, the text of such Articles, Sections or Subsections.

            Section 9.11 Entire Agreement. This Deed of Trust and the other Loan Documents embody the entire agreement and understanding between Grantor and Beneficiary and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Loan Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

            Section 9.12 Severability. If all or any portion of any provision of this Deed of Trust shall be held to be invalid, illegal or unenforceable in any respect or in any jurisdiction, then such invalidity, illegality or unenforceability shall be limited and construed in such jurisdiction as if such invalid, illegal or unenforceable provision or portion thereof were not contained herein or therein.

            Section 9.13 Beneficiary as Agents; Successor Agents.

            (a) Agent has been appointed to act as Agent hereunder by the Lenders. Agent shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of the Mortgaged Property) in accordance with the terms of the Credit Agreement, any related agency agreement among Agent and the Lenders (collectively, as amended, supplemented or otherwise modified or replaced from time to time, the "Agency Documents") and this Deed of Trust. Grantor and all other persons shall be entitled to rely on releases, waivers, consents, approvals, notifications and other acts of Agent, without inquiry into the existence of required consents or approvals of the Lenders therefor.

            (b) Beneficiary shall at all times be the same Person that is Agent under the Agency Documents. Written notice of resignation by Agent pursuant to the Agency Documents shall also constitute notice of resignation as Agent under this Deed of Trust. Removal of Agent pursuant to any provision of the Agency Documents shall also constitute removal as Agent under this Deed of Trust. Appointment of a successor Agent pursuant to the Agency Documents shall also constitute appointment of a successor Agent under this Deed of Trust. Upon the acceptance of any appointment as Agent by a successor Agent under the Agency Documents, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent as the Beneficiary under this Deed of Trust, and the retiring or removed Agent shall promptly
(i) assign and transfer to such successor Agent all of its right, title and interest in and to this Deed of Trust and the Mortgaged Property, and (ii) execute and deliver to such successor Agent such assignments and amendments and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Agent of the liens and security interests created hereunder, whereupon such retiring or removed Agent shall be discharged from its duties and obligations under this Deed of Trust. After any retiring or removed Agent's resignation or removal hereunder as Agent, the provisions of this Deed of Trust and the Agency Documents shall inure to its benefit as to any actions taken or omitted to be taken by it under this Deed of Trust while it was the Agent hereunder.

                                 ARTICLE 10
                            LOCAL LAW PROVISIONS
                            --------------------

            Section 10.1. Inconsistencies. In the event of any inconsistencies between the terms and conditions of this Article 10 and the other provisions of this Deed of Trust, the terms and conditions of this
Article 10 shall control and be binding.

            Section 10.2. Evidence of Indebtedness. For purposes of this Deed of Trust, the evidence of the Indebtedness secured hereby shall be a fully executed original of the Credit Agreement, such that, for example, the Credit Agreement may be presented to the Trustee as evidence of the Indebtedness when seeking to foreclose on this Deed of Trust or securing any partial or complete release of this Deed of Trust, and the Trustee shall accept a signed original of the Credit Agreement as the original evidence of indebtedness or "promissory note" for such purposes.

       [The remainder of this page has been intentionally left blank]

            IN WITNESS WHEREOF, Grantor has on the date set forth in the acknowledgement hereto, effective as of the date first above written, caused this instrument to be duly EXECUTED AND DELIVERED by authority duly given.



    GRANTOR:

                                       [___________], a [__________] corporation



                                       By:  __________________________________
                                            Name:
                                            Title:

STATE OF __________           )
                              ) ss.:
COUNTY OF ______________      )


            The foregoing instrument was acknowledged before me this _____ day of _______, 2002, by ________________, as ________ President of [ ], a
[ ] corporation.

            WITNESS MY HAND AND OFFICIAL SEAL.


                                                   -----------------------------
                                                   Notary Public
My Commission Expires:


----------------------------

[Seal]

                                 EXHIBIT A

                             LEGAL DESCRIPTION

Legal Description of premises located at [_______________________]:

                [See Attached Page(s) For Legal Description]

                                 EXHIBIT B

                               SUBJECT LEASE

The term "Subject Lease" shall mean the agreement of lease described in this Exhibit B. If more than one agreement of lease is described, the "Subject Lease" shall mean (a) each lease individually and (b) all such leases collectively.

                                                                      EXHIBIT J

                 FORM OF ESTOPPEL CERTIFICATE AND CONSENT

                      ESTOPPEL CERTIFICATE AND CONSENT


                                                             _________, 2002



To: Royal Bank of Canada, as Administrative Agent

         Re: Lease Agreement dated ______________between [Name of Landlord] ("Landlord") and [Name of Tenant] ("Tenant") (together with all amendments, modifications and supplements thereto, the "Lease Agreement")


Ladies and Gentlemen:

                  Reference is made to the Lease Agreement pursuant to which, among other things, Tenant is leasing space at the real property described on Exhibit A annexed hereto (referred to herein as the "Premises").

                  Landlord acknowledges that the Tenant has entered into a Credit Agreement, dated as of July 24, 2002 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") with certain lenders (the "Lenders") and Royal Bank of Canada, as administrative agent (together with its successors, in such capacity, the "Administrative Agent"). Pursuant to certain agreements to be entered into in connection with the Credit Agreement (as they may be amended, restated, supplemented or otherwise modified from time to time, together with the Credit Agreement, the "Loan Documents"), the Tenant's obligations to the Administrative Agent and the Lenders under the Credit Agreement are to be secured by, among other things, [a deed of trust or similar instrument encumbering the leasehold estate created under the Lease Agreement (the "Deed of Trust") and] a security interest in Tenant's equipment and trade fixtures now or hereafter located in, on or about the Premises (the "Equipment and Trade Fixtures"). The Administrative Agent and the Lenders have requested that you agree to the terms of this letter as a condition to the Lenders' extension of credit to the Tenant under the Credit Agreement.

                  By their signatures below, Administrative Agent and Landlord, notwithstanding anything to the contrary in the Lease Agreement, agree as follows:

                  1. Landlord certifies that (a) Landlord is the landlord under the Lease Agreement, (b) the Lease Agreement is in full force and effect and has not been amended, modified, or supplemented except as set forth on Exhibit B annexed hereto, (c) Landlord has no knowledge of any defense, offset, claim or counterclaim by or in favor of Landlord against Tenant under the Lease Agreement or against the obligations of Landlord under the Lease Agreement, and (d) no notice of default has been given under or in connection with the Lease Agreement which has not been cured, and Landlord has no knowledge of the occurrence of any other default under or in connection with the Lease Agreement.

                  2. Landlord hereby acknowledges that it shall not unreasonably withhold its consent to the assignment or transfer of the Lease Agreement to any nominee of Administrative Agent and the Lenders pursuant to Administrative Agent's exercise of rights under the Loan Documents; provided, however, that (a) Landlord is notified of such assignment or transfer within 5 days thereof, (b) upon any such transfer, Administrative Agent or its nominee assumes all of Tenant's obligations under the Lease Agreement (Tenant shall remain liable for all such obligations) and (c) Administrative Agent or its nominee shall be required to cure any defaults within the applicable time periods set forth in the Lease Agreement provided, and to the extent that, such defaults are capable of cure by Administrative Agent. Landlord further acknowledges that any change of control of Tenant through exercise of Administrative Agent's rights under the Loan Documents, including without limitation by foreclosure on the equity interests of Tenant, shall be permitted without any requirement that Landlord consent thereto. Subject to the foregoing provisions of this paragraph, the exercise of remedies by Administrative Agent under the Loan Documents[, including a foreclosure of the Deed of Trust,] shall not constitute a default under the Lease Agreement and shall be permitted without Landlord's consent.

                  3. Administrative Agent and Tenant may amend, modify, supplement, renew or substitute the Loan Documents without the consent of Landlord.

                  4. Landlord shall send to Administrative Agent a concurrent copy of any notice of default under the Lease Agreement sent to Tenant. Landlord shall not terminate the Lease Agreement if Administrative Agent cures the default within 30 days after receiving such notice from Landlord or within any longer cure period set forth in the Lease Agreement. Landlord shall also send to Administrative Agent notice promptly upon termination of the Lease Agreement. [For any default that cannot be cured without possession of the Premises, Landlord shall allow such additional time as Administrative Agent shall reasonably require to prosecute and complete a foreclosure or equivalent proceeding and obtain such possession. If Administrative Agent completes a foreclosure on Tenant's interest under the Lease Agreement, then Landlord shall waive any noncurable defaults.]

                  5. No surrender or termination (except a surrender upon the expiration of the term of the Lease Agreement or upon a termination by Landlord pursuant and subject to the provisions of the Lease Agreement) or amendment of the Lease Agreement that would have a material adverse effect on the rights of the Lenders or the Administrative Agent or on the value of the leasehold estate that constitutes collateral for the Deed of Trust shall be valid or effective without the prior written consent of Administrative Agent.

                  6. If the Lease Agreement is terminated prior to its expiration date by reason of Tenant's default or rejection of the Lease Agreement by Tenant in a bankruptcy or insolvency proceeding or for any other reason, Landlord will enter into a new lease of the Premises (a "New Lease") with the nominee of Administrative Agent for the remainder of the term of the Lease Agreement, at the rent and additional rent and upon all of the covenants, agreements, terms, provisions and limitations contained in the Lease Agreement, if Administrative Agent requests such a New Lease within 40 days after the date of termination of the Lease Agreement and if all sums then due to Landlord under the Lease Agreement are paid to Landlord.

                  7. Landlord acknowledges that the Equipment and Trade Fixtures are and will remain personal property and not fixtures even though the Equipment and Trade Fixtures may be affixed to or placed in, on or about the Premises, and that any rights Landlord may have in or to the Equipment and Trade Fixtures are hereby waived in favor of the rights of Administrative Agent and the Lenders therein.

                  8. During the term of the Lease Agreement, Landlord grants to Administrative Agent a license to enter upon and into the Premises upon reasonable prior written notice to Landlord at reasonable times during regular business hours to take possession of, sell or otherwise enforce its security interest in the Equipment and Trade Fixtures. Administrative Agent will comply with any security or escort requirements or other reasonable requirements imposed by Landlord in accordance with the Lease Agreement. Administrative Agent shall promptly repair, at Administrative Agent's expense, or reimburse Landlord for any physical damage to the Premises caused by the conduct of such sale and any removal of Equipment and Trade Fixtures by or through Administrative Agent (normal wear and tear excluded).

                  9. Within the 40-day period after receipt by Administrative Agent of a notice that the Lease Agreement has been terminated, Administrative Agent shall have the right, but not the obligation, to cause the Equipment and Trade Fixtures to be removed from the Premises provided Administrative Agent pays Landlord all rent and other charges that would have accrued under the Lease Agreement and would have been payable by Tenant for the period beginning on the date on which the Lease Agreement terminated and ending on the last day of such 40-day period.

                  10. Notwithstanding anything to the contrary set forth in this letter or the Lease Agreement, no Lender Party (defined below) shall have any obligation or liability under this letter, the Lease Agreement or any New Lease beyond such Lender Party's then interest, if any, in the Premises, and Landlord shall look exclusively to such interest of such Lender Party, if any, in the Premises for the payment and discharge of any obligation or liability imposed upon such Lender Party; provided, however that to the extent a Lender Party becomes the tenant under the Lease Agreement or any New Lease, such Lender Party will have obligations and liabilities thereunder without reference to the foregoing. The term "Lender Party" means Administrative Agent, the Lenders and their respective affiliates, nominees or designees.

                  11. If the Lease Agreement contains a renewal option and Tenant does not timely exercise it, then Landlord shall promptly notify Administrative Agent. Administrative Agent shall then have 30 days to exercise the option on Tenant's behalf.

                  All notices hereunder to Landlord or to Administrative Agent shall be in writing and sent to Landlord or to Administrative Agent at its address set forth on the signature page hereof by telefacsimile, by United States mail, or by overnight delivery service.

                  The agreements contained herein shall supplement the terms of the Lease Agreement and shall continue in effect until Landlord shall have received Administrative Agent's written certification that all amounts advanced under the Credit Agreement have been paid in full.

                  This letter and the rights and obligations of the parties hereunder shall be governed by, and shall be construed and enforced in accordance with, the internal laws of the state in which the Lease Agreement is effective, without regard to conflicts of laws principles.

                  This letter may be executed in any number of several counterparts. The agreements contained herein may not be modified except by an agreement in writing signed by Landlord, Administrative Agent and Tenant, or their respective successors in interest. The agreements contained herein shall inure to the benefit of and shall be binding upon Administrative Agent and its successors and assigns and Landlord and its successors and assigns (including any transferees of the property in which the Premises is located).

                                                Sincerely yours,

                                                [NAME OF LANDLORD]



                                                By: ___________________________
                                                    Name:
                                                    Title:




Landlord's Address For Notices:

_____________________________________
_____________________________________
_____________________________________
_____________________________________
Fax: (___) __________________________



AGREED AND ACCEPTED

AS OF ________________:

[TENANT]


By: ________________________________
    Name:
    Title:


ROYAL BANK OF CANADA,
as Administrative Agent



By: ________________________________
    Name:
    Title:

Administrative Agent's Address For Notices:

1 Liberty Plaza
5th Floor
New York, New York 10006-1404
Fax: (212) 428-3026
Attention: Rizwan Ahmad

                                                                      EXHIBIT K

                        FORM OF DISCLOSURE STATEMENT




                   IN THE UNITED STATES BANKRUPTCY COURT

                        FOR THE DISTRICT OF DELAWARE


- - - - - - - - - - - - - - -  x
                               :     Chapter 11
In re                          :
                               :     Case No. 00-4238 (PJW)
ICG COMMUNICATIONS, INC.       :
      et al.,                  :     Jointly Administered
      -- --                    :
                Debtors.       :
                               :
- - - - - - - - - - - - - - -  x


         SUPPLEMENT TO DISCLOSURE STATEMENT WITH RESPECT TO SECOND AMENDED JOINT PLAN OF REORGANIZATION OF ICG COMMUNICATIONS, INC.,
                       ET AL., REGARDING MODIFICATION























Dated:  August __, 2002





                                 DISCLAIMER

                  THE INFORMATION CONTAINED IN THIS SUPPLEMENT TO DISCLOSURE STATEMENT (THE "SUPPLEMENT") IS INCLUDED HEREIN FOR PURPOSES OF SOLICITING ACCEPTANCES OF THE SECOND AMENDED JOINT PLAN OF REORGANIZATION AS MODIFIED (THE "MODIFIED PLAN") OF ICG COMMUNICATIONS, INC. AND ITS AFFILIATED DEBTORS AND DEBTORS IN POSSESSION, AND MAY NOT BE RELIED UPON FOR ANY PURPOSE OTHER THAN FOR SUCH CLAIM HOLDERS TO DETERMINE HOW TO VOTE ON THE MODIFIED PLAN. NO PERSON MAY GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS, OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS SUPPLEMENT OR THE DISCLOSURE STATEMENT, REGARDING THE MODIFIED PLAN OR THE SOLICITATION OF ACCEPTANCES OF THE MODIFIED PLAN.

                  ALL CREDITORS ARE ADVISED AND ENCOURAGED TO READ THIS SUPPLEMENT, THE DISCLOSURE STATEMENT AND THE MODIFIED PLAN IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE MODIFIED PLAN. SUMMARIES AND STATEMENTS MADE IN THIS SUPPLEMENT ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE MODIFIED PLAN AND THE EXHIBITS AND SCHEDULES ANNEXED TO THE MODIFIED PLAN, THE DISCLOSURE STATEMENT AND THIS SUPPLEMENT. THE STATEMENTS CONTAINED IN THIS SUPPLEMENT ARE MADE ONLY AS OF THE DATE HEREOF, AND THERE CAN BE NO ASSURANCE THAT THE STATEMENTS CONTAINED HEREIN WILL BE CORRECT AT ANY TIME AFTER THE DATE HEREOF.

                  THIS SUPPLEMENT HAS BEEN PREPARED IN ACCORDANCE WITH
SECTION 1125 OF THE UNITED STATES BANKRUPTCY CODE AND RULE 3016 OF THE FEDERAL RULES OF BANKRUPTCY PROCEDURE AND NOT NECESSARILY IN ACCORDANCE WITH FEDERAL OR STATE SECURITIES LAWS OR OTHER NON-BANKRUPTCY LAW. THIS SUPPLEMENT HAS BEEN NEITHER APPROVED NOR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"), NOR HAS THE SEC PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED HEREIN. PERSONS OR ENTITIES TRADING IN OR OTHERWISE PURCHASING, SELLING OR TRANSFERRING SECURITIES OR CLAIMS OF ICG COMMUNICATIONS, INC. OR ANY OF THE AFFILIATED DEBTORS AND DEBTORS-IN-POSSESSION IN THESE CASES SHOULD EVALUATE THIS SUPPLEMENT, THE DISCLOSURE STATEMENT AND THE MODIFIED PLAN IN LIGHT OF THE PURPOSE FOR WHICH THEY WERE PREPARED.

                  AS TO CONTESTED MATTERS, ADVERSARY PROCEEDINGS AND OTHER ACTIONS OR THREATENED ACTIONS, THIS SUPPLEMENT SHALL NOT CONSTITUTE OR BE CONSTRUED AS AN ADMISSION OF ANY FACT OR LIABILITY, STIPULATION OR WAIVER, BUT RATHER AS A STATEMENT MADE IN SETTLEMENT NEGOTIATIONS. THIS SUPPLEMENT SHALL NOT BE ADMISSIBLE IN ANY NON- BANKRUPTCY PROCEEDING NOR SHALL IT BE CONSTRUED TO BE CONCLUSIVE ADVICE ON THE TAX, SECURITIES OR OTHER LEGAL EFFECTS OF THE MODIFIED PLAN AS TO HOLDERS OF CLAIMS AGAINST, OR EQUITY INTERESTS IN, ICG COMMUNICATIONS, INC. OR ANY OF THE AFFILIATED DEBTORS AND DEBTORS-IN-POSSESSION IN THESE CASES.




                           PRELIMINARY STATEMENT

                  On April 3, 2002 the Bankruptcy Court approved the Debtors' Disclosure Statement (the "Original Disclosure Statement") with Respect to Second Amended Joint Plan of Reorganization of ICG
Communications, Inc., et al. (the "Original Plan"). The Original Disclosure Statement, among other things, summarized the terms and conditions of the Original Plan.

                  The Original Disclosure Statement and Original Plan were mailed to appropriate creditors and other parties in interest pursuant to an order entered by the Bankruptcy Court on April 3, 2002 (the "Original Solicitation Order"), which set forth the procedures for the solicitation of votes to accept the Original Plan. May 10, 2002 was set as the deadline to vote on the Original Plan (the "Original Voting Deadline"). The Original Plan was accepted by all classes of claims entitled to vote. On May 21, 2002 the Bankruptcy Court entered the Findings of Fact, Conclusions of Law and Order Confirming Second Amended Joint Plan of Reorganization of ICG Communications, Inc. and its Affiliated Debtors and Debtors in Possession (the "Original Confirmation Order").

                  The Original Plan contained certain conditions precedent to its consummation, including the completion of final documentation regarding, and the funding of, $65 million of new financing (the "Original Exit Financing") on the Effective Date. The Original Exit Financing was predominantly to be funded by funds and accounts managed by Cerberus Capital Management, L.P. ("CCM"). After the Original Confirmation Order was entered by the Bankruptcy Court, but before the Effective Date occurred, CCM requested the inclusion of certain covenants in the Original Exit Financing. CCM asserted that these additional covenants were both customary as contemplated by the Original Plan and CCM's commitment letters and necessary as a result of the Debtors' recent operating results and CCM's belief that a Material Adverse Change and a Financial Markets Disruption had occurred (within the meaning of those terms as set forth in CCM's commitment letters for the Original Exit Financing attached as Exhibits to the Original Plan). The Debtors believed that the requested covenants were neither customary nor consistent with the commitment letters for the Original Exit Financing, and because their inclusion would result in a significant change to the economics described in the Original Disclosure Statement, would have been in contravention of the Original Plan. The Debtors also believe that no Material Adverse Change or Financial Markets Disruption had occurred. Accordingly, although the Original Plan was confirmed by the Bankruptcy Court, the Original Exit Financing transactions did not close and the Effective Date for the Original Plan did not occur.

                  After consulting with the Official Committee of Unsecured Creditors (the "Creditors Committee") and the Debtors' prepetition senior secured lenders (the "Prepetition Secured Lenders"), the Debtors engaged in negotiations with CCM in an effort to settle their disputes regarding the Original Exit Financing and to attempt to secure CCM's agreement to provide some exit financing, rather than proceeding to litigate with CCM and attempting to emerge from chapter 11 with no new financing at all. As a result of those negotiations, the Debtors entered into an agreement with CCM that is supported by both the Creditors' Committee and the Prepetition Secured Lenders, which agreement is embodied in a proposed modification to the Original Plan (the "Modification," and the Original Plan as modified by the Modification, the "Modified Plan").

                  The Reorganized Debtors, under the Modified Plan, will receive $25 million of new financing (the "New Exit Financing"), as opposed to the $65 million called for by the Original Exit Financing. As discussed below, the New Exit Financing has been closed into escrow, and as a result the funds provided thereby will be released, and the Effective Date of the Modified Plan can occur immediately, upon confirmation of the Modified Plan by the Bankruptcy Court, and upon the delivery of a certificate by the Debtors that they are in compliance with certain covenants, representations and warranties and satisfaction of certain other technical delivery requirements. Upon closing of the New Exit Financing into escrow, the commitments to provide the Original Exit Financing expired by their terms.

                  Under the Modified Plan, the classification and treatment of all Claims remains unchanged. Specifically, with respect to Classes of Claims entitled to vote:

                           Holders of Allowed Claims in Classes S-4
                           (General Unsecured Claims against the Services Debtors) and H-4 (General Unsecured Claims against the Holding Debtors) will continue to receive 100% of the New Common Stock of Reorganized ICG issued and outstanding on the Effective Date (subject to Dilution), allocated between such Classes as set forth in the Original Disclosure Statement, and holders of Allowed Claims in Class H-4 will continue to receive the New Holdings Creditor Warrants; Holders of Allowed Claims in Class S-5 (Secured Lender Claims) will continue to receive $25 million in Cash and the New Secured Notes, as described in the Original Disclosure Statement; and

                           Holders of Allowed Claims in Classes S-4 and H-4 (Convenience Claims against the Services Debtors and the Holdings Debtors, respectively) will continue to receive Cash equal to 50% of their respective Allowed Claims, as described in the Original Disclosure Statement.

                  However, the Debtors believe that the changes reflected in the Modified Plan compared to the Original Plan require a resolicitation of votes from the holders of Claims entitled to vote, and thus are soliciting such votes pursuant to this Supplement. The Modification is attached hereto as Appendix A.

                  Importantly, and as discussed in more detail below, as a result of (1) the passage of time since the date the Original Disclosure Statement was drafted, (2) general changes in the prevailing marketplace for telecommunications company securities, and (3) the revised financial projections for the Reorganized Debtors necessitated, in part, by the fact that the New Exit Financing provides for $40 million less new funds to be obtained by the Reorganized Debtors than would have been obtained under the Original Exit Financing, the valuation by the Debtors' investment banker of the Reorganized Debtors' enterprise (and the securities to be issued under the Modified Plan) has decreased compared to the valuation set forth in the Original Disclosure Statement. Accordingly, the estimated value of the recoveries to creditors proposed under the Modified Plan has decreased compared to what was set forth in the Original Disclosure Statement.

                  A summary of the differences between the Modified Plan and the Original Plan is set forth in this Supplement. This summary includes the revised valuation of the Reorganized Debtors (the "New Valuation"), as well as the revised financial projections for the Reorganized Debtors (the "New Projections"), which are attached to this Supplement as Appendix B. This Supplement should be read in conjunction with the Original Plan, the Original Disclosure Statement, and the Modification. The Original Plan and Original Disclosure Statement were previously distributed to parties receiving this Supplement, and thus are not being redistributed herewith.

                  By order of the Bankruptcy Court, the hearing to consider confirmation of the Modified Plan will commence on September ___, 2002 at __ a.m.; the deadline for parties to object to the Modified Plan is September __, 2002; and the Voting Deadline with respect to the Modified Plan, for holders of Claims in Classes S-3, S-4, S-5, H-3 and H-4, is September __, 2002.

                  All capitalized terms not defined in this Supplement have the meanings ascribed to such terms in the Modified Plan.

                       EVENTS LEADING TO MODIFICATION

                  The Original Plan was formulated on the basis of extensive negotiations conducted after the commencement of these cases among the Debtors and their primary constituencies. As set forth in Exhibits G and H to the Original Plan, the Debtors received commitment letters from CCM and certain other parties (the "Term Sheets") for the Original Exit Financing. The Original Exit Financing was to be comprised of two components: (i) a $25 million senior subordinated secured term loan (the "New Senior Subordinated Term Loan"), the proceeds of which were to be used to repay $25 million of Secured Lender Claims and (ii) the issuance by Reorganized ICG of $40 million of unsecured convertible notes (the "New Convertible Notes"), the proceeds of which were to be utilized by Reorganized ICG for general working capital and corporate purposes.

                  After the Original Confirmation Order was entered by the Bankruptcy Court, but before the Effective Date occurred, CCM requested the inclusion of certain covenants in the Original Exit Financing. CCM asserted that these additional covenants were both customary and contemplated by the Original Plan and CCM's commitment letters and necessary as a result of the Debtors' recent operating results and CCM's belief that a Material Adverse Change and a Financial Markets Disruption had occurred. The Debtors believed that the requested covenants were neither customary nor consistent with the commitment letters for the Original Exit Financing and were in contravention of the Original Plan, and that no Material Adverse Change or Financial Markets Disruption had occurred. Thus, the Original Exit Financing transactions did not close and the Effective Date of the Original Plan did not occur.

                  As a result, the Debtors were faced with two alternative potential courses of action: (i) propose a new plan without any exit financing, attempt to obtain support for such a plan from the Creditors' Committee and the Prepetition Secured Lenders, and pursue potential causes of action against CCM, or (ii) seek to settle the disputes with CCM by renegotiating the Original Exit Financing to provide some amount of exit financing for Reorganized ICG, modify the Original Plan accordingly, and attempt to obtain support for such a modified plan from the Creditors' Committee and the Prepetition Secured Lenders.

                  After discussing the available options with each of the Creditors' Committee and the Prepetition Secured Lenders, the Debtors pursued settlement discussions with CCM. A settlement was reached that is supported by both the Creditors' Committee and the Prepetition Secured Lenders. That settlement is embodied in the Modified Plan. The Debtors believe that given the alternatives available to them, proceeding to attempt to confirm the Modified Plan is in the best interests of the Debtors, their estates, and their creditors.

                  Importantly, pursuant to the settlement with CCM, as of July 25, 2002 (the "Escrow Closing Date"), all principal documents necessary to consummate the Modified Plan were fully executed, and the $25 million in proceeds from the New Exit Financing was funded into an escrow, governed by the terms of the escrow agreement (the "Escrow Agreement") attached as Exhibit I to the Modification. Accordingly, if the Bankruptcy Court confirms the Modified Plan, upon certification by Reorganized ICG that it is in compliance with certain covenants, representations and warranties and the satisfaction of certain other technical delivery requirements, the New Exit Financing will be consummated and the escrowed proceeds will be released for distribution on account of Secured Lender Claims in accordance with the terms of the Modified Plan, and the Effective Date for the Modified Plan can immediately occur.1

                  On July 26, 2002, the Modification was filed with the Bankruptcy Court. On August __, 2002, the Debtors sought and obtained an order from the Bankruptcy Court (a) approving this Supplement pursuant to section 1125 of the Bankruptcy Code and (b) authorizing the Debtors to distribute this Supplement to creditors and solicit votes on the Modified Plan.

                  THE DEBTORS, THE PREPETITION SECURED LENDERS AND THE CREDITORS' COMMITTEE BELIEVE THAT THE MODIFIED PLAN IS IN THE BEST INTERESTS OF ALL HOLDERS OF CLAIMS AGAINST THE DEBTORS AND THUS STRONGLY RECOMMEND THAT YOU VOTE TO ACCEPT THE MODIFIED PLAN.


                        SUMMARY OF THE MODIFICATION


New Convertible Notes
---------------------

                  Under the Original Plan, Reorganized ICG was to issue $40 million of New Convertible Notes, the proceeds of which were to be utilized by Reorganized ICG for general working capital and corporate purposes.

                  Under the Modified Plan, the New Convertible Notes will not be issued and all references to the New Convertible Notes are deleted.


--------
1 Under the terms of the Escrow Agreement, the Modified Plan must be confirmed by October 31, 2002 or such later date acceptable to the Debtors, the Prepetition Secured Lenders, the Creditors' Committee, Madeleine L.L.C. and Morgan Stanley & Co., Incorporated or the funds will be returned to the lenders and they will have no further obligations to fund the New Exit Financing.


Projections and Valuation of the Company and the New Securities
---------------------------------------------------------------

                  Based, in part, on information provided to the Debtors' investment banker, Dresdner Kleinwort Wasserstein ("DrKW") by the Company, the Original Disclosure Statement contained a valuation of the enterprise of the Company on a going concern basis by DrKW. That valuation established the value of the Company on a going concern basis at between $350 and $500 million. That valuation resulted in a total equity value between approximately $142 million and $292 million (with a midpoint of $217 million), which was derived by subtracting from the Company's enterprise value the projected funded debt (prior to the New Convertible Notes) on the pro forma balance sheet for the Company. See Overview in the Original Disclosure Statement.

                  DrKW's valuation in the Original Disclosure Statement was premised, in part, upon the projections attached to the Original Disclosure Statement as Appendix D (the "Original Projections"). Based upon (i) information obtained after the Original Disclosure Statement was completed and approved by the Bankruptcy Court and (ii) the fact that under the Modified Plan as opposed to the Original Plan the Reorganized Debtors will not obtain the proceeds of the New Convertible Notes (which, as described above will no longer be issued at all), the Debtors have prepared the New Projections. The New Projections are attached hereto as Appendix B. Compared to the Original Projections, the New Projections take into account the following developments:

         o A significant period of time has passed since the formulation of the Original Projections. The New Projections incorporate new information that has come to the Company's attention and that is relevant to the outlook for the Company's businesses, and also update the Company's forecasts to account for actual results since the Original Projections were prepared.

         o As described in the Original Disclosure Statement, the telecommunications industry generally has been marked by a period of extreme uncertainty and disruption. These conditions have adversely affected the financial markets' view of the prospects for the telecommunications industry generally. Although these conditions were reflected in the Original Projections, the New Projections take into account developments that have occurred subsequent to the creation of the Original Projections.

         o As a result of not obtaining the $40 million from the issuance of the New Convertible Notes as contemplated by the Original Plan, the Reorganized Debtors' ongoing business plan will be adjusted to provide for significantly less capital expenditures. Reducing capital expenditures will enable the Reorganized Debtors to continue operating their businesses within the economic confines of their existing cash balances, which are approximately $95 million as of the date hereof. As a result of lowered capital spending, the Debtors believe that revenue and earnings projections will be lower than as set forth in the Original Projections, which is reflected in the New Projections.

                  Although the New Projections differ from the Original Projections, the Debtors believe that they will be able to satisfy the feasibility standards required by section 1129(a)(11) of the Bankruptcy Code to confirm the Modified Plan. See Section XI.A of the Original Disclosure Statement.

                  After the Original Confirmation Order was entered, the persons at DrKW that worked on the engagement for the Debtors left DrKW and formed a new firm, Miller Buckfire Lewis & Co., LLC ("MBL"). MBL has succeeded DrKW as the Debtors' investment banker. MBL has reviewed the New Projections and concluded that the revisions have a material impact on the Original Valuation. Accordingly, based upon the New Projections and prevailing market conditions, MBL 's New Valuation ascribes a valuation range for the Company on a going concern basis at between $250 and $325 million, with a mid-point of $287.5 million. The New Valuation ascribes a total equity value of between approximately $39.8 million and $114.8 million (with a midpoint of $77.3 million), which is derived by subtracting from the Company's enterprise value the projected funded debt on the pro forma balance sheet for the Company. See the New Projections at Appendix B.

                  Based upon the New Valuation, the valuations of the various securities and other instruments to be issued under the Modified Plan are set forth below as each such security or instrument is discussed.

                  The valuation of the Company and the valuation of any security or instrument to be issued under the Modified Plan are based upon numerous assumptions, including among other things, an assumption that the operating results projected for Reorganized ICG in the New Projections will be achieved in all material respects. The Debtors and MBL believe that these valuation assumptions are reasonable. However, the valuation assumptions are not a prediction or reflection of post-Confirmation trading prices of the New Common Shares or any other security or instrument. As a result of a variety of factors, including those discussed in Section VI of the Original Disclosure Statement and elsewhere in this Supplement, the trading prices of securities or instruments issued under a plan of reorganization are subject to many unforeseeable circumstances and therefore cannot be predicted.

                  Please see Section VI of the Original Disclosure Statement for a discussion of certain risk factors with respect to the Original Plan and the New Securities, which risk factors the Debtors believe remain pertinent to the Modified Plan and the securities and instruments to be issued thereunder. Moreover, holders of Claims considering the Modified Plan should consider that the telecommunications industry remains, and many telecommunications companies remain, highly troubled. For example, WorldCom, Inc., one of the largest telecommunications companies in the world, has recently filed for relief under chapter 11 of the Bankruptcy Code. The Debtors have contracts with, and derive some of their revenue from, WorldCom and its affiliates. The Debtors also have contracts with, and derive some of their revenue from other large telecommunications companies that have reported various operating and/or financial troubles, such as Qwest Communications. The chapter 11 filing by WorldCom, and chapter 11 filings by any of these other companies (if such filings were to occur), could have adverse effects on the Debtors' or Reorganized Debtors' ability to collect moneys owed to them by such companies and/or on the Debtors' existing contacts with such companies.

New Senior Subordinated Term Loan and Issuance of New Nominal Warrants
----------------------------------------------------------------------

                  Under the Original Plan, Reorganized ICG was to obtain the New Senior Subordinated Term Loan, the proceeds of which were to be used to repay $25 million of Secured Lender Claims. Under the Modified Plan, the New Senior Subordinated Term Loan will be implemented. As discussed above, the principal documentation for the New Senior Subordinated Term Loan has already been executed and delivered, and the $25 million in proceeds therefrom has been placed in an escrow and the escrowed funds will be available for distribution to the Prepetition Secured Lenders under the Modified Plan if the Modified Plan is confirmed by October 31, 2002 and certain other conditions described above are satisfied. If the Modified Plan is not confirmed and such other conditions are not satisfied by October 31, 2002 the $25 million will be returned to the lenders and the lenders will be relieved of all obligations to provide the New Exit Financing.

                  Under the Original Plan, the lenders of the New Senior Subordinated Term Loan were to receive a closing fee in the form of warrants to purchase 200,000 additional New Common Shares (the "Fee Warrants"). The strike price for the Fee Warrants was $20 per share, which was set based upon a total equity value for Reorganized ICG of $160 million (as with the strike price for the New Holdings Creditor Warrants). Under the Modified Plan, the Fee Warrants will be issued, but as a result of the New Valuation, the strike price for the Fee Warrants (and the New Holdings Creditor Warrants) will be $9.12 per share, which is based upon a total equity value for Reorganized ICG of $77.3 million. Based upon the New Valuation, MBL has ascribed an aggregate value of $1.0 million to the Fee Warrants. The Fee Warrants shall not be exempt from registration under applicable securities laws pursuant to section 1145 of the Bankruptcy Code. The Fee Warrants shall have a term expiring on the fifth (5th) anniversary of the Effective Date.

                  Finally, under the Modified Plan, the lenders of the New Senior Subordinated Term Loan shall also receive warrants to purchase additional New Common Shares equal to five percent (5%) of the total issued and outstanding New Common Shares (on a fully diluted basis, before the Management Option Plan), with a strike price of $.01 (the "New Nominal Warrants"). Based upon the New Valuation, MBL has ascribed an aggregate value of $4.3 million to the New Nominal Warrants. The New Nominal Warrants shall not be exempt from registration under applicable securities laws pursuant to section 1145 of the Bankruptcy Code. The New Nominal Warrants shall have a term expiring on the fifth (5th) anniversary of the Effective Date.

New Holdings Creditor Warrants
------------------------------

                  Under the Original Plan, holders of Allowed Claims in Class H-4 were to receive their Pro Rata share of the New Holdings Creditor Warrants, which were to be 5 year warrants to purchase 800,000 additional New Common Shares (approximately ten percent (10%) of the aggregate amount of New Common Shares to be issued and outstanding on the Effective Date), at a strike price of $20.00 per share. That strike price was based upon an implied total equity value of Reorganized ICG of $160 million (prior to conversion of the New Convertible Notes).

                  Under the Modified Plan, the New Holdings Creditor Warrants will continue to be issued, but (as with the Fee Warrants), shall have a strike price of $9.12 per share, which is based upon a total equity value for Reorganized ICG of $77.3 million. Based upon the New Valuation, MBL has ascribed a value of $3.6 million to the New Holdings Creditor Warrants. The New Holdings Creditor Warrants shall be exempt from registration under the applicable securities laws pursuant to section 1145 of the Bankruptcy Code.

Modification to Management Option Plan
--------------------------------------

                  Under the Original Plan, management and designated employees were to receive stock options pursuant to the Management Option Plan. The Management Option Plan provided for options to purchase ten percent (10%) of the aggregate New Common Shares outstanding on a fully diluted basis. Options to purchase seven percent (7%) of the aggregate New Common Shares outstanding on a fully diluted basis were to be granted effective on the Effective Date to individuals determined by the CEO (the "Initial Stock Options"). The exercise price of the Initial Stock Options was to be based upon an implied reorganization equity value of $160 million.

                  Under the Modified Plan, the Management Option Plan will provide for options to purchase seven and one- half percent (7.5%) of the aggregate New Common Shares outstanding on a fully diluted basis. The Initial Stock Options shall be options to purchase seven percent (7%) of the New Common Shares on a fully diluted basis, with an exercise price based upon an implied total equity value of Reorganized ICG of $77.3 million.

Reorganized ICG's Board of Directors
------------------------------------

                  Under the Original Plan, the Board of Directors of Reorganized ICG (the "New Board") was to be comprised of nine (9) members:
5 selected by CCM; 2 selected by Huff; 1 selected by the Creditors' Committee; and the Chief Executive Officer, Mr. Randall Curran.

                  Under the Modified Plan, the New Board will be comprised of five (5) members: 2 selected by CCM; 2 selected by Huff; and Mr. Randall Curran. The New Board will have staggered terms, with Mr. Curran's initial term being for one (1) year; one director selected by Huff and one selected by CCM having an initial term of two (2) years; and one director selected by Huff and one selected by CCM having an initial term of three (3) years.

                  Certain provisions under the Original Plan with respect to requiring super-majority voting by the New Board with respect to certain issues have been modified, generally to reduce the number of actions that require super-majority voting. All such provisions are contained in the Exhibits to the Modification.

Modifications to Lucent Settlement and Cisco Settlement
-------------------------------------------------------

                  Under the Original Plan, the Debtors were to effectuate settlements of complex issues and disputes with each of Lucent and Cisco. Those settlements both provided for, among other things, payment by the Reorganized Debtors to each of Lucent and Cisco of an amount of Cash and an amount of unsecured promissory notes, each as described in the Original Disclosure Statement.

                  Under the Modified Plan, the Lucent Settlement and the Cisco Settlement will each remain in place. However, the Debtors have commenced discussions with each of Lucent and Cisco to modify the terms of those settlements, in each case in an effort to reduce the amount of Cash required to be paid by the Debtors on the Effective Date and, in exchange, to increase the amount and improve (for Lucent and Cisco) the terms of the unsecured promissory notes to be delivered by the Reorganized Debtors. While there can be no assurance that any such modifications will be agreed to by Lucent or Cisco, the Debtors reserve their right to agree to modifications to either settlement that the Debtors, in their business judgement, believe to be beneficial to the Debtors.

Closing in Escrow; Other Changes to the Original Plan and Certain
Exhibits Thereto
-----------------------------------------------------------------

                  As set forth above, all principal documents necessary to consummate the Modified Plan have been fully executed and delivered and the New Exit Financing has been funded, into escrow. As a result of effectively pre-closing the transactions that will become effective on the Effective Date of the Modified Plan (if it is confirmed by the Bankruptcy Court), if the Effective Date of the Modified Plan occurs, the transaction documents shall, in most respects, operate as if they became effective on the Escrow Closing Date. The Purchasers of the New Exit Financing will be entitled to a payment on the Effective Date in an amount equal to the interest that would have accrued on the New Exit Financing during the period commencing on the Escrow Closing Date and ending on the Effective Date. So long as the Debtors properly certify on the Effective Date that they are in compliance with certain covenants, representations and warranties, if any event were to occur before the Effective Date that would constitute a default or an event of default under such documents and such event continues after the Effective Date, the Effective Date would nonetheless occur, and the Reorganized Debtors would be in default under such documents with the consequences set forth therein. This structure was negotiated for by the Debtors to ensure that the Debtors emerge from Chapter 11 if the Modified Plan is confirmed, with the only conditions that must be satisfied by the Debtors being the confirmation of the Modified Plan, the delivery by the Debtors of the certificate of compliance with certain covenants, representations and warranties and the satisfaction of certain other technical delivery requirements.

                  In connection with the various changes to the Original Plan outlined above, certain terms (e.g., representations, warranties and covenants) contained in the terms and conditions for the various securities and instruments to be issued under the Original Plan have been modified as agreed to by the Debtors, the Creditors' Committee, the Prepetition Secured Lenders and CCM. Each of these changes is not described in this Supplement. The principal final documents for each of these securities and instruments are attached to the Modification (which is attached hereto as Appendix A) as Exhibits thereto, in replacement of the respective Exhibits attached to the Original Plan (which in most cases were comprised of term sheets). Because these Exhibits are voluminous, they are not attached to the copy of the Modification attached hereto, however, any party may obtain a copy of any Exhibit to the Modification by contacting:

                          ICG Communications, Inc.
                          c/o Logan and Company, Inc.
                          546 Valley Road
                          Upper Montclair, NJ 07043
                          Phone:  (973) 509-3190


Estimated Percentage Recoveries to Holders of Claims in Classes S-3, S-4, S-5; H-3 and H-4
--------------------------------------------------------------------

                  Holders of Allowed Claims in Class S-5 (Secured Lender Claims) will continue to receive their Pro Rata share of $25 million in Cash and the New Secured Notes. See Original Disclosure Statement. New Secured Notes will continue to be valued, for purposes of estimating percentage recoveries to holders of Claims in Class S-5, at par. Class S-5 Claims are Impaired and entitled to vote on the Modified Plan. Estimated Percentage Recovery: 100%.

                  Holders of Allowed Claims in Classes S-3 and H-3 (Convenience Claims against the Services Debtors and Holdings Debtors, respectively) will continue to receive Cash equal to 50% of their of the amount of their respective Allowed Claims. Class S-3 and H-3 Claims are Impaired and entitled to vote on the Modified Plan. Estimated Percentage
Recovery: 50%.

                  Holders of Claims in Classes S-4 and H-4 (General Unsecured Claims against the Services Debtors and Holdings Debtors, respectively): As discussed above, the Original Valuation set forth in the Original Disclosure Statement has been replaced by the New Valuation set forth above. The aggregate shares of New Common Stock to be distributed to holders of Claims in Classes S-4 and H-4 are valued under the New Valuation at $73 million. As a result, while the classification of Claims and the proposed distributions to holders of Allowed Claims in classes S-4 and H-4 under the Modified Plan is the same as in the Original Plan, the estimated percentage recoveries to the holders of such Allowed Claims has changed compared to the estimated percentage recoveries set forth in the Original Disclosure Statement. The revised estimated percentage recoveries for Classes S-4 and H-4 are set forth below. These estimated percentage recoveries are premised on the Debtors' estimates of the amount of Claims in each such Class that will ultimately be Allowed. Those estimates have not changed from the estimates set forth in the Original Disclosure Statement. To the extent that actual Allowed Class H-4 or S-4 Claims differ from those estimates, the estimated percentage recoveries to holders of Allowed Class H-4 and S-4 Claims will differ accordingly:

                Class S-4 (General Unsecured Claims against the Services Debtors) are Impaired and entitled to vote on the Modified Plan. Estimated Percentage Recovery: 2.69%.2

                Class H-4 (General Unsecured Claims against the Holdings Debtors) are Impaired and entitled to vote on the Modified Plan. Estimated Percentage Recovery: 3.36%.3


                   ADDITIONAL DISCLOSURE AND SOLICITATION

                  The purpose of this Supplement is to provide additional information to enable Claim holders to make a reasonably informed decision with respect to the Modified Plan, prior to exercising their right to vote to accept or reject the Modified Plan.

                  The Bankruptcy Court has approved this Supplement as containing information of a kind and in sufficient and adequate detail to enable such Claim holders to make an informed judgment with respect to acceptance or rejection of the Modified Plan. THE BANKRUPTCY COURT'S APPROVAL OF THIS SUPPLEMENT DOES NOT CONSTITUTE EITHER A GUARANTY OF THE ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED HEREIN OR AN ENDORSEMENT OF THE MODIFIED PLAN BY THE BANKRUPTCY COURT.

                  ALL HOLDERS OF CLAIMS AGAINST THE DEBTORS ARE ENCOURAGED TO READ THIS SUPPLEMENT, THE ORIGINAL DISCLOSURE STATEMENT AND ITS APPENDICES CAREFULLY AND IN THEIR ENTIRETY BEFORE DECIDING TO VOTE EITHER TO ACCEPT OR TO REJECT THE MODIFIED PLAN. This Supplement contains important information about the Modified Plan, considerations pertinent to acceptance or rejection of the Modified Plan, and developments concerning the Chapter 11 Cases.

                  THIS SUPPLEMENT AND THE ORIGINAL DISCLOSURE STATEMENT ARE THE ONLY DOCUMENTS TO BE USED IN CONNECTION WITH THE SOLICITATION OF VOTES ON THE MODIFIED PLAN. No person has been authorized to distribute any information concerning the Debtors other than the information contained herein.

                  Except as otherwise specifically and expressly stated herein, this Supplement does not reflect any events that may occur subsequent to the date hereof and that may have a material impact on the information contained in this Supplement. The delivery of this Supplement shall not under any circumstance imply that the information herein is correct or complete as of any time subsequent to the date hereof.

              MODIFIED PLAN VOTING INSTRUCTIONS AND PROCEDURES

Solicitation Package

                  Your prior votes with respect to the Original Plan are not valid with respect to the Modified Plan, and you must submit the new Ballots included with this Supplement to vote for or against the Modified Plan. Prior to the mailing of this Supplement, as part of the solicitation of acceptances of the Original Plan, the Debtors have sent to you copies of the Original Plan and the Original Disclosure Statement. As a result of the changes described above, the Debtors are now sending this Supplement along with the Modification for your approval. Accordingly, included with this Supplement is the notice (the "Confirmation Hearing Notice") of, among other things, the time for submitting Ballots to accept or reject the Modified Plan, the date, time and place of the hearing to consider confirmation of the Modified Plan, and related matters, and the time for filing objections to confirmation of the Modified Plan and one or more Ballots (and return envelopes) to be used by you in voting to accept or to reject the Modified Plan.

--------

         2 As set forth in the Original Disclosure Statement, Holders of Allowed Claims in Class S-4 will receive a Pro Rata share of the Class S-4 Stock Pool, which is estimated to be comprised of approximately 40.5% of the total New Common Shares issues and outstanding on the Effective Date (subject to Dilution).

         3 As set forth in the Original Disclosure Statement, Holders of Allowed Claims in Class H-4 will receive a Pro Rata share of the Class H-4 Stock Pool, which is estimated to be comprised of approximately 59.5% of the total New Common Shares issues and outstanding on the Effective Date (subject to Dilution).


Voting Procedures, Ballots and Voting Deadline

                  After carefully reviewing the Original Plan, the Modification, the Original Disclosure Statement, this Supplement and the detailed instructions accompanying your Ballots, please indicate your acceptance or rejection of the Modified Plan, by voting in favor of or against the Modified Plan, on the Ballots. You must complete and sign your original Ballots (copies will not be accepted) and return it in the envelope provided.

                  Each Ballot has been coded to reflect the Class of Claims it represents. Accordingly, in voting to accept or reject the Modified Plan, you must use only the coded Ballot or Ballots sent to you with this Supplement.

                  IN ORDER FOR YOUR VOTE TO BE COUNTED, YOUR BALLOTS MUST BE PROPERLY COMPLETED AS SET FORTH ABOVE AND IN ACCORDANCE WITH THE VOTING INSTRUCTIONS ON THE BALLOTS AND RECEIVED NO LATER THAN SEPTEMBER __, 2002, AT 4:00 P.M. (EASTERN TIME) (THE "VOTING DEADLINE") TO LOGAN AND COMPANY, INC. (THE "VOTING AGENT"). DO NOT RETURN DEBT INSTRUMENTS WITH YOUR BALLOT.

                  If you have any questions about (1) the procedure for voting your Claims or with respect to the packet of materials that you have received or (2) the amount of your Claim, or if you wish to obtain, at your own expense, unless otherwise specifically required by Federal Rule of Bankruptcy Procedure 3017(d), an additional copy of the Original Plan, the Modification, the Original Disclosure Statement, this Supplement or any appendices or exhibits to any of such documents, please contact:

                          ICG Communications, Inc.
                        c/o Logan and Company, Inc.
                              546 Valley Road
                         Upper Montclair, NJ 07043
                           Phone: (973) 509-3190
                            Fax: (973) 509-3191

                  FOR FURTHER INFORMATION AND INSTRUCTION ON VOTING TO ACCEPT OR REJECT THE PLAN, SEE SECTION XI OF THE ORIGINAL DISCLOSURE STATEMENT.




Confirmation Hearing and Deadline for Objections to Confirmation

                  Pursuant to section 1128 of the Bankruptcy Code and Federal Rule of Bankruptcy Procedure 3017(c), the Bankruptcy Court has scheduled a Confirmation Hearing for September __, 2001, at ___a.m. to consider confirming the Modified Plan. The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice except for the announcement of the adjournment date made at the Confirmation Hearing or at any subsequent adjourned Confirmation Hearing. Objections to Confirmation of the Modified Plan must be filed with the Bankruptcy Court not later than September __, 2002.

Dated:   August __, 2002
         Englewood, Colorado


                                     ICG COMMUNICATIONS, INC.
                                     (for itself and on behalf of the Debtors)



                                     By:______________________________________
                                     Name:  Randall E. Curran
                                     Title: Chief Executive Officer




SKADDEN, ARPS, SLATE, MEAGHER & FLOM (ILLINOIS)
Timothy R. Pohl
333 W. Wacker Drive
Chicago, Illinois 60606-1285
(312) 407-0700

          -and-


----------------------------------------
SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
Gregg M. Galardi
One Rodney Square
P.O. Box 636
Wilmington, Delaware 19899-0636
(302) 651-3000



Attorneys for Debtors and Debtors-in-Possession




                                 APPENDIX A

                    (Please see Exhibit A to the Motion)




                                 APPENDIX B

                                                                      EXHIBIT L

                        FORM OF CONFIRMATION ORDER




                                   UNITED STATES BANKRUPTCY COURT
                                        DISTRICT OF DELAWARE


In re:                               :
                                     :        Chapter 11
ICG COMMUNICATIONS, INC.,            :        Case No.  00-4238 (PJW)
et al.,                              :
-- ---                               :        Jointly Administered
                 Debtors.            :


               FINDINGS OF FACT, CONCLUSIONS OF LAW AND ORDER
           CONFIRMING SECOND AMENDED JOINT PLAN OF REORGANIZATION
           OF ICG COMMUNICATIONS, INC. AND ITS AFFILIATED DEBTORS
                   AND DEBTORS IN POSSESSION, AS MODIFIED





                                          TABLE OF CONTENTS

                                                                                                 Page


INTRODUCTION........................................................................................1

I.       FINDINGS OF FACT...........................................................................4
                  A.       JURISDICTION AND VENUE...................................................4
                  B.       COMPLIANCE WITH THE REQUIREMENTS OF SECTION
                           1129 OF THE BANKRUPTCY CODE..............................................4
                                    1.      Section 1129(a)(1) -- Compliance of the Plan
                                            with Applicable Provisions of the Bankruptcy
                                            Code....................................................4
                                            a.       Sections 1122 and 1123(a)(1)-(4)--
                                                     Classification and Treatment of Claims
                                                     and Interests..................................5
                                            b.       Section 1123(a)(5)-- Adequate Means
                                                     for Implementation of the Plan.................6
                                            c.       Section 1123(a)(6) -- Prohibition
                                                     Against the Issuance of Nonvoting
                                                     Equity Securities and Adequate
                                                     Provisions for Voting Power of Classes
                                                     of Securities..................................7
                                            d.       Section 1123(a)(7) - Selection of
                                                     Directors and Officers in a Manner
                                                     Consistent with the Interests of
                                                     Creditors and Equity Security Holders
                                                     and Public Policy..............................8
                                            e.       Section 1123(b)(1)-(2)-- Impairment of
                                                     Claims and Interests and Assumption,
                                                     Assumption and Assignment or
                                                     Rejection of Executory Contracts and
                                                     Unexpired Leases...............................9
                                            f.       Section 1123(b)(3)-- Retention,
                                                     Enforcement and Settlement of Claims
                                                     Held by the Debtors............................9
                                            g.       Section 1123(b)(5)-- Modification of the
                                                     Rights of Holders of Claims...................10
                                            h.       Section 1123(b)(6)-- Other Provisions
                                                     Not Inconsistent with Applicable
                                                     Provisions of the Bankruptcy Code.............10
                                            i.       Section 1123(d)-- Cure of Defaults............11
                                    2.      Section 1129(a)(2) -- Compliance with
                                            Applicable Provisions of the Bankruptcy Code...........11
                                    3.      Section 1129(a)(3)-- Proposal of the Plan in
                                            Good Faith.............................................11
                                    4.      Section 1129(a)(4)-- Bankruptcy Court
                                            Approval of Certain Payments as Reasonable.............12
                                    5.      Section 1129(a)(5) -- Disclosure of Identity of
                                            Proposed Management, Compensation of
                                            Insiders and Consistency of Management
                                            Proposals with the Interests of Creditors and
                                            Public Policy..........................................13
                                    6.      Section 1129(a)(6)-- Approval of Rate Changes..........13
                                    7.      Section 1129(a)(7)-- Best Interests of Holders
                                            of Claims and Interests................................13
                                    8.      Section 1129(a)(8)-- Acceptance of the Plan by
                                            Each Impaired Class....................................14
                                    9.      Section 1129(a)(9)-- Treatment of Claims
                                            Entitled to Priority Pursuant to Section 507(a)
                                            of the Bankruptcy Code.................................14
                                    10.     Section 1129(a)(10)-- Acceptance By at Least
                                            One Impaired Class.....................................15
                                    11.     Section 1129(a)(11)-- Feasibility of the Plan..........15
                                    12.     Section 1129(a)(12)-- Payment of Bankruptcy
                                            Fees...................................................15
                                    13.     Section 1129(a)(13)-- Retiree Benefits.................16
                                    14.     Section 1129(b)-- Confirmation of the Plan
                                            Over the Nonacceptance of Impaired Classes.............16
                                    15.     Bankruptcy Rule 3016(a)................................16
                                    16.     Section 1129(d)-- Purpose of Plan......................17
                  C.       SETTLEMENTS AND RELEASES................................................17
                                    1.      Settlement of Intercompany Claims Between the
                                            Holdings Debtors and the Services Debtors..............17
                                    2.      Settlements with Cisco and Lucent......................17
                                    3.      Fairness of Releases...................................18
                  D.       SATISFACTION OF CONDITIONS TO CONFIRMATION..............................18
                  E.       SUBSTANTIVE CONSOLIDATION...............................................18

II.      CONCLUSIONS OF LAW........................................................................19
                  A.       JURISDICTION AND VENUE..................................................19
                  B.       EXEMPTIONS FROM SECURITIES LAWS.........................................19
                  C.       EXEMPTIONS FROM TAXATION................................................21
                  D.       COMPLIANCE WITH SECTION 1129 OF THE
                           BANKRUPTCY CODE.........................................................22
                  E.       APPROVAL OF THE SETTLEMENTS AND RELEASES
                           PROVIDED  UNDER THE PLAN AND CERTAIN OTHER
                           MATTERS.................................................................22
                  F.       AGREEMENTS AND OTHER DOCUMENTS..........................................23
                  G.       ASSUMPTIONS, ASSUMPTIONS AND ASSIGNMENTS AND
                           REJECTIONS OF EXECUTORY CONTRACTS AND
                           UNEXPIRED LEASES........................................................24
                  H.       SUBSTANTIVE CONSOLIDATION...............................................25

III.     ORDER.....................................................................................25
                  A.       CONFIRMATION OF THE PLAN................................................25
                  B.       EFFECTS OF CONFIRMATION.................................................25
                                    1.      Immediate Effectiveness; Successors and
                                            Assigns................................................25
                                    2.      Continued Corporate Existence; Vesting of
                                            Assets.................................................26
                                    3.      Cancellation and Surrender of Instruments,
                                            Securities and Other Documentation.....................27
                                    4.      Release of Liens.......................................27
                  C.       CLAIMS BAR DATES........................................................28
                                    1.      Bar Dates for Administrative Claims....................28
                                            a.       General Bar Date Provisions...................28
                                            b.       Bar Dates for Certain Administrative
                                                     Claims........................................29
                                                     i.       Professional Compensation............29
                                                     ii.      Ordinary Course Liabilities..........29
                                                     iii.     Priority Tax Claims..................30
                                    2.      Bar Date for Rejection Damages Claims and
                                            Related Procedures.....................................30
                  D.       MATTERS RELATING TO IMPLEMENTATION OF THE
                           PLAN....................................................................31
                                    1.      Restructuring Transactions.............................31
                                    2.      Directors and Officers; Employment-Related
                                            Agreements and Compensation Programs...................36
                                            a.       Directors and Officers of Reorganized
                                                     Debtors.......................................36
                                            b.       Approval of New Employment,
                                                     Retirement, Indemnification, and Other
                                                     Related Agreements and Incentive
                                                     Compensation Programs.........................36
                                    3.      Approval of Agreements Related to the New
                                            Common Stock...........................................37
                                    4.      Approval of Exit Financing.............................37
                                    5.      Approval of New Loan Documents.........................38
                                    6.      Approval of Executory Contract and Unexpired
                                            Lease Provisions and Related Procedures................40
                                    7.      Distribution Record Date...............................45
                  E.       SUBSTANTIVE CONSOLIDATION OF THE HOLDINGS
                           DEBTORS AND SERVICES DEBTORS............................................46
                  F.       ACTIONS IN FURTHERANCE OF THE PLAN......................................47
                  G.       RELEASES AND INDEMNIFICATION............................................50
                  H.       DISCHARGE, TERMINATION, INJUNCTION AND
                           SUBORDINATION RIGHTS....................................................50
                                    1.      Discharge of Claims and Satisfaction and
                                            Termination of Interests...............................50
                                    2.      Injunctions............................................51
                                    3.      Releases and Satisfaction of Subordination
                                            Rights.................................................53
                                    4.      Exculpation............................................54
                  I.       RESOLUTION OF OTHER OBJECTIONS OR DISPUTES..............................55
                  J.       PAYMENT OF STATUTORY FEES...............................................57
                  K.       SUBSTANTIAL CONSUMMATION................................................58
                  L.       RETENTION OF JURISDICTION...............................................58
                  M.       NOTICE OF ENTRY OF CONFIRMATION ORDER...................................58




                             TABLE OF EXHIBITS


Exhibit                    Exhibit Name
-------                    ------------
A                          Plan
B                          Modification
C                          Rejection Bar Date Notice
D                          Cure Amount Notice
E                          Confirmation Notice
F                          Initial Board of Directors of Reorganized ICG




                                INTRODUCTION
                                ------------

                  The above-captioned debtors and debtors in possession (collectively, the"Debtors") having proposed the Second Amended Joint Plan of Reorganization of ICG Communications, Inc. and its Affiliated Debtors and Debtors in Possession, dated April 3, 2002 (the "Original Plan"); the Bankruptcy Court having entered its Order (I) Approving Procedures and Materials Employed to Provide Notice of the Disclosure Statement Hearing,
(II) Approving Disclosure Statement, (III) Determining Treatment of Certain Claims for Notice and Voting Purposes, (IV) Scheduling Hearing on Confirmation of the Plan, (V) Establishing Record Date and Procedures for Filing Objections to the Plan and Temporary Allowance of Claims and (VI) Approving Solicitation Procedures for Confirmation, dated April 3, 2002 (the "Original Solicitation Order") [Docket No. 1349]; a hearing pursuant to section 1129 of the Bankruptcy Code to consider confirmation of the Original Plan having been held on May 20, 2002 (the "First Confirmation Hearing"); the Bankruptcy Court having entered its Findings of Fact, Conclusions of Law, and Order Confirming Second Amended Joint Plan of Reorganization of ICG Communications, Inc. and its Affiliated Debtors and Debtors in Possession, dated May 21, 2002 (the "Original Confirmation Order") [Docket No. __]; the substantial consummation of the Original Plan, within the meaning of section 1127 of the Bankruptcy Code having not occurred; the Debtors having proposed the Modification to Second Amended Joint Plan of Reorganization of ICG Communications, Inc. et al., dated July __, 2002 (the "Modification" and the Original Plan as modified by the Modification, the "Modified Plan")1 [Docket No. __]; the Bankruptcy Court


--------
1 Unless otherwise specified, capitalized terms and phrases used herein have the meanings assigned to them in the Modified Plan. The rules of interpretation set forth in Section I.C of the Modified Plan shall apply to these Findings of Fact, Conclusions of Law and Order (this "Second Confirmation Order"). In addition, in accordance with Section I.A of the Modified Plan, any term used in the Modified Plan or this Second Confirmation Order that is not defined in the Modified Plan or this Second Confirmation Order, but that is used in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning given to that term in the Bankruptcy Code or the Bankruptcy Rules, as applicable. In accordance with Section III.A of this Second Confirmation Order, if there is any direct conflict between the terms of the Modified Plan, the terms of the Original Confirmation Order and the terms of this Second Confirmation Order the terms of this Second Confirmation Order shall control. A copy of the Original Plan (without the exhibits thereto) is attached hereto as Exhibit A and incorporated herein by reference. A copy of the Modification (without the exhibits thereto) is attached hereto as Exhibit B and incorporated herein by reference.

having entered the Order (I) Approving Supplemental Disclosure With Respect to the Second Amended Joint Plan of Reorganization of ICG Communications, Inc., et al., as Modified and (II) Approving Solicitation Procedures for Confirmation with Respect to the Plan as Modified, dated August __, 2002 (the "Supplemental Solicitation Order") [Docket No. __]; the Debtors having filed the Declaration of Logan & Company, Inc. Certifying the Voting On and Tabulation of Ballots Accepting and Rejecting the Debtors' Second Amended Joint Plan of Reorganization, as Modified (the "Voting Declaration") [Docket No. ___] on September __, 2002; the Bankruptcy Court having established, in the Supplemental Solicitation Order, September __, 2002 at _:00 p.m. as the date and time of the hearing pursuant to section 1129 of the Bankruptcy Code to consider Confirmation of the Modified Plan (the "Second Confirmation Hearing"); declarations of service having been executed by Kathleen M. Logan and Filed with the Bankruptcy Court (the "Declarations of Service") [Docket Nos. _______], with respect to the mailing of a notice of the Second Confirmation Hearing and the other solicitation materials in respect of the Modified Plan in accordance with the Supplemental Solicitation Order; declarations of publication having been Filed with the Bankruptcy Court (collectively, the "Declarations of Publication") [Docket Nos. ___] with respect to the publication of the notice of the Second Confirmation Hearing in the national editions of The Wall Street Journal, and the daily edition of the Denver Post in accordance with the Supplemental Solicitation Order; objections to Confirmation of the Modified Plan (collectively, the "Objections") having been Filed by (i) [ ]; the Debtors having filed a Memorandum of Law in Support of Confirmation of the Second Amended Joint Plan of Reorganization of ICG Communications, Inc., as Modified (the "Second Memorandum of Law") on September __, 2002 [Docket No. __]; the Debtors having filed the Declaration of Randall E. Curran in Support of Second Amended Joint Plan of Reorganization of ICG Communications, Inc., as Modified (the "Curran Declaration"), the Declaration of Steven G. Panagos in Support of Second Amended Joint Plan of Reorganization of ICG Communications, Inc., as Modified (the "Panagos Declaration") and the Declaration of Kenneth E. Buckfire in Support of Second Amended Plan of Reorganization of ICG Communications, Inc., as Modified (the "Buckfire Declaration") (the Curran Declaration together with the Panagos Declaration and the Buckfire Declaration, the "Supporting Declarations") on September __, 2002 as exhibits to the Second Memorandum of Law; the Bankruptcy Court having reviewed the Plan, the Modification, the Disclosure Statement, the Supplement, the Disclosure Statement Order, the Supplemental Solicitation Order, the Voting Declaration, the Declarations of Service, the Declarations of Publication, the Objections, the Second Memorandum of Law, the Supporting Declarations and the other papers before the Bankruptcy Court in connection with the Confirmation of the Modified Plan; the Bankruptcy Court having heard the statements of counsel in support of Confirmation at the Second Confirmation Hearing, as reflected in the record at the Second Confirmation Hearing; the Bankruptcy Court having considered all testimony presented and evidence admitted at the Second Confirmation Hearing; the Bankruptcy Court having taken judicial notice of the papers and pleadings on file in these chapter 11 cases; and the Bankruptcy Court finding that (i) notice of the Second Confirmation Hearing and the opportunity of any party in interest to object to Confirmation were adequate and appropriate, in accordance with Bankruptcy Rule 2002(b) and the Supplemental Solicitation Order, as to all parties to be affected by the Modified Plan and the transactions contemplated thereby and (ii) the legal and factual bases set forth at the Second Confirmation Hearing and as set forth in this Second Confirmation Order establish just cause for the relief granted herein; the Bankruptcy Court hereby makes the following Findings of Fact, Conclusions of Law and Order.2

--------
2 This Second Confirmation Order constitutes the Bankruptcy Court's findings of fact and conclusions of law under Fed. R. Civ. P. 52, as made applicable herein by Bankruptcy Rules 7052 and 9014. Any finding of fact shall constitute a finding of fact even if it is stated as a conclusion of law, and any conclusion of law shall constitute a conclusion of law even if it is stated as a finding of fact.


 I. FINDINGS OF FACT.

         A.       JURISDICTION AND VENUE.

                  On November 14, 2000, the Debtors commenced their respective Reorganization Cases by filing voluntary petitions for relief under chapter 11 of the Bankruptcy Code. The Debtors were and are qualified to be debtors under section 109(a) of the Bankruptcy Code. ICG Communications, Inc., the direct or indirect parent of each of the Affiliate Debtors, is domiciled in Delaware. Accordingly, pursuant to 28 U.S.C.ss.1408, venue in the United States Bankruptcy Court for the District of Delaware for these chapter 11 cases was proper as of the Petition Date and continues to be proper.

         B.       COMPLIANCE WITH THE REQUIREMENTS OF SECTION
                  1129 OF THE BANKRUPTCY CODE.

                  1. Section 1129(a)(1) -- Compliance of the Plan with Applicable Provisions of the Bankruptcy Code.

                  The Modified Plan complies with all applicable provisions of the Bankruptcy Code, as required by section 1129(a)(1) of the Bankruptcy Code, including sections 1122 and 1123 of the Bankruptcy Code.

                           a.       Sections 1122 and 1123(a)(1)-(4) --
                                    Classification and Treatment of
                                    Claims and Interests.

                  Pursuant to sections 1122(a) and 1123(a)(1) of the Bankruptcy Code, Article II of the Modified Plan designates Classes of Claims and Interests, other than Administrative Claims and Priority Tax Claims.3 As required by section 1122(a), each Class of Claims and Interests

--------
3 Pursuant to section 1123(a)(1) of the Bankruptcy Code, classes of Administrative Claims and Priority Tax Claims are not required to be classified.

contains only Claims or Interests that are substantially similar to the other Claims or Interests within that Class. The Modified Plan designates eleven Classes of Claims and Interests, designated as Classes H-1 through H-5 and S-1 through S-6. Such classification is proper under section 1122(a) of the Bankruptcy Code because such Claims and Interests have differing rights among each other and against the Debtors' assets or differing interests in the Debtors or their reorganization. Additionally, in accordance with section 1122(b) of the Bankruptcy Code, the Modified Plan provides for two Classes of Unsecured Claims of $5,000 or less, one each against the Holdings Debtors and the Services Debtors. This classification is reasonable and necessary for administrative convenience. Pursuant to sections 1123(a)(2) and 1123(a)(3) of the Bankruptcy Code,
Article II of the Modified Plan specifies all Classes of Claims and Interests that are not impaired under the Modified Plan. Article III specifies the treatment of all Classes of Claims and Interests that are impaired under the Modified Plan. Pursuant to section 1123(a)(4) of the Bankruptcy Code, the Modified Plan also provides the same treatment for each Claim or Interest within a particular Class, unless the holder of a Claim or Interest agrees to less favorable treatment of its Claim or Interest.

                           b. Section 1123(a)(5) -- Adequate Means for Implementation of the Modified Plan.

                  Article V and various other provisions of the Modified Plan provide adequate means for the Modified Plan's implementation. Those provisions relate to, among other things: (a) the continued corporate existence of the Debtors (subject to the Restructuring Transactions) and the vesting of the Debtors' assets in the Reorganized Debtors; (b) the cancellation of Old Securities and Agreements; (c) the corporate constituent documents that will govern the Reorganized Debtors; (d) the selection of the initial directors and officers for the Reorganized Debtors; (e) all appropriate and necessary documentation governing entry into the New Senior Subordinated Term Loan, the New Nominal Warrants, the Fee Warrants and effectuation of the Escrow Agreement; (f) the preservation of Litigation Claims by the Debtors and the Reorganized Debtors; (g) the entry into the Registration Rights Agreement; (h) the settlement with Lucent Technologies, Inc. ("Lucent"), and the settlement with Cisco Systems, Inc. and Cisco Capital ("Cisco"); (i) the continuation of certain employee, retiree and workers' compensation benefits and the implementation of the Management Option Plan; (j) the release of liens; (k) the distribution of cash pursuant to the Modified Plan; (l) the execution, delivery and implementation of all documents, and the granting of security interests in and liens upon substantially all of the assets of the Reorganized Debtors, as are necessary and appropriate in connection with the consummation of the credit facility by and among the Reorganized Debtors and the holders of the New Secured Notes (the "New Credit Facility"), including without limitation (i) a credit agreement with the holders of the Secured Lender Claims (the "New Credit Agreement"), (ii) a security agreement with the collateral agent for the holders of the Secured Lender Claims (the "New Security Agreement"), (iii) UCC financing statements, (iv) the guarantees executed by those Subsidiaries as required by Section [5.01(j)] of the New Credit Agreement (the "New Guarantees"),
(v) a subordination agreement with the agent for the holders of the Secured Lender Claims, Cerberus Capital Management, L.P. ("CCM") and any other financial institutions that are parties to the New Senior Subordinated Term Loan (the "Subordination Agreement") and (vi) such other documents as are necessary and appropriate in connection with the New Credit Facility (collectively, including the New Credit Agreement, the New Security Agreement, such UCC financing statements, the New Guarantees and the Subordination Agreement, the "New Loan Documents"); (m) the issuance and distribution of the New Common Shares, New Secured Notes, New Nominal Warrants, Fee Warrants and New Holdings Creditor Warrants; and (n) the adoption, execution, delivery and implementation of all contracts, instruments, releases and other agreements or documents related to the foregoing. Moreover, as evidenced by the New Projections, the Debtors will have sufficient cash to make all payments required to be made on the Effective Date pursuant to the terms of the Modified Plan.

                           c. Section 1123(a)(6) -- Prohibition Against the Issuance of Nonvoting Equity Securities and Adequate Provisions for Voting Power of Classes of Securities.

                  Section 5.3 of the Modified Plan provides that the certificates of incorporation and the by-laws or similar constituent documents of Reorganized ICG and each of the other Reorganized Debtors, among other things, will prohibit the issuance of nonvoting equity securities to the extent required by section 1123(a) of the Bankruptcy Code. Such prohibitory provisions have been incorporated into Exhibit A-1 to the Modified Plan. In light of the foregoing, the Modified Plan satisfies the requirement of section 1123(a)(6) of the Bankruptcy Code that a plan of reorganization provide for an appropriate distribution of voting power among the classes of securities possessing voting power.

                           d. Section 1123(a)(7) - Selection of Directors and Officers in a Manner Consistent with the Interests of Creditors and Equity Security Holders and Public Policy.

                  The Modified Plan complies with section 1123(a)(7) by properly and adequately disclosing or otherwise identifying the procedures for determining the identity and affiliations of all individuals or entities proposed to serve on or after the Effective Date as officers and directors of Reorganized ICG. Moreover, the Modified Plan ensures that the selection of the proposed compensation and indemnification arrangements for such persons are consistent with the interests of creditors and public policy.

                  The existing senior officers of ICG will serve initially in their same capacities after the Effective Date for Reorganized ICG. The initial board of directors of Reorganized ICG will consist of five (5) directors. The Chief Executive Officer shall be a director. CCM and W.R. Huff Asset Management Co., L.L.C. ("Huff"), respectively, have designated the persons set forth on Exhibit F hereto as members of the initial board of directors.

                  In light of the foregoing, the manner of selection of the initial directors and officers of the Reorganized Debtors and the manner of selection of successor directors and officers of the Reorganized Debtors, as set forth in the certificates of incorporation and by-laws or similar constituent documents of the applicable Reorganized Debtor and applicable state law, are consistent with the interests of the holders of Claims and Interests and public policy.

                           e. Section 1123(b)(1)-(2) -- Impairment of Claims and Interests and Assumption, Assumption and Assignment or Rejection of Executory Contracts and Unexpired Leases.

                  In accordance with section 1123(b)(1) of the Bankruptcy Code, Article II of the Modified Plan impairs or leaves unimpaired, as the case may be, each Class of Claims and Interests. In accordance with section 1123(b)(2) of the Bankruptcy Code, Article VII of the Modified Plan provides that each of the Debtors will be deemed to have assumed every executory contract and unexpired lease to which it is a party, including those listed on Schedule 7.1 of the Modified Plan, unless such contract or lease (i) was previously assumed or rejected by such Debtor, (ii) previously expired or terminated pursuant to its own terms, or (iii) is listed on Schedule 7.3 of the Modified Plan.

                           f.       Section 1123(b)(3) -- Retention,
                                    Enforcement and Settlement of Claims
                                    Held by the Debtors.

                  Section 5.10 of the Modified Plan provides that, except as provided in the Modified Plan or in any contract, instrument, release or other agreement entered into or delivered in connection with the Modified Plan, in accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtors will retain and may enforce, sue on, settle, or compromise (or decline to do any of the foregoing) all Litigation Claims, that the Debtors or the Estates may hold against any Person or entity. The Reorganized Debtors or their successors may pursue such retained claims, demands, rights or causes of action, as appropriate, in accordance with the best interests of the Reorganized Debtors or their successors holding such claims, demands, rights or causes of action.

                           g. Section 1123(b)(5)-- Modification of the Rights of Holders of Claims.

                  Article III of the Modified Plan modifies, or leaves unaffected, as the case may be, the rights of holders of each Class of Claims.

                           h. Section 1123(b)(6) -- Other Provisions Not Inconsistent with Applicable Provisions of the Bankruptcy Code.

                  The Modified Plan includes additional appropriate provisions that are not inconsistent with applicable provisions of the Bankruptcy Code, including: (i) the provisions of Article VIII of the Modified Plan governing distributions on account of Allowed Claims; (ii) the provisions of Article IX of the Modified Plan establishing procedures for resolving Disputed Claims and making distributions on account of such Disputed Claims once resolved; (iii) the provisions of Article VI of the Modified Plan providing for the substantive consolidation of the Estates that comprise the Holdings Debtors, and the Estates that comprise the Services Debtors, respectively for the purpose of implementing the Modified Plan; (iv) the provisions of Section 12.9 of the Modified Plan regarding the discharge of Claims and termination of Interests; (v) the provisions of
Article XI of the Modified Plan regarding retention of jurisdiction by the Court over certain matters after the Effective Date; and (vi) the provisions of Article V regarding the means for implementation of the Modified Plan.

                           i.       Section 1123(d)-- Cure of Defaults.

                  Section 7.2 of the Modified Plan provides for Cure with respect to each Executory Contract and Unexpired Lease to be assumed pursuant to Section 7.1 of the Modified Plan in accordance with section 365(b)(1) of the Bankruptcy Code.

                  2. Section 1129(a)(2) -- Compliance with Applicable Provisions of the Bankruptcy Code.

                  The Debtors have complied with all applicable provisions of the Bankruptcy Code, as required by section 1129(a)(2) of the Bankruptcy Code, including section 1125 of the Bankruptcy Code and Bankruptcy Rules 3017 and 3018. The Disclosure Statement, the Supplement and the procedures by which the Ballots for acceptance or rejection of the Modified Plan were solicited and tabulated were fair, properly conducted and in accordance with sections 1125 and 1126 of the Bankruptcy Code, Bankruptcy Rules 3017 and 3018 and the Supplemental Solicitation Order. Consistent with Section
12.11 of the Modified Plan, the Debtors, the Reorganized Debtors, the Creditors' Committee, the Claims Resolution Committee, the Indenture Trustees, the Prepetition Secured Lenders and CCM and their respective directors, officers, employees, agents, members and professionals, as applicable, have acted in "good faith," within the meaning of section 1125(e) of the Bankruptcy Code.

                  3. Section 1129(a)(3) -- Proposal of the Modified Plan in Good Faith.

                  The Debtors proposed the Modified Plan in good faith and not by any means forbidden by law. In determining that the Modified Plan has been proposed in good faith, the Bankruptcy Court has examined the totality of the circumstances surrounding the formulation of the Modified Plan. Based on the uncontroverted evidence presented at the Second Confirmation Hearing, the Bankruptcy Court finds and concludes that the Modified Plan has been proposed with the legitimate and honest purpose of reorganizing the business affairs of each of the Debtors and maximizing the returns available to creditors of the Debtors. Consistent with the overriding purpose of chapter 11 of the Bankruptcy Code, the Modified Plan is designed to allow the Debtors to reorganize by providing them with a capital structure that will allow them to satisfy their obligations with sufficient liquidity and capital resources and to fund necessary capital expenditures and otherwise conduct their businesses. Moreover, the Modified Plan itself and the arms' length negotiations among the Debtors, the Creditors' Committee, the Holdings SubCommittee, the Prepetition Secured Lenders, CCM and the Debtors' other constituencies leading to the Modified Plan's formulation, as well as the overwhelming support of creditors for the Modified Plan, provide independent evidence of the Debtors' good faith in proposing the Modified Plan.

                  4. Section 1129(a)(4) -- Bankruptcy Court Approval of Certain Payments as Reasonable.

                  Section 12.1 of the Modified Plan makes all payments on account of Professionals' Fee Claims for services rendered prior to the Effective Date subject specifically to the requirements of sections 327, 328, 330, 331, 503(b) and 1103 of the Bankruptcy Code, as applicable, by requiring Professionals to file final fee applications with the Court. The Bankruptcy Court will review the reasonableness of such applications under sections 328 and 330 of the Bankruptcy Code and any applicable case law.
Article XI of the Modified Plan provides that the Bankruptcy Court will retain jurisdiction after the Effective Date to hear and determine all applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Modified Plan. All fees and expenses of Professionals authorized to be paid periodically pursuant to the prior orders of the Bankruptcy Court shall remain subject to final review for reasonableness by the Bankruptcy Court.

                  5. Section 1129(a)(5) -- Disclosure of Identity of Proposed Management, Compensation of Insiders and Consistency of Management Proposals with the Interests of Creditors and Public Policy.

                  Section 5.7 of the Modified Plan provides for the manner of selection of the initial board of directors and officers of Reorganized ICG, as well as the manner for selecting the boards of directors for the other Reorganized Debtors (which are subsidiaries of Reorganized ICG). Because initial board of directors will be comprised primarily of directors selected by CCM and Huff, the appointment or continuance of the proposed directors and officers is consistent with the interests of holders of Claims and Interests and public policy.

                  6.       Section 1129(a)(6)-- Approval of Rate Changes.

                  The Debtors' current businesses do not involve the establishment of rates over which any regulatory commission has jurisdiction or will have jurisdiction after Confirmation.

                  7. Section 1129(a)(7) -- Best Interests of Holders of Claims and Interests.

                  With respect to each impaired Class of Claims or Interests for each Debtor, each holder of a Claim or Interest in such impaired Class has accepted the Modified Plan or, as demonstrated by the liquidation analysis included as Appendix C to the Disclosure Statement and the Panagos Declaration and the Buckfire Declaration, will receive or retain under the Modified Plan on account of such Claim or Interest property of a value, as of the Effective Date, that is not less than the amount such holder would receive or retain if the Debtors were liquidated on the Effective Date under chapter 7 of the Bankruptcy Code.

                  8. Section 1129(a)(8) -- Acceptance of the Modified Plan by Each Impaired Class.

                  Pursuant to sections 1124 and 1126 of the Bankruptcy
Code: (a) as indicated in Article II of the Modified Plan, Classes H-1, H-2, S-1 and S-2 are Classes of unimpaired Claims or Interests and (b) as indicated in the Voting Declaration, all impaired Classes of Claims (Classes H-3, H-4, S-3, S-4 and S-5) have accepted the Modified Plan. Because the holders of Interests in Classes H-5 and S-6 will not receive or retain any property on account of such Interests, Classes H-5 and S-6 are deemed not to have accepted the Modified Plan pursuant to section 1126(g) of the Bankruptcy Code. Notwithstanding the lack of compliance with section 1129(a)(8) of the Bankruptcy Code with respect to Classes H-5 and S-6, the Modified Plan is confirmable because, as described in Section I.B.14 below, the Modified Plan satisfies the "cramdown" requirements of section 1129(b) of the Bankruptcy Code with respect to such Classes.

                  9. Section 1129(a)(9) -- Treatment of Claims Entitled to Priority Pursuant to Section 507(a) of the Bankruptcy Code.

                  The Modified Plan provides for treatment of Allowed Administrative Claims, Priority Tax Claims and Priority Claims in the manner required by section 1129(a)(9) of the Bankruptcy Code.

                  10. Section 1129(a)(10) -- Acceptance By at Least One Impaired Class.

                  As indicated in the Voting Declaration and as reflected in the record of the Confirmation Hearing, at least one Class of Claims or Interests that is impaired under the Modified Plan has accepted the Modified Plan, determined without including any acceptance of the Modified Plan by any insider (i.e., each of Classes H- 3, H-4, S-3, S-4 and S-5).

                  11.      Section 1129(a)(11)-- Feasibility of the
                           Modified Plan.

                  Although the Debtors' anticipated cash balances on the Effective Date, as set forth in the New Projections, have decreased, and although it is impossible to predict with certainty the precise future profitability of the Debtors' businesses or the industries and markets in which the Debtors operate, Confirmation is not likely to be followed by the liquidation of, or the need for further financial reorganization of the Debtors, the Reorganized Debtors or any successor to the Reorganized Debtors under the Modified Plan, as demonstrated by the Panagos Declaration and the description of the Debtors' financial projections contained in the Supplement. As set forth in the Curran Declaration and the Panagos Declaration, upon the Effective Date, the Reorganized Debtors will have sufficient cash flow and capital resources to pay their liabilities as they become due and to satisfy their capital needs for the conduct of their businesses, and their assets will exceed their liabilities.

                  12.      Section 1129(a)(12)-- Payment of Bankruptcy Fees.

                  Section 12.3 of the Modified Plan provides that, on or before the Effective Date, Administrative Claims for fees payable pursuant to 28 U.S.C.ss.1930 will be paid in cash. After the Effective date, the Reorganized Debtors shall pay all required fees pursuant to 28 U.S.C.ss.1930 or any other statutory requirement and comply with all statutory reporting requirements.

                  13.      Section 1129(a)(13)-- Retiree Benefits.

                  Section 5.6(a) of the Modified Plan provides that all employee compensation and benefit plans of the Debtors, including programs subject to sections 1114 and 1129(a)(13) of the Bankruptcy Code, entered into before or after the Petition Date and not since terminated are deemed to be, and will be treated as though they are, executory contracts that are assumed under Section 7.1 of the Modified Plan.

                  14. Section 1129(b) -- Confirmation of the Modified Plan Over the Nonacceptance of Impaired Classes.

                  Pursuant to section 1129(b)(1) of the Bankruptcy Code, the Modified Plan may be confirmed notwithstanding that Interests in Classes H-5 and S-6 are impaired and are deemed not to have accepted the Modified Plan pursuant to section 1126(g) of the Bankruptcy Code. Other than the requirement in section 1129(a)(8) of the Bankruptcy Code that Classes H-5 and S-6 accept the Modified Plan, all of the requirements of section 1129(a) of the Bankruptcy Code have been met. The Modified Plan does not discriminate unfairly and is fair and equitable with respect to Classes H-5 and S-6. No holders of Interests junior to the Interests in Classes H-5 and S-6 will receive or retain any property under the Modified Plan and, as evidenced by the valuations and estimates contained in the Disclosure Statement and in the Buckfire Declaration, no Class of Claims or Interests senior to Classes H-5 and S-6 is receiving more than full payment on account of the Claims and Interests in such Classes.

                  15.      Bankruptcy Rule 3016(a).

                  The Modified Plan is dated and identifies the entities submitting the Modified Plan.

                  16.      Section 1129(d)-- Purpose of Modified Plan.

                  The primary purpose of the Modified Plan is not avoidance of taxes or avoidance of the requirements of Section 5 of the Securities Act, and there has been no objection Filed by any governmental unit asserting such avoidance.

         C.       SETTLEMENTS AND RELEASES

                  1. Settlement of Intercompany Claims Between the Holdings Debtors and the Services Debtors.

                  As demonstrated by the Curran Declaration, the allocation of recoveries to holders of General Unsecured Claims against the Holdings Debtors and the Services Debtors, respectively, in settlement and compromise of potential disputes with respect to intercompany claims issues among the Holdings Debtors and Services Debtors is fair, reasonable and appropriate in light of the underlying facts and circumstances. The substantial analysis and good faith negotiations of interested parties, including the Debtors, Creditors' Committee and the Holdings' SubCommittee, as well as the overwhelming support for the Modified Plan by holders of Claims in Classes H-4 and S-4, supports this conclusion.

                  2.       Settlements with Cisco and Lucent.

                  As demonstrated by the Curran Declaration, the benefits to be received by the Debtors, the Reorganized Debtors and their respective creditors as a result of (i) the settlement with Cisco contained in Section
5.14 and Schedule 5.14 to the Modified Plan and (ii) the settlement with Lucent contained in Section 5.13 and Schedule 5.13 and other related documents are fair, reasonable and appropriate in light of the relevant facts and circumstances underlying each such settlement.

                  3.       Fairness of Releases.

                  The releases set forth in Section 5.12 of the Modified Plan are appropriate. The Debtors are releasing certain parties from claims owned by the Debtors. No creditor or other third party is being deemed to release any non- derivative claim it may have against a third party, unless it affirmatively and voluntarily chose to do so by making an election on its ballot to vote on the Modified Plan. Parties not voting on the Modified Plan or that did not affirmatively elect to grant releases on their Modified Plan ballots are not deemed to have granted any releases of individual claims they may possess against non-Debtors (if any).

         D.       SATISFACTION OF CONDITIONS TO CONFIRMATION.

                  Each of the conditions precedent to the entry of this Second Confirmation Order, as set forth in Section 10.1 of the Modified Plan, has been satisfied.

         E.       SUBSTANTIVE CONSOLIDATION

                  The substantive consolidation of the Estates that comprise the Holdings Debtors and the Estates that comprise the Services Debtors, respectively, for the purpose of implementing the Modified Plan, as described in Article VI of the Modified Plan, will promote a more equitable distribution of the Debtors' assets and is appropriate under section 105 of the Bankruptcy Code. Among the factors supporting the substantive consolidation of the Debtors' Estates, as demonstrated by the Curran Declaration and the Panagos Declaration, are the following: (1) accurately segregating the assets and liabilities of each respective Debtor, if possible, would be immensely difficult and costly (2) the Debtors individual entity books and records were kept based upon accounting principles that do not reflect, in material ways, fair market value of assets or liabilities; (3) there are thousands of individual transfers or transactions within the Holdings Debtors and within the Services Debtors that would have to be separately analyzed to properly view each separate entities' assets and liabilities on a fair market basis; (4) there is no evidence that any creditors will be prejudiced by the aggregation of the assets and liabilities of the Estates that comprise the Holdings Debtors and the Services Debtors, respectively, and (5) no creditor or other party has objected to this limited substantive consolidation, after ample notice and opportunity to do so.

II.      CONCLUSIONS OF LAW.

         A.       JURISDICTION AND VENUE.

                  The Bankruptcy Court has jurisdiction over this matter pursuant to 28 U.S.C. ss.ss. 157 and 1334. This is a core proceeding pursuant to 28 U.S.C. ss. 157(b)(2). The Debtors were and are qualified to be debtors under section 109 of the Bankruptcy Code. Venue of the Reorganization Cases in the United States Bankruptcy Court for the District of Delaware was proper as of the Petition Date, pursuant to 28 U.S.C. ss. 1408, and continues to be proper.

         B.       EXEMPTIONS FROM SECURITIES LAWS.

                  Pursuant to section 1125(d) of the Bankruptcy Code, the Debtors' transmittal of Modified Plan solicitation packages, their solicitation of acceptances of the Modified Plan and their issuance and distribution of the New Common Stock, the New Holdings Creditor Warrants, the New Secured Notes and the Management Options are not and will not be governed by or subject to any otherwise applicable law, rule or regulation governing the solicitation or acceptance of a plan of reorganization or the offer, issuance, sale or purchase of securities. Accordingly, the Debtors, the Reorganized Debtors and their respective directors, officers, employees, agents and professionals (acting in such capacity) are entitled to the protection of section 1125(e) of the Bankruptcy Code.

                  Pursuant to section 1145(a)(1) of the Bankruptcy Code, the offering, issuance and distribution of the New Common Stock, the New Holdings Creditor Warrants and the Management Options and any other securities issuable pursuant to the Modified Plan (except as otherwise set forth in the Disclosure Statement) shall be exempt from section 5 of the Securities Act and any state or local law requiring registration prior to the offering, issuance, distribution or sale of securities.

                  Pursuant to and to the fullest extent permitted by
section 1145 of the Bankruptcy Code, the resale of any New Common Stock, New Holdings Creditor Warrants, Management Options and any other securities issuable pursuant to the Modified Plan (except as otherwise described in the Disclosure Statement) shall be exempt from section 5 of the Securities Act and any state or local law requiring registration prior to the offering, issuance, distribution or sale of securities.

                  The New Secured Notes are issued under the New Credit Agreement and thus are not securities for the purposes of Bankruptcy Code section 1145. Notwithstanding the foregoing, to the extent the New Secured Notes are deemed to be securities, the offering, issuance and distribution of the New Secured Notes, and the resale thereof, shall be exempt from section 5 of the Securities Act and any state or local law requiring registration prior to the offering, issuance, distribution or sale of securities.

         C.       EXEMPTIONS FROM TAXATION.

                  Pursuant to section 1146(c) of the Bankruptcy Code, the issuance, transfer, or exchange of a security, or the making or delivery of an instrument of transfer under a plan confirmed under section 1129 of this title, may not be taxed under any law imposing a stamp tax or similar tax.

         D.       COMPLIANCE WITH SECTION 1129 OF THE
                  BANKRUPTCY CODE.

                  As set forth in Section I above, the Modified Plan complies in all respects with the applicable requirements of section 1129 of the Bankruptcy Code.

         E.       APPROVAL OF THE SETTLEMENTS AND RELEASES
                  PROVIDED  UNDER THE MODIFIED PLAN AND CERTAIN
                  OTHER MATTERS.

                  Pursuant to section 1123(b)(3) of the Bankruptcy Code and Bankruptcy Rule 9019(a), the settlements, compromises, releases, waivers, discharges and injunctions set forth in the Modified Plan, the settlement of intercompany claims among the Holdings Debtors and the Services Debtors, the settlement with Cisco, the settlement with Lucent and the settlement with CCM are approved as integral parts of the Modified Plan and are fair, equitable, reasonable and in the best interests of the Debtors, the Reorganized Debtors and their respective Estates and the holders of Claims and Interests.

                  In approving the settlements, compromises, releases, waivers, discharges and injunctions of and from such potential claims, as described above, the Bankruptcy Court has considered: (a) the balance of the likelihood of success of claims asserted by the Debtors or other claimants against the likelihood of success of the defenses or counterclaims possessed by the Debtors, other claimants or other potential defendants; (b) the complexity, cost and delay of litigation that would result in the absence of these settlements, compromises, releases, waivers, discharges and injunctions; (c) the lack of objections by any creditor or party in interest to the settlements, compromises, releases, waivers, discharges and injunctions and the acceptance of the Modified Plan by an overwhelming majority of the holders of Claims, as set forth in the Voting Declaration; and (d) that the Modified Plan, which gives effect to the settlements, compromises, releases, waivers, discharges and injunctions, is the product of extensive arms' length negotiations among the Debtors, the Creditors' Committee, the Holdings SubCommittee, the Prepetition Secured Lenders and other parties in interest.

                  All settlements, compromises, releases, waivers, discharges and injunctions of claims and causes of action set forth in the Modified Plan, which are approved herein as an integral part of the Modified Plan and as fair, equitable, reasonable and in the best interests of the Debtors, the Reorganized Debtors and their respective Estates and the holders of Claims and Interests, are effective and binding in accordance with their terms.

         F.       AGREEMENTS AND OTHER DOCUMENTS.

                  The Debtors have disclosed all material facts regarding:
(1) the Restructuring Transactions authorized by Section 5.4 of the Modified Plan; (2) the adoption of new or amended and restated certificates of incorporation and by-laws or similar constituent documents for the Reorganized Debtors; (3) the initial selection of directors and officers of the Reorganized Debtors; (4) the Escrow Agreement and the New Senior Subordinated Term Loan; (5) the distribution of cash pursuant to the Modified Plan; (6) the issuance and distribution of the New Common Stock, the New Holdings Creditor Warrants, the Management Options, the New Nominal Warrants, the Fee Warrants and the New Secured Notes pursuant to the Modified Plan; (7) the adoption, execution, delivery and implementation of all contracts, leases, instruments, releases and other agreements or documents related to any of the foregoing, including the Management Option Plan, the Registration Rights Agreement, the settlement with Cisco and the settlement with Lucent; (8) the adoption, execution and implementation of employment, retirement and indemnification agreements, incentive compensation programs, retirement income plans, welfare benefit plans and other employee plans and related agreements, including the Management Option Plan; and (9) the other matters provided for under the Modified Plan involving the corporate structure of any Debtor or Reorganized Debtor or corporate action to be taken by or required of any Debtor or Reorganized Debtor.

         G.       ASSUMPTIONS, ASSUMPTIONS AND ASSIGNMENTS AND
                  REJECTIONS OF EXECUTORY CONTRACTS AND
                  UNEXPIRED LEASES.

                  Each pre- or post-Confirmation assumption, assumption and assignment or rejection of an Executory Contract or Unexpired Lease pursuant to Sections 7.1 and 7.3 of the Modified Plan, including any pre- or post-Confirmation assumption, assumption and assignment or rejection effectuated as a result of any amendment to Schedule 7.3 to the Modified Plan, as contemplated by Section 7.3 of the Modified Plan, shall be legal, valid and binding upon the applicable Debtor or Reorganized Debtor and all nondebtor parties to such Executory Contract or Unexpired Lease, all to the same extent as if such assumption, assumption and assignment or rejection had been effectuated pursuant to an appropriate authorizing order of the Bankruptcy Court entered before the Confirmation Date under section 365 of the Bankruptcy Code.

         H.       SUBSTANTIVE CONSOLIDATION

                  In light of the factors identified in Section I.E above, the substantive consolidation of the Estates that comprise the Holdings Debtors and the Estates that comprise the Services Debtors, respectively, is in the bests interests of the Debtors' creditors and is appropriate under section 105 of the Bankruptcy Code.

III.     ORDER
                  ACCORDINGLY, THE COURT HEREBY ORDERS THAT:

         A.       CONFIRMATION OF THE MODIFIED PLAN.

                  The Modified Plan and each of its provisions are confirmed pursuant to section 1129 of the Bankruptcy Code; provided, however, that if there is any direct conflict between the terms of the Modified Plan and the terms of this Second Confirmation Order, the terms of this Second Confirmation Order shall control. All of the Objections and other responses to, and statements and comments regarding, the Modified Plan, other than those withdrawn with prejudice in their entirety prior to, or on the record at, the Second Confirmation Hearing are overruled.

         B.       EFFECTS OF CONFIRMATION.

                  1.       Immediate Effectiveness; Successors and Assigns.

                  The stay contemplated by Bankruptcy Rule 3020(e) shall not apply to this Second Confirmation Order. Subject to the provisions of
Section 12.6 of the Modified Plan, and notwithstanding any otherwise applicable law, immediately upon the entry of this Second Confirmation Order, the terms of the Modified Plan and this Second Confirmation Order are deemed binding upon the Debtors, the Reorganized Debtors, any and all holders of Claims or Interests (irrespective of whether such Claims or Interests are impaired under the Modified Plan or whether the holders of such Claims or Interests accepted, rejected or are deemed to have accepted or rejected the Modified Plan), any and all nondebtor parties to Executory Contracts and Unexpired Leases with any of the Debtors and any and all entities that are parties to or are subject to the settlements, compromises, releases, discharges and injunctions described in Section I.C above and the respective heirs, executors, administrators, successors or assigns, if any, of any of the foregoing. The Effective Date shall be deemed to have occurred immediately upon the distribution of funds in the Escrow Agreement.

                  2.       Continued Corporate Existence; Vesting of Assets.

                  Except as otherwise provided in the Modified Plan (and subject to the provisions regarding Restructuring Transactions in Section
5.4 of the Modified Plan), each Debtor shall, as a Reorganized Debtor, continue to exist after the Effective Date as a separate corporate entity, with all the powers of a corporation (or such other corporate form) under applicable law and without prejudice to any right to alter or terminate such existence (whether by merger, dissolution or otherwise) under applicable state law. Except as otherwise provided in the Modified Plan, as of the Effective Date, all property of the respective Estates of the Debtors, and any property acquired by a Debtor or Reorganized Debtor under the Modified Plan, shall vest in the applicable Reorganized Debtor, free and clear of all Claims, liens, charges, other encumbrances and Interests. On and after the Effective Date, each Reorganized Debtor is authorized to
(a) operate its businesses; (b) use, acquire and dispose of property; and
(c) compromise or settle any Claims or Interests, in each case without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules, other than those restrictions expressly imposed by the Modified Plan or this Second Confirmation Order. Without limiting the foregoing, each Reorganized Debtor is authorized to pay the charges that it incurs on or after the Effective Date for professionals' fees, disbursements, expenses or related support services (including fees relating to the preparation of Professional fee applications) without application to the Bankruptcy Court.

                  3. Cancellation and Surrender of Instruments, Securities and Other Documentation.

                   Except as provided in any contract, instrument or other agreement or document created, entered into or delivered in connection with the Modified Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to Article III of the Modified Plan, the Old Securities are canceled and of no further force and effect, without any further action on the part of any Debtor or Reorganized Debtor. The holders of or parties to such canceled instruments, securities and other documentation shall have no rights arising from or relating to such instruments, securities and other documentation or the cancellation thereof, except the rights provided pursuant to the Modified Plan; provided, however, that no distribution under the Modified Plan shall be made to or on behalf of any holder of an Allowed Claim evidenced by such canceled instruments or securities unless and until such instruments or securities are received by the applicable Indenture Trustee pursuant to, and to the extent required by, Section 8.8 of the Modified Plan.

                  4.       Release of Liens.

                  Except as otherwise provided in the Modified Plan or in any contract, instrument, release or other agreement or document entered into or delivered in connection with the Modified Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to
Article III of the Modified Plan, all mortgages, deeds of trust, liens or other security interests against the property of any Estate are fully released and discharged, and all right, title and interest of any holder of such mortgages, deeds of trust, liens or other security interests, including any rights to any collateral thereunder, shall revert to the applicable Reorganized Debtor and its successors and assigns.

         C.       CLAIMS BAR DATES.

                  1.       Bar Dates for Administrative Claims.

                           a.       General Bar Date Provisions.

                  Except as otherwise provided in Sections 3.1 and 12.1 of the Modified Plan and herein, unless previously filed, all requests for payment of Administrative Claims must be filed with the Bankruptcy Court and served on counsel for the Debtors and counsel for the Creditors' Committee, pursuant to the procedures specified in the Confirmation Notice (as such term is defined below), no later than 45 days after the Effective Date. Holders of Administrative Claims that are required to File and serve a request for payment of such Administrative Claims and that do not File and serve a request by the applicable bar date shall be forever barred from asserting such Administrative Claims against the Debtors, the Reorganized Debtors or their respective property and such Administrative Claims shall be deemed discharged as of the Effective Date. The Debtors have forty-five
(45) business days after receipt to object to the amount requested. The Bankruptcy Court shall retain jurisdiction to determine the Allowed amount of such Administrative Claim. Notwithstanding the foregoing, no request for payment of an Administrative Claim need be filed with respect to an Administrative Claim which is paid or payable by a Debtor in the ordinary course of business.

                           b.       Bar Dates for Certain Administrative Claims.

                                    i.      Professional Compensation.

                  All final requests for compensation or reimbursement of Professional Fee Claims for services rendered to the Debtors or any creditors' committee prior to the Effective Date and Substantial Contribution Claims must be filed and served on the Reorganized Debtors and their counsel no later than forty-five (45) days after the Effective Date. Objections to applications of such Professionals or other entities for compensation or reimbursement of expenses must be filed and served on the Reorganized Debtors and their counsel and the requesting Professional or other entity no later than 30 days after the date on which the applicable application was served. To the extent necessary, entry of this Second Confirmation Order shall amend and supersede any previously entered order of the Bankruptcy Court regarding the payment of Professional Fee Claims.

                                    ii.     Ordinary Course Liabilities.

                  Holders of Administrative Claims based on liabilities incurred by a Debtor in the ordinary course of its business, including Administrative Trade Claims and Administrative Claims of governmental units for Taxes (including Tax audit Claims arising after the Petition Date) shall not be required to File or serve any request for payment of such Administrative Claims. Such Administrative Claims shall be satisfied pursuant to Section 3.1 of the Modified Plan.

                                    iii.    Priority Tax Claims

                  Each of the Debtors shall have the right to file an objection to any Priority Tax Claim and other claims asserted by taxing authorities and the Debtors' rights to object to and settle or otherwise compromise Priority Tax Claims are preserved, provided that any such objection must be filed no later than 90 days following the Effective Date, unless such time period is extended by the Court. Following resolution of any objections, Priority Tax Claims and other claims asserted by taxing authorities shall be treated as provided under the Modified Plan and, with respect to objections and other matters addressed herein, the provisions of this Second Confirmation Order.

                  2.       Bar Date for Rejection Damages Claims and Related
                           Procedures.

                  The Debtors or the Reorganized Debtors shall provide written notice to each nondebtor party to an Executory Contract or Unexpired Lease being rejected pursuant to the Modified Plan of (i) the applicable Executory Contract or Unexpired Lease being rejected, (ii) the bar date set forth in this Section III.C and (iii) the procedures for such party to File and serve a proof of Claim for any Claims that may arise from such rejection (the "Rejection Bar Date Notice"). The Rejection Bar Date Notice shall be in substantially the form attached hereto as Exhibit C and incorporated herein by reference and shall be served on each nondebtor party or parties to an Executory Contract or Unexpired Lease within 30 days after the Effective Date.

                  Notwithstanding anything in the Bar Date Order to the contrary, if the rejection of an Executory Contract or Unexpired Lease pursuant to Section 7.3 of the Modified Plan gives rise to a Claim by the other party or parties to the Executory Contract or Unexpired Lease, such Claim shall be forever barred and shall not be enforceable against the Debtors, the Reorganized Debtors, their respective successors or their respective properties unless a proof of Claim is Filed and served on the Reorganized Debtors, pursuant to the procedures specified in this Second Confirmation Order and the Rejection Bar Date Notice, no later than 30 days after the date of service of the applicable Rejection Bar Date Notice.

         D.       MATTERS RELATING TO IMPLEMENTATION OF THE
                  MODIFIED PLAN.

                  1.       Restructuring Transactions.

                  On or after the Confirmation Date, pursuant to appropriate provisions of applicable state business corporation laws and sections 1123(a) and 1142(b) of the Bankruptcy Code, the Debtors and the Reorganized Debtors are authorized to enter into such Restructuring Transactions and take such actions as may be necessary or appropriate to effect a corporate restructuring of their respective businesses or simplify the overall corporate structure of the Reorganized Debtors and make all filings and recordings in connection therewith, all as contemplated by, among others, Section 5.4 of the Modified Plan, and in accordance with applicable terms of the Modified Plan, the Exhibits thereto and this Second Confirmation Order. Such restructuring may include one or more mergers, consolidations, restructurings, dispositions, liquidations or dissolutions, as may be determined by the Debtors or the Reorganized Debtors to be necessary or appropriate. The actions to effect these transactions may include: (i) the execution and delivery of appropriate agreements or other documents of merger, consolidation, restructuring, disposition, liquidation or dissolution containing terms that are consistent with the terms of the Modified Plan and that satisfy the applicable requirements of applicable state law and such other terms to which the applicable entities may agree;
(ii) the execution and delivery of appropriate instruments of transfer, assignment, assumption or delegation of any asset, property, right, liability, duty or obligation on terms consistent with the terms of the Modified Plan and having such other terms to which the applicable entities may agree; (iii) the filing of appropriate certificates or articles of merger, consolidation or dissolution pursuant to applicable state law; and
(iv) all other actions that the applicable entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable state law in connection with such transactions.

                  The Restructuring Transactions may include one or more mergers, consolidations, restructurings, dispositions, liquidations or dissolutions as may be determined by the Debtors or Reorganized Debtors to be necessary or appropriate to result in substantially all of the respective assets, properties, rights, liabilities, duties and obligations of certain of the Reorganized Debtors vesting in one or more surviving, resulting or acquiring corporations. In each case in which the surviving, resulting or acquiring corporation in any such transaction is a successor to a Reorganized Debtor, such surviving, resulting or acquiring corporation shall perform the obligations of the applicable Reorganized Debtor pursuant to the Modified Plan to pay or otherwise satisfy the Allowed Claims against such Reorganized Debtor, except as provided in any contract, instrument or other agreement or document effecting a disposition to such surviving, resulting or acquiring corporation, which may provide that another Reorganized Debtor will perform such obligations.

                  Each of the following shall occur and be effective as of the date specified in the documents effectuating the applicable Restructuring Transactions or the Effective Date, if no such other date is specified in such other documents, and are authorized and approved in all respects and for all purposes without any requirement of further action by the stockholders or board of directors of any of the Debtors: the Restructuring Transactions; the adoption of new or amended and restated certificates of incorporation and by-laws or similar constituent documents for the Reorganized Debtors; the initial selection of directors and officers for the Reorganized Debtors; effectuation of the Escrow Agreement and the release of the proceeds of the New Senior Subordinated Term Loan; the distribution of cash pursuant to the Modified Plan; the issuance and distribution of the New Common Stock, the New Holdings Creditor Warrants, the Management Options, the New Nominal Warrants, the Fee Warrants and the New Secured Notes pursuant to the Modified Plan; the adoption, execution, delivery and implementation of all contracts, leases, instruments, releases and other agreements or documents related to any of the foregoing, including the Registration Rights Agreement and the Management Option Plan the Escrow Agreement and the New Senior Subordinated Term Loan; the adoption, execution and implementation of employment, retirement and indemnification agreements, incentive compensation programs, retirement income plans, welfare benefit plans and other employee plans and related agreements, including the Management Option Plan; and the other matters provided for under the Modified Plan involving the corporate structure of any Debtor or Reorganized Debtor or corporate action to be taken by or required of any Debtor or Reorganized Debtor.

                  Pursuant to section 1142(b) of the Bankruptcy Code,
section 303 of the Delaware General Corporation Law and any comparable provision of the business corporation laws of any other state (collectively, the "Reorganization Effectuation Statutes"), without further action by the Bankruptcy Court or the stockholders or board of directors of any of the Debtors or the Reorganized Debtors, the Debtors and the Reorganized Debtors are authorized to: (i) cause to be filed with the Secretary of State of the State of Delaware or other applicable state or local official (A) any and all certificates, agreements or plans of merger, consolidation, dissolution, liquidation or amendment necessary or appropriate to effectuate the provisions of the Modified Plan and (B) certificates of incorporation, by-laws or similar constituent documents or certificates or articles of amendment thereto, as applicable (collectively, the "Governance Documents"); and (ii) take or cause to be taken all such other actions, including the making of appropriate filings or recordings as may be required under appropriate provisions of applicable state business corporation laws or any other applicable law, or as any of the Chairman of the Board, Chief Executive Officer, President, Executive Vice President, Chief Financial Officer, Treasurer, Chief Operating Officer, Senior Vice President, any Vice President or any Secretary (collectively, the "Responsible Officers") of the appropriate Debtor or Reorganized Debtor may determine are necessary or appropriate in connection with the provisions of the Modified Plan and the Governance Documents. Each federal, state and local governmental agency or department is authorized and directed to accept the filing of any Governance Document or other document related to the implementation of the Modified Plan. Without limiting the generality or effect of the foregoing, this Second Confirmation Order is declared and determined to be in recordable form and shall be accepted by any filing or recording officer or authority of any applicable governmental authority or department without any further orders, certificates or other supporting documents. After the Effective Date or the effective time of any applicable Restructuring Transaction, each of the Reorganized Debtors is authorized to amend or restate its certificate of incorporation or by-laws or similar constituent documents as permitted by applicable state law, subject to the terms and conditions of such constituent documents.

                  The Responsible Officers of each Debtor or Reorganized Debtor are authorized to execute, deliver, file or record such contracts, instruments, releases, and other agreements or documents, including any Governance Documents or other documents related to the implementation of the Modified Plan, and take such actions as may be necessary or appropriate to effectuate and implement the provisions of the Modified Plan. The Secretary or any Assistant Secretary of each Debtor or Reorganized Debtor is authorized to certify or attest to any of the foregoing actions. The execution of any such document or the taking of any such action is deemed conclusive evidence of the authority of such person to so act.

                  2. Directors and Officers; Employment-Related Agreements and Compensation Programs.

                           a.       Directors and Officers of Reorganized
                                    Debtors.

                  The appointment of the initial directors and officers of each of the Reorganized Debtors, as set forth in Section I.B above, Exhibit F hereto and Section 5.7 of the Modified Plan (including the process for filling the vacant directorship), as of and immediately following the Effective Date is approved.

                  Each such director and officer shall serve from and after the Effective Date until his or her successor is duly elected or appointed and qualified or until such director's or officer's earlier death, resignation or removal in accordance with the terms of the certificates of incorporation and by-laws or similar constituent documents of the applicable Reorganized Debtor and applicable state law.

                           b. Approval of New Employment, Retirement, Indemnification, and Other Related Agreements and Incentive Compensation Programs.

                  Pursuant to section 1142(b) of the Bankruptcy Code and the Reorganization Effectuation Statutes, without further action by the Bankruptcy Court or the stockholders or board of directors of any of the Reorganized Debtors, and without limiting the power or authority of the Reorganized Debtors following the Effective Date to take any and all such actions as may be permitted or required by applicable nonbankruptcy law, the Reorganized Debtors are authorized, as of the Effective Date, to: (i) maintain, amend or revise existing employment, retirement, welfare, incentive, severance, indemnification and other agreements with their active directors, officers and employees, subject to the terms and conditions of any such agreement; (ii) enter into new employment, retirement, welfare, incentive, severance, indemnification and other agreements for active and retired employees; and (iii) make the initial grants under the Management Option Plan. Pursuant to the employment contract for Mr. Curran, which was approved by this Court on June 21, 2001, Mr. Curran shall be paid a Reorganization Bonus of $700,000 not later than ten (10) days after the Effective Date.

                  3.       Approval of Agreements Related to the New Common
                           Stock.

                  Pursuant to section 1142(b) of the Bankruptcy Code and the Reorganization Effectuation Statutes and without further action by the Bankruptcy Court or the stockholders or board of directors of any of the Reorganized Debtors, Reorganized ICG is authorized to execute and deliver the Registration Rights Agreement, which agreement shall be duly authorized, valid and binding and enforceable in accordance with their terms and the New Common Stock issued pursuant to such agreements, upon issuance, shall be duly authorized validly issued and fully paid and nonassessable.
                  4.       Approval of Exit Financing.

                  Pursuant to section 1142(b) of the Bankruptcy Code and the Reorganization Effectuation Statutes and without further action by the Bankruptcy Court or the stockholders or board of directors of any of the Reorganized Debtors, on the Effective Date, the Reorganized Debtors are authorized to execute and deliver those documents necessary or appropriate to obtain the New Senior Subordinated Term Loan and to take all such other actions and execute, deliver, record and file all such other agreements, instruments, financing statements, releases, applications, registration statements, reports and other documents, and any changes, additions and modifications thereto, as any of their Responsible Officers may determine are necessary or appropriate in connection with the consummation of the transactions contemplated by the issuance of the New Senior Subordinated Term Loan, including such documents and actions required by CCM and any other financial institutions that are parties to the New Senior Subordinated Term Loan, and also including the making of such filings, or the recording of any security interests, as may be required by the New Senior Subordinated Term Loan. Any actions taken or authorized to be taken by the Debtors or taken by the lenders under the New Senior Subordinated Term Loan to file and/or record financing statements or security interests required by the New Senior Subordinated Term Loan prior to the Effective Date are hereby approved and such filings, financing statements or security interests shall become immediately effective on the Effective Date. All cash necessary for the Reorganized Debtors to make payments pursuant to the Modified Plan shall be obtained from the Reorganized Debtors' cash balances and operations or the New Senior Subordinated Term Loan. Cash payments to be made pursuant to the Modified Plan shall be made by Reorganized ICG; provided, however, that the Debtors and the Reorganized Debtors shall be entitled to transfer funds between and among themselves as they determine to be necessary or appropriate to enable the Reorganized Debtors to satisfy its obligations under the Modified Plan. Any Intercompany Claims resulting from such transfers shall be accounted for and settled in accordance with the Debtors' historical intercompany account settlement practices.

                  5.       Approval of New Loan Documents.

                  Pursuant to section 1142(b) of the Bankruptcy Code and without further action by the Bankruptcy Court or the stockholders or board of directors of any of the Reorganized Debtors, on the Effective Date, the Reorganized Debtors are authorized and directed to execute and deliver those documents necessary or appropriate in connection with the issuance of the New Secured Notes, including without limitation, the New Credit Agreement, the New Security Agreement, UCC financing statements, the New Guarantees, the Subordination Agreement and such other of the New Loan Documents as are necessary and appropriate in connection with the consummation of the New Credit Facility. The Reorganized Debtors are further authorized and directed to grant security interests in and liens upon substantially all of their assets, in accordance with the terms of the New Security Agreement. Any actions taken or authorized to be taken by the Debtors or taken by the lenders under the New Credit Facility to file and/or record financing statements or security interests required by the New Credit Facility prior to the Effective Date are hereby approved and such filings, financing statements or security interests shall become immediately effective on the Effective Date. The New Loan Documents, and the Reorganized Debtors' obligations thereunder and in connection with the New Credit Facility are valid, legal and binding obligations of the Reorganized Debtors, enforceable in accordance with their terms.

                  The New Credit Facility, the terms thereof and the transactions contemplated thereby are the result of extensive arms' length, good faith negotiations among the parties thereto. The issuance of the New Secured Notes, the execution of each of the New Loan Documents, including without limitation, the New Guarantees, the granting of the security interests in and liens upon substantially all of the Reorganized Debtors' assets, the consummation of the transactions contemplated by the New Credit Facility in furtherance of the Modified Plan and the treatment of the Secured Lender Claims pursuant to the Modified Plan constitute a fair exchange of reasonable equivalent value, and none of the foregoing, individually or together, constitutes a fraudulent transfer or fraudulent conveyance under any applicable state or federal law.

                  Pursuant to section 1142(b) of the Bankruptcy Code and without further action by the Bankruptcy Court or the stockholders or board of directors of any of the Reorganized Debtors, on the Effective Date and at such other times as invoices shall be rendered to the Reorganized Debtors, the Reorganized Debtors are authorized and directed to pay (i) all legal and other fees payable under the Pre- Petition Credit Agreement, (ii) all legal and other fees payable pursuant to the Final Order Granting Adequate Protection and Authorizing Use of Cash Collateral Pursuant to Bankruptcy Code Sections 361, 362(d) and 363, dated December 19, 2000, and
(iii) all fees payable in connection with the negotiation and preparation of the New Loan Documents and any related documentation, in each case including all legal and other fees of Shearman & Sterling, Young Conaway Stargatt & Taylor, LLP, Deloitte & Touche and Impala Partners, LLC, that are then accrued and unpaid.

                  6. Approval of Executory Contract and Unexpired Lease Provisions and Related Procedures.

                  Except as otherwise modified herein, the Executory Contract and Unexpired Lease provisions of Article VII of the Modified Plan are specifically approved. Except as otherwise provided in the Modified Plan or in any contract, instrument, release or other agreement or document entered into in connection with the Modified Plan, on the Effective Date, pursuant to section 365 of the Bankruptcy Code, the applicable Debtor or Debtors shall assume each executory contact and unexpired lease to which a Debtor is a party, including those listed on Schedule 7.1 of the Modified Plan, unless such contract or lease (i) was previously assumed or rejected by such Debtor, (ii) previously expired or terminated pursuant to its own terms, or (iii) is listed on Schedule 7.3 of the Modified Plan as being an executory contract or unexpired lease to be rejected. To the extent that an executory contract or unexpired lease is not listed on Schedule 7.3, such executory contract or unexpired lease is assumed. Each contract and lease shall be assumed or rejected only to the extent that any such contract or lease constitutes an executory contract or unexpired lease. Listing a contract or lease on Schedule 7.3 to the Modified Plan shall not constitute an admission by a Debtor or Reorganized Debtor that such contract or lease is an executory contract or unexpired lease or that a Debtor or Reorganized Debtor has any liability thereunder.

                  As of the effective time of the applicable Restructuring Transaction, any Executory Contract or Unexpired Lease to be held by any Debtor or another surviving, resulting or acquiring corporation in the applicable Restructuring Transaction, shall be deemed assigned to the applicable entity, pursuant to section 365 of the Bankruptcy Code.

                  This Second Confirmation Order shall constitute an order approving the treatment of executory contracts and unexpired leases described in Article VII of the Modified Plan, pursuant to section 365 of the Bankruptcy Code, as of the Effective Date. The Debtors or the Reorganized Debtors shall provide notice to each party whose executory contract or unexpired lease is being assumed or assumed and assigned pursuant to the Modified Plan of (i) the contract or lease being assumed or assumed and assigned; (ii) the name of the proposed assignee, if any; (iii) the Cure, if any, that the applicable Debtor or Reorganized Debtor believes it (or its assignee) would be obligated to pay in connection with such assumption; and (iv) the procedures for such party to object to the assumption or assumption and assignment of the applicable contract or lease or the amount of the proposed Cure (the "Cure Amount Notice"). The Cure Amount Notice shall be in substantially the form attached hereto as Exhibit D and incorporated herein by reference and shall be served on each nondebtor party or parties to an Executory Contract or Unexpired Lease within 30 days after the Effective Date.

                  To the extent that such Claims constitute monetary defaults, the Cure associated with each executory contract and unexpired lease to be assumed or assumed and assigned pursuant to the Modified Plan shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, at the option of the Debtor or Reorganized Debtor assuming such contract or lease or the assignee of such Debtor or Reorganized Debtor, if any by Cure. If there is a dispute regarding (i) the amount of any Cure, (ii) the ability of the applicable Reorganized Debtor or any assignee to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed or
(iii) any other matter pertaining to assumption of such contract or lease, such party must File and serve on the Debtors or the Reorganized Debtors, as applicable, a written objection setting forth the basis for such dispute no later than 20 days after the date of service of the Cure Amount Notice. The Cure shall be made following the entry of a Final Order resolving the dispute and approving the assumption or assumption and assignment, as the case may be. If there is a dispute as to the amount of Cure or any requirement for adequate assurance of future performance that cannot be resolved consensually among the parties, the Debtors shall have the right to reject the contract or lease for a period of five (5) days after entry of a Final Order establishing a Cure amount in excess of that provided by the Debtors or any requirement for adequate assurance of future performance that is not acceptable to the Debtors.

                  If the nondebtor party to an Executory Contract or Unexpired Lease does not timely and properly object to the proposed Cure Amount Claim identified in a Cure Amount Notice, the proposed amount shall become the final Allowed Cure Amount Claim without further action by the Bankruptcy Court, the Debtors or the Reorganized Debtors, and the Proposed Cure Amount Claim shall be paid or satisfied in accordance with the Modified Plan and this Second Confirmation Order. Until a Cure Amount Claim becomes Allowed in accordance with the procedures set forth in this Section III.D.5 and the Cure Amount Notice, such Claim shall be treated as a Disputed Claim for purposes of making distributions under the Modified Plan.

                  Reorganized ICG shall provide standard and customary indemnification for all officers and directors (as of the Petition Date and thereafter) for all actions or events occurring after the Petition Date. Except as provided below, Indemnification Obligations to present and former officers and directors for actions or events occurring prior to the Petition Date is limited to director and officer liability insurance coverage. Reorganized ICG shall indemnify present and former officers and directors for all legal fees and expenses and shall advance all such fees and expenses, as well as any insurance deductibles (if applicable), related to any claims or lawsuits for any actions or events occurring prior to the Petition Date.

                  The obligations of each Debtor or Reorganized Debtor to indemnify members of the Special Committee, including for actions or events occurring prior to the Petition Date, are deemed and treated as executory contracts that are assumed by Reorganized ICG pursuant to the Modified Plan and section 365 of the Bankruptcy Code as of the Effective Date. Accordingly, such indemnification obligations shall survive and be unaffected by entry of this Second Confirmation Order, irrespective of whether such indemnification is owed for an act or event occurring before or after the Petition Date. Reorganized ICG shall reimburse the Special Committee and its members for all legal fees and expenses incurred by them in connection with the Chapter 11 Cases and the Modified Plan.

                  The obligations of each Debtor or Reorganized Debtor to indemnify any present or former professionals or advisors of the Debtors arising out of acts that occurred prior to the Petition Date, including without limitation, accountants, auditors, financial consultants, underwriters, or attorneys, are deemed and treated as Executory Contracts that are rejected by the applicable Debtor pursuant to the Modified Plan and section 365 of the Bankruptcy Code, as of the Effective Date, and any Claims arising from such indemnification obligations (including any rejection damage claims) shall be subject to the bar date provisions of
Section III.C above.

                  7.       Distribution Record Date.

                  The Distribution Record Date shall be September 1, 2002. The Distribution provisions of the Modified Plan shall be, and hereby are, approved. The Debtors and the Disbursing Agent, as the case may be, shall make all Distributions required under the Modified Plan.

                  As of the close of business on the Distribution Record Date, the respective transfer registers for the Old Notes, as maintained by the Debtors or the Indenture Trustees, shall be closed. The applicable Disbursing Agent shall have no obligation to recognize the transfer or sale of any Old Note Claim that occurs after the close of business on the Distribution Record Date and shall be entitled for all purposes herein to recognize and make distributions only to those holders of Old Note Claims that are holders of such Claims as of the close of business on the Distribution Record Date.

         E.       SUBSTANTIVE CONSOLIDATION OF THE HOLDINGS
                  DEBTORS AND SERVICES DEBTORS.

                  The substantive consolidation of the Estates that comprise the Holdings Debtors and the Estates that comprise the Services Debtors for the purpose of implementing the Modified Plan, including for purposes of voting, Confirmation and distributions to be made under the Modified Plan, is approved. Accordingly, for purposes of implementing the Modified Plan, on the Effective Date (a) all assets and liabilities of each of the Holdings Debtors shall be deemed merged or treated as though they were merged into and with the assets and liabilities of ICG; (b) all assets and liabilities of each of the Services Debtors shall be deemed merged or treated as though they were merged into and with the assets and liabilities of ICG Services, Inc.; (c) no distributions shall be made under the Modified Plan on account of Intercompany Claims among the Debtors; (d) no distributions shall be made under the Modified Plan on account of Subsidiary Interests; and (e) all guarantees of the Debtors of the obligations of any other Debtor shall be deemed eliminated so that any claim against any Debtor and any guarantee thereof executed by any other Debtor and any joint or several liability of any of the Debtors shall be deemed to be one obligation of the consolidated Debtors. The substantive consolidation of the Debtors (other than for the purpose of implementing the Modified Plan) shall not affect (i) the legal and corporate structures of Reorganized ICG, subject to the right of the Debtors or Reorganized ICG to effect Restructuring Transactions as provided in Article V of the Modified Plan; (ii) Intercompany Claims; (iii) Subsidiary Interests, and
(iv) pre and post Commencement Date guarantees that are required to be maintained (x) in connection with executory contracts or unexpired leases that have been or will be assumed, or (y) pursuant to the Modified Plan.

         F.       ACTIONS IN FURTHERANCE OF THE MODIFIED PLAN.

                  The approvals and authorizations specifically set forth in this Second Confirmation Order are nonexclusive and are not intended to limit the authority of any Debtor or Reorganized Debtor or any officer thereof to take any and all actions necessary or appropriate to implement, effectuate and consummate any and all documents or transactions contemplated by the Modified Plan or this Second Confirmation Order. In addition to the authority to execute and deliver, adopt or amend, as the case may be, the contracts, leases, instruments, releases and other agreements specifically granted in this Second Confirmation Order, the Debtors and the Reorganized Debtors are authorized and empowered, without action of their respective stockholders or boards of directors, to take any and all such actions as any of their Responsible Officers may determine are necessary or appropriate to implement, effectuate and consummate any and all documents or transactions contemplated by the Modified Plan or this Second Confirmation Order. Pursuant to section 1142 of the Bankruptcy Code and the Reorganization Effectuation Statutes, no action of the stockholders or boards of directors of the Debtors or the Reorganized Debtors shall be required for the Debtors or Reorganized Debtors to: (1) enter into, execute and deliver, adopt or amend, as the case may be, any of the contracts, leases, instruments, releases and other agreements or documents and plans to be entered into, executed and delivered, adopted or amended in connection with the Modified Plan and, following the Effective Date, each of such contracts, leases, instruments, releases and other agreements shall be a legal, valid and binding obligation of the applicable Reorganized Debtor, enforceable against such Reorganized Debtor in accordance with its terms subject only to bankruptcy, insolvency and other similar laws affecting creditors' rights generally, and subject also to general equitable principles; (2) issue shares of New Common Stock pursuant to the Modified Plan, including upon exercise of the New Holdings Creditors Warrants, Management Options, New Nominal Warrants or Fee Warrants and, upon issuance, all such shares of New Common Stock shall be duly authorized, validly issued and fully paid and nonassessable shares of New Common Stock of Reorganized ICG; or (3) authorize the Reorganized Debtors to engage in any of the activities set forth in this paragraph or otherwise contemplated by the Modified Plan. Each of the Responsible Officers of each Debtor and Reorganized Debtor is authorized to execute, deliver, file or record such contracts, instruments, financing statements, releases, mortgages, deeds, assignments, leases, applications, registration statements, reports or other agreements or documents and take such other actions as such officer may determine are necessary or appropriate to effectuate or further evidence the terms and conditions of the Modified Plan, this Second Confirmation Order and any and all documents or transactions contemplated by the Modified Plan or this Second Confirmation Order, all without further application to or order of the Bankruptcy Court and whether or not such actions or documents are specifically referred to in the Modified Plan, the Disclosure Statement, the Supplement, this Second Confirmation Order or the exhibits to any of the foregoing, and the signature of a Responsible Officer on a document executed in accordance with this Section III.F shall be conclusive evidence of the Responsible Officer's determination that such document and any related actions are necessary and appropriate to effectuate or further evidence the terms and conditions of the Modified Plan, this Second Confirmation Order or other documents or transactions contemplated by the Modified Plan or this Second Confirmation Order. The Secretary or any Assistant Secretary of each Debtor or Reorganized Debtor is authorized to verify or attest to any of the foregoing actions. Pursuant to section 1142 of the Bankruptcy Code and the Reorganization Effectuation Statutes, to the extent that, under applicable nonbankruptcy law, any of the foregoing actions otherwise would require the consent or approval of the stockholders or the boards of directors of any of the Debtors or Reorganized Debtors, this Second Confirmation Order shall constitute such consent or approval, and such actions are deemed to have been taken by unanimous action of the stockholders and directors of the appropriate Debtor or Reorganized Debtor.

         G.       RELEASES AND INDEMNIFICATION.

                  The release and indemnification provisions contained in the Modified Plan are approved in all respects. As further provided in
Section III.H below, the commencement or prosecution by any entity, whether directly, derivatively or otherwise, of any claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities released pursuant to Section 5.12 of the Modified Plan are permanently enjoined.

         H.       DISCHARGE, TERMINATION, INJUNCTION AND
                  SUBORDINATION RIGHTS.

                  1. Discharge of Claims and Satisfaction and Termination of Interests.

                  Except as provided in the Modified Plan or in this Second Confirmation Order, all consideration distributed under the Modified Plan shall be in exchange for and in complete satisfaction, settlement, discharge and release of all Claims of any nature whatsoever against the Debtors or any of their assets or properties, and, regardless of whether any property shall have been distributed or retained pursuant to the Modified Plan on account of such Claims, upon the Effective Date, the Debtors, and each of them, shall (i) be discharged and released under section 1141(d)(1)(A) of the Bankruptcy Code from any and all Claims, including, but not limited to, demands and liabilities that arose before the Confirmation Date, and all debts of the kind specified in section 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (A) a proof of Claim based upon such debt is filed or deemed filed under section 501 of the Bankruptcy Code, (B) a Claim based upon such debt is Allowed under section 502 of the Bankruptcy Code or (C) the holder of a Claim based on such debt accepted the Modified Plan; and (ii) terminate all ICG Interests.

                  In accordance with the foregoing, except as provided in the Modified Plan or in this Second Confirmation Order, this Second Confirmation Order constitutes a judicial determination, as of the Effective Date, of a discharge of all Claims and other debts and liabilities against the Debtors and termination of all ICG Interests and other rights of equity security holders in the Debtors, pursuant to sections 524 and 1141 of the Bankruptcy Code, and such discharge shall void any judgment obtained against a Debtor at any time, to the extent that such judgment relates to a discharged Claim or terminated Interest.

                  2.       Injunctions.

                  Except as provided in the Modified Plan or this Second Confirmation Order, as of the Effective Date, all entities that have held, currently hold or may hold a Claim or other debt or liability that is discharged or an Interest or other right of an equity security holder that is terminated pursuant to the terms of the Modified Plan are permanently enjoined from taking any of the following actions against the Debtors, Reorganized Debtors or their property on account of any such discharged Claims, debts or liabilities or terminated Interests or rights: (i) commencing or continuing in any manner or in any place any action or other proceeding; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (iii) creating, perfecting or enforcing any lien or encumbrance; (iv) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to the Debtors; and (v) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Modified Plan.

                  As of the Effective Date, all entities that have held, currently hold or may hold a Claim, demand, debt, right, cause of action or liability that is released pursuant to the Modified Plan are permanently enjoined from taking any of the following actions against any released entity or its property on account of such released Claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities: (i) commencing or continuing in any manner any action or other proceeding; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (iii) creating, perfecting or enforcing any lien or encumbrance; (iv) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to any released entity and (v) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Modified Plan.

                  By accepting distribution pursuant to the Modified Plan, each holder of an Allowed Claim or an Allowed Interest receiving distributions pursuant to the Modified Plan shall be deemed to have specifically consented to the injunctions set forth above.

                  3.       Releases and Satisfaction of Subordination Rights.

                  All Claims of the holders of the Secured Lender Claims and the Old Note Claims against the Debtors and all rights and claims between or among such holders relating in any manner whatsoever to any claimed subordination rights or rights to assert Claims that are owned by any of the Debtors or their Estates against any other Debtor or third party, shall be deemed satisfied by the distributions under, described in, contemplated by, and/or implemented in Section 3.3 of the Modified Plan. Distributions under, described in, contemplated by, and/or implemented by the Modified Plan to the various Classes of Claims under the Modified Plan shall not be subject to levy, garnishment, attachment or like legal process by any Claim holder, including but not limited to, holders of Secured Lender Claims and Old Note Claims by reason of any claimed subordination rights or otherwise, so that each Claim holder shall have and receive the benefit of the distributions in the manner set forth in the Modified Plan.

                  4.       Exculpation

                  None of the Debtors, the Reorganized Debtors, the Creditors' Committee, the Claims Resolution Committee, the Indenture Trustees, or the Prepetition Secured Lenders, nor any of their respective present or former members, officers, directors, employees, advisors, or attorneys shall have or incur any liability to any holder of a Claim or an Interest, or any other party in interest, or any of their respective agents, employees, representatives, financial advisors, attorneys, or affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Case, formulating, negotiating or implementing the Modified Plan, the solicitation of acceptances of the Modified Plan, the pursuit of confirmation of the Modified Plan, the confirmation of the Modified Plan, the consummation of the Modified Plan, or the administration of the Modified Plan or the property to be distributed under the Modified Plan, except for their gross negligence or willful misconduct, and in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under the Modified Plan.
Section 12.11(b) of the Modified Plan is hereby stricken.

                  Reorganized ICG shall indemnify each Person exculpated pursuant to Section 12.11 of the Modified Plan against, hold each such Person harmless from, and reimburse each such Person for, any and all losses, costs, expenses (including attorneys' fees and expenses), liabilities and damages sustained by such Person arising from any liability described in Section 12.11 of the Modified Plan.

                  Such exculpation and limitation on liability shall not, however, limit, abridge, or otherwise affect the rights, if any, of the Reorganized Debtors to enforce, sue on, settle, or compromise the Litigation Claims retained pursuant to Sections 5.8 and 5.9 of the Modified Plan.

         I.       RESOLUTION OF CERTAIN OBJECTIONS

                  Notwithstanding anything in the Modified Plan or this Second Confirmation Order to the contrary, to the extent that there is any inconsistency between the terms of the Modified Plan or this Second Confirmation Order and that certain Confidential Settlement Agreement and Mutual Release (the "Settlement Agreement") between and among the Debtors and Southwestern Bell Telephone, L.P., d/b/a Southwestern Bell Telephone Company, Ameritech (composed of Illinois Bell Telephone Company d/b/a Ameritech Illinois, Indiana Bell Telephone Company Incorporated d/b/a Ameritech Indiana, Michigan Bell Telephone Company d/b/a Ameritech Michigan, The Ohio Bell Telephone Company d/b/a Ameritech Ohio, Wisconsin Bell, Inc., d/b/a Ameritech Wisconsin) and Pacific Bell Telephone Company approved by this Court on May 1, 2002 and entered of record May 2, 2002 [Docket No. 1437], the terms of the Settlement Agreement shall govern.

                  Notwithstanding anything in the Modified Plan or this Second Confirmation Order to the contrary, the Debtors or the Reorganized Debtors will pay any undisputed Priority Tax Claims of the Missouri Department of Revenue and the Tennessee Department of Revenue on or about the Effective Date. The Debtors or the Reorganized Debtors have resolved the objection of Bexar County by agreeing to pay a portion of Bexar County's Other Secured Claim on or about the Effective Date and by paying the remainder of such claim on a quarterly schedule at an agreed upon interest rate.

                  Notwithstanding anything in the Modified Plan or this Second Confirmation Order to the contrary, (i) sections 12.9 and 12.10 of the Modified Plan, as well as any other similar or applicable language or provisions herein, do not in any way affect, alter or preclude Genuity's setoff or recoupment rights, however arising or asserted now or in the future in the Colorado Action (as defined in Genuity's objection) and (ii) sections 12.9 and 12.10 of the Modified Plan, as well as any other similar or applicable language or provisions in this Second Confirmation Order, do not prohibit Genuity from continuing to prosecute its counterclaims and its affirmative defenses against the Debtors in the Colorado Action, provided that Genuity's right to collect on any judgment rendered in Colorado Action is governed by the Modified Plan provisions regarding distributions to holders of Allowed prepetition Claims.

                  Notwithstanding anything in the Modified Plan or this Second Confirmation Order to the contrary, the Debtors or the Reorganized Debtors shall pay fifty percent (50%) of the amount set forth in the proof of claim filed by the Texas Comptroller on or about the Effective Date in complete and full satisfaction of such claim.

                  Notwithstanding anything in the Modified Plan or this Second Confirmation Order to the contrary, to the extent that the Claim of the County of San Diego is found to be an Allowed Claim, the Debtors or the Reorganized Debtors shall pay such claim on a quarterly basis over a three-year period at an agreed upon interest rate. County of San Diego shall retain any liens provided for by applicable state law (if any). The Debtors and County of San Diego have agreed to certain remedies in the event of default.

                  Notwithstanding anything in the Modified Plan or this Second Confirmation Order to the contrary, to the extent that the Internal Revenue Service is found to have an Allowed Priority Tax Claim under applicable law, the interest rate applicable to such Claim shall be 7%. The Internal Revenue Service shall retain any setoff rights to which it is entitled under the Bankruptcy Code.

         J.       PAYMENT OF STATUTORY FEES.

                  On or before the Effective Date, the Debtors shall pay all fees payable pursuant to 28 U.S.C. ss. 1930 and shall continue to pay such fees as they come due after the Effective Date until a final decree is entered closing the Reorganization Cases in accordance with section 350(a) of the Bankruptcy Code and Bankruptcy Rule 3022.

         K.       SUBSTANTIAL CONSUMMATION.

                  The substantial consummation of the Modified Plan, within the meaning of section 1127 of the Bankruptcy Code, is deemed to occur on the Effective Date.

         L.       RETENTION OF JURISDICTION.

                  Notwithstanding the entry of this Second Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain such jurisdiction over the Reorganization Cases after the Effective Date as is legally permissible, including jurisdiction over the matters set forth in Article XI of the Modified Plan, which provisions are incorporated herein by reference.

         M.       NOTICE OF ENTRY OF SECOND CONFIRMATION ORDER.

                  Pursuant to Bankruptcy Rules 2002(f)(7) and 3020(c), the Debtors or the Reorganized Debtors are directed to serve a notice of the entry of this Confirmation Order and the establishment of bar dates for certain Administrative Claims hereunder, substantially in the form of Exhibit E attached hereto and incorporated herein by reference (the "Confirmation Notice"), on all parties that received notice of the Confirmation Hearing, no later than 15 days after the Effective Date; provided, however, that the Debtors or the Reorganized Debtors shall be obligated to serve the Confirmation Notice only on the record holders of Claims or Interests as of the Confirmation Date.

                  1. The Debtors are directed to publish the Confirmation Notice once in the national edition of The Wall Street Journal and in the daily edition of The Denver Post no later than 30 days after the Effective Date.
                  2. The Court hereby retains exclusive jurisdiction over any dispute regarding the release of funds from the escrow created under the Escrow Agreement.

Dated: September __, 2002




                                            ------------------------------------
                                            UNITED STATES BANKRUPTCY JUDGE




                                 EXHIBIT A
             SECOND AMENDED JOINT PLAN OF REORGANIZATION OF ICG
                            COMMUNICATIONS, INC.




                                 EXHIBIT B
                    MODIFICATION TO SECOND AMENDED JOINT
             PLAN OF REORGANIZATION OF ICG COMMUNICATIONS, INC.




                                 EXHIBIT C
                         REJECTION BAR DATE NOTICE




                                 EXHIBIT D
                             CURE AMOUNT NOTICE




                                 EXHIBIT E
                            CONFIRMATION NOTICE




                                 EXHIBIT F
                     INITIAL BOARD OF DIRECTORS OF ICG

                                                                      EXHIBIT M

                         FORM OF PLAN MODIFICATION




                   IN THE UNITED STATES BANKRUPTCY COURT

                        FOR THE DISTRICT OF DELAWARE


- - - - - - - - - - - - - - - - - - - - - -x
                                            :     Chapter 11
In re                                       :
                                            :     Case No. 00-4238 (PJW)
ICG COMMUNICATIONS, INC.                    :
      et al.,                               :     Jointly Administered
      -- --                                 :
                                            :
                    Debtors.                :
                                            :
- - - - - - - - - - - - - - - - - - - - - --x

       MODIFICATION TO SECOND AMENDED JOINT PLAN OF REORGANIZATION OF
                      ICG COMMUNICATIONS, INC., ET AL.

Dated as of July 26, 2002

         The Second Amended Joint Plan of Reorganization of ICG
Communications, Inc., et. al. dated as of April 3, 2002, is hereby modified by this Modification dated as of July 26, 2002 (this "Plan Modification") by ICG Communications, Inc. ("ICG") and certain of its affiliates
(collectively, the "Affiliate Debtors"), debtors and debtors-in-possession in the above-captioned cases (collectively, the "Debtors," or the "Company"), pursuant to 11 U.S.C.ss.1127(a), as follows:

         1. Section 1.4 is amended and restated in its entirety as follows:

         "Ballots" means each of the ballot forms distributed with the Supplement to holders of Impaired Claims entitled to vote as specified in Section 4.1 of this Plan, in connection with the solicitation of acceptances of the Plan.

         2. Section 1.31 is amended and restated in its entirety as follows:

         "Dilution" means dilution subsequent to the Effective Date (a) from exercise of the New Holdings Creditor Warrants, (b) to the extent necessary to give effect to the exercise of the Management Options, (c) from the exercise of the Fee Warrants (d) from the exercise of the New Nominal Warrants, or (e) otherwise as a result of the issuance of common shares, implementation of other management incentive programs or other action taken by the board of directors of Reorganized ICG.

         3. Section 1.40 is amended and restated in its entirety as follows:

         "Exit Financing" means the financing obtained by Reorganized ICG on the Effective Date pursuant to the New Senior Subordinated Term Loan.

         4. A new Section 1.41(a) is added as follows:

         "Fee Warrants" means the warrants to purchase 200,000 New Common Shares with the terms and conditions set forth in Plan Exhibits H-2 and H-3, to be issued on the Effective Date by Reorganized ICG to the lenders under the New Senior Subordinated Term Loan in connection with the Exit Financing.

         5. Section 1.54 is amended and restated in its entirety as follows:

         "Management Option Plan" means the option plan to be adopted by Reorganized ICG pursuant to Section 5.6 of this Plan, in substantially the form of Plan Exhibit C-1.

         6. Section 1.58 ("New Convertible Notes") is deleted in its entirety and replaced with "Intentionally Omitted" and all references to the New Convertible Notes are deemed removed from the Plan.

         7. Section 1.59 is amended and restated in its entirety as follows:

         "New Holdings Creditor Warrants" means the warrants to purchase 800,000 New Common Shares with terms and conditions set forth on Plan Exhibit D-1, to be issued on the Effective Date by Reorganized ICG pursuant to Section 5.5 of this Plan for distribution to holders of Allowed Claims in Class H-4, if Class H-4 accepts the Plan pursuant to Section 3.3(b) of this Plan.

         8. A new Section 1.59(a) is added as follows:

         "New Nominal Warrants" means the warrants to purchase five percent (5%) of the New Common Shares with terms and conditions set forth on Plan Exhibit H-4, to be issued on the Effective Date by Reorganized ICG to the lenders under the New Senior Subordinated Term Loan in connection with the Exit Financing.

         9. Section 1.60 is amended and restated in its entirety as follows:

         "New Secured Notes" means the secured promissory notes to be issued on the Effective Date by Reorganized ICG pursuant to
         Section 5.5 of this Plan for distribution to holders of Allowed Claims in Class S-5, with the terms and conditions set forth on Plan Exhibit E-1.

         10. Section 1.61 is amended and restated in its entirety as follows:

         "New Securities" means, collectively, the Management Options, the New Common Shares, New Holdings Creditor Warrants, and New Secured Notes.

         11. Section 1.62 is amended and restated in its entirety as follows:


         "New Senior Subordinated Term Loan" means the new senior subordinated term loan made on the Effective Date to Reorganized ICG in the principal amount of $25 million, to be arranged by Cerberus Capital Management L.P., as contemplated by Section 5.15 of this Plan, with the terms and conditions set forth in Plan Exhibit H-1.

         12. Section 1.81 is amended and restated in its entirety as follows:

         "Plan" means this Chapter 11 reorganization plan and all exhibits annexed hereto or referenced herein, as modified by the Plan Modification, as the same may be amended, modified or supplemented from time to time.

         13. A new Section 1.81(a) is added as follows:

         "Plan Modification" means the Modification to the Plan, dated as of July 26, 2002.

         14. Section 1.82 is amended and restated in its entirety as follows:

         "Plan Exhibit" means any exhibit or schedule attached to the Plan or the Plan Modification.

         15. Section 1.91 is amended and restated in its entirety as follows:

         "Registration Rights Agreement" means the agreement to be entered into between Reorganized ICG and certain holders of General Unsecured Claims with respect to rights of registration as to the New Common Shares, in substantially the form set forth in Plan Exhibit F-1.

         16. A new Section 1.108(a) is added as follows:

         "Supplement" means that certain Supplement to Disclosure Statement With Respect to Second Amended Joint Plan of Reorganization of ICG Communications, Inc., et al., Regarding Modification, dated as of August __, 2002, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code and Fed. R. Bankr. P. 3018.

         17. Section 5.3 is amended and restated in its entirety as follows:

         Certificates of Incorporation and By-laws

         The certificate or articles of incorporation and by-laws of each Debtor shall be amended as necessary to satisfy the conditions of the Plan and the Bankruptcy Code and shall include, among other things, pursuant to section 1123(a)(6) of the Bankruptcy Code, a provision prohibiting the issuance of non-voting equity securities, but only to the extent required by section 1123(a)(6) of the Bankruptcy Code. The amended Certificate of Incorporation and By-laws of Reorganized ICG shall be in substantially the form attached to the Plan as Plan Exhibits A-1 and B-1, respectively.

         18. Section 5.5 is amended and restated in its entirety as follows:

         Issuance of New Securities

         On the Effective Date, Reorganized ICG shall issue for distribution in accordance with the terms of the Plan: (a) $59,573,934.83 in principal amount of New Secured Notes to holders of Allowed Claims in Class S-5; (b) eight (8) million shares of New Common Shares to the holders of Allowed Claims in Classes H-4 and S-4; and (c) the New Holdings Creditor Warrants to holders of Allowed Claims in Class H-4 if Class H-4 accepts the Plan. The issuance of all of the New Securities, and the distribution thereof shall be exempt from registration under applicable securities laws pursuant to section 1145 of the Bankruptcy Code. Without limiting the effect of section 1145 of the Bankruptcy Code, on the Effective Date, Reorganized ICG will enter into a Registration Rights Agreement with each Allowed Class H-4 or S-4 Claim holder (a) who by virtue of holding New Common Shares and/or its relationship with Reorganized ICG could reasonably be deemed to be an "underwriter" or "affiliate" (as such terms are used within the meaning of applicable securities laws) of Reorganized ICG, and (b) who requests in writing that Reorganized ICG execute such agreement. The Registration Rights Agreements may contain certain demand and piggyback registration rights for the benefit of the signatories thereto. The Registration Rights Agreement shall be in substantially the form set forth in Plan Exhibit F-1. After the Effective Date, Reorganized ICG shall use reasonable efforts to have the New Common Shares listed for trading on a national securities exchange.

         19. Section 5.7 is amended and restated in its entirety as follows:

               (a) Appointment. The existing senior officers of ICG shall serve initially in the same capacities after the Effective Date for Reorganized ICG. The initial board of directors of Reorganized ICG shall consist of five (5) directors. Cerberus Capital Management, L.P. ("CCM") shall be entitled to appoint two (2) directors; W.R. Huff Asset Management Co., L.L.C. ("Huff") shall be entitled to appoint two (2) directors, and the Chief Executive Officer shall be a director. All of the selected directors shall be reasonably acceptable to the Chief Executive Officer and the Creditors' Committee. The Chief Executive Officer shall be Chairman of the board of directors. The Persons designating the board members shall file with the Bankruptcy Court and give to ICG written notice of the identities of such members no later than three (3) Business Days before the date of the Confirmation Hearing.

               (b) Terms. Reorganized ICG board members shall have staggered terms, with the Chief Executive Officer's initial term being for one
         (1) year; one director selected by Huff and one selected by CCM each having an initial term of two (2) years; and one director selected by Huff and one selected by CCM each having an initial term of three
         (3) years.

               (c) Vacancies. Until the first annual meeting of shareholders of Reorganized ICG after the Effective Date, any vacancy in the directorship shall be filled by a person designated by such director (or the entity that originally designated such director) as a replacement to serve out the remainder of the applicable term.

         20. Section 5.15 is amended and restated in its entirety as follows:

         Exit Financing

              On the Effective Date, Reorganized ICG shall enter into all necessary and appropriate documentation to obtain the Exit Financing. Specifically, on the Effective Date, Reorganized ICG shall enter into the $25 million New Senior Subordinated Term Loan, and in connection therewith shall issue the Fee Warrants. The proceeds of the Senior Subordinated Term Loan shall be utilized to repay $25 million of the Secured Lender Claims. In connection therewith, Reorganized ICG shall also issue to the lenders under the New Senior Subordinated Term Loan the New Nominal Warrants. The issuance of the New Senior Subordinated Term Loan and the notes distributed on account thereof, as well as the New Nominal Warrants and the Fee Warrants, shall not be exempt from registration under applicable securities laws pursuant to section 1145 of the Bankruptcy Code, and, accordingly, such securities will either have to be registered under the Securities Act or be issued and distributed pursuant to an exemption from registration other than under section 1145 of the Bankruptcy Code.

         21. Section 10.1 is amended and restated in its entirety as follows:

         Conditions to Confirmation

              The following are conditions precedent to the occurrence of the Confirmation Date: (a) the entry of an order finding that the Disclosure Statement and the Supplement together contain adequate information pursuant to section 1125 of the Bankruptcy Code and (b) the proposed Confirmation Order shall be in form and substance reasonably acceptable to the Debtors and majority of the members of the Creditors' Committee that vote in favor of the Plan.

         22. Section 10.2 is amended and restated in its entirety as follows:

         Conditions to Effective Date

              The following are conditions precedent to the occurrence of the Effective Date, each of which must be satisfied or waived in accordance with Section 10.3 of this Plan:

                     (a) The Confirmation Order shall have been entered and
              there shall not be in effect any stay of its effectiveness; the Confirmation Order shall be in form and substance reasonably satisfactory to the Debtors and the majority of the members of the Creditors' Committee that vote in favor of the Plan; and the Confirmation Order shall:

                            (i) provide that the Debtors and Reorganized
                    Debtors are authorized and directed to take all actions necessary or appropriate to enter into, implement and consummate the contracts, instruments, releases, leases, indentures and other agreements or documents created in connection with the Plan or the Restructuring Transactions;

                            (ii) authorize the issuance of New Securities;

                            (iii) provide that the New Securities issued
                    under the Plan in exchange for Claims against the Debtors are exempt from registration under the Securities Act of 1933 pursuant to section 1145 of the Bankruptcy Code, except to the extent that holders of the New Securities are "issuers" or "underwriters," as those terms are defined in section 1145 of the Bankruptcy Code; and

                            (iv) find that upon consummation of the
                    transactions contemplated by the Plan, the Reorganized Debtors will be able to pay their obligations as they become due in the ordinary course of business and that the Reorganized Debtors' assets exceed their liabilities.

                     (b) The Debtors shall have delivered to Royal Bank of
              Canada as agent for the lenders under the Pre-Petition Credit Agreement and to the agent under the New Senior Subordinated Term Loan an officer's certificate certifying as to the truth of certain representations and warranties contained in, and the Debtors' compliance with certain covenants in, the New Secured Notes and the Senior Subordinated Term Loan, from July 25, 2002 through the Effective Date.


         23. Plan Exhibit A ("Form of Articles of Incorporation of Reorganized ICG") is deleted in its entirety and replace with Plan Exhibit A-1 attached hereto.

         24. Plan Exhibit B ("Form of By-laws of Reorganized ICG") is deleted in its entirety and replace with Plan Exhibit B-1 attached hereto.

         25. Plan Exhibit C ("Form of Management Option Plan") is deleted in its entirety and replaced with Plan Exhibit C-1 attached hereto, which is the "ICG Communications, Inc. Year 2002 Stock Option Plan."

         26. Plan Exhibit D ("Termsheet for New Holdings Creditor Warrants") is deleted in its entirety and replaced with Plan Exhibit D-1 attached hereto, which is the "Warrant Agreement".

         27. Plan Exhibit E ("Term Sheet for New Secured Notes") is deleted in its entirety and replaced with Plan Exhibit E-1 attached hereto, which is the "Credit Agreement for New Secured Notes."

         28. Plan Exhibit F ("Form of Registration Rights Agreement") is deleted in its entirety and replaced with Plan Exhibit F-1 attached hereto, which is the "Registration Rights Agreement."

         29. Plan Exhibit G ("Commitment Letter and Termsheet for New Convertible Notes") is deleted in its entirety and replaced with "Intentionally Omitted" and all references to such exhibit are deemed removed from the Plan.

         30. Plan Exhibit H ("Commitment Letter and Termsheet for New Senior Subordinated Term Loan") is deleted in its entirety and replaced with Plan Exhibit H-1 attached hereto, which is the "Note and Warrant Purchase Agreement."

         31. A new Plan Exhibit H-2 ("Madeleine Fee Warrant") is added (attached hereto as Plan Exhibit H-2).

         32. A new Plan Exhibit H-3 ("Morgan Stanley Fee Warrant") is added (attached hereto as Plan Exhibit H-3).

         33. A new Plan Exhibit H-4 ("New Nominal Warrants") is added (attached hereto as Plan Exhibit H-4).

         34. A new Plan Exhibit I ("Escrow Agreement") is added (attached hereto as Plan Exhibit I).

         35. A new Plan Exhibit J ("Huff Side Letter") is added (attached hereto as Plan Exhibit J).

         36. A new Plan Exhibit K ("Subsidiary Guarantee") is added (attached hereto as Plan Exhibit K).


Dated:   Wilmington, Delaware
         July 26, 2002



                                            Timothy R. Pohl
                                            Rena M. Samole
                                            SKADDEN, ARPS, SLATE,
                                                 MEAGHER & FLOM (ILLINOIS)
                                            333 West Wacker Drive
                                            Chicago, Illinois 60606

                                                     - and -

                                            -----------------------------------
                                            Gregg M. Galardi
                                            SKADDEN, ARPS, SLATE,
                                                 MEAGHER & FLOM LLP
                                            One Rodney Square
                                            P.O. Box 636
                                            Wilmington, Delaware 19899

                                            Attorneys for Debtors-in-Possession

                                                               PLAN EXHIBIT A-1

             FORM OF ARTICLES OF INCORPORATION OF REORGANIZED ICG
             ----------------------------------------------------

                                                               PLAN EXHIBIT B-1

                      FORM OF BY-LAWS OF REORGANIZED ICG
                      ----------------------------------

                                                               PLAN EXHIBIT C-1

                      ICG COMMUNICATIONS, INC. YEAR 2002
                      ----------------------------------
                              STOCK OPTION PLAN
                              -----------------

                                                               PLAN EXHIBIT D-1

                              WARRANT AGREEMENT
                              -----------------

                                                               PLAN EXHIBIT E-1

                    CREDIT AGREEMENT FOR NEW SECURED NOTES
                    --------------------------------------

                                                               PLAN EXHIBIT F-1

                        REGISTRATION RIGHTS AGREEMENT
                        -----------------------------

                                                               PLAN EXHIBIT H-1

                               NOTE AND WARRANT
                              PURCHASE AGREEMENT

                                                               PLAN EXHIBIT H-2

                            MADELEINE FEE WARRANT
                            ---------------------

                                                               PLAN EXHIBIT H-3

                          MORGAN STANLEY FEE WARRANT
                          --------------------------

                                                               PLAN EXHIBIT H-4

                             NEW NOMINAL WARRANTS
                             --------------------

                                                                PLAN EXHIBIT I

                               ESCROW AGREEMENT
                               ----------------

                                                                 PLAN EXHIBIT J

                               HUFF SIDE LETTER
                               ----------------

                                                                PLAN EXHIBIT K

                             SUBSIDIARY GUARANTEE
                             --------------------